S-K 1300 PRELIMINARY FEASIBILITY STUDY &
TECHNICAL REPORT SUMMARY

YERINGTON COPPER PROJECT

FOR

LION COPPER AND GOLD

PREPARED BY

Lion Copper and Gold 143 South Nevada St. Yerington, NV 89447 775.463.9600

Samuel Engineering, Inc. 8450 East Crescent Pkwy. Ste. 200 Greenwood Village, CO 80111-2816 303.714.4840

AGP Mining Consultants, Inc. 132 Commerce Park Dr., Unit K #246 Barrie, Canada L4N 0Z7 416.239.6777

NewFields 19540 Maroon Circle, Ste. 300 Englewood, CO 80112 720.508.3300

Qualified Persons:

Michael McGlynn, SME-RM, Samuel Engineering	Marie-Hélène Paré, SME-RM, GSI Environmental Inc.
Steve Pozder, P.E., Samuel Engineering	Tim Maunula, P.Geo., T. Maunula & Associates Consulting Inc.
Gordon Zurowski, P. Eng., AGP Mining	Herb Welhener, MMSA-QPM, Independent Mining Consultants, Inc. (IMC)
Adrien Butler, P.E., NewFields

Signature Page

This report titled "Preliminary Feasibility Study & Technical Report Summary - Yerington Copper Project" with an effective date of May 31, 2025, was prepared and signed by:

Samuel Engineering Inc.
Dated December 1st, 2025	/s/ Samuel Engineering Inc.

AGP Mining Consultants, Inc.
Dated December 1st, 2025	/s/AGP Mining Consultants, Inc.

NewFields
Dated December 1st, 2025	/s/ Newfields

T. Maunula & Associates
Consulting Inc.
Dated December 1st, 2025	/s/ T. Maunula & Assocaites Consulting Inc.

Independent Mining
Consultants, Inc.
Dated December 1st, 2025	/s/ Independent Mining Consultants, Inc.

GSI Environmental Inc.
Dated December 1st, 2025	/s/ GSI Environmental Inc.

This report was authored by the qualified persons (each a "QP" and collectively, the "QPs") listed in Table 2.2. Each QP and their respective Company only assumes responsibility for those sections or areas of the report that are referenced opposite their name in Table 2.1. None of such QPs, however, accept any responsibility or liability for the sections or areas of this report that were prepared by other QPs.

Table of Contents

1.0 EXECUTIVE SUMMARY	1

1.1 LOCATION AND PROPERTY DESCRIPTION	2
1.2 HISTORY	3
1.3 GEOLOGY	4
1.4 MINERALIZATION	5
1.5 EXPLORATION AND DIAMOND DRILLING	6
1.6 MINERAL PROCESSING AND METALLURGICAL TESTING	10
1.7 MINERAL RESERVES AND RESOURCE ESTIMATION	10
1.8 MINING METHODS	16
1.9 INFRASTRUCTURE	17
1.10 ENVIRONMENTAL	18
1.11 MARKETS	20
1.12 PROJECT ECONOMICS	20
1.13 QUALIFIED PERSONS RECOMMENDATIONS	22

2.0 INTRODUCTION	23

2.1 2025 PFS OVERVIEW	23
2.2 QUALIFIED PERSONS	23
2.3 SITE INSPECTION	24
2.4 EFFECTIVE DATES	26

3.0 PROPERTY DESCRIPTION	27

3.1 LOCATION	27
3.2 PROPERTY OWNERSHIP	28
3.3 MINERAL TENURE, TITLE AND ROYALTIES	29
3.4 PROJECT BACKGROUND	30
3.5 PROJECT CLAIMS AND PRIVATE LAND	30
3.6 PERMIT REQUIREMENTS	60
3.7 SIGNIFICANT FACTORS AND RISKS THAT MAY AFFECT ACCESS, TITLE OR WORK PROGRAMS	61
3.8 PERMITTING	61

4.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY	62

4.1 ACCESSIBILITY	62
4.2 CLIMATE AND LENGTH OF OPERATING SEASON	62
4.3 LOCAL RESOURCES AND INFRASTRUCTURE	62

5.0 HISTORY	64

5.1 PROPERTY HISTORY	64
5.2 HISTORICAL RESOURCES	67

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
i

6.0 GEOLOGICAL SETTING, MINERALIZATION, AND DEPOSIT	69

6.1 REGIONAL GEOLOGY	69
6.2 LOCAL GEOLOGY	73
6.3 PROPERTY GEOLOGY	73
6.4 PROPERTY ALTERATION	74
6.5 MINERALIZATION	76
6.6 DEPOSIT TYPES	78

7.0 EXPLORATION	80

7.1 EXPLORATION HISTORY	80
7.2 GEOPHYSICS	80
7.3 DRILLING	88
7.4 LION CG DRILLING	90
7.5 DRILLING PROCEDURES AND CONDITIONS	97
7.6 QP ADEQUACY STATEMENT	98

8.0 SAMPLE PREPARATION, ANALYSES, AND SECURITY	99

8.1 SAMPLE PREPARATION AND ANALYSES	99
8.2 DENSITY	103
8.3 SAMPLE SECURITY	104
8.4 QUALITY CONTROL	105
8.5 QP ADEQUACY STATEMENT	111

9.0 DATA VERIFICATION	112

9.1 YERINGTON DEPOSIT	112
9.2 MACARTHUR DEPOSIT	126

10.0 MINERAL PROCESSING AND METALLURGICAL TESTING	128

10.1 INTRODUCTION	128
10.2 COPPER RECOVERY PROJECTIONS	128
10.3 CURRENT METALLURGICAL TESTWORK PROGRAMS	129
10.4 YERINGTON OXIDE MATERIALS	150
10.5 MACARTHUR METALLURGICAL TESTING	155
10.6 HISTORIC HEAP LEACH PRODUCTION	172
10.7 DELETERIOUS ELEMENTS	173
10.8 CONCLUSIONS	173
10.9 RECOMMENDATIONS FOR FUTURE TESTING	174
10.10 QP ADEQUACY STATEMENT	174

11.0 MINERAL RESOURCE ESTIMATES	175

11.1 INTRODUCTION	175
11.2 YERINGTON DEPOSIT	175
11.3 YERINGTON RESIDUALS	188

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
ii

11.4 MACARTHUR DEPOSIT	195
11.5 FACTORS THAT MAY AFFECT THE MINERAL RESOURCE ESTIMATE	219
11.6 QP ADEQUACY STATEMENT	219

12.0 MINERAL RESERVE ESTIMATES	220

12.1 SUMMARY	220
12.2 GEOTECHNICAL AND PIT SLOPES	221
12.3 ECONOMIC PIT SHELL DEVELOPMENT	221
12.4 CUT-OFF	223
12.5 DILUTION AND MINING LOSSES	223
12.6 MINE DESIGN	224
12.7 MINE SCHEDULE	224
12.8 MINERAL RESERVES STATEMENT	225
12.9 FACTORS THAT MAY AFFECT THE MINERAL RESERVE ESTIMATE	226
12.10 QP ADEQUACY STATEMENT	226

13.0 MINING METHODS	228

13.1 INTRODUCTION	228
13.2 MINING GEOTECHNICAL	228
13.3 OPEN PIT	235
13.4 PIT DESIGN	240
13.5 ROCK STORAGE FACILITIES	247
13.6 MINE SCHEDULE	249
13.7 MINE EQUIPMENT SELECTION	271
13.8 BLASTING AND EXPLOSIVES	271
13.9 GRADE CONTROL	271
13.10 PIT DEWATERING	272
13.11 PIT SLOPE MONITORING	272
13.12 HYDROGEOLOGY AND PIT DEWATERING	272

14.0 PROCESSING AND RECOVERY METHODS	273

14.1 INTRODUCTION	273
14.2 PROCESS PLANT LOCATION	273
14.3 QP ADEQUACY STATEMENT	283

15.0 INFRASTRUCTURE	284

15.1 INTRODUCTION	284
15.2 ACCESS	286
15.3 ACCOMMODATION	286
15.4 MACARTHUR SITE	287
15.5 YERINGTON SITE	289
15.6 SUPPORT BUILDINGS	295
15.7 MACARTHUR-YERINGTON PIPELINES	296

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
iii

15.8 HAUL ROAD	296
15.9 SERVICE ROAD	297
15.10 FUEL	297
15.11 POWER SUPPLY AND ELECTRICAL DISTRIBUTION	297
15.12 STORMWATER MANAGEMENT	299
15.13 HEAP LEACH FACILITIES	300

16.0 MARKET STUDIES AND CONTRACTS	306

16.1 COPPER	306
16.2 HISTORIC	307
16.3 FORWARD	307
16.4 SULFUR	308
16.5 SULFURIC ACID	308

17.0 ENVIRONMENTAL STUDIES, PERMITTING AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS	309

17.1 ENVIRONMENTAL BASELINE STUDIES	309
17.2 PROJECT PERMITTING	309
17.3 ENVIRONMENTAL STUDIES	316
17.4 ENVIRONMENTAL ISSUES	318
17.5 WASTE, WATER, AND PROCESS FLUID MANAGEMENT	319
17.6 SITE MONITORING	320
17.7 SOCIAL/COMMUNITY	321
17.8 CLOSURE PLANNING	322

18.0 CAPITAL AND OPERATING COSTS	325

18.1 CAPITAL COST	325
18.2 MINE CAPITAL COSTS	326
18.3 PROCESS PLANT CAPITAL COST	330
18.4 DEWATERING CAPITAL COST	335
18.5 ENVIRONMENTAL CAPITAL COST	335
18.6 INDIRECTS	336
18.7 CONTINGENCY	337
18.8 OPERATING COST ESTIMATION	338
18.9 PROCESS OPERATING COSTS	347
18.10 GENERAL AND ADMINISTRATIVE OPERATING COSTS	351

19.0 ECONOMIC ANALYSIS	352

19.1 CAUTIONARY STATEMENT	352
19.2 METHODOLOGY USED	353
19.3 FINANCIAL MODEL PARAMETERS	353
19.4 CAPITAL COSTS	354
19.5 OPERATING COSTS	355

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
iv

19.6 ROYALTIES	357
19.7 TAXES, DEPRECIATION AND DEPLETION	357
19.8 ECONOMIC RESULTS	358
19.9 SENSITIVITY ANALYSIS	361

20.0 ADJACENT PROPERTIES	367

20.1 MASON PROJECT	367
20.2 PUMPKIN HOLLOW PROJECT	367

21.0 OTHER RELEVANT DATA AND INFORMATION	369

21.1 ENVIRONMENTAL FOOTPRINT AND BENCHMARKING	369
21.2 ENVIRONMENTAL OPTIMIZATIONS DUE TO NUTON TECHNOLOGY	369
21.3 STAKEHOLDER ENGAGEMENT	370

22.0 INTERPRETATION AND CONCLUSIONS	371

22.1 YERINGTON COPPER PROJECT	371
22.2 PROCESS, INFRASTRUCTURE	372
22.3 MINING	372
22.4 HLF	372
22.5 ENVIRONMENTAL STUDIES, PERMITTING AND SOCIAL OR COMMUNITY IMPACT	373

23.0 RECOMMENDATIONS	375

23.1 GEOLOGY	375
23.2 GEOTECHNICAL	375
23.3 MINING	376
23.4 METALLURGY AND MINERAL PROCESSING	377
23.5 INFRASTRUCTURE	377
23.6 HLF	377
23.7 ENVIRONMENTAL	378
23.8 FEASIBILITY STUDY	379

24.0 REFERENCES	380

24.1 PROCESS, INFRASTRUCTURE	380
24.2 GEOLOGY AND MINE	380
24.3 HLF	384
24.4 ENVIRONMENTAL	384

25.0 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT	386

26.0 APPENDICES	387

26.1 APPENDIX A - UNITS OF MEASURE AND ABBREVIATIONS AND ACRONYMS	387

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
v

List of Tables

Table 1.1: 2024 Drilling Yerington Copper Project	7

Table 1.2: 2024 Drilling MacArthur Project	9

Table 1.3: Yerington Copper Project Projected Recoveries by Deposit/Ore Type/Process.	10

Table 1.4: Mineral Reserve Estimate	10

Table 1.5: Yerington Copper Project Measured and Indicated Resources	11

Table 1.6: Yerington Copper Project Inferred Mineral Resources	11

Table 1.7: Yerington Copper Project Capital Cost Estimate	20

Table 1.8: Yerington Copper Project Operating Costs - Life of Mine	21

Table 1.9: Financial Evaluation	21

Table 2.1: Summary of Qualified Persons	23

Table 2.2: Dates of Site Visits	26

Table 3.1: Patented Claims	30

Table 3.2: Private Ground	32

Table 3.3: Lode and Placer Claims	32

Table 3.4: Optioned Private Ground (Lyon County)	60

Table 3.5: Existing Project Permits	61

Table 5.1: Yerington Mine Production	65

Table 5.2: Yerington Copper Project Mineral Resource Statement	67

Table 5.3: MacArthur Project - Summary of Mineral Resource	68

Table 5.4: VLT Mineral Resource Statement	68

Table 6.1: Yerington District Geology Stratigraphic Column	72

Table 7.1: 2011 Drilling Yerington Copper Project	91

Table 7.2: 2017/2022 Drilling Yerington Copper Project	92

Table 7.3: 2024 Drilling Yerington Copper Project	92

Table 7.4: MacArthur Drilling Used for 2021 Mineral Resource Estimate	94

Table 7.5: 2024 Drilling MacArthur Project	95

Table 7.6: Yerington and MacArthur Drilling Contractors by Year	97

Table 8.1: Summary of Analytical Packages and Laboratories	101

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
vi

Table 8.2: Geochemical Reference Standard	105

Table 8.3: Lion CG 2011 QAQC Program Results	105

Table 8.4: 2017-2022 QAQC Program Results	106

Table 8.5: Yerington 2024 QAQC Program Results	107

Table 8.6: Standards Used on Lion CG Drilling through 2012	108

Table 8.7: MacArthur 2024 QAQC Program Results	110

Table 8.8: MacArthur 2024 QAQC Program Details	110

Table 9.1: Boxplot Summary for XRF and Laboratory Data, Cu ppm	118

Table 9.2: Arimetco VLT Production Summary	118

Table 9.3: August 2012 Highwall Backhoe Sampling	123

Table 9.4: August 2012 Backhoe Sampling Comparison	124

Table 10.1: Yerington Copper Project Projected Recoveries by Deposit/Ore Type/Process(1).	128

Table 10.2: Phase 1 Test Conditions and Summary Results	129

Table 10.3: Phase 1 Composites - Gangue Mineralogy	131

Table 10.4: Phase 1 Composites - Copper Mineral Speciation	131

Table 10.5: Nuton Scoping Series - S-23 Sulfide Stockpile	132

Table 10.6: Nuton Scoping Series - Yerington Life of Asset Blend #1	134

Table 10.7: Nuton Scoping Series - Yerington Life of Asset Blend #2	135

Table 10.8: SAPCu Test Results for VLT Test Samples	141

Table 10.9: Phase 2 Optimization Composite Gangue Mineralogy	143

Table 10.10: Phase 2 Optimization Composite Copper Mineral Speciation	143

Table 10.11: Nuton Phase 2 Optimization KPIs (1)	144

Table 10.12: 2011 METCON Metallurgical Test Work Program Summary	156

Table 10.13: MacArthur 2022 Test Work Results Summary	161

Table 10.14: Average MacArthur Assay by Size Fraction Results from McClelland 2022 and 2024 Test Work Programs	167

Table 10.15: Average Yerington assay by size fraction results from McClelland 2024 test work program	168

Table 10.16: KUZ-RAM modeled ROM fragmentation size distribution	168

Table 10.17: MacArthur Oxide Extraction Model Extrapolation for ROM Fragmentation	171

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
vii

Table 10.18: Yerington Oxide Extraction Model Extrapolation for ROM Fragmentation	172

Table 11.1: Composite Statistics Table (TCu%)	178

Table 11.2: Variogram Parameters	179

Table 11.3: Yerington Model Parameters	180

Table 11.4: Summary of Sample Selection	181

Table 11.5: Search Ellipse Specifications	182

Table 11.6: Special Models	183

Table 11.7: Comparison of Grades by Interpolation Method	184

Table 11.8: Yerington Deposit Cut-off Grade Assumptions	187

Table 11.9: Yerington Deposit Pit Slope Assumptions	187

Table 11.10: Yerington Deposit Mineral Resource Statement	188

Table 11.11: VLT Model Parameters	191

Table 11.12: Residuals Cut-off Grade Assumptions	194

Table 11.13: VLT Mineral Resource Statement	195

Table 11.14: Comparison of 2021 and 2025 Mineral Resources	196

Table 11.15: Summary of Assay Intervals for Total Copper by Company	196

Table 11.16: Assay Cap Levels by Oxidation Zone	202

Table 11.17: Tonnage Factors Assigned to Block Model	206

Table 11.18: MacArthur Model Size and Location, September 2024	206

Table 11.19: Inputs to Definition of Pit-Constrained Mineral Resource - Recoveries	214

Table 11.20: Inputs to Definition of Pit-Constrained Mineral Resource - Costs	215

Table 11.21: Summary of Mineral Resource	217

Table 11.22: Mineral Resource by Domain	218

Table 11.23: Mineral Resource by Domain and Oxidation Zone	218

Table 12.1: Yerington Copper Project - Proven and Probable Reserves - May 31, 2025	220

Table 12.2: Pit Slope Parameters (Overall Angles)	221

Table 12.3: Pit Design Parameters (Detailed)	221

Table 12.4: Open Pit Optimization Parameters	221

Table 12.5: Yerington Copper Project Cutoffs	223

Table 12.6: Proven and Probable Reserves - May 31, 2025	225

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
viii

Table 13.1: LG Shell Slope Parameters (Overall Angles)	235

Table 13.2: Open Pit Model Framework	235

Table 13.3: Open Pit Model Item Descriptions for Yerington	236

Table 13.4: Open Pit Model Item Descriptions for VLT	236

Table 13.5: Open Pit Model Item Descriptions for MacArthur	237

Table 13.6: Economic Pit Shell Parameters by Area	238

Table 13.7: Pit Phase Tonnages and Grades	240

Table 13.8: Pit Slope Design Criteria	241

Table 13.9: Annual Mining and Heap Leach Feed Schedule Details	251

Table 14.1: MacArthur Heap Leach Info.	275

Table 14.2: MacArthur Site Reagent Consumption	276

Table 14.3: MacArthur Site Total LOM Reagent Consumption	277

Table 14.4: Yerington Heap Leach Information	279

Table 14.5: Yerington Site Reagent Consumption	280

Table 14.6: Yerington Site Total Reagent Consumption	281

Table 14.7: Total Copper LOM Production	282

Table 14.8: Energy Requirement for Major Areas	282

Table 15.1: Estimated Yerington Pit Lake Dewatering and Discharge Rates	292

Table 15.2: HLF Phasing	301

Table 16.1: Copper Price Forecasting	307

Table 17.1: Anticipated Permit Requirements	309

Table 17.2: Major Existing Project Permits	310

Table 17.3: Summary of Water Rights for Yerington and Macarthur	314

Table 17.4: Potential Baseline Surveys and Studies	316

Table 18.1: Yerington Copper Project Capital Cost Estimate	325

Table 18.2: Capital Cost Estimate Responsibilities	326

Table 18.3: Major Mine Equipment - Capital Cost ($USD)	327

Table 18.4: Equipment Purchases - Initial and Sustaining	329

Table 18.5: Equipment Fleet Size	329

Table 18.6: Mining Capital Cost Estimate ($USD)	330

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
ix

Table 18.7: Process Capital Cost Estimate	330

Table 18.8: Yerington Copper Project Infrastructure Capital Costs	333

Table 18.9: Yerington Copper Project Environmental Cost Estimate	335

Table 18.10: Indirect Percentages and Cost Estimate	337

Table 18.11: Project Area Contingency Percentages	338

Table 18.12: Yerington Copper Project Operating Costs - Life of Mine	338

Table 18.13: Open Pit Mine Staffing Requirements and Annual Salaries (Year 5)	339

Table 18.14: Hourly Labor Requirements and Annual Salary (Year 5)	340

Table 18.15: Maintenance Labor Factors (Maintenance per Operator)	341

Table 18.16: Major Equipment Operating Costs - no labor ($/h)	342

Table 18.17: Drill Pattern Specification	343

Table 18.18: Drill Productivity Criteria	343

Table 18.19: Design Powder Factors	343

Table 18.20: Loading Parameters - Year 5	344

Table 18.21: Haulage Cycle Speeds	344

Table 18.22: Support Equipment Operating Factors	345

Table 18.23: Open Pit Mine Operating Cost ($/t Total Material)	347

Table 18.24: Open Pit Mine Operating Cost ($/t Heap Feed)	347

Table 18.25: Process Operating Cost (MacArthur)	348

Table 18.26: Consumables and Reagents (MacArthur)	348

Table 18.27: Process Operating Cost (Oxide)	348

Table 18.28: Consumables and Reagents (Oxide)	349

Table 18.29: Process Operating Cost (Nuton)	349

Table 18.30: Consumables and Reagents (Nuton)	349

Table 18.31: Process Labor	350

Table 19.1: Economic Model Parameters	353

Table 19.2: Initial Capital Cost Summary	354

Table 19.3: Sustaining and Working Capital Cost Summary	355

Table 19.4: Scenario 1 Excess Acid Sales Life of Mine Operating Cost Summary	355

Table 19.5: Scenario 2 No Acid Sales Life of Mine Operating Cost Summary	356

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
x

Table 19.6: Depreciation Methods	357

Table 19.7: LOM Taxes	358

Table 19.8: Economic Model Results	358

Table 19.9: Scenario 1 Excess Acid Sales Cash Flow Summary	359

Table 19.10: Scenario 2 No Acid Sales Cash Flow Summary	360

Table 19.11: Copper Price Sensitivity - Scenario 1 Excess Acid Sales	361

Table 19.12: CAPEX Sensitivity (Initial + Sustaining) - Scenario 1 Excess Acid Sales	363

Table 19.13: OPEX Sensitivity - Scenario 1 Excess Acid Sales	364

Table 20.1: Mason Project Mineral Resource (Hudbay, 2023)	367

Table 20.2: Pumpkin Hollow Project, Underground Mineral Resource (2019)	368

Table 20.3: Pumpkin Hollow Project, Open Pit Mineral Resource (2019)	368

Table 23.1: Recommended Definitive Feasibility Study Budgets	375

Table 26.1: Units of Measure	387

Table 26.2: Abbreviations and Acronyms	390

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
xi

List of Figures

Figure 1.1: Yerington Copper Project Site Layout	2

Figure 1.2: Yerington Diamond Drilling by Lion CG, 2011 to 2024	8

Figure 1.3: MacArthur Drilling by Lion CG (in 2024)	9

Figure 1.4: Yerington Pit Long Section	13

Figure 1.5: Yerington Pit Mine Phases	14

Figure 1.6: MacArthur Pit North-South Sections	15

Figure 1.7: MacArthur Pit Mine Phases	16

Figure 3.1: Yerington Copper Project Location	27

Figure 3.2: Regional Layout Map	28

Figure 6.1: Structural Geology Map of Western United States	69

Figure 6.2: Regional Geology Map with Cross-Section Intersecting Yerington Mine	71

Figure 6.3: Yerington Geology Section 2451250 E (Looking West)	77

Figure 6.4: MacArthur Property Geology East-West Cross Section	78

Figure 7.1: MacArthur 3-D Fastmag Model Target Map	81

Figure 7.2: Calculated Total Horizontal Gradient (THG) of the Susceptibility Model	82

Figure 7.3: 2009 IP/Resistivity Survey Lines	84

Figure 7.4: 2011 IP/Resistivity Survey Lines	85

Figure 7.5: IP Response from 2D Inversion (Section 309980 E)	86

Figure 7.6: Stacked Magnetic Profile	87

Figure 7.7: Yerington Historic Drilling Collar Plot	89

Figure 7.8: MacArthur Historic Drilling Collar Plot in Nevada State Plane Coordinates	90

Figure 7.9: Yerington Diamond Drilling by Lion CG	93

Figure 7.10: MacArthur Drilling by Lion CG (as of 2021)	94

Figure 7.11: MacArthur Drilling by Lion CG (as of 2024)	95

Figure 7.12: VLT Collar Plot	96

Figure 8.1: Core Sampling Facility	99

Figure 8.2: Lion CG Check Assay Results	106

Figure 8.3: Comparison of Total Cu Check Assays	109

Figure 8.4: MacArthur 2024 Check Assays	111

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
xii

Figure 9.1: Yerington Property	113

Figure 9.2: YM-047A and YM-049 Core Box Labelling	113

Figure 9.3: YM-047A and YM-049 Footage Blocks and Tags	114

Figure 9.4: Check Assays Comparison	115

Figure 9.5: Additional Historic Drill Holes (Planview)	116

Figure 9.6: Validation Cross Section for Additional Historic Drill Hole S-20-D-17 (Looking NW)	117

Figure 9.7: CT1 Backhoe Sampling in 2011	119

Figure 9.8: CT1 Sample Location in 2024	119

Figure 9.9: 2011 Bench Sampling Locations	120

Figure 9.10: Shows the highwall backhoe sampling evidence on Bench 4520 viewed on the site visit in 2024.	122

Figure 9.11: Bench 4520 Highwall Backhoe Sampling	123

Figure 9.12: XRF vs Lab Analytical Results for Three Wet Sonic Twin Holes	125

Figure 9.13: Twin Hole Comparison	127

Figure 10.1: Plan View of Yerington Phase 1 Samples	130

Figure 10.2: Section View of Yerington Phase 1 Samples	131

Figure 10.3: Nuton Scoping Series - Yerington S-23 Stockpile Extraction and NAC vs. Leach Days	133

Figure 10.4: Nuton Scoping Series - Yerington LoA Blend #1 Extraction and NAC vs. Leach Days	134

Figure 10.5: Nuton Scoping Series - Yerington East #2, Central #2, West #2, and LoA Blend #2 Cu Extraction and NAC vs. Leach Days	136

Figure 10.6: W-3 Stockpile Total Copper Assay	137

Figure 10.7: W-3 Stockpile Acid Soluble Copper Component	138

Figure 10.8: W-3 Stockpile Cyanide Soluble Copper Component	138

Figure 10.9: W-3 Stockpile Recoverable Copper Component	139

Figure 10.10: W-3 Stockpile Acid Consumption	139

Figure 10.11: VLT Stockpile Total Copper	140

Figure 10.12: VLT Acid Soluble Copper	140

Figure 10.13: VLT Acid Soluble Copper to Total Copper	141

Figure 10.14: VLT SAPCu to Total Copper	142

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
xiii

Figure 10.15: Plan View of Yerington Phase 2 Samples	145

Figure 10.16: Section View of Yerington Phase 2 Samples	145

Figure 10.17: Nuton Technology Copper Extraction and Net Acid Consumption Phase 2 Test	146

Figure 10.18: Yerington Central Nuton Composite Actual Column Results vs Predictive Extraction Model (LCG18)	147

Figure 10.19: Yerington East Nuton Composite Actual Column Results vs Predictive Extraction Model (LCG19)	147

Figure 10.20: Yerington West Nuton Composite Actual Column Results vs Predictive Extraction Model (LCG20)	148

Figure 10.21: Phase 1 Yerington LoA Blend Hydraulic and Air Conductivity	148

Figure 10.22: Phase 1 LoA Blend Dry Bulk Density and Total Porosity	149

Figure 10.23: Phase 2 LoA Blend Air Conductivity	149

Figure 10.24: Phase 2 LoA Blend Hydraulic Conductivity	149

Figure 10.25: Phase 2 LoA Blend Total Porosity	150

Figure 10.26: Phase 2 LoA Blend Dry Bulk Density	150

Figure 10.27: Yerington 2024 Composites Sequential Assay Results and Copper Distribution by Sequential Assays	151

Figure 10.28: Yerington 2024 Copper Extraction Summary	152

Figure 10.29: Yerington 2024 Copper Extraction Kinetic Leach Results	152

Figure 10.30: Yerington 2024 Calculated Copper Head Grade Summary	153

Figure 10.31: Yerington 2024 Gross Acid Consumption Summary	153

Figure 10.32: Yerington 2024 Net Acid Consumption Summary	154

Figure 10.33: Yerington 2024 Specific Acid Consumption Summary	154

Figure 10.34: METCON 2011 copper head grade summary statistics	157

Figure 10.35: METCON 2011 Head Grade, Recoverable Copper, Copper Extraction, and Median Copper Sequential Distribution Results for 31 METCON Columns	158

Figure 10.36: METCON 2011 Copper Extraction Summary	159

Figure 10.37: METCON 2011 Kinetic Copper Extraction Column Results	160

Figure 10.38: METCON 2011 gangue (net) acid consumption summary statistics	161

Figure 10.39: MacArthur 2022 Kinetic Column Leach Rate Data, McClelland 2022	162

Figure 10.40: MacArthur 2024 Composite Clustering Analysis Outputs	163

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
xiv

Figure 10.41: MacArthur 2024 Composites Sequential Assay Results and Copper Distribution by Sequential Assays, McClelland 2024	164

Figure 10.42: MacArthur 2024 Copper Extraction Summary, McClelland 2024	165

Figure 10.43: MacArthur 2024 Kinetic Column Copper Extraction Results, McClelland 2024	165

Figure 10.44: MacArthur 2024 Calculated Copper Head Grade Summary, McClelland 2024	166

Figure 10.45: MacArthur 2024 Gross Acid Consumption Summary, McClelland 2024	166

Figure 10.46: MacArthur 2024 Net Acid Consumption Summary, McClelland 2024	167

Figure 10.47: MacArthur Total Copper Grade Distribution for the Average Head Samples	169

Figure 10.48: Yerington Total Copper Grade Distribution for the average Head Samples	170

Figure 10.49: MacArthur Oxide Extraction by Particle Size for Sequential Copper Sizes	170

Figure 10.50: Yerington Oxide Extraction by Particle Size for Sequential Copper Sizes	171

Figure 10.51: Historic Yerington Heap Leach Ultimate Recovery. Curve is overall heap recovery after each operational year.	173

Figure 11.1: Contact Grade Analysis (TCu%)	176

Figure 11.2: Boxplot of Assays Reported by Recovery (TCu%)	177

Figure 11.3: Log Probability Plot by Domain (TCu%)	178

Figure 11.4: Yerington Copper Project Planview 5 ft. Contours	180

Figure 11.5: Rock Type Section 2451250 E (Looking West ±100 ft.)	181

Figure 11.6: Sulfide Material Search Ellipsoids	182

Figure 11.7: TCu% - 3800 ft. Plan (±25 ft.)	183

Figure 11.8: TCu% -- Section 2450000 E (Looking West ±50 ft.)	184

Figure 11.9: Plan Swath Plot Comparing CUNN1 (NN) and TCUK1 (OK) Grades	185

Figure 11.10: Plan Swath Plot Comparing CUID1 (ID2) and TCUK1 (OK) Grades	185

Figure 11.11: Resource Classification - Plan 3800 ft. Elevation	186

Figure 11.12: Yerington Residuals Collar Plot	189

Figure 11.13: VLT Assays, TCu%	190

Figure 11.14: VLT Assays, ASCu%	190

Figure 11.15: VLT 10 ft. Composites (TCu%)	191

Figure 11.16: VLT Section Block Model ID2 vs Drill Hole Composite TCu% Grade	192

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
xv

Figure 11.17: VLT Swath Plot by Elevation	193

Figure 11.18: VLT Resource Classification (Planview)	194

Figure 11.19: Drill Holes with Logged Redox	198

Figure 11.20: Basic Statistics of Capped Total Copper Assays	199

Figure 11.21: Probability Plots of Capped Total Copper Assays	200

Figure 11.22: Probability Plots of Acid Soluble Copper Assays	201

Figure 11.23: Basic Statistics of 25-foot Irregular Composites	203

Figure 11.24: Oxide Zone Variogram	204

Figure 11.25: Mixed Zone Variogram	205

Figure 11.26: MacArthur Block Model Domains and Drillhole Collar Locations	207

Figure 11.27: East-West Cross-Section Looking North at 14,688,000 North	209

Figure 11.28: North-South Cross-Section Looking West at 2,439,000 East - Through MacArthur & North Ridge	210

Figure 11.29: North-South Cross-Section Total Copper Grade Looking West at 2,439,000 East - Through MacArthur & North Ridge	212

Figure 11.30: Cumulative Frequence of Copper Grades in Oxide Zone	213

Figure 11.31: MacArthur Mineral Resource Pit Shell	216

Figure 13.1: Structural Domains of the North Wall of the Yerington Pit	229

Figure 13.2: Observed Wedge Failures in South Wall	230

Figure 13.3: Yerington North Highwall Stereonet	230

Figure 13.4: Yerington South Highwall Stereonet	231

Figure 13.5: North Highwall Global Stability	231

Figure 13.6: South Highwall Global Stability	232

Figure 13.7: Aerial imagery showing configuration of MacArthur open pit as of December, 2020.	233

Figure 13.8: North Highwall Stereonet for MacArthur Open Pit	233

Figure 13.9: South Highwall Stereonet for MacArthur Open Pit	234

Figure 13.10: Global Stability Analysis for the North and South Highwalls of the MacArthur Open Pit	234

Figure 13.11: Yerington Profit vs. Price by Pit Shell	239

Figure 13.12: MacArthur Profit vs Price by Pit Shell	240

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
xvi

Figure 13.13: Yerington Phase 1 and 2 Designs	242

Figure 13.14: Yerington Phase 3 Design	243

Figure 13.15: Yerington Phase 4 Design	244

Figure 13.16: VLT Pit Design	245

Figure 13.17: MacArthur Pit	246

Figure 13.18: Gallagher Pit	246

Figure 13.19: North Ridge Pit Phase 1	247

Figure 13.20: North Ridge Pit Phase 2	247

Figure 13.21: Yerington Waste Rock Storage Facility and Heap Leach Facilities	248

Figure 13.22: MacArthur Waste Rock Storage Facility and Oxide ROM Heap Leach Facility	249

Figure 13.23: Annual Heap Leach Tonnages (Type and Area)	250

Figure 13.24: Annual Feed Grade by Type and Area	250

Figure 13.25: End of Year 1 - MacArthur Area	254

Figure 13.26: End of Year 2 - MacArthur Area	255

Figure 13.27: End of Year 2 - Yerington Area	256

Figure 13.28: End of Year 3 - MacArthur Area	257

Figure 13.29: End of Year 3 - Yerington Area	258

Figure 13.30: End of Year 4 - MacArthur Area	259

Figure 13.31: End of Year 4 - Yerington Area	260

Figure 13.32: End of Year 5 - MacArthur Area	261

Figure 13.33: End of Year 5 - Yerington Area	262

Figure 13.34: End of Year 6 - MacArthur Area	263

Figure 13.35: End of Year 6 - Yerington Area	264

Figure 13.36: End of Year 7 - Yerington Area	265

Figure 13.37: End of Year 8 - Yerington Area	266

Figure 13.38: End of Year 9 - Yerington Area	267

Figure 13.39: End of Year 10 - Yerington Area	268

Figure 13.40: End of Year 11 - Yerington Area	269

Figure 13.41: End of Year 12 - Yerington Area	270

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
xvii

Figure 14.1: Yerington Copper Project Process Flow Diagram	274

Figure 14.2: MacArthur Site Solvent Extraction Facility General Layout	276

Figure 14.3: Yerington Site Solvent Extraction Facility General Layout	278

Figure 15.1: Yerington Copper Project Site	285

Figure 15.2: MacArthur Site	287

Figure 15.3: Potential Location for MacArthur Pit Dewatering and Monitoring Wells	288

Figure 15.4: Yerington Site	290

Figure 15.5: Potential Location for Yerington Pit Dewatering Wells	294

Figure 15.6: Truck Shop General Layout	295

Figure 15.7: Administrative Trailer General Layout	296

Figure 15.8: Yerington Site Power Distribution	298

Figure 15.9: MacArthur Site Power Distribution	299

Figure 15.10: MacArthur Starter and Ultimate HLF	302

Figure 15.11: Yerington West Starter and Ultimate HLF	303

Figure 15.12: Yerington East Starter and Ultimate HLF	304

Figure 16.1: 1-Yr Trailing Historic LME Copper Price	307

Figure 16.2: 1-Yr Trailing West Cost Sulfuric Acid Market Price	308

Figure 19.1: Scenario 1 Excess Acid Sales OPEX Split	356

Figure 19.2: Scenario 2 No Acid Sales OPEX Split	356

Figure 19.3: Copper Price per Pound Sensitivity on NPV 7% (Pre-tax, Scenario 1 Excess Acid Sales)	362

Figure 19.4: Copper Price per Pound Sensitivity on IRR (Pre-tax, Scenario 1 Excess Acid Sales)	363

Figure 19.5: Multiple % Sensitivity on NPV @ 7% (Pre-tax, Scenario 1 Excess Acid Sales)	364

Figure 19.6: Multiple % Sensitivity on NPV @ 7% (Post-tax, Scenario 1 Excess Acid Sales)	365

Figure 19.7: Multiple % Sensitivity on IRR (Pre-tax, Scenario 1 Excess Acid Sales)	366

Figure 19.8: Multiple % Sensitivity on IRR (Post-tax, Scenario 1 Excess Acid Sales)	366

Engineering ♦ Project Controls ♦ Estimating ♦ Construction Management
xviii

1.0 EXECUTIVE SUMMARY

Lion Copper and Gold Corp. (Lion CG) is a mine development company advancing the Yerington Copper Project in Lyon County, Nevada, defined as the Yerington deposit, VLT stockpile, North Ridge pit, Gallagher pit and MacArthur pit.

The Pre-feasibility Study (PFS) draws upon Measured and Indicated resources from the Yerington deposit, Vat Leach Tailings (VLT) stockpile, and MacArthur deposit areas, which have been converted to reserves. The mineral reserves are comprised of Proven 225.6 Mtons grading 0.23% copper and Probable 281.0 Mtons grading 0.20% copper for a total of 506.6 Mtons grading 0.21% copper.

The PFS indicates that the Yerington Copper Project holds potential for phased open-pit mining with heap leach extraction. The Yerington pit would feed oxide and sulfide material to two adjacent but separate Heap Leach Facilities (HLF). The sulfide material would go to a dedicated sulfide HLF equipped with a 35 Mtpa crushing and agglomerating system that employs mobile conveyors for stacking material. The sulfide HLF will utilize the Nuton™ process from Nuton Technology™. The Yerington oxide material would be placed on a separate oxide HLF as run-of-mine (ROM) from the Yerington pit and the residuals. Approximately 5 miles north of the Yerington pit, ROM oxide material from the North Ridge pit, the Gallagher pit, and the MacArthur pit will be stacked on an additional oxide HLF adjacent to the MacArthur deposit.

The total material stacked (sulfide and oxide) would amount to 506.6 Mtons with a grade of 0.21% total copper. Of this, the sulfide tonnage of 233.8 Mtons with a grade of 0.26% copper would undergo crushing and agglomeration before placement on the Nuton Technology™ HLF. The remaining oxide tonnage of 272.8 Mtons with a grade of 0.17% copper would be situated on the two separate oxide HLFs. The processing facilities would include two separate conventional solvent extraction (SX) circuits, one at MacArthur and one at Yerington, with a single combined electrowinning (EW) co-located with the Yerington SX. The proposed site layout illustrating the locations of proposed mining and processing facilities is depicted in Figure 1.1.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 1 of 392

N
MACARTHUR HEAP LEACH
SX FACILITY
NORTH RIDGE PIT
MACARTHUR PIT
YERINGTON COPPER PROJECT BOUNDARY
GALLAGHER PIT
MACARTHUR WRSF
RAIL SPUR
SERVICE ROAD
SERVICE ROAD
HEAP LEACH
HEAP LEACH
SX/EW FACILITY
CRUSHING CIRCUIT
YERINGTON PIT
YERINGTON WRSF

Figure 1.1: Yerington Copper Project Site Layout

1.1 LOCATION AND PROPERTY DESCRIPTION

The Yerington Copper Project ("Project") is located near the geographic center of Lyon County, Nevada, U.S.A., along the eastern flank of the Singatse Range. The Project includes both the historical Yerington Property, and the historic MacArthur open pit located 5 miles to the northwest. The Yerington Property is bordered on the east by the town of Yerington, Nevada, which provides access via a network of paved and gravel roads that were used during previous mining operations.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 2 of 392

The Project consists of 5 fee simple parcels and 82 patented mining claims totaling 2,768 acres, and 1,155 unpatented lode and placer claims totaling 23,697 acres. The unpatented claims are located on lands administered by the U.S. Department of Interior, Bureau of Land Management (BLM).

1.2 HISTORY

1.2.1 Yerington

Recorded production in the Yerington mining district dates back to 1883 (Moore, 1969) as prospectors were attracted to and investigated colorful oxidized copper staining throughout the Singatse Range. Knopf (1918) reported that oxidized copper cropped out at the historic Nevada-Empire mine located above the south center of the present-day Yerington open pit. Knopf does not show or reference other mines or prospects underlain by the Yerington open pit footprint, as gravel and alluvial cover obscure bedrock over an approximate 0.75-mile radius around the Nevada-Empire Mine.

Information is sparse for the period from Knopf's reporting in 1918 until World War II, although it is likely that mineral leases were worked in the Nevada-Empire during spikes in the copper price. Private reports (Hart, 1915, and Sales, 1915) describe ore shipments and planned underground exploration from a northwest striking, southwest dipping structure at the historic Montana-Yerington Mine area located approximately one mile west of the present-day Yerington pit.

During the 1940s, Anaconda outlined a deposit in the current Yerington pit. During the early 1950s, the US government, citing the need for domestic copper production, offered "start-up" subsidies to Anaconda to open a copper mine in the Yerington district. Anaconda sank two approximately 400-foot-deep shafts in the present-day Yerington open pit area and drove crosscuts to obtain bulk samples of oxidized rock for metallurgical study. Anaconda began operating the Yerington Mine in 1952 and mined continually through 1979, producing approximately 1.744 billion pounds of copper from 162 million tons averaging 0.54% Cu. Approximately 104 million tons of this total was from oxidized copper mineralization that was "vat leached" with sulfuric acid in 13,000-ton cement vats on a seven-day leach cycle. Sulfide mineralization was concentrated on site in a facility that was dismantled and sold following termination of mining in 1979. The cement copper and sulfide concentrates were shipped to the Anaconda's smelter in Montana.

In 1976, all assets of Anaconda, including the Yerington Mine, were purchased by Atlantic Richfield Company (ARC), which shut down dewatering pumps in the pit and closed the Yerington Mine in 1979 due to low copper prices.

The Yerington Mine site and adjacent Weed Heights mining camp were acquired by CopperTek, a private Yerington company owned by Mr. Don Tibbals, in 1982. In the mid-1980's CopperTek began reprocessing W-3 waste rock and Vat Leach Tailings (VLT) on Heap Leach Pads (HLPs) and a Solvent Extraction-Electro Winning (SX/EW) plant to produce cathode copper. In 1989, Arimetco purchased the mine property from CopperTek, commissioned a 50,000-pound-per-day SX/EW plant, and began heap leaching mineralized material at the Yerington site. Arimetco processed W-3 waste rock and VLTs on newly constructed HLPs as well as trucking oxide ore from the MacArthur Mine, located approximately five miles north of the Yerington Mine site. Arimetco produced some 95 million pounds of copper from 1989 to 1999 before declaring bankruptcy in 1997 due to low copper prices (Sawyer, 2011). Arimetco terminated mining operations in 1997 and abandoned the property in early 2000.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 3 of 392

In early 2000 the Nevada Department of Environmental Protection (NDEP) assumed operation of the site on a care and maintenance basis, primarily to ensure that HLP drain down solutions would continue to be maintained.

Following four years of due-diligence studies and negotiations with State and federal agencies, the property was acquired by Lion CG from the Arimetco bankruptcy court in April 2011, after receiving bonafide prospective purchaser (BFPP) letters from the US Environmental Protection Agency (USEPA) and Nevada Division of Environmental Protection (NDEP). BLM to protect Lion CG from historic liabilities associated with the former mine owners and operations.

1.2.2 MacArthur

The most recent mining at MacArthur occurred between 1995 and 1997, when Arimetco mined a limited tonnage of surface oxide copper for heap leaching at the Yerington Mine Site. The historic metallurgical test work performed on material from the MacArthur deposit is dated and focused on leach performance of material typical of what was historically mined from the MacArthur pit. Anaconda, Bateman Engineering (Bateman), and Mountain States R&D International (Mountain States) have all performed various metallurgical test work for the MacArthur deposit.

1.3 GEOLOGY

The Project includes the Yerington Deposit, MacArthur Deposit and a portion of the Bear Property which represents three of four known porphyry copper deposits in the Yerington district. The other is the Mason copper-molybdenum property located 2.5 miles to the west. All the deposits are hosted in Middle Jurassic intrusive rocks of the Yerington Batholith.

Copper mineralization occurs in all three phases of the Yerington Batholith. Intrusive phases, from oldest to youngest, are known as the McLeod Hill Quartz Monzodiorite (field name granodiorite), the Bear Quartz Monzonite, and the Luhr Hill Granite, the source of quartz monzonitic (i.e. granite) porphyry dikes related to copper mineralization.

Following uplift and erosion, a thick Tertiary volcanic section was deposited, circa 18-17 Ma. This entire rock package was then extended along northerly striking, down-to-the-east normal faults that flatten at depth, creating an estimated 2.5 miles of west to east dilation-displacement (Proffett and Dilles, 1984). The extension rotated the section such that the near vertically emplaced batholiths were tilted 60° to 90° westerly. Pre-tilt, flat-lying Tertiary volcanics now crop out as steeply west dipping units in the Singatse Range west of the Property. The easterly extension thus created a present-day surface such that a plan map view represents a cross-section of the geology.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 4 of 392

1.4 MINERALIZATION

1.4.1 Yerington

The Yerington Mine produced approximately 162 million tons of ore grading 0.54% Cu, of which oxide copper mineralization amenable to leaching accounted for approximately 104 million tons. A 1971 snapshot of head grades shows oxide mill head grade averaging 0.53% Cu and sulfide grades ranging from 0.45% to 0.75% Cu (D. Heatwole, personal communication).

The general geometry of copper mineralization below the Yerington pit is an elongate body extending 6,600 ft along a strike of S62ºE. The modeled mineralization has an average width of 2,000 ft and has been defined by drilling to an average depth of 400-500 ft below the pit bottom at the 3,500-foot elevation.

The copper mineralization and alteration throughout the Yerington district and at the Yerington Property are unusual for porphyry copper camps in that the mineralization occurs in WNW striking bands or stripes between materials of lesser grade. Much of this geometry is influenced by the strong district-wide WNW structural grain observed in fault, fracture and porphyry dike orientations. Altered mineralized bands range in width from tens of ft to 200-foot-wide mineralized porphyry dikes mined in the Yerington pit by Anaconda.

Oxide copper occurred throughout the extent of the Yerington pit; attracting the early prospectors who sank the Nevada-Empire shaft on copper showings located over the present-day south-central portion of the pit. To extract the copper oxides, Anaconda produced sulfuric acid on site, utilizing native sulfur mined and trucked from Anaconda's Leviathan Mine located approximately 50 miles southwest of Yerington.

Greenish-blue chrysocolla (CuSiO3.2H20) was the dominant copper oxide mineral occurring as fracture coatings and fillings, easily amenable to an acid leach solution. Historic Anaconda drill logs note lesser neotocite, aka black copper wad (Cu, Fe, Mn), SiO2 and rare tenorite (CuO) and cuprite (Cu2O). Oxide copper also occurs in iron oxide/limonite fracture coatings and selvages.

Chalcopyrite (CuFeS2) was the dominant copper sulfide mineral occurring with minor bornite (Cu5FeS4) primarily hosted in A-type quartz veins in the older porphyry dikes and in quartz monzonite and granodiorite, as well as disseminated between veins in host rock at lesser grade. The unmined mineralized material below the current pit bottom is primarily of chalcopyrite mineralization.

1.4.2 MacArthur

The MacArthur deposit is a large copper mineralized system containing near-surface acid soluble copper mineralization (IMC, 2022).

The MacArthur deposit consists of a 50 to 150-ft thick, tabular zone of secondary copper (oxides and/or chalcocite) covering an area of approximately two square miles. Limited drilling has also intersected underlying primary copper mineralization open to the north, but only partially tested to the west and east.

Oxide copper mineralization is most abundant and particularly well exposed in the walls of the legacy MacArthur pit. The most common copper mineral is chrysocolla (CuSiO32H2O). Also present is black copper wad, neotocite, ((Cu,Fe,Mn)SiO2)) and trace cuprite (Cu2O) and tenorite (CuO). The flat-lying zones of oxide copper mirror topography, exhibit strong fracture control and range in thickness from 50 to 100 ft. Secondary chalcocite mineralization forms a blanket up to 50 ft or more in thickness that is mixed with and underlies the oxide copper. Primary chalcopyrite mineralization has been intersected in several locations mixed with and below the chalcocite. The extent of the primary copper is unknown as many of the holes bottomed at 400 ft or less.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 5 of 392

1.5 EXPLORATION AND DIAMOND DRILLING

During the 1952 to 1979 period of mine operation at the Yerington Mine, Anaconda completed a number of geophysical surveys, including an aeromagnetic survey, a ground magnetic survey, and multiple Induced Polarization (IP) surveys. Published gravity data were examined to estimate alluvial thicknesses in Mason Valley east of the Project. These surveys covered much more additional ground than current Project area.

1.5.1 Geophysics

2007 Helicopter Magnetometer Survey

In late 2007 and early 2008, Quaterra contracted a helicopter magnetometer survey conducted over the Yerington district (EDCON-PRJ, 2008). The survey was flown with a line spacing of 100 m separation with some areas in-filled to 50 m separation. A total of 2,685-line miles of new aeromagnetic data were acquired and 4,732-line miles of older data were digitized. This improved data set has been used extensively by Lion CG throughout the district to identify new targets as well as refine targets previously identified by Anaconda.

2009 Ground Geophysical Survey

Zonge Geosciences Inc. performed IP and Resistivity and Ground Magnetic surveys for Lion CG on the MacArthur Project, located in Lyon County, Nevada. The IP/Resistivity survey was conducted in 2009 from October to December. The Ground Magnetic survey was conducted during the period of 4-7 November 2009 (Zonge, 2009b).

Dipole-dipole IP/Resistivity data were acquired on three lines using a dipole length of 200 meters and 300 meters. Pole-dipole IP/Resistivity data were acquired on four lines using a dipole length of 150 meters and 200 meters. Line locations were established by Quaterra and Zonge personnel using handheld Garmin GPS receivers with real time differential corrections provided by Wide Area Augmentation System (WAAS). The surveys identified multiple targets for future exploration.

2009 Ground Magnetic Survey

Zonge Geosciences, Inc. performed GPS-based ground magnetic (Zonge, 2009a) and Induced Polarization and Resistivity surveys (Zonge, 2009b) for Lion CG on the MacArthur Project during November 2009. Ground Magnetic/GPS data were acquired on six lines-oriented north/south for a total distance of 31.8 line-kilometers of data acquisition.

Total field magnetic data were acquired with a GEM Systems GSM-19 Overhausereffect magnetometer. Positioning was determined with Trimble PRO-XRS GPS receivers that utilize the integrated real-time DGPS beacon for position corrections.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 6 of 392

2011 Ground Geophysical Survey

Zonge International Inc. conducted a pole-dipole Complex Resistivity IP (CRIP) investigation for Lion CG on the MacArthur property during the period from 5 February through 7 March 2011. Pole-Dipole CRIP data were acquired on 7 lines for a total coverage of 37.0 line-km and 210 collected stations (Zonge, 2011). The surveys identified multiple targets for future exploration.

2012 Helicopter Magnetometer Survey

A more detailed helicopter magnetic survey was flown by Geosolutions Party Ltd., in April of 2012, north and northwest of the MacArthur pit area.  By design this system had a broader frequency bandwidth then previous systems and was ideal for modeling purposes. The line spacing was 50 meters and a terrain clearance of approximately 30 meters was flown. The near surface volcanic response is mapped and a weak, possible alteration low, was identified from the processed data. Subsequently this low was interpreted as a deep intrusive (Weis, 2012).

2016/2017 Ground Geophysical Survey

Zonge conducted an induced polarization-resistivity survey for Lion CG during November 2016, and February 2017 (Zonge International, 2017). Data were acquired along eight lines using Dipole-Dipole and Pole-Dipole arrays.

One line crossed over the Yerington pit. The total length of the line was 5.4 km of which approximately 600 m was in the pit itself. Data quality was good and four anomalous IP zones were detected. Two additional anomalies were detected north of the pit, one within the mine waste dumps and one in the area known as Groundhog Hills.

1.5.2 Yerington Site Drilling

Diamond drilling was completed at Yerington in 2024 totaling 3,458 ft of drilling in four core drill holes Table 1.1) which were targeted for expansion and resource upgrade.

Table 1.1: 2024 Drilling Yerington Copper Project
Drill Hole	Year Drilled	Azimuth	Dip	Total Depth (ft)	Purpose	Type
YM-047	2024	210	-45	1083.5	Expl	Core
YM-047A	2024	210	-45	470.0	Expl	Core
YM-048	2024	210	-45	1270.0	Expl	Core
YM-049	2024	210	-45	634.0	Expl	Core

Figure 1.2 illustrates all the drilling conducted by Lion CG relative to the current topography and Yerington Pit.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 7 of 392

Source: AGP 2025

Notes: Drill holes projected on current topography

Figure 1.2: Yerington Diamond Drilling by Lion CG, 2011 to 2024

1.5.3 Macarthur Site Drilling

In 2024, drilling was focused on continuing upgrading the resource within and around the main portion of MacArthur. Drilling consisted of 18 reverse circulation (RC) drill holes, totaling 6,165 ft (Figure 1.3 and Table 1.2). RC drilling was conducted by Alford Drilling, LLC of Elko, NV. Downhole surveys were recorded every 5 ft working in continuous mode.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 8 of 392

Source: IMC 2025

Figure 1.3: MacArthur Drilling by Lion CG (in 2024)

Table 1.2: 2024 Drilling MacArthur Project
Drill Hole	Year Drilled	Azimuth	Dip	Total Depth (ft)	Purpose	Type
QM-343	2024	180	-60	280	Expl	RC
QM-344	2024	180	-60	330	Expl	RC
QM-336	2024	0	-90	130	Expl	RC
QM-337	2024	180	-60	310	Expl	RC
QM-338	2024	180	-60	325	Expl	RC
QM-339	2024	180	-60	350	Expl	RC
QM-340	2024	180	-60	340	Expl	RC
QM-341	2024	180	-50	600	Expl	RC
QM-342	2024	180	-60	520	Expl	RC
QM-342A	2024	180	-60	700	Expl	RC
QM-345	2024	180	-60	200	Expl	RC
QM-346	2024	180	-60	130	Expl	RC
QM-347	2024	180	-60	200	Expl	RC
QM-348	2024	0	-90	345	Expl	RC
QM-349	2024	180	-70	495	Expl	RC
QM-350	2024	180	-60	230	Expl	RC
QM-351	2024	180	-60	290	Expl	RC
QM-352	2024	0	-90	390	Expl	RC

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 9 of 392

1.6 MINERAL PROCESSING AND METALLURGICAL TESTING

Metallurgical copper extraction estimates for the Project are summarized in Table 1.3 These projections are based on metallurgical test campaigns and data from historical operations at the Yerington project site.

Table 1.3: Yerington Copper Project Projected Recoveries by Deposit/Ore Type/Process.
Deposit	Feed Type	Crush Size	TCu Extraction	TCu Recovery w/ Operational Scale-up Factor	Net Acid Consumption (lb./t)
MacArthur	Oxide: MacArthur	ROM	64%	59%	20
	Oxide: Gallagher	ROM	54%	46%	42
	Oxide: North Ridge	ROM	55%	46%	38
Yerington	Oxide	ROM	74%	68%	15
	Residual: VLT	As Received	75%	69%	15
	Primary Sulfide	0.5-in. p80	77%	73%	30

1.7 MINERAL RESERVES AND RESOURCE ESTIMATION

The PFS includes the first Mineral Reserve estimate for the Project. The PFS is based on Mineral Reserves. The reserve estimate is based on pit designs using a copper price of $3.90/lb with cut-off grades ranging from 0.03 to 0.07% CuT for oxide material and 0.09% CuT for sulfide material.

1.7.1 Mineral Reserves

Table 1.4: Mineral Reserve Estimate
Pit Area	Proven			Probable			Total
Ore Type	Tons (kt)	Grade (Cu%)	Copper Mlbs	Tons (kt)	Grade (Cu%)	Copper Mlbs	Tons (kt)	Grade (Cu%)	Copper Mlbs
Yerington Pit/VLT
Oxide	34,295	0.22	148.3	73,681	0.13	193.1	107,976	0.16	341.5
Sulfide	81,037	0.30	481.1	152,761	0.24	732.3	233,798	0.26	1,213.3
MacArthur Area
Oxide	110,224	0.19	411.7	54,553	0.16	173.5	164,777	0.18	585.2
Sulfide	-	-	-	-	-
Total Oxide	144,519	0.19	560.0	128,234	0.14	366.7	272,753	0.17	926.7
Total Sulfide	81,037	0.30	481.1	152,761	0.24	732.3	233,798	0.26	1,213.3
Total Reserve	225,556	0.23	1,041.1	280,995	0.20	1,099.0	506,551	0.21	2,140.0

Note: This Mineral Reserve estimate has an effective date of May 31, 2025, and is based on the mineral resource estimates for Yerington and VLT dated March 17, 2025 by T. Maunula & Associates Consulting Inc. and MacArthur Area Pits dated March 17, 2025 by Independent Mining Consultants Inc. The Mineral Reserve estimate was completed under the supervision of Gordon Zurowski, P.Eng. of AGP, who is a Qualified Person as defined under S-K 1300. Mineral Reserves are stated within the final pit designs based on a $3.90/lb copper price.

1. The copper cutoff grades used were:

Yerington Pit - 0.05% copper (oxide ROM), 0.09% copper (sulfide)

Vat Leach Tailings (VLT) Pit - 0.03% copper (oxide ROM)

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 10 of 392

MacArthur - 0.05% copper (oxide ROM)

Gallagher Pit - 0.07% copper (oxide ROM)

North Ridge Pit - 0.06% copper (oxide ROM)

2. Open pit mining costs varied by area and elevation with waste of $2.53/t, oxide material at $2.49/t and sulfide at $2.22/t.  Incremental costs of $0.027/25ft bench were applied below the 4225 foot elevation for waste and oxide and 0.024/t for sulfide material below the 4225 foot elevation.

3. Processing costs were based on the use of an acid plant at site with crushing for sulfide material.  The processing costs by pit area were:

Yerington Pit - $2.00/t ore (oxide ROM), $4.44/t (sulfide)

VLT Pit - $1.34/t ore (oxide ROM)

MacArthur - $1.67/t ore (oxide ROM)

Gallagher Pit - $2.14/t ore (oxide ROM)

North Ridge Pit - $1.73/t ore (oxide ROM)

G&A costs were $0.49/t ore.

4. Process copper recoveries varied by material and area and were as follows:

Yerington Pit - 70% (oxide ROM), 74% (sulfide)

VLT Pit - 75% (oxide ROM)

MacArthur - 55% (oxide ROM)

Gallagher Pit - 54% (oxide ROM)

North Ridge Pit - 55% (oxide ROM)

1.7.2 Mineral Resources (Inclusive of Mineral Reserves)

Table 1.5: Yerington Copper Project Measured and Indicated Resources
Pit Area	Measured			Indicated			Measured + Indicated
Resource Type	Tons (kt)	Grade (Cu%)	Copper Mlbs	Tons (kt)	Grade (Cu%)	Copper Mlbs	Tons (kt)	Grade (Cu%)	Copper Mlbs
Yerington Pit/VLT
Oxide	37,531	0.21	157.6	96,556	0.13	257.9	134,087	0.16	417.0
Sulfide	84,163	0.30	505.0	263,230	0.22	1,158.2	347,393	0.24	1,663.2
MacArthur Area
Oxide	163,333	0.18	577.8	155,086	0.15	471.6	318,419	0.17	1,049.4
Sulfide	-	-	-	-	-	-	-	-	-
Total
Oxide Total	200,864	0.19	735.4	251,642	0.15	729.4	452,506	0.16	1,464.9
Sulfide Total	84,163	0.30	505.0	263,230	0.22	1,158.2	347,393	0.24	1,663.2
Total	285,027	0.22	1,240.4	514,872	0.18	1,887.6	799,899	0.20	3,129.0

Table 1.6: Yerington Copper Project Inferred Mineral Resources
Pit Area	Inferred
Resource Type	Tons (kt)	Grade (Cu %)	Copper Mlbs
Yerington Pit/VLT
Oxide	67,338	0.11	145.8
Sulfide	67,576	0.17	229.8
MacArthur Area
Oxide	23,169	0.15	67.9
Sulfide	-	-	-
Total

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 11 of 392

Table 1.6: Yerington Copper Project Inferred Mineral Resources
Oxide Total	90,507	0.12	213.6
Sulfide Total	67,576	0.17	229.8
Total	158,083	0.14	443.4

Notes:

1. Mineral Resources are reported in situ for Yerington and MacArthur and the effective date is March 17, 2025. The VLT Mineral Resources are not in situ and the effective date is March 17, 2025. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resource estimate will be converted into Mineral Reserves.  The Mineral Resource Estimate of Yerington and the VLT was performed by Mr. Tim Maunula, P. Geo of T. Maunula & Associates Consulting and the MacArthur Area Pits by Mr. Herb Welhener, MMSA-QPM, Vice President of Independent Mining Consultants Inc. Both responsible parties are both Qualified Persons under S-K 1300 standards. All figures are rounded to reflect the relative accuracy of the estimates and totals may not add correctly.

2. Mineral Resources of the Yerington pit area are reported within a conceptual pit shell that used the following input parameters: a variable break-even economic cut-off grade of 0.04 % TCu and 0.08% TCu, for oxide and sulfide material respectively, based on assumptions of a net copper price of US$4.22 per pound (after transportation and royalty charges), 70% recovery in oxide material, 74% recovery in sulfide material, base mining costs of $2.49/st for oxide and $2.22/st for sulfide, and processing plus G&A costs of $2.00/st for oxide and $4.44/st for sulfide.

3. Mineral Resources of the VLT are reported within a conceptual pit shell that used the following input parameters: a break-even cut-off grade of 0.03 % TCu based on assumptions of a net copper price of US$4.22 per pound (after smelting, refining, transportation and royalty charges) and 75% recovery in oxide material.

4. Mineral Resources of the MacArthur pit area are reported within a conceptual pit shell that used the following input parameters: a break-even cut-off grade of 0.05 % for the MacArthur pit, 0.07 % TCu for the Gallagher pit, and 0.06 % TCu for the North Ridge pit. Metal price of $4.22 per pound (after smelting, refining, transportation, and royalty charges); process costs between $1.67 and $2.14/st; and base mining costs for heap tonnage of $2.49/st and $2.53/st for waste,

Recovery of Total Copper in redox zones of leach cap, overburden, oxide and mixed: MacArthur domain 55%, North Ridge domain 53%, Gallagher domain 54%.

Figure 1.4 through Figure 1.7 below show the mineral classification shells and the pit mining by phase for the Project.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 12 of 392

Figure 1.4: Yerington Pit Long Section

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 13 of 392

Figure 1.5: Yerington Pit Mine Phases

Detailed information on the Pit Mine Phases is included in Section 16.4.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 14 of 392

Figure 1.6: MacArthur Pit North-South Sections

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 15 of 392

Figure 1.7: MacArthur Pit Mine Phases

1.8 MINING METHODS

Open pit mining offers the best approach for development of the deposits based on the size of the resource, tenor of the grade, grade distribution and proximity to topography for the deposits.

The PFS mine schedule totals 506.6 Mt of heap leach feed grading 0.21% copper over a processing life of just under 12 years. Open pit waste tonnages from the various areas total 159.8 Mt and will be placed into waste storage areas adjacent to the open pits. The overall open pit strip ratio is 0.32:1 (waste: heap feed).

Three heap leach facilities will be used to provide copper solution to the processing (SX/EW) facilities.  The sulfide HLF located near the Yerington pit will utilize the Nuton process for the leaching of sulfide feed from the Yerington pit. The Nuton facility will have a peak feed rate of 35 Mtpa through a crushing plant.  The Yerington pit is the only supply of sulfide material for the PFS. The other process stream will employ conventional oxide copper leaching technology with ROM material. One oxide HLF will be located at Yerington for the Yerington oxide and VLT material while the other oxide HLF will be adjacent to the MacArthur pits.

The current mine plan includes minimal pre-stripping as the bottom of the existing pit still contains material suitable for placement on a HLF with conventional leaching and use of the Nuton process for the sulfide materials.

The open pit mining starts in Year 1 and continues uninterrupted until early in Year 12.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 16 of 392

Conventional mining equipment was selected to meet the required production schedule, with additional support equipment for road, waste rock storage, and pit bench maintenance as is typical in an open pit mine.

Drilling will be completed with down-the-hole-hammer (DTH) electric drills with 6¾" bits. A smaller 5½" drill is used for tighter working areas. The primary loading units will be 21 yd³ electric hydraulic shovels. Additional loading will be completed by 15 yd³ loaders. It is expected that one of the loaders will be at the primary crusher for most of its operating time. The haulage trucks will be conventional 100-ton rigid body trucks.

1.9 INFRASTRUCTURE

The MacArthur and Yerington Sites have similar infrastructure, with Yerington as the main operating site. The major operating and administrative infrastructure will be located at the Yerington Site.

Both MacArthur and Yerington Sites will have the following:

  Mine Pit(s)
  HLFs
  Waste Rock and Storage Facility (WRSF)
  Raffinate pond
  Pregnant Leach Solution (PLS) pond
  PLS event pond
  Solvent Extraction (SX) facility
  Pit dewatering and deep well water pumps
  Overhead power lines with connection to existing substations
  Railroad spur and railroad offloading
  Haul Roads
  Service Roads

The shared infrastructure between the two Sites includes:

  Railroad
  Connecting Service Road
  Intra-site pipelines

The Yerington Site will have the following additional infrastructure:

  Yerington Stockpiles: coarse ore and fine ore
  Truck shop
  Administrative buildings
  Crushing and Agglomeration circuit
  Common Electrowinning (EW) facility
  Water Treatment Plant
  Acid Plants (2)
  Cogeneration Plants (2)
  Fuel storage

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 17 of 392

1.10 ENVIRONMENTAL

Permitting the Project will require authorizations from the Federal, State of Nevada, and local regulatory agencies supported by requisite studies and analyses and public involvement.

Lion CG intends to prepare a Mine Plan of Operations (MPO) in accordance with the Bureau of Land Management (BLM) 43 Code of Federal Regulations (CFR) 3809 Surface Management regulations and Nevada Guidance for Preparation of Operating Plans for Mining Facilities (Nevada Administrative Code [NAC] 445A.398). The BLM and the NDEP Bureau of Mining Regulation and Reclamation (BMRR) will concurrently review the Project MPO and Reclamation Plan Permit Application under a Memorandum of Understanding (MOU) between these two agencies.

Lion CG anticipates securing all required permits and authorizations needed to construct and operate the Project within reasonable and normal timeframes. Preliminary permitting schedule estimates the submittal of the MPO (and completeness determination) and the National Environmental Policy Act (NEPA) process (including all pre-NEPA tasks as outlined in BLM's Nevada Instruction Memorandum NV-IM-2024-019) requiring between 2.5 and 3.5 years. The Project's permitting schedule may benefit from the Executive Order 14241 titled Immediate Measures to Increase American Mineral Production issued in March 2025 to streamline permitting processes for mining projects, particularly those focused on critical minerals. In addition to this EO and BLM Nevada direction, Lion CG also recognizes recent changes made to NEPA and assumes BLM will comply with the Department of Interior's (DOI's) July 3, 2025 Interim Final Rule, including adherence to 516 DM 1 - US DOI Handbook of NEPA Implementing Procedures.

The State of Nevada requires permits for all mineral exploration and mining operations regardless of the land status. At the State level, the main permits will consist of the Reclamation Permit(s), Water Pollution Control Permits (WPCP) for mine operations and pit dewatering, and temporary discharge permits and the Air Quality Permit to construct and operate. Lion CG has secured consumptive use water rights for mining, milling, and dewatering and intends to acquire or offset existing groundwater rights for additional non-consumptive use during the initial 4 years of pit dewatering.

Preliminary permitting schedule estimates that Lion CG will require between 2.5 and 3.5 years to secure a WPCP for the Project and pit dewatering. Lion CG intends to proceed with preparation of the WPCP concurrently with the MPO and NEPA analysis.

Lion CG intends to ensure that the characterization of environmental resources at the Yerington and MacArthur Properties is complete and adequate to support the development of an MPO and satisfy other permitting requirements and environmental reviews, as determined in collaboration with Federal and State agencies.

Atlantic Richfield Company (ARC) is performing active remediation of the former Anaconda and Arimetco mining operations (brownfield site) at the Yerington Property. ARC, as successor in interest to the Anaconda Mining Company, is responsible for remediation of the Yerington Property. Lion CG will incorporate appropriate remedial design elements into the Project design for proposed facilities located within the remediation boundary, if necessary. Given the stringent engineering requirements for new mining facilities, it is highly likely that standard industry design features, such as placement of synthetic liners and installation of double-walled piping for conveyance of process solutions, will meet or exceed remedial action requirements. Lion CG has and will continue to work proactively with ARC to coordinate mine permitting and eventual construction and operation with the remediation requirements undertaken by ARC.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 18 of 392

On September 11, 2019, Lion CG entered into an Environmental Covenant Agreement (2019 Covenant) with NDEP which describes use limitations, access agreements, and all other conditions associated with the historic Yerington Property. The 2019 Covenant allows for mineral exploration, development, mining, or mineral processing to the extent that such activities receive approval by the NDEP Bureau of Corrective Actions (BCA) before proceeding. The 2019 Covenant requires prior notification to and approval by NDEP BCA of any activities that alter, disturb, or modify any natural or manmade surface water features on or immediately adjacent to property where access, land, water, or other resource use restrictions are needed to implement investigations or cleanup.

Lion CG plans to ensure that all permits to construct and operate the Project facilities located within the Yerington Property boundary comply with the 2019 Covenant. Permitting proposed Project facilities located within the remediation boundary prior to completion of the remediation work will require coordination between NDEP BMRR and NDEP BCA to ensure compliance with applicable Nevada mine-related statutes and regulations and the 2019 Covenant.

Lion CG intends to manage waste and process-related fluids as required by the construction and operating permits and manage contact and non-contact water in accordance with applicable permits and regulations.

All Federal, State, and County agencies are expected to require environmental monitoring of the mine and processing operations and the fluid management system to ensure compliance with the Project permits. As part of both the WPCP and the MPO, Lion CG intends to submit a detailed monitoring plan to demonstrate compliance with the permits and other Federal or State environmental regulations, to provide early detection of potential problems, and to assist in directing potential corrective actions (if necessary).

Lion CG has developed a Stakeholder Outreach Strategy for engaging with the various stakeholder groups associated with the Project and establish measures and mechanisms to address stakeholders concerns on a timely basis. The framework includes a due diligence process, stakeholder mapping and analysis, engagement planning and communication protocols, grievance mechanism, record keeping, and follow-ups procedures.

The Project will provide substantial economic benefits and fiscal contributions to the community of Yerington, Lyon County, and the State of Nevada through increased employment and training opportunities, expanded economic activity (e.g., contractors, suppliers, support services), increased household incomes, and additional tax revenues.

Lion CG intends to reclaim disturbed areas resulting from activities associated with the Project in accordance with BLM Surface Management and the State of Nevada NDEP regulations and return mined land to productive post-mining land use.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 19 of 392

1.11 MARKETS

Project production will consist of  LME Grade A copper cathode suitable for global markets. No long-term sales agreements have been put in place.

The Project long-term copper price used was $4.30/lb.

Acid pricing is based on an assumed price of $121/tonne sold to the regional market based upon spot market prices in May 2025. Sulfur pricing is based on an assumed price of $102/tonne delivered to the Wabuska rail spur based on an average 1-year trailing sulfur price from March 2025.

1.12 PROJECT ECONOMICS

1.12.1 Capital Costs

The capital cost estimate encompasses all direct and indirect expenditures, complete with appropriate contingencies for the various facilities required to commence production, as outlined in this study. It's important to note that all equipment and materials are assumed to be new, and the estimate does not incorporate allowances for potential scope changes, escalation, or fluctuations in exchange rates. The execution strategy is rooted in an engineering, procurement, and construction management (EPCM) implementation approach, with Lion CG overseeing construction management and the packaging of discipline-based construction contracts.

This capital cost estimate for the Project has been developed to align with the requirements of a PFS, encompassing the costs associated with designing, constructing, and commissioning the necessary facilities.

Table 1.7 outlines the total capital costs for the project, encompassing the mine, process facilities (including the 34 Mtpa crushing plant), heap leach facilities, on-site infrastructure, dewatering of the existing pit lake, and all associated project-related indirect expenditures and contingencies across major areas. The total capital cost estimate for the Project stands at approximately $1,732 million, with prices expressed in terms of Q1 2025 levels.

Table 1.7: Yerington Copper Project Capital Cost Estimate
Area	Initial Capital (M$)	Sustaining Capital (M$)	Total Capital (M$)
Open Pit Mining	22.8	40.7	63.5
Processing	143.4	318.5	461.9
Infrastructure	176.4	228.1	404.5
Acid Plant/CoGen	130.2	114	244.2
Dewatering	42.5	17.5	60
Indirects	74.0	125.7	199.7
Contingency	134.7	163.2	297.9
Total	724.0	1007.7	1731.7

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 20 of 392

1.12.2 Operating Costs

The estimated Project operating costs are shown in Table 1.8.

Table 1.8: Yerington Copper Project Operating Costs - Life of Mine
Area	Life of Mine ($/t moved)	Life of Mine ($/t process feed)	Life of Mine ($/lb copper payable)
Open Pit Mining	2.55	3.35	1.18
Processing	1.42	1.87	0.66
G&A	0.19	0.24	0.09
Total Operating Cost	4.16	5.47	1.92

General data sources and assumptions used as the basis for estimating the process operating costs include:

  Process design criteria in Section 17
  Average production rate of 34 Mtpa for the Nuton circuit
  Labor requirements as developed by AGP and Samuel Engineering
  Unit cost of electrical energy of $0.065/kWhr
  Unit cost of diesel fuel of $3.03/gal
  Taxes are excluded from the G&A but are applied to the financial model

1.12.3 Financial Evaluation

Table 1.9: Financial Evaluation
Parameter	Unit	Pre-tax	Post-tax
Net Revenue	$USM	2,914	2,315
NPV (7%) (LOM)	$USM	$975	$694
IRR (LOM)%		16.9%	14.6%
Payback	Years	6.4	6.7
Cash Costs[1]	$US/lb payable	$1.92
AISC[1]	$US/lb payable	$2.67
Copper - Payable	Mlbs	1,443
Mine Life	Years	12
Average Annual Production LOM	Mlbs	120
LOM Production	tons	721,352

Total cash cost and AISC are non-GAAP measures and include royalties payable. See reference below regarding non-IFRS measures.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 21 of 392

1.13 QUALIFIED PERSONS RECOMMENDATIONS

Geology

  Drilling to upgrade the Mineral Resource classification for VLT and W-3 and to support a Mineral Resource estimate for S-23.

Mine Geotechnical

  Final slope analysis in the Yerington pit
  Waste dump stability analysis of the Yerington Pit Waste Rock Storage Facility
  MacArthur, Gallagher, and North Ridge final slope analysis
  MacArthur waste rock storage facility stability analysis

Metallurgy

  Expand the ore hardness and crusher work index database to confirm final crusher design parameters
  Test additional material that has potential to convert from resource to reserves in the FS study

Heap Leach Pad

  Perform geophysical testing in the footprint of the proposed HLFs to characterize shear wave velocity and refine seismic site classification for each location
  Complete ore geotechnical characterization, to include laboratory testing such as strength and permeability testing

Environmental

  Advance the geochemical characterization program, including sample collection and static testing. Conduct humidity cell tests and quarterly groundwater sampling
  Schedule meetings with Federal (i.e., BLM) and State agencies (i.e., BMRR, BWPC, and BCA) to introduce the PFS-level Project and associated proposed development plans.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 22 of 392

2.0 INTRODUCTION

2.1 2025 PFS OVERVIEW

Lion CG commissioned Samuel Engineering (SE) to prepare a S-K 1300 compliant PFS for its Yerington Copper Project, located approximately 80 miles southeast of Reno. SPS purchased the property, which has historical resources and water rights, in April 2011.

All capital and operating cost estimates meet the requirements of S-K 1300 and AACE Class 3, with an expected accuracy of -20% to +25%. An adequate contingency cost has been applied to capital cost estimates.  Contingency per area is broken down in Section 18.7.

This Technical Report (Report) was prepared on behalf of Lion CG by SE. The purpose of the Report is to present the results of the PFS on the Yerington Copper Project in Lyon County, Nevada. This Report was prepared in compliance with the Subpart 229.1300 - Disclosure by Registrants Engaged in Mining Operations in Regulation S-K 1300 (S-K1300). The mineral reserves used in the PFS were prepared on the Yerington Pit, VLT stockpile, and MacArthur deposits within the Project.

2.2 QUALIFIED PERSONS

The Qualified Persons (QPs), as that term is defined in S-K 1300, responsible for the preparation of the Report includes:

  Tim Maunula, P.Geo.; Geology, Yerington and VLT Resource Estimate (TM&A)
  Herb Welhener, MMSA-QPM; MacArthur Resource Estimate (IMC)
  Michael McGlynn, RM-SME; Metallurgical, Process, Infrastructure (SE)
  Adrien Butler, P.E.; Heap Leach Facilities, Stormwater Management (NewFields)
  Gordon Zurowski, P.Eng.; Mineral Reserves, Mining (AGP)
  Marie-Hélène Paré, SME-RM; Environmental (GSI Environmental Inc.)
  Steven Pozder, P.E., MBA; Economic Analysis (SE)
Table 2.1: Summary of Qualified Persons
Name	Professional Designation	Title	Responsible for Sections
Mr. Tim Maunula	P.Geo.	Principal Geologist T. Maunula & Associates Consulting Inc.	Sections 1.2, 1.3, 1.4, 1.5, 1.7, 3, 5, 6, 7, 8, 9.1, 11.1-11.3, 11.5-11.6 20, 22.1.1, 23.1
Mr. Herb Welhener	MMSA-QPM	Vice President Independent Mining Consultants, Inc.	Sections 1.2, 1.4, 1.5, 1.7, 3.7, 6.7, 8, 9.2, 11.4-11.6, 22.1.2
Mr. Michael McGlynn	SME-RM	Industry Manager - Metals & Minerals Process Engineer Samuel Engineering, Inc.	Sections 1.6, 1.9, 1.11, 3.7, 4, 10, 14, 15.1-15.11, 16, 18 (except 18.2, 18.8), 22.2, 23.4

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 23 of 392

Table 2.1: Summary of Qualified Persons
Name	Professional Designation	Title	Responsible for Sections
Ms. Adrien Butler	P.E.	Senior Civil Engineer NewFields	Sections 3.7, 15.12, 15.13, 22.4, 23.6.
Mr. Gordon Zurowski	P.Eng.	Principal Mine Engineer AGP Mining Consultants Inc.	Sections 1.7, 1.8, 3.7, 12, 13, 18.2, 18.8, 23.2, 23.3.
Ms. Marie-Hélène Paré	SME-RM	Principal Mining Geologist GSI Environmental, Inc.	Section 1.10, 15.5, 17, 22.5 23.7.
Mr. Steven Pozder	P.E., MBA	Senior Director - Engineering & Analysis Mechanical Engineer Samuel Engineering, Inc.	Sections 1.12, 19

2.3 SITE INSPECTION

Site visits were completed by Mr. Maunula, Mr. Welhener, Mr. McGlynn, Ms. Butler, Mr. Zurowski, and Ms. Paré.

2.3.1 Geology (Yerington and VLT)

Mr. Maunula conducted an initial site visit to the property for two days on February 13th and 14th, 2023. The Yerington and MacArthur sites were visited during the two-day trip.

A follow-up site visit was conducted for three days on August 26th to 28th, 2024 to visit the Yerington and VLT sites.

While on site for the 2024 site visit, Mr. Maunula reviewed drill core from Yerington and compared it with recorded drill logs, visited core sampling and storage facilities, and inspected drilling sites for Yerington and VLT. Also, bulk sample locations for VLT were located and reviewed.

Seven check samples were collected, under the QP's supervision, from drill holes YM-047A and YM-049, and submitted to ALS Laboratory in Reno, NV for analysis.

Meetings were held on-site with Lion personnel.

2.3.2 Geology (MacArthur)

Mr. Welhener (IMC) conducted a site visit to the Project for two days on February 14th and 15th 2022. The Yerington and MacArthur Deposits were visited during the two-day trip.

While on site, the drill core was reviewed from three drill holes and compared with recorded drill logs, visited core sampling and storage facilities, and inspected drilling sites.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 24 of 392

The pit areas were also visited for Yerington and MacArthur Deposits, waste dump locations and proposed infrastructure locations including the waste storage areas, conveyor route, pit access roads, proposed plant and heap leach locations and nearby railway sidings.

Meetings were held on site with the various team members including Lion CG personnel responsible for geology, and environmental activities.

2.3.3 Metallurgy, Processing, and Infrastructure

Mr. McGlynn visited the property for two days on January 9th and 10th, 2024. The trip was intended for the PFS kick-off. During this trip, the Project area was visited.

Meetings were held on-site to review the Project areas. The visit included a site tour and review of drill core from both pit areas, visits to both pit areas, waste dump locations, proposed infrastructure locations, including the crusher and conveyor route, pit access roads, and proposed plant and heap leach locations.

2.3.4 Mining

Mr. Zurowski visited the property for two days on February 13th and 14th, 2023. The Yerington and MacArthur sites were visited during the two-day trip.

While on site, Mr. Zurowski reviewed drill core from the pit areas, visited both pit areas, waste dump locations, and proposed infrastructure locations, including the waste storage areas, conveyor route, pit access roads, proposed plant and heap leach locations, and nearby railway sidings.

Meetings were held on-site with the various team members, including Lion personnel responsible for geology and environmental activities.

2.3.5 Infrastructure

Ms. Butler visited the property for two days on September 13, 2022 (MacArthur and Yerington sites) and February 14, 2023 (Yerington site only).

While on site, Ms. Butler visited both pit areas, legacy mining infrastructure, and proposed infrastructure locations, including waste storage areas, a conveyor route, pit access roads, a proposed plant location, a proposed heap leach facility location, and nearby railway sidings.

2.3.6 Environment

Ms. Paré conducted a site visit at the MacArthur and Yerington sites on December 7, 2021.

While on site, Mrs. Paré visited both pit areas, waste dump locations, and proposed infrastructure locations, including the waste storage areas, conveyor route, pit access roads, proposed plant, and heap leach locations.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 25 of 392

2.3.7 QP Site Visits

A summary of the site visits is shown in Table 2.2.

Table 2.2: Dates of Site Visits
Name	Site Visit	Dates
Mr. Tim Maunula, P.Geo.	Yes	February 13-14, 2023 August 26-28, 2024
Mr. Herb Welhener	Yes	February 14-15, 2022
Mr. Michael McGlynn, QP	Yes	January 9 and 10, 2024
Ms. Adrien Butler, P.E.	Yes	September 13, 2022, February 14, 2023
Mr. Gordon Zurowski, P.Eng.	Yes	February 13 - 14, 2023
Ms. Marie-Hélène Paré	Yes	December 7, 2021

2.4 EFFECTIVE DATES

The effective date for the Mineral Resource Statements for the Yerington Pit, VLT and MacArthur Area Pits is March 17, 2025.

The effective date for the Mineral Reserve Statement for the Yerington Pit and VLT is dated May 31, 2025.

The effective date for the Mineral Reserve Statement for the MacArthur Area Pits is dated March 17, 2025.

The effective date of the Yerington Copper Project PFS is May 31, 2025.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 26 of 392

3.0 PROPERTY DESCRIPTION

3.1 LOCATION

The Project is located near the geographic center of Lyon County, Nevada, US, along the eastern flank of the Singatse Range (Figure 3.1 and Figure 3.2). The Project includes both the historical Yerington mine, flanked on the west by Weed Heights, Nevada (a small private community, the original company town of Anaconda) and the historic MacArthur open pit located approximately 4.5 miles to the northwest. The Project is bordered on the east by the town of Yerington, Nevada which provides access via a network of paved and gravel roads that were used during previous mining operations.

The coordinate of the Project centroid is 39°1'54.72° North latitude and 119°14'34.52° West longitude.

The Project is approximately 80 miles by road from Reno Nevada, 50 miles south of Tahoe-Reno Industrial Center, and 10 miles from the nearest rail spur of Wabuska. Topographic coverage is provided by the U.S. Geological Survey "Mason Butte", Lincoln Flat", and the "Yerington" 7.5' topographic quadrangles.

Source: Tetra Tech 2014

Figure 3.1: Yerington Copper Project Location

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 27 of 392

Source: Lion CG, 20

Figure 3.2: Regional Layout Map

3.2 PROPERTY OWNERSHIP

Five fee simple parcels (private land) (Table 3.2), 82 patented mining claims totaling 2,767.55 acres (Table 3.1), and 23 unpatented mining claims were acquired on April 27, 2011, when Lion CG closed a transaction under which assets of Arimetco, Inc. (Arimetco), a Nevada corporation, were acquired. The additional 1,132 unpatented claims were staked by Lion CG (Table 3.3). In total, Lion CG controls approximately 23,697 acres of unpatented claims. Table 3.4 summarizes five parcels of optioned private ground in Lyon County.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 28 of 392

Private land is located in Township 13 North, Range 25 East in Sections 4, 5, 8, 9, 16, 17, and 21, and patented claims are located within Township 13 North, Range 25 East in Sections 16, 17, 19, 21, 31, and 32 and in Township 13 North, Range 24 East in Sections 22-25 and 36. Lion CG's unpatented claims are located in: Sections 1 and 2, Township 12 North, Range 24 East; Sections 1-3, 8, 9, 11-14, 22-27, 35, 36, Township 13 North, Range 24 East; Sections 4-9, 16-21, and 30-32, Township 13 North, Range 25 East; Sections 1-4, 9-16, 22-27, 34-36, Township 14 North, Range 24 East; Sections 17-20, 29-31 Township 14 North, Range 25 East; Sections 1, 13, 18, 24-25, 33-36 Township 15 North, Range 24 East, Mount Diablo Base & Meridian.

3.3 MINERAL TENURE, TITLE AND ROYALTIES

The purchase of the Arimetco assets was accomplished through a US$500,000 cash payment, 250,000 shares of Quaterra common stock, and a 2% net smelter return royalty capped at $7.5 million on production from any claims owned by its subsidiary Quaterra Alaska, Inc (including Quaterra's MacArthur Property) in the Yerington mining district.

A portion of the claims around the historic MacArthur mine were acquired by exercising a "Mining Lease with Option to Purchase". The original purchase option dated September 13, 2005, between North and the Company, as amended, was exercised on February 9, 2015. The Company's purchase is subject to a two percent Net Smelter Return (NSR) with a royalty buy down option of $1,000,000 to purchase one percent of the NSR, leaving a perpetual one percent NSR.

A portion of the MacArthur claim group is also included in the area referred to as the "Royalty Area" in the Company's purchase agreement for the acquisition of Arimetco's Yerington properties. Under this agreement, MacArthur claims within this area (as well as the Yerington properties) are subject to a two percent NSR production royalty derived from the sales of ores, minerals and materials mined and marketed from the Property up to $7,500,000.

Ownership of the patented claims and private land is maintained through payment of county assessed taxes, while unpatented lode claims staked on BLM ground in the United States require a federal annual maintenance fee of $200 each, due by 12:00 pm (noon) on September 1 of each year. Further, each unpatented claim staked in Nevada requires an Intent to Hold fee of $15.00, plus filing fees, due by November 1 of each year payable to the County Recorder of the Lyon county. All annual fees have been paid, and Lion CG claims are current.

Unpatented lode claims have been staked by placing a location monument (two- by two-in by four-foot-high wood post) along the center line of each claim and two- by two-inch by four-foot-high wood posts at all four corners, with all posts properly identified in accordance with the rules and regulations of the BLM and the State of Nevada. Maximum dimensions of unpatented lode claims are 600 ft × 1,500 ft.

Optioned land is maintained via annual payments to landowners.

A complete property listing is included in Table 3.1, Table 3.2, Table 3.3, and Table 3.4 below.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 29 of 392

3.4 PROJECT BACKGROUND

Copper mining was first recorded at the Yerington Mine site from 1918-1920 at the Empire Mine, and later, beginning in 1953 by Anaconda. From that time forward, the Yerington mine operated under different companies until 1999 when Arimetco, the last operator, closed the operation. Soil and groundwater contamination from the former mining operations have been identified on the Yerington Property.

As a result, a portion of the Property acquired by Lion CG in 2011 is now being remediated under jurisdiction of NDEP. Liability for the contamination on site is the responsibility of a third party which is actively engaged in remedial investigation and remediation activities under the supervision of NDEP.

To establish Lion CG's position and rights, the acquisition by Lion CG of the Arimetco properties required a series of rigorous environmental, legal, and technical due diligence studies. In 2008, Chambers Group, Inc. and Golder Associates Inc. conducted a Phase I Environmental Site Assessment (Phase I ESA) for the Yerington Mine Site. A Phase I ESA is intended to serve as an appropriate, commercially prudent, and reasonable inquiry regarding the potential for recognized environmental conditions in connection with the subject property. The 2008 Phase 1 ESA was updated by SRK Consulting (U.S.) Inc. (SRK) in 2010 and again in 2011. These were completed to allow Lion CG to establish liability protection as a BFPP. Prior to closing on the Property, Lion CG received letters from the NDEP, BLM and the USEPA indicating the post-closing requirements then applicable to the Yerington Mine Site for Lion CG to maintain its defense to liability as a BFPP regarding the activities of the former mine owners and operators.

Technical due diligence included the review and compilation of a wealth of historical data in the Anaconda Collection, American Heritage Center, University of Wyoming, in Laramie. Numerous reports, maps, and historical drilling data have been scanned and entered into an internal data base, allowing an initial review of both past production and remaining mineralization throughout the Yerington District.

The company controls approximately 6,014-acre ft of primary groundwater rights permitted for mining and milling use at the site. The places of use for each of the water rights which make up this total are on the site, which also contains a pit lake now estimated to contain approximately 43,000-acre ft of water to be dewatered during mining activities. The company believes this water will have a variety of beneficial uses but will require some costs to make the water available for those beneficial uses.

If Lion CG elects to conduct exploration on unpatented lode mining claims on public lands administered by the BLM, a Notice of Intent is required if the proposed disturbance is less than five acres.

3.5 PROJECT CLAIMS AND PRIVATE LAND

Table 3.1: Patented Claims
Patented Claims	Mineral Survey Number	County Parcel Number	Parcel Acreage
Know U Don'T	3144	012-111-21	98
January	3145
Rossland	3367
Eclipse	4080

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 30 of 392

Table 2.1: Summary of Qualified Persons
Name	Professional Designation	Title	Responsible for Sections
Edwin 1,2,5	4080
Copper King, Kid	4081
Copper Queen No. 1	4081
Santa Cruse 1,3	3075	012-111-23	58
Santa Cruz	3075
Copper Queen No. 1,3	3655	012-112-01	490
Minnie Edith	3655
Nevada King	3655
San Jacinto	3655
Alcatraz	3656
Black Horse	3656
Boston	3656
Cash Boy	3656
Christina	3656
Colorado	3656
Colorado Springs	3656
Copper Queen 2,6	3656
Daisy	3656
Fortuna	3656
Iron Cap,Iron Cap 2	3656
Jack Clubs	3656
Juanita	3656
Kathleen	3656
Monte Cristo	3656
Pocahontas	3656
Sage Hen	3656
Santa Inez	3656
Santigo	3656
Scorpion	3656
Styx	3656
No. 102	4850	012-113-01	64.48
No. 73	4850
No. 74	4850
Diamond,Diamond 1,2	3736	012-113-02	130
Diamond 3,4	3977
Diamond Fr.,Diamond Fr. 1	3977
Lone Star	3977
Anaconda	3692	012-113-04	19
Copper Canyon	3157	012-113-05	20

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 31 of 392

Table 2.1: Summary of Qualified Persons
Name	Professional Designation	Title	Responsible for Sections
A & L	4499	014-451-04	506.86
Wild Rose,Wild Rose 1-2	4499
Black Horse	4531
Blue Star	4531
Canidate	4531
Consolidated,Consolidated Fr.	4531
Greenhorn	4531
Hungry Bill	4531
Katy Didn'T	4531
New Blue Bird,New Blue Bird 1,2	4531
New Royal Blue,New Royal Blue Ext.	4531
North Star	4531
Red Star	4531
Sunlight	4531
West Starlight	4531
No. 38	4778
No. Seven	4778
No. Thirty-Five Fr.	4778
No. Twenty-Five	4778
No. Twenty-Four	4778
No. Twenty-Six	4778
No. Twenty-Three	4778
Total Claims:	82	Total acreage:	1386.34

Table 3.2: Private Ground
Private Ground	Count	County Parcel Number	Acreage
Private	1	014-401-06	182.77
Private	1	014-461-10	12.7
Private	1	014-461-11	31
Private	1	014-401-15	1074.74
Private	1	014-241-09	80
Total Parcels:	5	Total acreage:	1381.21

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
YERINGTON MINE	LODE	ADP 1	S4, 5-T13N-R25E
YERINGTON MINE	LODE	ADP 10	S16-T13N-R25E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 32 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
YERINGTON MINE	LODE	ADP 11	S16-T13N-R25E
YERINGTON MINE	LODE	ADP 12	S16-T13N-R25E
YERINGTON MINE	LODE	ADP 13	S16-T13N-R25E
YERINGTON MINE	LODE	ADP 14	S16-T13N-R25E
YERINGTON MINE	LODE	ADP 15	S16-T13N-R25E
YERINGTON MINE	LODE	ADP 16	S16-T13N-R25E
YERINGTON MINE	LODE	ADP 17	S16-T13N-R25E
YERINGTON MINE	LODE	ADP 18	S16-T13N-R25E
YERINGTON MINE	LODE	ADP 19	S16-T13N-R25E
YERINGTON MINE	LODE	ADP 2	S5, 8-T13N-R25E
YERINGTON MINE	LODE	ADP 20	S16-T13N-R25E
YERINGTON MINE	LODE	ADP 21	S16-T13N-R25E
YERINGTON MINE	LODE	ADP 22	S17-T13N-R25E
YERINGTON MINE	LODE	ADP 23	S17-T13N-R25E
YERINGTON MINE	LODE	ADP 3	S5, 8-T13N-R25E
YERINGTON MINE	LODE	ADP 4	S7, 8-T13N-R25E
YERINGTON MINE	LODE	ADP 5	S7, 8-T13N-R25E
YERINGTON MINE	LODE	ADP 6	S17-T13N-R25E
YERINGTON MINE	LODE	ADP 7	S17-T13N-R25E
YERINGTON MINE	LODE	ADP 8	S8-T13N-R25E
YERINGTON MINE	LODE	ADP 9	S8-T13N-R25E
MACARTHUR CU	LODE	AT 1	Sec 9,10,15,16 T14N R24E
MACARTHUR CU	LODE	AT 10	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 100	Sec 22 T14N R24E
MACARTHUR CU	LODE	AT 101	Sec 22 T14N R24E
MACARTHUR CU	LODE	AT 102	Sec 22 T14N R24E
MACARTHUR CU	LODE	AT 103	Sec 22 T14N R24E
MACARTHUR CU	LODE	AT 104	Sec 22 T14N R24E
MACARTHUR CU	LODE	AT 105	Sec 22 T14N R24E
MACARTHUR CU	LODE	AT 106	Sec 22 T14N R24E
MACARTHUR CU	LODE	AT 107	Sec 15,22 T14N R24E
MACARTHUR CU	LODE	AT 108	Sec 22 T14N R24E
MACARTHUR CU	LODE	AT 109	Sec 15,22 T14N R24E
MACARTHUR CU	LODE	AT 11	Sec 10,15 T14N R24E
MACARTHUR CU	LODE	AT 110	Sec 22 T14N R24E
MACARTHUR CU	LODE	AT 111	Sec 15,22 T14N R24E
MACARTHUR CU	LODE	AT 112	Sec 22 T14N R24E
MACARTHUR CU	LODE	AT 113	Sec 15,22 T14N R24E
MACARTHUR CU	LODE	AT 114	Sec 22 T14N R24E
MACARTHUR CU	LODE	AT 115	S9, 10-T14N-R24E
MACARTHUR CU	LODE	AT 116	S9, 10-T14N-R24E
MACARTHUR CU	LODE	AT 117	S10-T14N-R24E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 33 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	AT 118	S10-T14N-R24E
MACARTHUR CU	LODE	AT 119	S10-T14N-R24E
MACARTHUR CU	LODE	AT 12	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 120	S10-T14N-R24E
MACARTHUR CU	LODE	AT 121	S10-T14N-R24E
MACARTHUR CU	LODE	AT 122	S10-T14N-R24E
MACARTHUR CU	LODE	AT 123	S10-T14N-R24E
MACARTHUR CU	LODE	AT 124	S10-T14N-R24E
MACARTHUR CU	LODE	AT 125	S10-T14N-R24E
MACARTHUR CU	LODE	AT 126	S10-T14N-R24E
MACARTHUR CU	LODE	AT 127	S10-T14N-R24E
MACARTHUR CU	LODE	AT 128	S10-T14N-R24E
MACARTHUR CU	LODE	AT 129	S10-T14N-R24E
MACARTHUR CU	LODE	AT 13	Sec 10,15 T14N R24E
MACARTHUR CU	LODE	AT 130	S10-T14N-R24E
MACARTHUR CU	LODE	AT 131	S10-T14N-R24E
MACARTHUR CU	LODE	AT 132	S10-T14N-R24E
MACARTHUR CU	LODE	AT 133	S10, 11-T14N-R24E
MACARTHUR CU	LODE	AT 134	S10, 11-T14N-R24E
MACARTHUR CU	LODE	AT 135	S11-T14N-R24E
MACARTHUR CU	LODE	AT 136	S11-T14N-R24E
MACARTHUR CU	LODE	AT 137	S11-T14N-R24E
MACARTHUR CU	LODE	AT 138	S11-T14N-R24E
MACARTHUR CU	LODE	AT 139	S11-T14N-R24E
MACARTHUR CU	LODE	AT 14	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 140	S11-T14N-R24E
MACARTHUR CU	LODE	AT 141	S11-T14N-R24E
MACARTHUR CU	LODE	AT 142	S11-T14N-R24E
MACARTHUR CU	LODE	AT 143	S11-T14N-R24E
MACARTHUR CU	LODE	AT 144	S11-T14N-R24E
MACARTHUR CU	LODE	AT 145	S11-T14N-R24E
MACARTHUR CU	LODE	AT 146	S11-T14N-R24E
MACARTHUR CU	LODE	AT 147	S11-T14N-R24E
MACARTHUR CU	LODE	AT 148	S11-T14N-R24E
MACARTHUR CU	LODE	AT 149	S11, 12-T14N-R24E
MACARTHUR CU	LODE	AT 15	Sec 10,15 T14N R24E
MACARTHUR CU	LODE	AT 150	S11, 12-T14N-R24E
MACARTHUR CU	LODE	AT 151	S12-T14N-R24E
MACARTHUR CU	LODE	AT 152	S12-T14N-R24E
MACARTHUR CU	LODE	AT 153	S12-T14N-R24E
MACARTHUR CU	LODE	AT 154	S12-T14N-R24E
MACARTHUR CU	LODE	AT 157	S9, 10-T14N-R24E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 34 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	AT 158	S10-T14N-R24E
MACARTHUR CU	LODE	AT 159	S10-T14N-R24E
MACARTHUR CU	LODE	AT 16	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 160	S10-T14N-R24E
MACARTHUR CU	LODE	AT 161	S10-T14N-R24E
MACARTHUR CU	LODE	AT 162	S10-T14N-R24E
MACARTHUR CU	LODE	AT 163	S10-T14N-R24E
MACARTHUR CU	LODE	AT 164	S10-T14N-R24E
MACARTHUR CU	LODE	AT 165	S10-T14N-R24E
MACARTHUR CU	LODE	AT 166	S10, 11-T14N-R24E
MACARTHUR CU	LODE	AT 167	S2, 11-T14N-R24E
MACARTHUR CU	LODE	AT 168	S2, 11-T14N-R24E
MACARTHUR CU	LODE	AT 169	S2, 11-T14N-R24E
MACARTHUR CU	LODE	AT 17	Sec 10,14,15 T14N R24E
MACARTHUR CU	LODE	AT 170	S2, 11-T14N-R24E
MACARTHUR CU	LODE	AT 171	S2, 11-T14N-R24E
MACARTHUR CU	LODE	AT 172	S2, 11-T14N-R24E
MACARTHUR CU	LODE	AT 173	S2, 11-T14N-R24E
MACARTHUR CU	LODE	AT 174	S2, 11, 12-T14N-R24E
MACARTHUR CU	LODE	AT 175	S1, 2, 11, 12-T14N-R24E
MACARTHUR CU	LODE	AT 176	S1, 12-T14N-R24E
MACARTHUR CU	LODE	AT 18	Sec 14,15 T14N R24E
MACARTHUR CU	LODE	AT 19	Sec 10,11,14 T14N R24E
MACARTHUR CU	LODE	AT 2	Sec 15,16 T14N R24E
MACARTHUR CU	LODE	AT 20	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 21	Sec 11,14 T14N R24E
MACARTHUR CU	LODE	AT 22	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 23	Sec 11,14 T14N R24E
MACARTHUR CU	LODE	AT 24	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 25	Sec 11,14 T14N R24E
MACARTHUR CU	LODE	AT 26	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 27	Sec 11,14 T14N R24E
MACARTHUR CU	LODE	AT 28	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 29	Sec 11,14 T14N R24E
MACARTHUR CU	LODE	AT 3	Sec 10,15 T14N R24E
MACARTHUR CU	LODE	AT 30	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 31	Sec 11,14 T14N R24E
MACARTHUR CU	LODE	AT 32	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 33	Sec 11,14 T14N R24E
MACARTHUR CU	LODE	AT 34	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 35	Sec 40131 T14N R24E
MACARTHUR CU	LODE	AT 36	Sec 13,14 T14N R24E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 35 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	AT 37	Sec 12,13 T14N R24E
MACARTHUR CU	LODE	AT 38	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 39	Sec 12,13 T14N R24E
MACARTHUR CU	LODE	AT 4	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 40	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 41	Sec 12,13 T14N R24E
MACARTHUR CU	LODE	AT 42	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 43	Sec 12,13 T14N R24E
MACARTHUR CU	LODE	AT 44	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 45	Sec 15,16 T14N R24E
MACARTHUR CU	LODE	AT 46	Sec 15,16,22 T14N R24E
MACARTHUR CU	LODE	AT 47	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 48	Sec 15,22 T14N R24E
MACARTHUR CU	LODE	AT 49	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 5	Sec 10,15 T14N R24E
MACARTHUR CU	LODE	AT 50	Sec 15,22 T14N R24E
MACARTHUR CU	LODE	AT 51	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 52	Sec 15,22 T14N R24E
MACARTHUR CU	LODE	AT 53	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 54	Sec 15,22 T14N R24E
MACARTHUR CU	LODE	AT 55	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 56	Sec 15,22 T14N R24E
MACARTHUR CU	LODE	AT 57	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 58	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 59	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 6	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 60	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 61	Sec 14,15 T14N R24E
MACARTHUR CU	LODE	AT 62	Sec 14,15 T14N R24E
MACARTHUR CU	LODE	AT 63	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 64	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 65	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 66	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 67	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 68	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 69	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 7	Sec 10,15 T14N R24E
MACARTHUR CU	LODE	AT 70	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 71	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 72	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 73	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 74	Sec 14 T14N R24E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 36 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	AT 75	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 76	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 77	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 78	Sec 14 T14N R24E
MACARTHUR CU	LODE	AT 79	Sec 13,14 T14N R24E
MACARTHUR CU	LODE	AT 8	Sec 15 T14N R24E
MACARTHUR CU	LODE	AT 80	Sec 13,14 T14N R24E
MACARTHUR CU	LODE	AT 81	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 82	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 83	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 84	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 85	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 86	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 87	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 88	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 89	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 9	Sec 10,15 T14N R24E
MACARTHUR CU	LODE	AT 90	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 91	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 92	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 93	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 94	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 95	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 96	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 97	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 98	Sec 13 T14N R24E
MACARTHUR CU	LODE	AT 99	Sec 22 T14N R24E
MACARTHUR CU	LODE	AT177	S33-T15N-R24E; S4, T14N-R24E
MACARTHUR CU	LODE	AT178	S4-T14N-R24E
MACARTHUR CU	LODE	AT179	S34-T15N-R24E; S3-T14N-R24E
MACARTHUR CU	LODE	AT180	S3-T14N-R24E
MACARTHUR CU	LODE	AT181	S34-T15N-R24E; S3-T14N-R24E
MACARTHUR CU	LODE	AT182	S3-T14N-R24E
MACARTHUR CU	LODE	AT183	S34-T15N-R24E; S3-T14N-R24E
MACARTHUR CU	LODE	AT184	S3-T14N-R24E
MACARTHUR CU	LODE	AT185	S34-T15N-R24E; S3-T14N-R24E
MACARTHUR CU	LODE	AT186	S3-T14N-R24E
MACARTHUR CU	LODE	AT187	S34-T15N-R24E; S3-T14N-R24E
MACARTHUR CU	LODE	AT188	S3-T14N-R24E
MACARTHUR CU	LODE	AT189	S34-T15N-R24E; S3-T14N-R24E
MACARTHUR CU	LODE	AT190	S3-T14N-R24E
MACARTHUR CU	LODE	AT191	S34-T15N-R24E; S3-T14N-R24E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 37 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	AT192	S3-T14N-R24E
MACARTHUR CU	LODE	AT193	S34-T15N-R24E; S3-T14N-R24E
MACARTHUR CU	LODE	AT194	S3-T14N-R24E
MACARTHUR CU	LODE	AT195	S34-T15N-R24E; S3-T14N-R24E
MACARTHUR CU	LODE	AT196	S3-T14N-R24E
MACARTHUR CU	LODE	AT197	S35-T15N-R24E; S2-T14N-R24E
MACARTHUR CU	LODE	AT198	S2-T14N-R24E
MACARTHUR CU	LODE	AT199	S35-T15N-R24E; S2-T14N-R24E
MACARTHUR CU	LODE	AT200	S2-T14N-R24E
MACARTHUR CU	LODE	AT201	S35-T15N-R24E; S2-T14N-R24E
MACARTHUR CU	LODE	AT202	S2-T14N-R24E
MACARTHUR CU	LODE	AT203	S35-T15N-R24E; S2-T14N-R24E
MACARTHUR CU	LODE	AT204	S2-T14N-R24E
MACARTHUR CU	LODE	AT205	S35-T15N-R24E; S2-T14N-R24E
MACARTHUR CU	LODE	AT206	S2-T14N-R24E
MACARTHUR CU	LODE	AT207	S35-T15N-R24E; S2-T14N-R24E
MACARTHUR CU	LODE	AT208	S2-T14N-R24E
MACARTHUR CU	LODE	AT209	S35-T15N-R24E; S2-T14N-R24E
MACARTHUR CU	LODE	AT210	S2-T14N-R24E
MACARTHUR CU	LODE	AT211	S35-T15N-R24E; S2-T14N-R24E
MACARTHUR CU	LODE	AT212	S2-T14N-R24E
MACARTHUR CU	LODE	AT213	S35, 36-T15N-R24E; S1, 2-T14N-R24E
MACARTHUR CU	LODE	AT214	S2-T14N-R24E
MACARTHUR CU	LODE	AT215	S36-T15N-R24E; S1-T14N-R24E
MACARTHUR CU	LODE	AT216	S2-T14N-R24E
MACARTHUR CU	LODE	AT217	S4-T14N-R24E
MACARTHUR CU	LODE	AT218	S3, 4, 9, 10-T14NR24E
MACARTHUR CU	LODE	AT219	S3-T14N-R24E
MACARTHUR CU	LODE	AT220	S3, 10-T14N-R24E
MACARTHUR CU	LODE	AT221	S3-T14N-R24E
MACARTHUR CU	LODE	AT222	S3, 10-T14N-R24E
MACARTHUR CU	LODE	AT223	S3-T14N-R24E
MACARTHUR CU	LODE	AT224	S3, 10-T14N-R24E
MACARTHUR CU	LODE	AT225	S3-T14N-R24E
MACARTHUR CU	LODE	AT226	S3, 10-T14N-R24E
MACARTHUR CU	LODE	AT227	S3-T14N-R24E
MACARTHUR CU	LODE	AT228	S3, 10-T14N-R24E
MACARTHUR CU	LODE	AT229	S3-T14N-R24E
MACARTHUR CU	LODE	AT230	S3, 10-T14N-R24E
MACARTHUR CU	LODE	AT231	S3-T14N-R24E
MACARTHUR CU	LODE	AT232	S3, 10-T14N-R24E
MACARTHUR CU	LODE	AT233	S3-T14N-R24E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 38 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	AT234	S3, 10-T14N-R24E
MACARTHUR CU	LODE	AT235	S2, 3-T14N-R24E
MACARTHUR CU	LODE	AT236	S2, 3, 10, 11-T14N-R24E
MACARTHUR CU	LODE	AT237	S2-T14N-R24E
MACARTHUR CU	LODE	AT238	S2, 11-T14N-R24E
MACARTHUR CU	LODE	AT239	S2-T14N-R24E
MACARTHUR CU	LODE	AT240	S2-T14N-R24E
MACARTHUR CU	LODE	AT241	S2-T14N-R24E
MACARTHUR CU	LODE	AT242	S2-T14N-R24E
MACARTHUR CU	LODE	AT243	S2-T14N-R24E
MACARTHUR CU	LODE	AT244	S2-T14N-R24E
MACARTHUR CU	LODE	AT245	S2-T14N-R24E
MACARTHUR CU	LODE	AT246	S2-T14N-R24E
MACARTHUR CU	LODE	AT247	S2-T14N-R24E
MACARTHUR CU	LODE	AT248	S2-T14N-R24E
MACARTHUR CU	LODE	AT249	S2-T14N-R24E
MACARTHUR CU	LODE	AT250	S2-T14N-R24E
MACARTHUR CU	LODE	AT251	S2-T14N-R24E
MACARTHUR CU	LODE	AT252	S2-T14N-R24E
MACARTHUR CU	LODE	AT253	S1, 2-T14N-R24E
MACARTHUR CU	LODE	AT254	S1, 2-T14N-R24E
MACARTHUR CU	LODE	AT255	S1-T14N-R24E
MACARTHUR CU	LODE	AT256	S1-T14N-R24E
YERINGTON MINE	LODE	BR 1	S32-T14N-R25E S5-T13N-R25E
YERINGTON MINE	LODE	BR 10	S5-T13N-R25E
YERINGTON MINE	LODE	BR 11	S32, 33-T14N-R25E S4, 5-T13N-R25E
YERINGTON MINE	LODE	BR 12	S4, 5-T13N-R25E
YERINGTON MINE	LODE	BR 13	S5-T13N-R25E
YERINGTON MINE	LODE	BR 14	S5, 8-T13N-R25E
YERINGTON MINE	LODE	BR 15	S5-T13N-R25E
YERINGTON MINE	LODE	BR 16	S4, 5-T13N-R25E
YERINGTON MINE	LODE	BR 17	S4-T13N-R25E
YERINGTON MINE	LODE	BR 18	S4, 9-T13N-R25E
YERINGTON MINE	LODE	BR 19	S4-T13N-R25E
YERINGTON MINE	LODE	BR 2	S32-T14N-R25E S5-T13N-R25E
YERINGTON MINE	LODE	BR 20	S4, 9-T13N-R25E
YERINGTON MINE	LODE	BR 21	S5, 8-T13N-R25E
YERINGTON MINE	LODE	BR 22	S8-T13N-R25E
YERINGTON MINE	LODE	BR 23	S4,5,8,9-T13N-R25E
YERINGTON MINE	LODE	BR 24	S8, 9-T13N-R25E
YERINGTON MINE	LODE	BR 25	S9-T13N-R25E
YERINGTON MINE	LODE	BR 26	S9-T13N-R25E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 39 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
YERINGTON MINE	LODE	BR 27	S4, 9-T13N-R25E
YERINGTON MINE	LODE	BR 28	S9-T13N-R25E
YERINGTON MINE	LODE	BR 29	S4, 9-T13N-R25E
YERINGTON MINE	LODE	BR 3	S32-T14N-R25E S5-T13N-R25E
YERINGTON MINE	LODE	BR 30	S9-T13N-R25E
YERINGTON MINE	LODE	BR 31	S4, 9-T13N-R25E
YERINGTON MINE	LODE	BR 32	S9-T13N-R25E
YERINGTON MINE	LODE	BR 33	S4, 9-T13N-R25E
YERINGTON MINE	LODE	BR 34	S9-T13N-R25E
YERINGTON MINE	LODE	BR 35	S4, 9-T13N-R25E
YERINGTON MINE	LODE	BR 36	S9-T13N-R25E
YERINGTON MINE	LODE	BR 37	S4, 9-T13N-R25E
YERINGTON MINE	LODE	BR 38	S9-T13N-R25E
YERINGTON MINE	LODE	BR 39	S3,4,9,10-T13N-R25E
YERINGTON MINE	LODE	BR 4	S5-T13N-R25E
YERINGTON MINE	LODE	BR 40	S3, 4-T13N-R25E
YERINGTON MINE	LODE	BR 41	S8-T13N-R25E
YERINGTON MINE	LODE	BR 42	S8, 17-T13N-R25E
YERINGTON MINE	LODE	BR 43	S8-T13N-R25E
YERINGTON MINE	LODE	BR 44	S8,9,16,17-T13N-R25E
YERINGTON MINE	LODE	BR 45	S9, 16-T13N-R25E
YERINGTON MINE	LODE	BR 46	S9, 16-T13N-R25E
YERINGTON MINE	LODE	BR 47	S9-T13N-R25E
YERINGTON MINE	LODE	BR 48	S9, 16-T13N-R25E
YERINGTON MINE	LODE	BR 49	S9-T13N-R25E
YERINGTON MINE	LODE	BR 5	S32-T14N-R25E S5-T13N-R25E
YERINGTON MINE	LODE	BR 50	S9-T13N-R25E
YERINGTON MINE	LODE	BR 51	S9-T13N-R25E
YERINGTON MINE	LODE	BR 52	S9-T13N-R25E
YERINGTON MINE	LODE	BR 53	S9-T13N-R25E
YERINGTON MINE	LODE	BR 54	S9-T13N-R25E
YERINGTON MINE	LODE	BR 55	S9-T13N-R25E
YERINGTON MINE	LODE	BR 56	S9-T13N-R25E
YERINGTON MINE	LODE	BR 57	S9-T13N-R25E
YERINGTON MINE	LODE	BR 58	S9-T13N-R25E
YERINGTON MINE	LODE	BR 59	S9-T13N-R25E
YERINGTON MINE	LODE	BR 6	S5-T13N-R25E
MACARTHUR CU	LODE	BR 60	S9-T25E-13N
MACARTHUR CU	LODE	BR 61	S9-T25E-13N
YERINGTON MINE	LODE	BR 7	S32-T14N-R25E S5-T13N-R25E
YERINGTON MINE	LODE	BR 8	S5-T13N-R25E
YERINGTON MINE	LODE	BR 9	S32-T14N-R25E S5-T13N-R25E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 40 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	MP 1	S26-T14N-R24E
MACARTHUR CU	LODE	MP 10	S26,35-T14N-R24E
MACARTHUR CU	LODE	MP 11	S26-T14N-R24E
MACARTHUR CU	LODE	MP 12	S26,35-T14N-R24E
MACARTHUR CU	LODE	MP 13	S25,26-T14N-R24E
MACARTHUR CU	LODE	MP 14	S25,26,35,36-T14N-R24E
MACARTHUR CU	LODE	MP 15	S25-T14N-R24E
MACARTHUR CU	LODE	MP 16	S25,36-T14N-R24E
MACARTHUR CU	LODE	MP 17	S25-T14N-R24E
MACARTHUR CU	LODE	MP 18	S25,36-T14N-R24E
MACARTHUR CU	LODE	MP 19	S25-T14N-R24E
MACARTHUR CU	LODE	MP 2	S26,35-T14N-R24E
MACARTHUR CU	LODE	MP 20	S25,36-T14N-R24E
MACARTHUR CU	LODE	MP 21	S25-T14N-R24E
MACARTHUR CU	LODE	MP 22	S25,36-T14N-R24E
MACARTHUR CU	LODE	MP 23	S25-T14N-R24E
MACARTHUR CU	LODE	MP 24	S25-T14N-R24E
MACARTHUR CU	LODE	MP 25	S25-T14N-R24E
MACARTHUR CU	LODE	MP 26	S25-T14N-R24E
MACARTHUR CU	LODE	MP 27	S25-T14N-R24E S30-T14N-R25E
MACARTHUR CU	LODE	MP 28	S30-T14N-R25E
MACARTHUR CU	LODE	MP 29	S30-T14N-R25E
MACARTHUR CU	LODE	MP 3	S26-T14N-R24E
MACARTHUR CU	LODE	MP 30	S26-T14N-R24E
MACARTHUR CU	LODE	MP 31	S26-T14N-R24E
MACARTHUR CU	LODE	MP 32	S26-T14N-R24E
MACARTHUR CU	LODE	MP 33	S26-T14N-R24E
MACARTHUR CU	LODE	MP 34	S26-T14N-R24E
MACARTHUR CU	LODE	MP 35	S26-T14N-R24E
MACARTHUR CU	LODE	MP 36	S26-T14N-R24E
MACARTHUR CU	LODE	MP 37	S26-T14N-R24E
MACARTHUR CU	LODE	MP 38	S26-T14N-R24E
MACARTHUR CU	LODE	MP 39	S26-T14N-R24E
MACARTHUR CU	LODE	MP 4	S26,35-T14N-R24E
MACARTHUR CU	LODE	MP 40	S26-T14N-R24E
MACARTHUR CU	LODE	MP 41	S25, 26-T14N-R24E
MACARTHUR CU	LODE	MP 42	S25, 26-T14N-R24E
MACARTHUR CU	LODE	MP 43	S25-T14N-R24E
MACARTHUR CU	LODE	MP 44	S25-T14N-R24E
MACARTHUR CU	LODE	MP 45	S25-T14N-R24E
MACARTHUR CU	LODE	MP 46	S25-T14N-R24E
MACARTHUR CU	LODE	MP 47	S25-T14N-R24E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 41 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	MP 48	S25-T14N-R24E
MACARTHUR CU	LODE	MP 49	S25-T14N-R24E
MACARTHUR CU	LODE	MP 5	S26-T14N-R24E
MACARTHUR CU	LODE	MP 50	S25-T14N-R24E
MACARTHUR CU	LODE	MP 51	S25-T14N-R24E
MACARTHUR CU	LODE	MP 52	S25-T14N-R24E
MACARTHUR CU	LODE	MP 53	S25-T14N-R24E
MACARTHUR CU	LODE	MP 54	S25-T14N-R24E
MACARTHUR CU	LODE	MP 55	S25-T14N-R24E
MACARTHUR CU	LODE	MP 56	S25-T14N-R24E
MACARTHUR CU	LODE	MP 57	S25-T14N-R24E
MACARTHUR CU	LODE	MP 58	S25-T14N-R24E
MACARTHUR CU	LODE	MP 59	S25-T14N-R24E S30-T14N-R25E
MACARTHUR CU	LODE	MP 6	S26,35-T14N-R24E
MACARTHUR CU	LODE	MP 60	S25-T14N-R24E S30-T14N-R25E
MACARTHUR CU	LODE	MP 61	S30-T14N-R25E
MACARTHUR CU	LODE	MP 62	S30-T14N-R25E
MACARTHUR CU	LODE	MP 63	S30-T14N-R25E
MACARTHUR CU	LODE	MP 64	S30-T14N-R25E
MACARTHUR CU	LODE	MP 65	S30-T14N-R25E
MACARTHUR CU	LODE	MP 66	S30-T14N-R25E
MACARTHUR CU	LODE	MP 67	S30-T14N-R25E
MACARTHUR CU	LODE	MP 68	S30-T14N-R25E
MACARTHUR CU	LODE	MP 69	S30-T14N-R25E
MACARTHUR CU	LODE	MP 7	S26-T14N-R24E
MACARTHUR CU	LODE	MP 70	S30-T14N-R25E
MACARTHUR CU	LODE	MP 71	S30-T14N-R25E
MACARTHUR CU	LODE	MP 72	S30-T14N-R25E
MACARTHUR CU	LODE	MP 73	S24, 25-T14N-R24E
MACARTHUR CU	LODE	MP 74	S24, 25-T14N-R24E
MACARTHUR CU	LODE	MP 75	S24, 25-T14N-R24E
MACARTHUR CU	LODE	MP 76	S24, 25-T14N-R24E
MACARTHUR CU	LODE	MP 77	S24, 25-T14N-R24E
MACARTHUR CU	LODE	MP 78	S24, 25-T14N-R24E
MACARTHUR CU	LODE	MP 79	S24, 25-T14N-R24E
MACARTHUR CU	LODE	MP 8	S26,35-T14N-R24E
MACARTHUR CU	LODE	MP 80	S24, 25-T14N-R24E S19, 30-T14N-R25E
MACARTHUR CU	LODE	MP 81	S19, 30-T14N-R25E
MACARTHUR CU	LODE	MP 82	S19, 30-T14N-R25E
MACARTHUR CU	LODE	MP 83	S19, 30-T14N-R25E
MACARTHUR CU	LODE	MP 84	S19, 30-T14N-R25E
MACARTHUR CU	LODE	MP 85	S19, 30-T14N-R25E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 42 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	MP 9	S26-T14N-R24E
YERINGTON MINE	PLACER	PLOXI 1	S5-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 11	S4-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 13	S4-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 14	S4-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 15	S5-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 16	S5-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 19	S8-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 2	S5-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 20	S8-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 21	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 22	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 23	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 24	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 25	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 26	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 27	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 28	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 29	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 3	S5-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 30	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 31	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 32	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 33	S8-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 34	S8-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 35	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 36	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 37	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 38	S9-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 39	S8-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 40	S8-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 41	S8-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 42	S8-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 43	S17-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 44	S17-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 45	S17-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 46	S16-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 47	S16-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 48	S16-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 49	S16-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 5	S5-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 50	S16-T13S-R25E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 43 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
YERINGTON MINE	PLACER	PLOXI 51	S16-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 53	S16-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 54	S16-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 55	S16-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 56	S16-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 57	S17-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 58	S16-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 59	S16-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 6	S5-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 60	S16-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 61	S16-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 62	S20-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 63	S20-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 64	S20-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 65	S20-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 66	S20-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 67	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 68	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 69	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 70	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 71	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 72	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 73	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 74	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 75	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 76	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 77	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 78	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 79	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 80	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 81	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 82	S20-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 83	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 84	S21-T13S-R25E
YERINGTON MINE	PLACER	PLOXI 85	S21-T13S-R25E
MACARTHUR CU	LODE	QT 1	S14,15,22,23-T14N-R24E
MACARTHUR CU	LODE	QT 10	S23-T14N-R24E
MACARTHUR CU	LODE	QT 101	S19-T14N-R25E
MACARTHUR CU	LODE	QT 103	S19-T14N-R25E
MACARTHUR CU	LODE	QT 104	S19, 30-T14N-R25E
MACARTHUR CU	LODE	QT 105	S19-T14N-R25E
MACARTHUR CU	LODE	QT 106	S19, 30-T14N-R25E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 44 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	QT 107	S19, 20-T14N-R25E
MACARTHUR CU	LODE	QT 108	S19,20,29,30-T14N-R25E
MACARTHUR CU	LODE	QT 109	S20, 29-T14N-R25E
MACARTHUR CU	LODE	QT 11	S14, 23-T14N-R24E
MACARTHUR CU	LODE	QT 110	S20, 29-T14N-R25E
MACARTHUR CU	LODE	QT 111	S26, 27-T14N-R24E
MACARTHUR CU	LODE	QT 112	S26, 27-T14N-R24E
MACARTHUR CU	LODE	QT 113	S26-T14N-R24E
MACARTHUR CU	LODE	QT 114	S26-T14N-R24E
MACARTHUR CU	LODE	QT 115	S26-T14N-R24E
MACARTHUR CU	LODE	QT 116	S26-T14N-R24E
MACARTHUR CU	LODE	QT 117	S26-T14N-R24E
MACARTHUR CU	LODE	QT 12	S24-T14N-R24E
MACARTHUR CU	LODE	QT 13	S14, 23-T14N-R24E
MACARTHUR CU	LODE	QT 133	S30-T14N-R25E
MACARTHUR CU	LODE	QT 135	S29, 30-T14N-R25E
MACARTHUR CU	LODE	QT 136	S29, 30-T14N-R25E
MACARTHUR CU	LODE	QT 137	S29-T14N-R25E
MACARTHUR CU	LODE	QT 138	S29-T14N-R25E
MACARTHUR CU	LODE	QT 139	S29-T14N-R25E
MACARTHUR CU	LODE	QT 14	S23-T14N-R24E
MACARTHUR CU	LODE	QT 140	S29-T14N-R25E
MACARTHUR CU	LODE	QT 141	S26, 27-T14N-R24E
MACARTHUR CU	LODE	QT 142	S26, 27-T14N-R24E
MACARTHUR CU	LODE	QT 143	S26-T14N-R24E
MACARTHUR CU	LODE	QT 144	S26, 35-T14N-R24E
MACARTHUR CU	LODE	QT 145	S26-T14N-R24E
MACARTHUR CU	LODE	QT 146	S26, 35-T14N-R24E
MACARTHUR CU	LODE	QT 15	S14, 23-T14N-R24E
MACARTHUR CU	LODE	QT 152	S25, 36-T14N-R24E
MACARTHUR CU	LODE	QT 154	S25, 36-T14N-R24E
MACARTHUR CU	LODE	QT 156	S25, 36-T14N-R24E
MACARTHUR CU	LODE	QT 158	S25, 36-T14N-R24E
MACARTHUR CU	LODE	QT 16	S23-T14N-R24E
MACARTHUR CU	LODE	QT 160	S25, 36-T14N-R24E S30, 31-T14N-R25E
MACARTHUR CU	LODE	QT 161	S30-T14N-R25E
MACARTHUR CU	LODE	QT 162	S30, 31-T14N-R25E
MACARTHUR CU	LODE	QT 163	S30-T14N-R25E
MACARTHUR CU	LODE	QT 164	S30, 31-T14N-R25E
MACARTHUR CU	LODE	QT 165	S30-T14N-R25E
MACARTHUR CU	LODE	QT 166	S30, 31-T14N-R25E
MACARTHUR CU	LODE	QT 167	S30-T14N-R25E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 45 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	QT 168	S30, 31-T14N-R25E
MACARTHUR CU	LODE	QT 17	S14, 23-T14N-R24E
MACARTHUR CU	LODE	QT 170	S30, 31-T14N-R25E
MACARTHUR CU	LODE	QT 171	S30-T14N-R25E
MACARTHUR CU	LODE	QT 173	S29, 30-T14N-R25E
MACARTHUR CU	LODE	QT 174	S29, 30-T14N-R25E
MACARTHUR CU	LODE	QT 175	S29-T14N-R25E
MACARTHUR CU	LODE	QT 176	S29-T14N-R25E
MACARTHUR CU	LODE	QT 177	S34, 35-T14N-R24E
MACARTHUR CU	LODE	QT 178	S35-T14N-R24E
MACARTHUR CU	LODE	QT 179	S35-T14N-R24E
MACARTHUR CU	LODE	QT 18	S23-T14N-R24E
MACARTHUR CU	LODE	QT 180	S35-T14N-R24E
MACARTHUR CU	LODE	QT 181	S35-T14N-R24E
MACARTHUR CU	LODE	QT 182	S35-T14N-R24E
MACARTHUR CU	LODE	QT 183	S35-T14N-R24E
MACARTHUR CU	LODE	QT 184	S35-T14N-R24E
MACARTHUR CU	LODE	QT 185	S35-T14N-R24E
MACARTHUR CU	LODE	QT 186	S35-T14N-R24E
MACARTHUR CU	LODE	QT 187	S35-T14N-R24E
MACARTHUR CU	LODE	QT 188	S35-T14N-R24E
MACARTHUR CU	LODE	QT 189	S35-T14N-R24E
MACARTHUR CU	LODE	QT 19	S13,14,23,24-T14N-R24E
MACARTHUR CU	LODE	QT 190	S35-T14N-R24E
MACARTHUR CU	LODE	QT 191	S35-T14N-R24E
MACARTHUR CU	LODE	QT 192	S35-T14N-R24E
MACARTHUR CU	LODE	QT 193	S35-T14N-R24E
MACARTHUR CU	LODE	QT 194	S35-T14N-R24E
MACARTHUR CU	LODE	QT 195	S35-T14N-R24E
MACARTHUR CU	LODE	QT 196	S35, 36-T14N-R24E
MACARTHUR CU	LODE	QT 197	S36-T14N-R24E
MACARTHUR CU	LODE	QT 198	S36-T14N-R24E
MACARTHUR CU	LODE	QT 199	S36-T14N-R24E
MACARTHUR CU	LODE	QT 2	S22, 23-T14N-R24E
MACARTHUR CU	LODE	QT 20	S23, 24-T14N-R24E
MACARTHUR CU	LODE	QT 200	S36-T14N-R24E
MACARTHUR CU	LODE	QT 201	S36-T14N-R24E
MACARTHUR CU	LODE	QT 202	S36-T14N-R24E
MACARTHUR CU	LODE	QT 203	S36-T14N-R24E
MACARTHUR CU	LODE	QT 204	S36-T14N-R24E
MACARTHUR CU	LODE	QT 205	S36-T14N-R24E
MACARTHUR CU	LODE	QT 206	S36-T14N-R24E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 46 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	QT 207	S36-T14N-R24E
MACARTHUR CU	LODE	QT 208	S36-T14N-R24E
MACARTHUR CU	LODE	QT 209	S36-T14N-R24E
MACARTHUR CU	LODE	QT 21	S13, 24-T14N-R24E
MACARTHUR CU	LODE	QT 210	S36-T14N-R24E
MACARTHUR CU	LODE	QT 211	S36-T14N-R24E S31-T14N-R25E
MACARTHUR CU	LODE	QT 212	S36-T14N-R24E S31-T14N-R25E
MACARTHUR CU	LODE	QT 213	S31-T14N-R25E
MACARTHUR CU	LODE	QT 214	S31-T14N-R25E
MACARTHUR CU	LODE	QT 215	S31-T14N-R25E
MACARTHUR CU	LODE	QT 216	S31-T14N-R25E
MACARTHUR CU	LODE	QT 217	S31-T14N-R25E
MACARTHUR CU	LODE	QT 218	S31-T14N-R25E
MACARTHUR CU	LODE	QT 219	S31-T14N-R25E
MACARTHUR CU	LODE	QT 22	S24-T14N-R24E
MACARTHUR CU	LODE	QT 220	S31-T14N-R25E
MACARTHUR CU	LODE	QT 221	S31-T14N-R25E
MACARTHUR CU	LODE	QT 222	S31-T14N-R25E
MACARTHUR CU	LODE	QT 223	S31-T14N-R25E
MACARTHUR CU	LODE	QT 224	S31-T14N-R25E
MACARTHUR CU	LODE	QT 23	S13, 24-T14N-R24E
MACARTHUR CU	LODE	QT 24	S24-T14N-R24E
MACARTHUR CU	LODE	QT 25	S13, 24-T14N-R24E
MACARTHUR CU	LODE	QT 251	S27-T14N-R24E S34-T14N-R24E
MACARTHUR CU	LODE	QT 252	S27-T14N-R24E S34-T14N-R24E
MACARTHUR CU	LODE	QT 253	S34-T14N-R24E
MACARTHUR CU	LODE	QT 254	S34-T14N-R24E
MACARTHUR CU	LODE	QT 255	S34-T14N-R24E
MACARTHUR CU	LODE	QT 256	S34-T14N-R24E
MACARTHUR CU	LODE	QT 257	S3-T13N-R24E S34-T14N-R24E
MACARTHUR CU	LODE	QT 258	S3-T13N-R24E
MACARTHUR CU	LODE	QT 259	S3-T13N-R24E S34-T14N-R24E
MACARTHUR CU	LODE	QT 26	S24-T14N-R24E
MACARTHUR CU	LODE	QT 260	S3-T13N-R24E
MACARTHUR CU	LODE	QT 261	S2, 3-T13N-R24E S34, 35-T14N-R24E
MACARTHUR CU	LODE	QT 262	S2, 3-T13N-R24E
MACARTHUR CU	LODE	QT 263	S2-T13N-R24E S35-T14N-R24E
MACARTHUR CU	LODE	QT 264	S2-T13N-R24E
MACARTHUR CU	LODE	QT 265	S2-T13N-R24E S35-T14N-R24E
MACARTHUR CU	LODE	QT 266	S2-T13N-R24E
MACARTHUR CU	LODE	QT 267	S2-T13N-R24E S35-T14N-R24E
MACARTHUR CU	LODE	QT 268	S2-T13N-R24E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 47 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	QT 269	S2-T13N-R24E S35-T14N-R24E
MACARTHUR CU	LODE	QT 27	S13, 24-T14N-R24E
MACARTHUR CU	LODE	QT 270	S2-T13N-R24E
MACARTHUR CU	LODE	QT 271	S2-T13N-R24E S35-T14N-R24E
MACARTHUR CU	LODE	QT 272	S2-T13N-R24E
MACARTHUR CU	LODE	QT 273	S2-T13N-R24E S35-T14N-R24E
MACARTHUR CU	LODE	QT 274	S2-T13N-R24E
MACARTHUR CU	LODE	QT 275	S2-T13N-R24E S35-T14N-R24E
MACARTHUR CU	LODE	QT 276	S2-T13N-R24E
MACARTHUR CU	LODE	QT 28	S24-T14N-R24E
MACARTHUR CU	LODE	QT 29	S13, 24-T14N-R24E
MACARTHUR CU	LODE	QT 3	S14, 23-T14N-R24E
MACARTHUR CU	LODE	QT 30	S24-T14N-R24E
MACARTHUR CU	LODE	QT 31	S13, 24-T14N-R24E
MACARTHUR CU	LODE	QT 32	S24-T14N-R24E
MACARTHUR CU	LODE	QT 33	S13, 24-T14N-R24E
MACARTHUR CU	LODE	QT 34	S24-T14N-R24E
MACARTHUR CU	LODE	QT 35	S13, 24-T14N-R24E
MACARTHUR CU	LODE	QT 36	S24-T14N-R24E
MACARTHUR CU	LODE	QT 37	S13, 24-T14N-R24E S18, 19-T14N-R25E
MACARTHUR CU	LODE	QT 38	S24-T14N-R24E S19-T14N-R25E
MACARTHUR CU	LODE	QT 39	S18, 19-T14N-R25E
MACARTHUR CU	LODE	QT 4	S23-T14N-R24E
MACARTHUR CU	LODE	QT 40	S19-T14N-R25E
MACARTHUR CU	LODE	QT 41	S18, 19-T14N-R25E
MACARTHUR CU	LODE	QT 42	S19-T14N-R25E
MACARTHUR CU	LODE	QT 43	S18, 19-T14N-R25E
MACARTHUR CU	LODE	QT 44	S19-T14N-R25E
MACARTHUR CU	LODE	QT 45	S18, 19-T14N-R25E
MACARTHUR CU	LODE	QT 46	S19-T14N-R25E
MACARTHUR CU	LODE	QT 47	S18, 19-T14N-R25E
MACARTHUR CU	LODE	QT 48	S19-T14N-R25E
MACARTHUR CU	LODE	QT 49	S18, 19-T14N-R25E
MACARTHUR CU	LODE	QT 5	S14, 23-T14N-R24E
MACARTHUR CU	LODE	QT 50	S19-T14N-R25E
MACARTHUR CU	LODE	QT 51	S18, 19-T14N-R25E
MACARTHUR CU	LODE	QT 52	S19-T14N-R25E
MACARTHUR CU	LODE	QT 53	S17,18,19,20-T14N-R25E
MACARTHUR CU	LODE	QT 54	S19, 20-T14N-R25E
MACARTHUR CU	LODE	QT 55	S22, 23-T14N-R24E
MACARTHUR CU	LODE	QT 56	S22,23,26,27-T14N-R24E
MACARTHUR CU	LODE	QT 57	S23-T14N-R24E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 48 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	QT 58	S23, 26-T14N-R24E
MACARTHUR CU	LODE	QT 59	S23-T14N-R24E
MACARTHUR CU	LODE	QT 6	S23-T14N-R24E
MACARTHUR CU	LODE	QT 60	S23, 26-T14N-R24E
MACARTHUR CU	LODE	QT 61	S23-T14N-R24E
MACARTHUR CU	LODE	QT 62	S23, 26-T14N-R24E
MACARTHUR CU	LODE	QT 63	S23-T14N-R24E
MACARTHUR CU	LODE	QT 64	S23, 26-T14N-R24E
MACARTHUR CU	LODE	QT 65	S23-T14N-R24E
MACARTHUR CU	LODE	QT 66	S23, 26-T14N-R24E
MACARTHUR CU	LODE	QT 67	S23-T14N-R24E
MACARTHUR CU	LODE	QT 68	S23, 26-T14N-R24E
MACARTHUR CU	LODE	QT 69	S23-T14N-R24E
MACARTHUR CU	LODE	QT 7	S14, 23-T14N-R24E
MACARTHUR CU	LODE	QT 70	S23, 26-T14N-R24E
MACARTHUR CU	LODE	QT 71	S23-T14N-R24E
MACARTHUR CU	LODE	QT 72	S23, 26-T14N-R24E
MACARTHUR CU	LODE	QT 73	S23, 24-T14N-R24E
MACARTHUR CU	LODE	QT 74	S23,24,25,26-T14N-R24E
MACARTHUR CU	LODE	QT 75	S24-T14N-R24E
MACARTHUR CU	LODE	QT 76	S24, 25-T14N-R24E
MACARTHUR CU	LODE	QT 77	S24-T14N-R24E
MACARTHUR CU	LODE	QT 79	S24-T14N-R24E
MACARTHUR CU	LODE	QT 8	S23-T14N-R24E
MACARTHUR CU	LODE	QT 81	S24-T14N-R24E
MACARTHUR CU	LODE	QT 83	S24-T14N-R24E
MACARTHUR CU	LODE	QT 85	S24-T14N-R24E
MACARTHUR CU	LODE	QT 87	S24-T14N-R24E
MACARTHUR CU	LODE	QT 89	S24-T14N-R24E
MACARTHUR CU	LODE	QT 9	S14, 23-T14N-R24E
MACARTHUR CU	LODE	QT 91	S24-T14N-R24E S19-T14N-R25E
MACARTHUR CU	LODE	QT 93	S19-T14N-R25E
MACARTHUR CU	LODE	QT 95	S19-T14N-R25E
MACARTHUR CU	LODE	QT 97	S19-T14N-R25E
MACARTHUR CU	LODE	QT 99	S19-T14N-R25E
MACARTHUR CU	LODE	SC 1	S19,20-T13N-R25E
MACARTHUR CU	LODE	SC 10	S20,29-T13N-R25E
MACARTHUR CU	LODE	SC 100	S18-T13N-R25E
MACARTHUR CU	LODE	SC 101	S18-T13N-R25E
MACARTHUR CU	LODE	SC 102	S18-T13N-R25E
MACARTHUR CU	LODE	SC 103	S18-T13N-R25E
MACARTHUR CU	LODE	SC 104	S18-T13N-R25E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 49 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	SC 105	S18-T13N-R25E
MACARTHUR CU	LODE	SC 106	S18-T13N-R25E
MACARTHUR CU	LODE	SC 107	S18-T13N-R25E
MACARTHUR CU	LODE	SC 108	S18-T13N-R25E
MACARTHUR CU	LODE	SC 109	S17,18-T13N-R25E
MACARTHUR CU	LODE	SC 11	S20-T13N-R25E
MACARTHUR CU	LODE	SC 110	S17,18-T13N-R25E
MACARTHUR CU	LODE	SC 111	S17-T13N-R25E
MACARTHUR CU	LODE	SC 112	S17-T13N-R25E
MACARTHUR CU	LODE	SC 113	S17-T13N-R25E
MACARTHUR CU	LODE	SC 114	S17-T13N-R25E
MACARTHUR CU	LODE	SC 115	S12-T13N-R24E
MACARTHUR CU	LODE	SC 116	S12,13-T13N-R24E
MACARTHUR CU	LODE	SC 117	S12-T13N-R24E
MACARTHUR CU	LODE	SC 118	S12,13-T13N-R24E
MACARTHUR CU	LODE	SC 119	S12-T13N-R24E
MACARTHUR CU	LODE	SC 12	S20,29-T13N-R25E
MACARTHUR CU	LODE	SC 120	S12,13-T13N-R24E
MACARTHUR CU	LODE	SC 121	S12-T13N-R24E
MACARTHUR CU	LODE	SC 122	S12,13-T13N-R24E
MACARTHUR CU	LODE	SC 123	S12-T13N-R24E; S7-T13N-R25E
MACARTHUR CU	LODE	SC 124	S12,13-T13N-R24E; S7,18-T13N-R25E
MACARTHUR CU	LODE	SC 125	S7-T13N-R25E
MACARTHUR CU	LODE	SC 126	S7,18-T13N-R25E
MACARTHUR CU	LODE	SC 127	S7-T13N-R25E
MACARTHUR CU	LODE	SC 128	S7,18-T13N-R25E
MACARTHUR CU	LODE	SC 129	S7-T13N-R25E
YERINGTON MINE	LODE	SC 13	S20-T13N-R25E
MACARTHUR CU	LODE	SC 130	S7,18-T13N-R25E
MACARTHUR CU	LODE	SC 131	S7-T13N-R25E
MACARTHUR CU	LODE	SC 132	S7,18-T13N-R25E
MACARTHUR CU	LODE	SC 133	S7-T13N-R25E
MACARTHUR CU	LODE	SC 134	S7,18-T13N-R25E
MACARTHUR CU	LODE	SC 135	S7-T13N-R25E
MACARTHUR CU	LODE	SC 136	S7,18-T13N-R25E
MACARTHUR CU	LODE	SC 137	S7-T13N-R25E
MACARTHUR CU	LODE	SC 138	S7,18-T13N-R25E
MACARTHUR CU	LODE	SC 139	S7,8-T13N-R25E
MACARTHUR CU	LODE	SC 14	S20,29-T13N-R25E
MACARTHUR CU	LODE	SC 140	S7,8,17,18-T13N-R25E
MACARTHUR CU	LODE	SC 141	S1,2,11,12-T13N-R24E
MACARTHUR CU	LODE	SC 142	S11,12-T13N-R24E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 50 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	SC 143	S1,12-T13N-R24E
MACARTHUR CU	LODE	SC 144	S12-T13N-R24E
MACARTHUR CU	LODE	SC 145	S1,12-T13N-R24E
MACARTHUR CU	LODE	SC 146	S12-T13N-R24E
MACARTHUR CU	LODE	SC 147	S1,12-T13N-R24E
MACARTHUR CU	LODE	SC 148	S12-T13N-R24E
MACARTHUR CU	LODE	SC 149	S1,12-T13N-R24E
YERINGTON MINE	LODE	SC 15	S20-T13N-R25E
MACARTHUR CU	LODE	SC 150	S12-T13N-R24E
MACARTHUR CU	LODE	SC 151	S1,12-T13N-R24E
MACARTHUR CU	LODE	SC 152	S12-T13N-R24E
MACARTHUR CU	LODE	SC 153	S1,12-T13N-R24E
MACARTHUR CU	LODE	SC 154	S12-T13N-R24E
MACARTHUR CU	LODE	SC 155	S1,12-T13N-R24E
MACARTHUR CU	LODE	SC 156	S12-T13N-R24E
MACARTHUR CU	LODE	SC 157	S1,12-T13N-R24E
MACARTHUR CU	LODE	SC 158	S12-T13N-R24E
MACARTHUR CU	LODE	SC 159	S1,12-T13N-R24E; S6,7-T13N-R25E
YERINGTON MINE	LODE	SC 16	S20,29-T13N-R25E
MACARTHUR CU	LODE	SC 160	S12-T13N-R24E; S7-T13N-R25E
MACARTHUR CU	LODE	SC 161	S6,7-T13N-R25E
MACARTHUR CU	LODE	SC 162	S7-T13N-R25E
MACARTHUR CU	LODE	SC 163	S6,7-T13N-R25E
MACARTHUR CU	LODE	SC 164	S7-T13N-R25E
MACARTHUR CU	LODE	SC 165	S6,7-T13N-R25E
MACARTHUR CU	LODE	SC 166	S7-T13N-R25E
MACARTHUR CU	LODE	SC 167	S6,7-T13N-R25E
MACARTHUR CU	LODE	SC 168	S7-T13N-R25E
MACARTHUR CU	LODE	SC 169	S6,7-T13N-R25E
YERINGTON MINE	LODE	SC 17	S20-T13N-R25E
MACARTHUR CU	LODE	SC 170	S7-T13N-R25E
MACARTHUR CU	LODE	SC 171	S6,7-T13N-R25E
MACARTHUR CU	LODE	SC 172	S7-T13N-R25E
MACARTHUR CU	LODE	SC 173	S6,7-T13N-R25E
MACARTHUR CU	LODE	SC 174	S7-T13N-R25E
MACARTHUR CU	LODE	SC 175	S5,6,7,8-T13N-R25E
MACARTHUR CU	LODE	SC 176	S7,8-T13N-R25E
MACARTHUR CU	LODE	SC 177	S1,2-T13N-R24E
MACARTHUR CU	LODE	SC 178	S1,2-T13N-R24E
MACARTHUR CU	LODE	SC 179	S1-T13N-R24E
YERINGTON MINE	LODE	SC 18	S20,29-T13N-R25E
MACARTHUR CU	LODE	SC 180	S1-T13N-R24E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 51 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	SC 181	S1-T13N-R24E
MACARTHUR CU	LODE	SC 182	S1-T13N-R24E
MACARTHUR CU	LODE	SC 183	S1-T13N-R24E
MACARTHUR CU	LODE	SC 184	S1-T13N-R24E
MACARTHUR CU	LODE	SC 185	S1-T13N-R24E
MACARTHUR CU	LODE	SC 186	S1-T13N-R24E
MACARTHUR CU	LODE	SC 187	S1-T13N-R24E
MACARTHUR CU	LODE	SC 188	S1-T13N-R24E
MACARTHUR CU	LODE	SC 189	S1-T13N-R24E
MACARTHUR CU	LODE	SC 19	S19,20-T13N-R25E
MACARTHUR CU	LODE	SC 190	S1-T13N-R24E
MACARTHUR CU	LODE	SC 191	S1-T13N-R24E
MACARTHUR CU	LODE	SC 192	S1-T13N-R24E
MACARTHUR CU	LODE	SC 193	S1-T13N-R24E
MACARTHUR CU	LODE	SC 194	S1-T13N-R24E
MACARTHUR CU	LODE	SC 195	S1-T13N-R24E; S6-T13N-R25E
MACARTHUR CU	LODE	SC 196	S1-T13N-R24E; S6-T13N-R25E
MACARTHUR CU	LODE	SC 197	S6-T13N-R25E
MACARTHUR CU	LODE	SC 198	S6-T13N-R25E
MACARTHUR CU	LODE	SC 199	S6-T13N-R25E
MACARTHUR CU	LODE	SC 2	S19,20,29,30-T13N-R25E
MACARTHUR CU	LODE	SC 20	S20-T13N-R25E
MACARTHUR CU	LODE	SC 200	S6-T13N-R25E
MACARTHUR CU	LODE	SC 201	S6-T13N-R25E
MACARTHUR CU	LODE	SC 202	S6-T13N-R25E
MACARTHUR CU	LODE	SC 203	S6-T13N-R25E
MACARTHUR CU	LODE	SC 204	S6-T13N-R25E
MACARTHUR CU	LODE	SC 205	S6-T13N-R25E
MACARTHUR CU	LODE	SC 206	S6-T13N-R25E
MACARTHUR CU	LODE	SC 207	S1,2-T13N-R24E; S35-T14N-R24E
MACARTHUR CU	LODE	SC 208	S1,2-T13N-R24E
MACARTHUR CU	LODE	SC 209	S1-T13N-R24E; S35,36-T14N-R24E
MACARTHUR CU	LODE	SC 21	S20-T13N-R25E
MACARTHUR CU	LODE	SC 210	S1-T13N-R24E
MACARTHUR CU	LODE	SC 211	S1-T13N-R24E; S36-T14N-R24E
MACARTHUR CU	LODE	SC 212	S1-T13N-R24E
MACARTHUR CU	LODE	SC 213	S1-T13N-R24E; S36-T14N-R24E
MACARTHUR CU	LODE	SC 214	S1-T13N-R24E
MACARTHUR CU	LODE	SC 215	S1-T13N-R24E; S36-T14N-R24E
MACARTHUR CU	LODE	SC 216	S1-T13N-R24E
MACARTHUR CU	LODE	SC 217	S1-T13N-R24E; S36-T14N-R24E
MACARTHUR CU	LODE	SC 218	S1-T13N-R24E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 52 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	SC 219	S1-T13N-R24E; S36-T14N-R24E
MACARTHUR CU	LODE	SC 22	S20-T13N-R25E
MACARTHUR CU	LODE	SC 220	S1-T13N-R24E
MACARTHUR CU	LODE	SC 221	S1-T13N-R24E; S36-T14N-R24E
MACARTHUR CU	LODE	SC 222	S1-T13N-R24E
MACARTHUR CU	LODE	SC 223	S1-T13N-R24E; S36-T14N-R24E
MACARTHUR CU	LODE	SC 224	S1-T13N-R24E
MACARTHUR CU	LODE	SC 225	S1-T13N-R24E; S6-T13N-R25E; S36-T14N-R24E; S31-T14N-R25E
MACARTHUR CU	LODE	SC 226	S1-T13N-R24E; S6-T13N-R25E
MACARTHUR CU	LODE	SC 227	S6-T13N-R25E; S31-T14N-R25E
MACARTHUR CU	LODE	SC 229	S6-T13N-R25E; S31-T14N-R25E
MACARTHUR CU	LODE	SC 23	S20-T13N-R25E
MACARTHUR CU	LODE	SC 231	S6-T13N-R25E; S31-T14N-R25E
MACARTHUR CU	LODE	SC 232	S6-T13N-R25E
MACARTHUR CU	LODE	SC 233	S6-T13N-R25E; S31-T14N-R25E
MACARTHUR CU	LODE	SC 234	S6-T13N-R25E
MACARTHUR CU	LODE	SC 235	S11-T13N-R24E
MACARTHUR CU	LODE	SC 236	S11, 14-T13N-R24E
MACARTHUR CU	LODE	SC 237	S11-T13N-R24E
MACARTHUR CU	LODE	SC 238	S11, 14-T13N-R24E
MACARTHUR CU	LODE	SC 239	S11, 12-T13N-R24E
MACARTHUR CU	LODE	SC 24	S20-T13N-R25E
MACARTHUR CU	LODE	SC 240	S11, 12, 13, 14-T13N-R24E
MACARTHUR CU	LODE	SC 241	S12-T13N-R24E
MACARTHUR CU	LODE	SC 242	S12, 13-T13N-R24E
MACARTHUR CU	LODE	SC 243	S12-T13N-R24E
MACARTHUR CU	LODE	SC 244	S12, 13-T13N-R24E
MACARTHUR CU	LODE	SC 245	S12-T13N-R24E
MACARTHUR CU	LODE	SC 246	S12-T13N-R24E
MACARTHUR CU	LODE	SC 247	S12-T13N-R24E
MACARTHUR CU	LODE	SC 248	S12, 13-T13N-R24E
MACARTHUR CU	LODE	SC 249	S2, 11-T13N-R24E
YERINGTON MINE	LODE	SC 25	S20-T13N-R25E
MACARTHUR CU	LODE	SC 250	S11-T13N-R24E
MACARTHUR CU	LODE	SC 251	S2, 11-T13N-R24E
MACARTHUR CU	LODE	SC 252	S11-T13N-R24E
MACARTHUR CU	LODE	SC 253	S2-T13N-R24E
MACARTHUR CU	LODE	SC 254	S2-T13N-R24E
MACARTHUR CU	LODE	SC 255	S2-T13N-R24E
MACARTHUR CU	LODE	SC 256	S2-T13N-R24E
MACARTHUR CU	LODE	SC 257	S13-T13N-R24E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 53 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	SC 258	S13-T13N-R24E
MACARTHUR CU	LODE	SC 259	S13-T13N-R24E
YERINGTON MINE	LODE	SC 26	S20-T13N-R25E
MACARTHUR CU	LODE	SC 260	S13, 24-T13N-R24E
MACARTHUR CU	LODE	SC 261	S13, 24-T13N-R24E
MACARTHUR CU	LODE	SC 262	S24-T13N-R24E
MACARTHUR CU	LODE	SC 263	S24-T13N-R24E; S19-T13N-R25E
MACARTHUR CU	LODE	SC 264	S13-T13N-R24E
MACARTHUR CU	LODE	SC 265	S13-T13N-R24E
MACARTHUR CU	LODE	SC 266	S13-T13N-R24E
MACARTHUR CU	LODE	SC 267	S2-T13N-R24E
YERINGTON MINE	LODE	SC 27	S20-T13N-R25E
YERINGTON MINE	LODE	SC 28	S20,21-T13N-R25E
YERINGTON MINE	LODE	SC 29	S20,21-T13N-R25E
MACARTHUR CU	LODE	SC 294	S26-T13N-R24E
MACARTHUR CU	LODE	SC 295	S26-T13N-R24E
MACARTHUR CU	LODE	SC 296	S25,26-T13N-R24E
MACARTHUR CU	LODE	SC 297	S25,26-T13N-R24E
MACARTHUR CU	LODE	SC 298	S25-T13N-R24E
MACARTHUR CU	LODE	SC 299	S25-T13N-R24E
MACARTHUR CU	LODE	SC 3	S20-T13N-R25E
YERINGTON MINE	LODE	SC 30	S21-T13N-R25E
MACARTHUR CU	LODE	SC 300	S25-T13N-R24E
MACARTHUR CU	LODE	SC 301	S25-T13N-R24E
MACARTHUR CU	LODE	SC 302	S25-T13N-R24E
MACARTHUR CU	LODE	SC 303	S25-T13N-R24E
MACARTHUR CU	LODE	SC 304	S25-T13N-R24E
MACARTHUR CU	LODE	SC 305	S25-T13N-R24E
MACARTHUR CU	LODE	SC 306	S25-T13N-R24E
MACARTHUR CU	LODE	SC 307	S25-T13N-R24E
MACARTHUR CU	LODE	SC 308	S25-T13N-R24E
MACARTHUR CU	LODE	SC 309	S25-T13N-R24E
YERINGTON MINE	LODE	SC 31	S21-T13N-R25E
MACARTHUR CU	LODE	SC 310	S25-T13N-R24E
MACARTHUR CU	LODE	SC 311	S25-T13N-R24E
MACARTHUR CU	LODE	SC 312	S25-T13N-R24E
MACARTHUR CU	LODE	SC 313	S25-T13N-R24E
MACARTHUR CU	LODE	SC 314	S30-T13N-R25E
MACARTHUR CU	LODE	SC 315	S30-T13N-R25E
MACARTHUR CU	LODE	SC 316	S30-T13N-R25E
MACARTHUR CU	LODE	SC 317	S30-T13N-R25E
MACARTHUR CU	LODE	SC 318	S30-T13N-R25E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 54 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	SC 319	S30-T13N-R25E
YERINGTON MINE	LODE	SC 32	S21-T13N-R25E
MACARTHUR CU	LODE	SC 320	S30-T13N-R25E
MACARTHUR CU	LODE	SC 321	S30-T13N-R25E
MACARTHUR CU	LODE	SC 322	S25,36-T13N-R25E
MACARTHUR CU	LODE	SC 323	S25-T13N-R24E
MACARTHUR CU	LODE	SC 324	S25,36-T13N-R24E
MACARTHUR CU	LODE	SC 325	S25-T13N-R24E
MACARTHUR CU	LODE	SC 326	S25,36-T13N-R24E
MACARTHUR CU	LODE	SC 327	S25-T13N-R24E
MACARTHUR CU	LODE	SC 328	S25,36-T13N-R24E
MACARTHUR CU	LODE	SC 329	S25-T13N-R24E
YERINGTON MINE	LODE	SC 33	S21-T13N-R25E
MACARTHUR CU	LODE	SC 330	S25,36-T13N-R24E
MACARTHUR CU	LODE	SC 331	S25-T13N-R24E
MACARTHUR CU	LODE	SC 332	S25,36-T13N-R24E
MACARTHUR CU	LODE	SC 333	S25-T13N-R24E
MACARTHUR CU	LODE	SC 334	S25,36-T13N-R24E
MACARTHUR CU	LODE	SC 335	S25-T13N-R24E
MACARTHUR CU	LODE	SC 336	S35,36-T13N-R24E
MACARTHUR CU	LODE	SC 337	S36-T13N-R24E
MACARTHUR CU	LODE	SC 338	S36-T13N-R24E
MACARTHUR CU	LODE	SC 339	S36-T13N-R24E
YERINGTON MINE	LODE	SC 34	S21-T13N-R25E
MACARTHUR CU	LODE	SC 340	S36-T13N-R24E
MACARTHUR CU	LODE	SC 341	S36-T13N-R24E
MACARTHUR CU	LODE	SC 342	S36-T13N-R24E
MACARTHUR CU	LODE	SC 343	S36-T13N-R24E
MACARTHUR CU	LODE	SC 344	S36-T13N-R24E
MACARTHUR CU	LODE	SC 345	S36-T13N-R24E
MACARTHUR CU	LODE	SC 346	S36-T13N-R24E
MACARTHUR CU	LODE	SC 347	S36-T13N-R24E
MACARTHUR CU	LODE	SC 348	S36-T13N-R24E
MACARTHUR CU	LODE	SC 349	S36-T13N-R24E
YERINGTON MINE	LODE	SC 35	S20,21,28,29-T13N-R25E
MACARTHUR CU	LODE	SC 350	S36-T13N-R24E
MACARTHUR CU	LODE	SC 351	S36-T13N-R24E
MACARTHUR CU	LODE	SC 352	S36-T13N-R24E
MACARTHUR CU	LODE	SC 353	S35-T13N-R24E
MACARTHUR CU	LODE	SC 354	S2-T12N-R24E
MACARTHUR CU	LODE	SC 355	S35-T13N-R24E
MACARTHUR CU	LODE	SC 356	S2-T12N-R24E, S35-T13N-R24E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 55 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	SC 357	S35-T13N-R24E
MACARTHUR CU	LODE	SC 358	S2-T12N-R24E, S35-T13N-R24E
MACARTHUR CU	LODE	SC 359	S35-T13N-R24E
YERINGTON MINE	LODE	SC 36	S21,28-T13N-R25E
MACARTHUR CU	LODE	SC 360	S2-T12N-R24E, S35-T13N-R24E
MACARTHUR CU	LODE	SC 361	S35-T13N-R24E
MACARTHUR CU	LODE	SC 362	S2-T12N-R24E, S35-T13N-R24E
MACARTHUR CU	LODE	SC 363	S1,2-T12N-R24E, S35,36-T13N-R24E
MACARTHUR CU	LODE	SC 364	S1-T12N-R24E, S36-T13N-R24E
MACARTHUR CU	LODE	SC 365	S1-T12N-R24E, S36-T13N-R24E
MACARTHUR CU	LODE	SC 366	S1-T12N-R24E, S36-T13N-R24E
MACARTHUR CU	LODE	SC 367	S1-T12N-R24E, S36-T13N-R24E
MACARTHUR CU	LODE	SC 368	S1-T12N-R24E, S36-T13N-R24E
MACARTHUR CU	LODE	SC 369	S1-T12N-R24E, S36-T13N-R24E
YERINGTON MINE	LODE	SC 37	S21,28-T13N-R25E
MACARTHUR CU	LODE	SC 370	S35-T13N-R24E
MACARTHUR CU	LODE	SC 371	S25,36-T13N-R24E
YERINGTON MINE	LODE	SC 38	S21,28-T13N-R25E
YERINGTON MINE	LODE	SC 39	S21-T13N-R25E
MACARTHUR CU	LODE	SC 4	S20,29-T13N-R25E
YERINGTON MINE	LODE	SC 40	S21,28-T13N-R25E
YERINGTON MINE	LODE	SC 41	S21-T13N-R25E
YERINGTON MINE	LODE	SC 42	S21,28-T13N-R25E
YERINGTON MINE	LODE	SC 43	S21-T13N-R25E
MACARTHUR CU	LODE	SC 44	S19,30-T13N-R25E
MACARTHUR CU	LODE	SC 45	S19,30-T13N-R25E
MACARTHUR CU	LODE	SC 46	S19,30-T13N-R25E
MACARTHUR CU	LODE	SC 47	S19,30-T13N-R25E
MACARTHUR CU	LODE	SC 48	S19,30-T13N-R25E
MACARTHUR CU	LODE	SC 49	S19,30-T13N-R25E
MACARTHUR CU	LODE	SC 5	S20-T13N-R25E
MACARTHUR CU	LODE	SC 50	S19,30-T13N-R25E
YERINGTON MINE	LODE	SC 506	S28-T13N-R25E
YERINGTON MINE	LODE	SC 507	S28-T13N-R25E
YERINGTON MINE	LODE	SC 508	S28-T13N-R25E
YERINGTON MINE	LODE	SC 509	S28-T13N-R25E
MACARTHUR CU	LODE	SC 51	S19,30-T13N-R25E
YERINGTON MINE	LODE	SC 510	S28-T13N-R25E
YERINGTON MINE	LODE	SC 511	S28-T13N-R25E
YERINGTON MINE	LODE	SC 512	S28-T13N-R25E
MACARTHUR CU	LODE	SC 52	S19-T13N-R25E
MACARTHUR CU	LODE	SC 53	S24-T13N-R24E; S19-T13N-R25E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 56 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	SC 54	S19-T13N-R25E
MACARTHUR CU	LODE	SC 55	S19-T13N-R25E
MACARTHUR CU	LODE	SC 56	S19-T13N-R25E
MACARTHUR CU	LODE	SC 57	S19-T13N-R25E
MACARTHUR CU	LODE	SC 58	S19-T13N-R25E
MACARTHUR CU	LODE	SC 59	S19-T13N-R25E
MACARTHUR CU	LODE	SC 6	S20,29-T13N-R25E
MACARTHUR CU	LODE	SC 60	S19-T13N-R25E
MACARTHUR CU	LODE	SC 61	S19-T13N-R25E
MACARTHUR CU	LODE	SC 62	S19-T13N-R25E
MACARTHUR CU	LODE	SC 63	S19-T13N-R25E
MACARTHUR CU	LODE	SC 64	S19-T13N-R25E
MACARTHUR CU	LODE	SC 65	S19-T13N-R25E
MACARTHUR CU	LODE	SC 66	S19-T13N-R25E
MACARTHUR CU	LODE	SC 67	S19-T13N-R25E
MACARTHUR CU	LODE	SC 68	S13,24-T13N-R24E; S18,19-T13N-R25E
MACARTHUR CU	LODE	SC 69	S13-T13N-R24E; S18-T13N-R25E
MACARTHUR CU	LODE	SC 7	S20-T13N-R25E
MACARTHUR CU	LODE	SC 70	S18,19-T13N-R25E
MACARTHUR CU	LODE	SC 71	S18-T13N-R25E
MACARTHUR CU	LODE	SC 72	S18,19-T13N-R25E
MACARTHUR CU	LODE	SC 73	S18-T13N-R25E
MACARTHUR CU	LODE	SC 74	S18,19-T13N-R25E
MACARTHUR CU	LODE	SC 75	S18-T13N-R25E
MACARTHUR CU	LODE	SC 76	S18,19-T13N-R25E
MACARTHUR CU	LODE	SC 77	S18-T13N-R25E
MACARTHUR CU	LODE	SC 78	S18,19-T13N-R25E
MACARTHUR CU	LODE	SC 79	S18-T13N-R25E
MACARTHUR CU	LODE	SC 8	S20,29-T13N-R25E
MACARTHUR CU	LODE	SC 80	S18,19-T13N-R25E
MACARTHUR CU	LODE	SC 81	S18-T13N-R25E
MACARTHUR CU	LODE	SC 82	S18,19-T13N-R25E
MACARTHUR CU	LODE	SC 83	S18-T13N-R25E
MACARTHUR CU	LODE	SC 84	S17,18,19,20-T13N-R25E
MACARTHUR CU	LODE	SC 85	S17,18-T13N-R25E
MACARTHUR CU	LODE	SC 86	S17,20-T13N-R25E
MACARTHUR CU	LODE	SC 87	S17-T13N-R25E
MACARTHUR CU	LODE	SC 88	S17,20-T13N-R25E
MACARTHUR CU	LODE	SC 89	S17-T13N-R25E
MACARTHUR CU	LODE	SC 9	S20-T13N-R25E
MACARTHUR CU	LODE	SC 90	S17,20-T13N-R25E
MACARTHUR CU	LODE	SC 91	S19,20-T13N-R25E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 57 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	LODE	SC 92	S20-T13N-R25E
MACARTHUR CU	LODE	SC 93	S13-T13N-R24E; S18-T13N-R25E
MACARTHUR CU	LODE	SC 94	S13-T13N-R24E; S18-T13N-R25E
MACARTHUR CU	LODE	SC 95	S18-T13N-R25E
MACARTHUR CU	LODE	SC 96	S18-T13N-R25E
MACARTHUR CU	LODE	SC 97	S18-T13N-R25E
MACARTHUR CU	LODE	SC 98	S18-T13N-R25E
MACARTHUR CU	LODE	SC 99	S18-T13N-R25E
MACARTHUR CU	LODE	SC268	S13-T13N-R24E
MACARTHUR CU	LODE	SC269	S23-T13N-R24E
MACARTHUR CU	LODE	SC270	S23, 26-T13N-R24E
MACARTHUR CU	LODE	SC271	S23-T13N-R24E
MACARTHUR CU	LODE	SC272	S23, 24, 25, 26-T13N-R24E
MACARTHUR CU	LODE	SC273	S24, 25-T13N-R24E
MACARTHUR CU	LODE	SC274	S23, 24, 25-T13N-R24E
MACARTHUR CU	LODE	SC275	S24-T13N-R24E
MACARTHUR CU	LODE	SC276	S24, 25-T13N-R24E
MACARTHUR CU	LODE	SC277	S24-T13N-R24E
MACARTHUR CU	LODE	SC278	S24, 25-T13N-R24E
MACARTHUR CU	LODE	SC279	S24-T13N-R24E
MACARTHUR CU	LODE	SC280	S24, 25-T13N-R24E
MACARTHUR CU	LODE	SC281	S24-T13N-R24E
MACARTHUR CU	LODE	SC282	S24, 25-T13N-R24E
MACARTHUR CU	LODE	SC283	S24-T13N-R24E
MACARTHUR CU	LODE	SC284	S24, 25-T13N-R24E
MACARTHUR CU	LODE	SC285	S24-T13N-R24E
MACARTHUR CU	LODE	SC286	S24, 25-T13N-R24E
MACARTHUR CU	LODE	SC287	S24-T13N-R24E
MACARTHUR CU	LODE	SC288	S24, 25-T13N-R24E
MACARTHUR CU	LODE	SC289	S24-T13N-R24E
MACARTHUR CU	LODE	SC290	S24, 25-T13N-R24E
MACARTHUR CU	LODE	SC291	S23-T13N-R24E
MACARTHUR CU	LODE	SC292	S23-T13N-R24E
MACARTHUR CU	LODE	SC293	S23-T13N-R24E
YERINGTON MINE	LODE	SC-500	S17,20-T13N-R25E
YERINGTON MINE	LODE	SC-501	S17,20-T13N-R25E
YERINGTON MINE	LODE	SC502	S9, 16-T13N-R24E
YERINGTON MINE	LODE	SC503	S9, 16-T13N-R24E
YERINGTON MINE	LODE	SC504	S21-T13N-R24E
YERINGTON MINE	LODE	SC505	S21-T13N-R24E
YERINGTON MINE	LODE	SCY-1	S8-T13N-R25E
YERINGTON MINE	LODE	SCY-10	S20-T13N-R25E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 58 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
YERINGTON MINE	LODE	SCY-11	S20, 21-T13N-R25E
YERINGTON MINE	LODE	SCY-12 AMENDED	S16-T13N-R25E
YERINGTON MINE	LODE	SCY-13 AMENDED	S16-T13N-R25E
YERINGTON MINE	LODE	SCY-2	S8, 17-T13N-R25E
YERINGTON MINE	LODE	SCY-3	S17-T13N-R25E
YERINGTON MINE	LODE	SCY-4	S17-T13N-R25E
YERINGTON MINE	LODE	SCY-5	S17-T13N-R25E
YERINGTON MINE	LODE	SCY-6	S17-T13N-R25E
YERINGTON MINE	LODE	SCY-7	S17-T13N-R25E
YERINGTON MINE	LODE	SCY-8	S17, 20-T13N-R25E
YERINGTON MINE	LODE	SCY-9	S20-T13N-R25E
MACARTHUR CU	LODE	TAUBERT HILLS	S24-T14N-R24E
MACARTHUR CU	LODE	WEST SIDE 1	S8-T13N-R24E
MACARTHUR CU	LODE	WEST SIDE 2	S8,9-T13N-R24E
MACARTHUR CU	LODE	WEST SIDE 3	S8-T13N-R24E
MACARTHUR CU	LODE	WEST SIDE 4	S8,9-T13N-R24E
MACARTHUR CU	LODE	WEST SIDE 5	S8-T13N-R24E
MACARTHUR CU	LODE	WEST SIDE 6	S8,9-T13N-R24E
MACARTHUR CU	LODE	WEST SIDE 7	S8-T13N-R24E
MACARTHUR CU	LODE	WEST SIDE 8	S8,9-T13N-R24E
MACARTHUR CU	Lode	RR-1	S1-T14N-R24E; S36-T15N-R24E
MACARTHUR CU	Lode	RR-2	S36-T15N-R24E
MACARTHUR CU	Lode	RR-3	S36-T15N-R24E
MACARTHUR CU	Lode	RR-4	S25,36-T15N-R24E
MACARTHUR CU	Lode	RR-5	S25-T15N-R24E
MACARTHUR CU	Lode	RR-6	S25-T15N-R24E
MACARTHUR CU	Lode	RR-7	S25-T15N-R24E
MACARTHUR CU	Lode	RR-8	S24,25-T15N-R24E
MACARTHUR CU	Lode	RR-9	S24-T15N-R24E
MACARTHUR CU	Lode	RR-10	S24-T15N-R24E
MACARTHUR CU	Lode	RR-11	S24-T15N-R24E
MACARTHUR CU	Lode	RR-12	S13,24-T15N-R24E
MACARTHUR CU	Lode	RR-13	S13-T15N-R24E
MACARTHUR CU	Lode	RR-14	S13-T15N-R24E
MACARTHUR CU	Lode	RR-15	S13-T15N-R24E
MACARTHUR CU	Lode	RR-16	S13-T15N R24E; S18-T15N R25E
MACARTHUR CU	Lode	RR-17	S18-T15N-R25E
MACARTHUR CU	Lode	RR-18	S18-T15N-R25E
MACARTHUR CU	Lode	RR-19	S13-T15N R24E; S18-T15N-R25E
MACARTHUR CU	Lode	QT 282	S20,29-T14N-R25E
MACARTHUR CU	Lode	QT-283	S20,29-T14N-R25E

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 59 of 392

Table 3.3: Lode and Placer Claims
Program	Type	Claim	Sec-Twp-Range
MACARTHUR CU	Lode	QT 284	S20,29-T14N-R25E
MACARTHUR CU	Lode	QT 285	S18-T14N-R25E
MACARTHUR CU	Lode	QT 286	S18-T14N-R25E
MACARTHUR CU	Lode	QT 287	S19,20-T14N-R25E
MACARTHUR CU	Lode	QT 288	S19,20-T14N-R25E
MACARTHUR CU	Lode	QT 289	S17,18,19,20-T14N-R25E
MACARTHUR CU	Lode	QT 290	S17,18-T14N-R25E
MACARTHUR CU	Lode	QT 291	S17,18-T14-R25E
MACARTHUR CU	Lode	QT 292	S17,18-T14N-R25E
MACARTHUR CU	Lode	QT 293	S17,18-T14N-R25E
MACARTHUR CU	Lode	QT 294	S17,18-T14N-R25E
MACARTHUR CU	Lode	QT 295	S17,18-T14N-R25E
MACARTHUR CU	Lode	QT 296	S17,18-T14N-R25E
MACARTHUR CU	Lode	QT 297	S17,18-T14N-R25E
MACARTHUR CU	Lode	QT 298	S31-T14N-R25E
MACARTHUR CU	Lode	QT 299	S31-T14N-R25E
MACARTHUR CU	Lode	QT 300	S30,31-T14N-R25E
MACARTHUR CU	Lode	QT 301	S29,30,31,32-T14N-R25E
YERINGTON MINE	Lode	BR-60	S9,16-T13N-R25E
YERINGTON MINE	Lode	SCY-14	S17-T13N-R25E
YERINGTON MINE	Lode	SCY-15	S17-T13N-R25E
Total Claims:	1155	Total acreage:	23,697

Table 3.4: Optioned Private Ground (Lyon County)
Landowner	Term	County Parcel Number	Acreage
Desert Pearl Farms, LLC.	March 20, 2013 to 2029	014-241-24 014-241-43 014-401-20	369.00 79.36 344.26
Yerington Mining, LLC.	November 12, 2013, to 2027	01-531-02	392.87
Janet C. Taylor	April 4, 2013, to March 2026	014-401-07	41.29
Chisum Properties, LLC.	April 4, 2013, can continue indefinitely	014-401-08 014-401-09	40.00 40.00
Circle Bar N Ranch	May 25, 2015, to June 15, 2029	001-551-01 001-561-06	331.64 688.20
Total Parcels:	5	Total acreage:	2326.62

3.6 PERMIT REQUIREMENTS

Lion CG has secured all necessary permits to proceed with site exploration and design activities. These permits encompass the Exploration Plan of Operations issued by the BLM and reclamation and temporary discharge permits issued by the State of Nevada. A comprehensive list of these permits is provided in Table 3.5.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 60 of 392

Table 3.5: Existing Project Permits
Permit Name	Permit Identifier (if applicable)	Issuing Agency
Yerington Exploration Reclamation Permit	#0321	NDEP-BMRR
MacArthur Exploration Reclamation Permit	#0294	NDEP-BMRR
MacArthur Exploration Plan of Operations	NVN-085212	U.S. BLM
Yerington Class II Air Quality Operating Permit	AP1629-4669	NDEP-BAPC
MacArthur Class II Air Quality Operating Permit	AP1629-4668	NDEP-BAPC
Yerington Temporary Authorization to Explore	TNEV2024106	NDEP-BMRR
Yerington Stormwater Construction General Permit	CSW-54058	NDEP-BWPC
MacArthur Stormwater Construction General Permit	CSW-54053	NDEP-BWPC

3.7 SIGNIFICANT FACTORS AND RISKS THAT MAY AFFECT ACCESS, TITLE OR WORK PROGRAMS

Lion CG must comply with several conditions outlined in the above listed permits and provide reports to issuing agencies. Specific permit conditions, including monitoring and reporting requirements, are outlined in and specific to each permit. All required permits are current as of Report date. There are no other significant factors and risks known to Samuel Engineering, AGP or Newfields that may affect access, title, or the right or ability to perform work on the property that are not discussed in this Report.

3.8 PERMITTING

Permitting requirements and regulations are included in Section 17.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 61 of 392

4.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

4.1 ACCESSIBILITY

The Project is located adjacent to the town of Yerington, Nevada. The town is located about a 1.5-hour drive southeast of Reno (about 70 miles driving distance) via US Interstate I-80E and US-Highway 95 ALT.

Access to the Project from the town of Yerington follows US Highway ALT 95 north about one mile to the Burch Street turnoff, a paved road that leads west into the Property. Access into the mine area is fenced and restricted. Inside the fenced area a series of roads provide access to all the Project in Township 13 North, Range 25 East. Claims in Township 13 North, Range 24 East are accessed by several existing dirt roads leading west from US Highway ALT 95, from one to three miles south of the town of Yerington.

The Yerington Municipal Airport is a mile north of Yerington, in Lyon County, Nevada. Yerington Municipal Airport is a small airport, serving the town and surrounding areas. The airport is situated at the intersection of US-Highway ALT 95 and Nevada State Route 208. It provides facilities for Private and General Aviation operations. The airport offers basic services such as fueling, hangar rentals, and tie-down spaces for aircraft.

A cross-country railroad owned by Union Pacific Railroad is located about 12 miles north of Yerington. There is a rail load out station located along this line at Wabuska, also approximately 12 miles north of Yerington.

4.2 CLIMATE AND LENGTH OF OPERATING SEASON

The climate is temperate and is characterized by cool winters with temperatures between zero- and 50-degrees Fahrenheit and warm to hot summers with temperatures between 50- and 100-degrees Fahrenheit. Average annual precipitation is estimated at three to eight inches per year, with a significant part of this total precipitation falling as snow and increasing with elevation.

Work can be conducted throughout the year with only minor delays during winter months due to heavy snowfall or unsafe travel conditions when roads are particularly muddy. Future mining activities are expected to be conducted year-round.

There are no active streams or springs on the remainder of the Lion CG property. The terrain is moderately steep and sparsely covered by sagebrush and interspersed low profile desert shrubs. All gulches that traverse the Property are normally dry.

4.3 LOCAL RESOURCES AND INFRASTRUCTURE

The nearest population center is the agricultural community of Yerington, one mile east of the Yerington pit. Formerly an active mining center from 1953 to 1978 and from 1989 to 1997, Yerington now serves as a base for three active exploration groups: Lion CG; Hudbay Minerals Inc. (Mason Project copper-molybdenum property); and Southwest Critical Materials, LLC. (Pumpkin Hollow Copper Project). Yerington hosts a work force active in, qualified for, and familiar with mining operations within a one-hour drive of the Project area.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 62 of 392

Yerington offers most necessities and amenities including police, hospital, groceries, fuel, regional airport, hardware, and other necessary infrastructure. Drilling supplies and assay laboratories can be found in Reno, a 1.5-hour drive. Reverse circulation drilling contractors are found in Silver Springs, Nevada, 33 miles north, as well as in the Winnemucca and Elko Nevada areas, within a three- to five-hour drive from the site.

4.3.1 Electrical Power

Power is available at the Project. NV Energy operates a 226 MW natural gas fueled power plant within ten miles of the Project site. The power infrastructure at the Project is expected to be readily available for a future mining operations.

4.3.2 Rail Spur

A cross-country railroad owned by Union Pacific Railroad is located about 12 miles north of Yerington. There is a rail load out station located along this line at Wabuska, also approximately 12 miles north of Yerington. Historical access by train to the Yerington Mine site has been removed but a tie-in point is available 3 miles west of the current load out station at Wabuska. A 12-mile-long rail spur alignment is planned to be established as part of the project for the supply of materials for processing and transport of final copper cathode.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 63 of 392

5.0 HISTORY

5.1 PROPERTY HISTORY

Recorded production in the Yerington mining district dates back to 1883 (Moore, 1969) as prospectors were attracted to and investigated colorful oxidized copper staining throughout the Singatse Range. Knopf (1918) reported that oxidized copper cropped out at the historic Nevada-Empire mine located above the south center of the present-day Yerington open pit. Knopf does not show or reference other mines or prospects underlain by the Yerington open pit footprint, as gravel and alluvial cover obscure bedrock over an approximate 0.75-mile radius around the Nevada-Empire Mine.

Information is sparse for the period from Knopf's reporting in 1918 until World War II, although it is likely that mineral leases were worked in the Nevada-Empire during spikes in the copper price. Private reports (Hart, 1915, and Sales, 1915) describe ore shipments and planned underground exploration from a northwest striking, southwest dipping structure at the historic Montana-Yerington Mine area located approximately one mile west of the present-day Yerington pit.

During the 1940s, Anaconda outlined a deposit in the current Yerington pit. During the early 1950s, the US government, citing the need for domestic copper production, offered "start-up" subsidies to Anaconda to open a copper mine in the Yerington district. Anaconda sank two approximately 400-foot-deep shafts in the present-day Yerington open pit area and drove crosscuts to obtain bulk samples of oxidized rock for metallurgical study. Anaconda began operating the Yerington Mine in 1952 and mined continually through 1979, producing approximately 1.744 billion pounds of copper from 162 million tons averaging 0.54% Cu. Approximately 104 million tons of this total was from oxidized copper mineralization that was "vat leached" with sulfuric acid in 13,000-ton cement vats on a seven-day leach cycle. Sulfide mineralization was concentrated on site in a facility that was dismantled and sold following termination of mining in 1979. The cement copper and sulfide concentrates were shipped to the Anaconda's smelter in Montana.

In 1976, all assets of Anaconda, including the Yerington Mine, were purchased by ARC, which shut down dewatering pumps in the pit and closed the Yerington Mine in 1979 due to low copper prices.

The Yerington Mine site and adjacent Weed Heights mining camp were acquired by CopperTek, a private Yerington company owned by Mr. Don Tibbals, in 1982. In the mid-1980's CopperTek began reprocessing W-3 waste rock and VLT on HLPs and a SX/EW plant to produce cathode copper. In 1989, Arimetco purchased the mine property from CopperTek, commissioned a 50,000-pound-per-day SXEW plant, and began heap leaching mineralized material at the Yerington site. Arimetco processed W-3 waste rock and VLTs on newly constructed HLPs as well as trucking oxide ore from the MacArthur Mine, located approximately five miles north of the Yerington Mine site. Arimetco produced some 95 million pounds of copper (Table 5.1) from 1989 to 1999 before declaring bankruptcy in 1997 due to low copper prices (Sawyer, 2011). Arimetco terminated mining operations in 1997 and abandoned the property in early 2000.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 64 of 392

Table 5.1: Yerington Mine Production
Year	Total Tons Mined	Grade	Pounds Contained Copper	Total Pounds Copper Sold
1989	233,037	0.39	1,795,025	375,260
1990	1,489,452	0.24	7,181,516	2,659,738
1991	2,915,234	0.18	10,494,842	3,817,612
1992	4,405,469	0.18	16,112,430	9,190,619
1993	7,613,820	0.15	22,303,920	10,522,515
1994	7,617,264	0.21	32,706,247	14,301,007
1995	9,399,061	0.17	32,559,773	14,286,796
1996	5,000,906	0.26	25,788,439	14,838,074
1997	2,941,166	0.23	13,725,306	10,030,256
1998	9,360,826	0.11	20,182,155	12,379,969
1999	0	0.00	0	3,008,989

5.1.1 Yerington Site Remediation History

ARC, as successor in interest to the Anaconda Mining Company, is responsible for remediation of the Yerington Site under NDEP and EPA administrative orders that have been in place since the early 1980s. After ARC shut down mining operations, they continued to maintain the site under the jurisdiction of NDEP. EPA took over jurisdiction of the site under CERCLA in 2004, during which numerous remedial efforts took place to investigate ground water contamination, demolish mine infrastructure and manage drain down fluids from the Arimetco HLPs. ARC continued remedial activities under EPA Administrative Orders until 2018. At that time, the site was proposed for Superfund listing to fund remediation of the former Arimetco HLPs and associated mining infrastructure (OU-8, the orphan share which was previously operated by Arimetco). The listing proposal was withdrawn in 2018 and the site went back under jurisdiction of NDEP under the NPL Deferral Agreement, with ARC agreeing to remediate the entire site, including OU-8, under an Interim Administrative Order on Consent (IAOC),

The Site is divided into 8 Operable Units (OUs) and 10 Construction Management Units (CMUs). The OUs delineate the Site into areas according to legacy mining operations of Anaconda and Arimetco. The CMUs are logical groupings of the OUs to facilitate efficient remedial construction at the site. The regulatory, legal and technical requirements for remediation of the OUs and CMUs will be defined in three (3) Records of Decision (RODs). Remedial work is ongoing by ARC following a CERCLA-equivalent process under the Interim Administrative Order on Consent (IAOC) between NDEP and ARC. Remediation of the site is scheduled for completion in 2029.

5.1.2 MacArthur

The most recent mining at MacArthur occurred between 1995 and 1997, when Arimetco mined a limited tonnage of surface oxide copper for heap leaching at the Yerington Mine Site. The historic metallurgical test work performed on material from the MacArthur deposit is dated and focused on leach performance of material typical of what was historically mined from the MacArthur pit. Bateman and Mountain States have all performed various metallurgical test work for the MacArthur deposit.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 65 of 392

5.1.3 SPS Ownership of the Yerington Property

Lion Copper was incorporated in British Columbia, Canada, on May 11, 1993, and its common shares are listed on the Canadian Securities Exchange ("CSE") under the symbol "LEO" and quoted for trading on the OTCQB Market under the symbol "LCGMF". The Company's Yerington Copper Project is located in Lyon County Nevada, which Lion CG holds through its wholly owned U.S. subsidiary, Singatse Peak Services LLC ("SPS"). Lion CG currently holds 100% interest in the Yerington Copper Project.

SPS acquired the Yerington Property from the Arimetco Bankruptcy Court in 2011. The acquisition included the private land, mineral rights, and water rights at the Yerington Property. During this period, SPS also acquired all the unpatented mining claims at the site from a 3rd Party.

Nuton Option Agreement

On March 18, 2022, Lion CG entered an option to earn-in agreement with Rio Tinto America Inc. ("Rio Tinto"), subsequently assigned to Nuton LLC (Nuton LLC), a Rio Tinto Venture to advance studies and exploration at the Company's copper projects in Mason Valley, Nevada. On April 27, 2022, the TSX Venture Exchange approved the Company's option agreement with Rio Tinto.

The Nuton agreement outlines a 3-stage investment to earn a 65% interest in the Yerington projects. The option agreement and subsequent modifications are summarized in the following Figure.

  Stage 1: In June 2022, Nuton LLC provided $4,000,000 to the Lion to prepare a Scoping level evaluation of its Mason Valley Projects. Lion CG completed Stage 2a in January 2024
  Stage 2: In January 2023, Nuton LLC provided $7,500,000 to Lion CG to prepare a Preliminary Economic Assessment (PEA) of the Yerington Copper Project and to perform exploration drilling at the Bear Deposit.

o In October 2023, an amendment was signed that separated Stage 2 into Stage 2a and Stage 2b. In January 2024, Nuton provided $11,500,000 for Stage2b to prepare a Prefeasibility Study (PFS) and perform additional exploration drilling at the Bear Deposit.

o Stage 2 was further modified to include Stage 2c in November 2024 whereby Nuton provided an additional $5,000,000 to complete the PFS. The PFS was completed in September 2025.

  Stage 3: Nuton made a decision in Q4 2025 to invest in Stage 3 to progress completion of a Feasibility Study.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 66 of 392

5.2 HISTORICAL RESOURCES

The Mineral Resource estimates for the Yerington Copper Project (effective date of March 17, 2025), MacArthur Copper Project (effective date of March 17, 2025) and VLT Project (effective date of March 17, 2025) discussed herein (11.0) supersedes historical and past Mineral Resource estimates presented within this section. The following historical information is relevant to provide context but is not current and should not be relied upon. The QPs responsible for the preparation of this Technical Report have not done sufficient work to classify the historical estimate as current Mineral Resources or Mineral Reserves, and Lion CG is not treating any historical estimates as Mineral Resource or Reserve estimates.

Yerington Copper Project

Historical mineral resource estimates were conducted by Tetra Tech in 2012 and 2014. The most recent mineral resource estimate, prior to the one reported within this technical report, was conducted by AGP in 2023.

Table 5.2: Yerington Copper Project Mineral Resource Statement
Material	Cut-off Grade (TCu%)	Tons	TCu%	TCu lbs
Measured Oxide	0.038	20,230,000	0.25	99,367,000
Measured Sulfide	0.126	42,671,000	0.32	274,578,000
Measured Total		62,901,000	0.30	373,945,000
Indicated Oxide	0.038	13,749,000	0.22	60,166,000
Indicated Sulfide	0.126	80,960,000	0.28	457,921,000
Indicated Total		94,709,000	0.27	518,087,000
Measured+Indicated Oxide	0.038	33,979,000	0.23	159,533,000
Measured+Indicated Sulfide	0.126	123,631,000	0.30	732,499,000
Measured+Indicated Total		157,610,000	0.28	892,032,000
Inferred Oxide	0.038	33,347,000	0.18	122,221,000
Inferred Sulfide	0.126	79,881,000	0.24	385,938,000
Inferred Total		113,229,000	0.22	508,159,000

Notes: Effective date for this Mineral Resource estimate was May 1, 2023.

The 2023 Mineral Resource estimate uses a variable break-even economic cut-off grade of 0.038 % TCu and 0.126% TCu based on assumptions of a net copper price of US$4.08 per pound (after smelting, refining, transportation and royalty charges), 70% recovery in oxide material, 75% recovery in sulfide material.

Mineral Resources are not Mineral Reserves and do not demonstrate economic viability.

Mineral Resource estimate reported from within resource pit shell.

There is no certainty that all or any part of the Mineral Resource estimate will be converted into Mineral Reserves.

All figures are rounded to reflect the relative accuracy of the estimates and totals may not add correctly.

MacArthur Copper Project

Two historic resource models were completed for the MacArthur deposit, one in 2009 and a second in 2014 (IMC, 2022). The most recent mineral resource estimate, prior to the one reported within this technical report, was conducted by IMC in 2022.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 67 of 392

Table 5.3: MacArthur Project - Summary of Mineral Resource
Classification	Ktons	Total Cu, %	Contained Cu Pounds x 1000
Measured	116,666	0.180	420,929
Indicated	183,665	0.158	579,479
Sum Measured+Indicated	300,331	0.167	1,000,408
Inferred	156,450	0.151	471,714

Cutoff grade: 0.06% TCu for Leach Cap, Oxide & Transition; cutoff grade for Sulfide: 0.06% for MacArthur & North Ridge, 0.08% for Gallagher. Total resource shell tonnage = 628,831 ktons

Note: The effective date of the MacArthur Mineral Resource estimate was February 25, 2022.

VLT Project

AGP conducted the most recent mineral resource estimate, prior to the one reported within this technical report, in 2023. No compliant mineral resource estimates were reported before the 2023 mineral resource.

Table 5.4: VLT Mineral Resource Statement
Class	Cut-off Grade (TCu%)	Tons	TCu%	TCu lbs
Inferred	>= 0.04	33,160,000	0.09	62,622,000

Notes: Mineral resources reported for the VLT were for surficial deposits and not in situ. The effective date for this VLT Mineral Resource estimate was July 31, 2023

The 2023 Mineral Resource estimate uses a variable break-even economic cut-off grade of 0.040 % TCu based on assumptions of a net copper price of US$4.08 per pound (after smelting, refining, transportation, and royalty charges), and 70% recovery in oxide material.

Mineral Resources are not Mineral Reserves and do not demonstrate economic viability.

Mineral Resource estimate reported from within the resource pit shell.

There is no certainty that all or any part of the Mineral Resource estimate will be converted into Mineral Reserves.

All figures are rounded to reflect the relative accuracy of the estimates, and totals may not add correctly.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 68 of 392

6.0 GEOLOGICAL SETTING, MINERALIZATION, AND DEPOSIT

6.1 REGIONAL GEOLOGY

The Project is located in western Nevada near the western boundary of the Basin and Range Province, a land mass of internal drainage encompassing most of the state of Nevada. Basin and Range physiography consists of a series of nearly north-trending ranges separated by alluvial-filled, normal fault-bounded basins. The valley infill may range from tens to thousands of ft of alluvium.

In western Nevada, overprinted on the Basin and Range but not altering its physiographic character, is a major right lateral, northwest trending structural zone called the "Walker Lane" approximately 60 miles wide and generally parallel to the Nevada-California border, between Reno to the northwest and Las Vegas to the southeast (Figure 6.1). Major deposits, principally precious metals, occur in the Walker Lane as does the Yerington copper mining district.

Source: Modified Wesnousky 2005

Figure 6.1: Structural Geology Map of Western United States

Within Lyon County in the state of Nevada, the Project a\rea occupies the alluvial-covered eastern flank and bedrock uplands of the central Singatse Range, a modest sized, north trending mountain range.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 69 of 392

Regional geology of the Singatse Range, including the Yerington mining district is displayed in Figure 6.2 (Proffett and Dilles, 1984) from which the following text has been adapted.

The oldest rocks of the Singatse Range are an approximate 4,000-foot section of Late Triassic, intermediate and felsic metavolcanics, and sedimentary rocks forming the McConnell Canyon Formation, associated with volcanic arc development along the North American Continent during the Mesozoic Period.

This sequence is disconformably overlain by a series of Upper Triassic carbonates, meta-sediments, and volcaniclastics that are, in turn, overlain by Upper Triassic limestone, siltstone, and tuffs, and by argillite thought to span the Triassic-Jurassic boundary. Jurassic limestone is succeeded by gypsum and sandstone, and by andesitic volcanics that may signal the beginning pulse of middle Jurassic plutonism.

Middle Jurassic plutonism, possibly related to the igneous activity that formed the Sierra Nevada Mountains to the west, resulted in emplacement of two batholiths comprising the Singatse Range, including the Yerington batholith extending across 40 miles from the Wassuk Range on the east to the Pine Nut Range on the west. East-west striking structural zones mark the contacts between igneous rock and older, outlying Mesozoic basement at the north and south ends of the Singatse Range; the structures can be projected through the adjoining basins.

The Yerington batholith comprises three intrusive phases emplaced between 169 Ma to 168 Ma (Figure 6.2), Proffett and Dilles, 1984): an early granodiorite pluton (McLeod Hill quartz monzodiorite); a second phase of medium-grained quartz monzonite (Bear quartz monzonite), creating a finer-grained ''border phase quartz monzonite" where in contact with granodiorite; and, finally, a medium-grained porphyritic quartz monzonite emplaced as a stock with cupolas developed over its top. Porphyry dike swarms sourced from the youngest phase, the porphyritic quartz monzonite, cut the cupolas. Copper mineralization formed contemporaneously with the dike swarms. Andesite and rhyolite dikes represent the final phase of Mesozoic igneous activity.

Mesozoic rocks were deeply eroded and then covered by Mid-Tertiary tuffs and lesser sedimentary rocks. The entire package was subsequently faulted along north-trending, downward and east dipping faults that resulted in extension and major westerly tilting.

The stratigraphic column for the Yerington District (Proffett and Dilles, 1984) is shown in Table 6.1.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 70 of 392

Source: Modified Proffett and Dilles 1984 Notes: Property outlined in black.

Figure 6.2: Regional Geology Map with Cross-Section Intersecting Yerington Mine

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 71 of 392

Table 6.1: Yerington District Geology Stratigraphic Column
Era	Period	Rock Type
Cenozoic	Quaternary	Qal, Qls
UNCONFORMITY
Tba
LOCAL UNCONFORMITY
Ta, Tws, Twt
UNCONFORMITY
Tha, Thai
Tb
Td
Tbs
Tbm
Ts
Tsl
Trt
Twh
Tru
Tgm
MINOR UNCONFORMITY
Tei
Teb
Tcg
MAJOR UNCONFORMITY
Mesozoic		Ja
Jr
	Jurassic	Jqp
Jsa
Jqms
Jgdp
Jqmp
Jpg
Jpqm
Jqm, Jbqm
Jgd
Jgb
Jaf
Jq
Jgy
Jl
JTRcl
JTRvc
	Triassic	TRlb
TRl

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 72 of 392

Table 6.1: Yerington District Geology Stratigraphic Column
Era	Period	Rock Type
TRad
TRvl
TRla
TRll
DISCONFORMITY
TRr, TRv
TRa, TRv
Mzqp
Mzap
Mzqm
Mzdi

Source: Modified Proffett and Dilles, 1984

6.2 LOCAL GEOLOGY

The Project includes the Yerington Copper Deposit, MacArthur Copper Deposit and a portion of the Bear Property which represents three of four known porphyry copper deposits in the Yerington district. All of these deposits lie in Middle Jurassic intrusive rocks of the Yerington batholith.

Copper mineralization occurs in all three phases of the Yerington batholith. Intrusive phases, from oldest to youngest, are known as the McLeod Hill quartz monzodiorite (field name granodiorite), the Bear quartz monzonite, and the Luhr Hill granite, the source of quartz monzonitic (i.e. granite) porphyry dikes related to copper mineralization.

Following uplift and erosion, a thick Tertiary volcanic section was deposited, circa 18-17 Ma. This entire rock package was then extended along northerly striking, down-to-the-east normal faults that flatten at depth, creating an estimated 2.5 miles of west to east dilation-displacement (Proffett and Dilles, 1984). The extension rotated the section such that the near vertically emplaced batholiths were tilted 60° to 90° westerly. Pre-tilt, flat-lying Tertiary volcanics now crop out as steeply west dipping units in the Singatse Range west of the Project. The easterly extension thus created a present-day surface such that a plan map view represents a cross-section of the geology.

6.3 PROPERTY GEOLOGY

6.3.1 Yerington

Current knowledge of Yerington deposit geology benefits from detailed geologic mapping by Anaconda geologists on various pit benches during mining operations from the 1950s to the 1970s. Lion CG gained access to this data through membership in the Anaconda Collection - American Heritage Center housed on the campus of the University of Wyoming, Laramie, Wyoming. Further, of the approximately 840 exploration core holes drilled by Anaconda to define the Yerington deposit, one-half splits of approximately 20 percent of the core were stored in a recoverable manner on the mine site. Lion CG moved the core to a dry location for relogging and reassay to understand the geology as it relates to copper mineralization.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 73 of 392

The three intrusive phases of the middle Jurassic Yerington batholith, exposed in the Yerington pit, have been intruded by at least six north dipping porphyry dikes originating from the youngest batholithic phase, the Luhr Hill Granite, also referred to as the Porphyritic quartz monzonite (PQM). Anaconda geologists identified petrographically similar porphyry dikes by number, e.g. QMP1, QMP1.5, QMP2, QMP2.5, QMP2.7, QMP3, with the lowest numbers representing the earliest and strongest copper mineralized dike activity. Younger unmineralized Jurassic rhyolite and andesite dikes followed, occurring with variable structural orientations. Cross-cutting relationships in pit walls allowed Anaconda geologists to determine age relationships of the dikes. A determination from core is more difficult. The oldest dikes are the best mineralized, especially QMP1 which averaged 0.80% to 2.0% TCu (J. Proffett, 2010, personal communication).

6.3.2 MacArthur

The MacArthur deposit is underlain by the rocks described in the Yerington batholith, including the granodiorite (McLeod Hill quartz monzodiorite) intruded by quartz monzonite, (Bear quartz monzonite) both of which are intruded by Middle Jurassic quartz porphyry hornblende and quartz porphyry biotite (hornblende) dikes. Presumably the dikes are derived from the Luhr Hill Granite described above, but this unit has not yet been identified at MacArthur. The north dipping porphyry dike swarms follow penetrative west-northwest and east-west structural fabrics. Age relationships of the dikes have not been fully determined, however, the quartz porphyry biotite dikes are older than the quartz porphyry hornblende dikes. Narrow (<10 ft) fine grained andesite and rhyolite dikes, post porphyry diking, also occur with variable structural orientations.

6.4 PROPERTY ALTERATION

Alteration types recognized in drill core and on surface at the Project are common to those found in many mineralized porphyry copper systems. Mid-Tertiary downward and eastward extensional faulting exposes a porphyry copper deposit in cross section lying on its side with its top toward the west. Limonite brownish sericite alteration (the pre-tilt upper, original pyrite-rich phyllic shell) is exposed at the west end of the Yerington pit and is exposed on surface at MacArthur. Potassically altered secondary biotite dominant alteration occurs in the center of the Yerington and MacArthur pits, which grades easterly into off-white sodic rich alteration that represents the pre-tilt base of the deposits. Tertiary volcanics occur to the west of both deposits.

6.4.1 Propylitic

Propylitic alteration is common throughout the Project in all rock types. This alteration type occurs as chlorite replacing hornblende, and especially epidotization as veining, coatings, and/or flooding on the granodiorite. Calcite veining is present but not commonly observed in core or drill cuttings. Feldspars are commonly unaltered. Propylitic alteration frequently overprints or occurs with the alteration types described in the following sub-sections. Pyrite and magnetite are common accessory minerals.

6.4.2 Phyllic/Quartz-Sericite-Pyrite (QSP)

Phyllic alteration is most frequently characterized by tan to light green sericite partially or completely replacing hornblende and/or biotite sites. When phyllic alteration becomes more intense, plagioclase and/or K-feldspar sites are also replaced by sericite. The altered mafics and feldspars are accompanied by a significant addition of pyrite, locally up to 10%. However, these minerals do not replace mafic or felsic sites. Sericitic altered zones are often quite siliceous; however, it is unclear if this is due to quartz addition or just the destruction of other primary minerals.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 74 of 392

Phyllic alteration is most pervasive and intense in the west-central to west portion of the Yerington pit and western portion of MacArthur. The alteration type does not show preference with rock type and has been described in the granodiorite, quartz monzonite, and the porphyries.

6.4.3 Potassic Alteration

Potassic alteration occurs as shreddy, fine-grained biotite replacing hornblende. To a lesser extent, there is potassium feldspar replacing plagioclase within the rock as well as in vein halos. Potassic alteration occurs in the central part of the Yerington and MacArthur pits and typically coincides with the highest-grade copper mineralization. Quartz veining is most extensive in this alteration phase.

Potassic alteration is best observed in oldest (highest grade) porphyry dikes as well as the granodiorite and quartz monzonite hosts.

6.4.4 Sodic-Calcic Alteration

Pervasive sodic-calcic alteration, described by Anaconda geologists as sodic flooding, occurs at the east end (pre-tilt base) of the Yerington and MacArthur pits, creating off-white, hard altered rock. This type of alteration most frequently occurs as albite replacing K-feldspar and as chlorite, epidote, or actinolite replacing hornblende and/or biotite. In the most intense zones of sodic alteration, the mafics are completely destroyed.

6.4.5 Silicification

Silicification occurs as a wholesale replacement of the rock, occurring in an irregular nature.

6.4.6 Supergene

Supergene, or secondary enriched copper minerals, made only a minor contribution to Yerington Mine production due to insufficient pyrite available for oxidation and creation of sulfuric acid. Chalcocite, the primary result of secondary enrichment, occurs randomly toward the west end (pre-tilt top) of the Yerington pit. At the Gallagher area and north of the MacArthur pit, supergene alteration has formed leached capping which is underlain by chalcocite mineralization. Lion CG's drill holes collared on the west-northwest side of the pit intersected narrow, isolated chalcocite mineralization. The transition from oxide (green and / or black) copper to primary sulfide copper mineralization is sharp and consistently chalcocite-absent throughout the pit excepting the west pit area.

The oxide - sulfide surface across the Yerington pit generally occupies the 4,100-foot elevation as a rather smooth, undulating surface with local "divots" down to 3900 ft in places, ostensibly where oxidation followed fracturing downward. Base of oxidation in limited Lion CG drilling confirmed the general 4,100-foot elevation.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 75 of 392

6.5 MINERALIZATION

6.5.1 Yerington Copper Deposit

The general geometry of copper mineralization below the Yerington pit is an elongate body extending 6,600 ft along a strike of S62ºE. The modeled mineralization has an average width of 2,000 ft and has been defined by drilling to an average depth of 400-500 ft below the pit bottom at the 3,500-foot elevation.

The copper mineralization and alteration throughout the Yerington district and at the Yerington deposit are unusual for porphyry copper camps in that the mineralization is "stripey", occurring in WNW striking bands or stripes between materials of lesser grade. Clearly, much of this geometry is influenced by the strong, district-wide WNW structural grain observed in fault, fracture and, especially, porphyry dike orientations. Porphyry dikes are associated with all copper occurrences in the district. Altered, mineralized bands range in width from tens of ft to 200-foot-wide mineralized porphyry dikes mined in the Yerington pit by Anaconda.

Greenish, greenish blue chrysocolla (CuSiO3.2H20) was the dominant copper oxide mineral, occurring as fracture coatings and fillings, easily amenable to an acid leach solution. Historic Anaconda drill logs note lesser neotocite, aka black copper wad (Cu, Fe, Mn)SiO2 and rare tenorite (CuO) and cuprite (Cu2O). Oxide copper also occurs in iron oxide/limonite fracture coatings and selvages.

Chalcopyrite (CuFeS2) was the dominant copper sulfide mineral occurring with minor bornite (Cu5FeS4) primarily hosted in A-type quartz veins in the older porphyry dikes and in quartz monzonite and granodiorite, as well as disseminated between veins in host rock at lesser grade. The unmined mineralized material below the current pit bottom consists primarily of chalcopyrite.

Surfaces were interpreted for alluvium (code 20), oxide (code 30) mineralization and sulfide (code 40) mineralization from the drill logs and soluble copper assays. Figure 6.3 compares the surfaces with the coding from drill holes and the block model.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 76 of 392

Source: AGP 2023 Note: Brown=Alluvium (20), Green=Oxide (30), Red=Sulfide (40)

Figure 6.3: Yerington Geology Section 2451250 E (Looking West)

6.5.2 MacArthur Copper Deposit

The MacArthur deposit is a large copper mineralized system containing near-surface acid soluble copper mineralization (IMC, 2022).

The MacArthur deposit consists of a 50 to 150-ft thick, tabular zone of secondary copper (oxides and/or chalcocite) covering an area of approximately two square miles (Figure 6.4). Limited drilling has also intersected underlying primary copper mineralization open to the north, but only partially tested to the west and east.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 77 of 392

Source: IMC 2022

Figure 6.4: MacArthur Property Geology East-West Cross Section

Oxide copper mineralization is most abundant and particularly well exposed in the walls of the legacy MacArthur pit. The most common copper mineral is chrysocolla (CuSiO32H2O). Also present is black copper wad, neotocite, ((Cu,Fe,Mn)SiO2)) and trace cuprite (Cu2O) and tenorite. (CuO) The flat-lying zones of oxide copper mirror topography, exhibit strong fracture control and range in thickness from 50 to 100 ft. Secondary chalcocite mineralization forms a blanket up to 50 ft or more in thickness that is mixed with and underlies the oxide copper. Primary chalcopyrite mineralization has been intersected in several locations mixed with and below the chalcocite. The extent of the primary copper is unknown as many of the holes bottomed at 400 ft or less.

6.6 DEPOSIT TYPES

Porphyry copper systems host some of the most widely distributed mineralization types at convergent plate boundaries, including porphyry deposits centered on intrusions; skarn, carbonate-replacement, and sediment-hosted Au deposits in increasingly peripheral locations; and adjacent to high- and intermediate-sulfidation epithermal deposits. The systems commonly define linear belts, some many hundreds of kilometers long. The systems are closely related to underlying composite plutons, at paleodepths of 5 to 15 km, which represent the supply chambers for the magmas and fluids that formed the vertically elongate (>3 km) stocks or dike swarms and associated mineralization (Sillitoe, 2010).

The alteration and mineralization in porphyry copper systems are zoned outward from the stocks or dike swarms, which typically comprise several generations of intermediate to felsic porphyry intrusions. At the regional and district scales, the occurrence of many deposits in belts within which clusters and alignments are prominent. At the deposit scale, particularly in the porphyry copper environment, early formed features commonly, but by no means always, give rise to higher grade deposits. Late-stage alteration overprints may cause partial depletion or complete removal of copper and gold, but metal concentration may also result.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 78 of 392

The Yerington deposit represents a porphyry copper deposit hosted in porphyry dikes that formed in stocks of the upper Yerington batholith. The Yerington porphyry system has been tilted westerly so that the plan view of the deposit is a cross-sectional exposure.

Mining at the Yerington deposit has revealed an alteration geometry displaying the original pyrite-rich cap (present-day leached sericite-limonite on the west end of the Yerington pit) grading downward easterly to quartz-sericite-pyrite alteration and to potassic alteration in the central portion of the pit and then continuing to a soda-flooded root zone at the eastern end.

The MacArthur deposit is a supergene enriched, oxidized porphyry copper system. Within the MacArthur deposit, phyllic alteration from the upper portion of the porphyry system dominates to the west. The alteration grades to potassic in the central MacArthur pit area and pervasive sodic-calcic alteration dominates in the eastern portions of the MacArthur pit and in the far eastern portion of the property.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 79 of 392

7.0 EXPLORATION

7.1 EXPLORATION HISTORY

During the 1952 to 1979 period of mine operation at the Yerington Mine, Anaconda completed a number of geophysical surveys, including an aeromagnetic survey, a ground magnetic survey, and multiple IP surveys. Published gravity data were examined to estimate alluvial thicknesses in Mason Valley east of the Project. These surveys covered much more additional ground than current Project area.

7.2 GEOPHYSICS

7.2.1 Helicopter Magnetometer Survey

2007 Survey

In late 2007 and early 2008, Quaterra contracted a helicopter magnetometer survey to be conducted over the Yerington district (EDCON-PRJ, 2008). The survey was flown with a line spacing of 100 m separation with some areas in-filled to 50 m separation. In addition, two helicopter surveys flown under contract to Anaconda were also digitized from contour maps and then merged with the larger district-wide survey. The objective of the survey was to create a magnetic data set for the entire district with significantly greater resolution than previous work by Anaconda. The survey began and was completed in December 2007, and the data was delivered in the first quarter of 2008. A total of 2,685-line miles of new aeromagnetic data were acquired and 4,732-line miles of older data were digitized. This improved data set has been used extensively by Lion CG throughout the district to identify new targets as well as refine targets previously identified by Anaconda.

2012 Survey

A more detailed helicopter magnetic survey was flown by Geosolutions Party Ltd., in April of 2012, north and northwest of the MacArthur pit area.  By design this system had a broader frequency bandwidth then previous systems and was ideal for modeling purposes. The line spacing was 50 meters and a terrain clearance of approximately 30 meters was flown. The near surface volcanic response is mapped and a weak, possible alteration low, was identified from the processed data. Subsequently this low was interpreted as a deep intrusive (Weis, 2012).

Interpretation

Modeling by Thomas Weis and Associates Inc. (Weis, 2012) of the detailed helicopter magnetic data set (2012, Geosolutions) merged with the 2007 EDCON survey identified two 'interpreted' intrusive centers at depth beneath post mineral volcanic cover. Each has a central magnetic low response with a magnetic high response occurring in a circular ring around the low. The relative low is interpreted to be a potential intrusive. Interpreted depth to the top of these intrusive systems is in excess of 500 meters.

IP/resistivity surveys run by Kennecott in the 1960's and Zonge in 2009 and 2011 show an IP high, interpreted to be a potential mineralized sulfide system running under volcanic cover to the northwest of the MacArthur pit. This would extend the sulfide system into the area of the NW-Target covered by the 2012 helicopter magnetic survey (Figure 7.1).

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 80 of 392

Follow up work by Weis in 2013 identified an additional three magnetic targets at depth beneath magnetic volcanic cover in the MacArthur area. The anomalies have a different strike than the overlying volcanic cover and are interpreted to be potential skarn targets in the Triassic sediments or primary mineralization associated with quartz monzonite porphyry intrusive dike systems (Figure 7.2).

Source: Weis 2012 Notes: Solid ellipses=Intrusives; Dashed ellipses=Skarn bodies

Figure 7.1: MacArthur 3-D Fastmag Model Target Map

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 81 of 392

301000
302000
303000
304000
305000
306000
307000
308000
309000
4331000
4330000
4329000
4328000
4327000
4326000
4325000
4324000
4323000
4322000
4321000
335
N
MacArthur-Susc-500m THG

Source: Weis 2013 Note: Targets outlined by solid black lines.

Figure 7.2: Calculated Total Horizontal Gradient (THG) of the Susceptibility Model

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 82 of 392

7.2.2 Ground Geophysical Surveys

2009 Surveys

Zonge Geosciences Inc. performed IP and Resistivity and Ground Magnetic surveys for Lion CG on the MacArthur Project, located in Lyon County, Nevada. The IP/Resistivity survey was conducted in 2009 from October to December. The Ground Magnetic survey was conducted during the period of 4-7 November 2009 (Zonge, 2009b).

Dipole-dipole IP/Resistivity data were acquired on three lines using a dipole length of 200 meters and 300 meters. Pole-dipole IP/Resistivity data were acquired on four lines using a dipole length of 150 meters and 200 meters. Line locations were established by Quaterra and Zonge personnel using handheld Garmin GPS receivers with real time differential corrections provided by Wide Area Augmentation System (WAAS) (Figure 7.3).

Measured IP/Resistivity data were presented as color pseudosections of 3-point decoupled phase and apparent resistivity plotted with the results of the two-dimensional inversions at a scale of 1:20,000. IP and resistivity inversion results and data are shown in separate plots. The surveys identified multiple targets for future exploration.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 83 of 392

Source: Zonge 2009b

Figure 7.3: 2009 IP/Resistivity Survey Lines

2011 Survey

Zonge International Inc. conducted a pole-dipole Complex Resistivity IP (CRIP) investigation for Lion CG on the MacArthur property during the period from 5 February through 7 March 2011. Pole-Dipole CRIP data were acquired on 7 lines (Figure 7.4) for a total coverage of 37.0 line-km and 210 collected stations (Zonge, 2011).

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 84 of 392

Pole-dipole CRIP measurements acquired for each line were presented in colored pseudosections of apparent resistivity, raw phase response data, and 3-Pt decoupled phase response with posted values. The pole-dipole IP and resistivity cross-sections provided were 2-D smooth-model inversion results.

The surveys identified multiple targets for future exploration. A moderate intensity IP source (25 - 50 milliradian) is identified on the three northwestern Lines (5300, 4900 and 4300) near stations 24000-25800. On the Southern Lines (5300 extension to the South, 4500, 5600 and 6350), the 2-D smooth model inversions show uniform IP values as low as 2-10 milliradian. On Line 7500 (N-E line) the IP source shifts beneath station 24700-25300, with the 2-D smooth-model suggesting a narrower, deeper and less intense IP response (25-35 milliradian) than the lines to the northwest.

Source: Zonge 2011

 Figure 7.4: 2011 IP/Resistivity Survey Lines

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 85 of 392

2016/2017 Survey

Zonge conducted an induced polarization-resistivity survey for Lion CG during November 2016, and February 2017 (Zonge International, 2017).  Data were acquired along eight lines using Dipole-Dipole and Pole-Dipole arrays.

One line crossed over the Yerington pit. The line was surveyed using the dipole-dipole method with a dipole length of 300 m with readings taken from N=1 to 16, which senses response to an approximate depth of 900 m below surface. Because this line crossed the existing pit including pit lake it was necessary to place some receiver and transmitter stations on the pit bottom beneath the pit lake. The total length of the line was 5.4 km of which approximately 600 m was in the pit itself.

Data quality was good and four anomalous IP zones were detected. Figure 7.5 contains the IP response from 2D inversion of the observed data (lower panel). The location of the section and the IP line is shown in the upper panel (single red line) on the district geology map. One zone occurs south of the pit, coincident with an anomalous zone defined by past Anaconda surveys. This zone is referred to as the Native Copper zone. The zone extends over 500 m along the line with an intrinsic IP response of 25 milliradians which is equivalent to approximately 1-2 % by volume of metallic sulfides. The depth to the top of the zone is estimated at 400 m below surface.

A strong IP anomaly was detected directly below the Yerington pit and is 500 m wide along the line. The anomaly has an intrinsic value exceeding 40 milliradians which is equivalent to 3-5% by volume metallic sulfides.

Two additional anomalies were detected north of the pit, one within the mine waste dumps and one in the area known as Groundhog Hills. The anomaly in the waste dumps is shallow and weak on the order of 20-25 milliradians. The anomaly in the Groundhog Hills area is somewhat stronger, being 25-30 milliradians in magnitude. The top of this zone is at a depth of 200 m below ground-surface.

Source: Zonge International 2017

Figure 7.5: IP Response from 2D Inversion (Section 309980 E)

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 86 of 392

7.2.3 Ground Magnetic Survey

Zonge performed GPS-based ground magnetic (Zonge, 2009a) and Induced Polarization and Resistivity surveys (Zonge, 2009b) for Lion CG on the MacArthur Project during November 2009.

Ground Magnetic/GPS data were acquired on six lines-oriented north/south for a total distance of 31.8 line-kilometers of data acquisition.

Total field magnetic data were acquired with a GEM Systems GSM-19 Overhausereffect magnetometer. Positioning was determined with Trimble PRO-XRS GPS receivers that utilize the integrated real-time DGPS beacon for position corrections.

Figure 7.6 shows the stacked magnetic profile. The magnetic surveys along with the IP/resistivity surveys identified multiple targets for future exploration.

Source: Zonge 2023

Figure 7.6: Stacked Magnetic Profile

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 87 of 392

7.3 DRILLING

7.3.1 Historical Drilling

7.3.1.1 Yerington

Anaconda conducted considerable exploration and production drilling during the long tenancy of the Project, which resulted in the existing Yerington pit. Although the number of exploration drill holes and footage is unknown, historic records indicate that well over a thousand holes, including core and rotary, were drilled in exploration and development at the Yerington pit alone.

At the Anaconda Collection - American Heritage Center, University of Wyoming at Laramie, a large inventory of Anaconda data is available for review. Approximately 10,000 pages of scanned drill hole records from the library were reviewed to obtain drill hole information on the Project. While some holes contained only lithologic or assay summary information, after final verification 559 Anaconda holes totaling 236,536.9 ft contained adequately detailed assay, hole location and orientation information to be used in the mineral resource estimate. An additional 233 drill holes totaling 64,092.0 ft were digitized from sections, cross-validated and included in the drill hole database for use in the Yerington mineral resource estimate. In 2024, further review of the available Anaconda data was conducted by Lion CG, and an additional 17 drill holes (totaling 7,477.2 ft) were added to the drill hole database.  The data verification conducted by AGP for these holes is discussed in Section 9.1.2.

Of additional benefit to the Lion CG program, the core left on site by Anaconda was available for assay by Lion CG. As part of the validation of the Anaconda data (Bryan, 2014), selected intervals from 45 Anaconda core holes were submitted to Skyline Assayers and Laboratories for assay to compare with assays recorded from the historical documents. Although historic drilling included intervals subsequently mined by Anaconda, they remained in the database for statistical and interpolation purposes. Anaconda drill hole locations (based on drill logs and digitized sections) that were incorporated into the database are shown in Figure 7.7.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 88 of 392

Source: AGP 2025 Notes: Green-Original Historic drill holes, Red-Additional Historic drill holes Grid is 1000 x 1000 m Drill holes projected on the current topography

Figure 7.7: Yerington Historic Drilling Collar Plot

7.3.2 MacArthur

During MacArthur's exploration history (including North Ridge and Gallagher), several operators have contributed to the pre-Lion CG drill hole database of more than 300 holes. Figure 7.8 shows the historic collars for MacArthur conducted by the U.S. Bureau of Mines (USBM), Anaconda Company, Bear Creek Mining Company, Superior Oil Company, and Pangea Explorations, Inc.

Anaconda's drilling at MacArthur, supervised by Anaconda's Mining Research Department, was accomplished using Gardner-Denver PR123J percussion drills. The percussion drill was fitted with a sampling system designed by the Mining Research Department, which collected the entire sample discharged from the hole. It is uncertain what type of drilling equipment Anaconda used for core holes. The remainder of the drilling for MacArthur was done by Boyles Brothers Drilling Company using rotary and down-the-hole percussion equipment.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 89 of 392

Source: IMC 2022

Figure 7.8: MacArthur Historic Drilling Collar Plot in Nevada State Plane Coordinates

7.4 LION CG DRILLING

7.4.1 Yerington

Lion CG's 2011 drilling program totaled 21,887 ft in 42 holes. That included 6,871 ft of core: 14 HQ core holes and one hole (SP-010) collared in PQ and reduced to HQ at 147 ft. Reverse circulation (RC) drilling totalled 15,016 ft in twenty-eight 4.5" RC holes (Table 7.1). Fourteen core holes and four RC holes were drilled to twin Anaconda core holes, while the remaining 24 RC holes were targeted for expansion of mineralization laterally and below historic Anaconda drill intercepts along the perimeter of the Yerington pit.

Drill hole siting was hampered by pit wall geometry and by the presence of the pit lake and was confined to selected benches within the Yerington pit to maintain safe access around the existing pit lake.

The total area covered by the drilling resembles an elliptical doughnut (the accessible ramps and roads along perimeter within the Yerington pit) measuring approximately 6,000 ft west-northwest by 2,500 ft. Drill hole spacing is irregular due to access and safety limitations within the pit. Table 7.1 provides basic collar information for 2011 drilling by Lion CG.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 90 of 392

Table 7.1: 2011 Drilling Yerington Copper Project
Drill Hole	Azimuth	Dip	Total Depth (ft)	Purpose	Type
SP-001	0	-90	207.5	Twin	Core
SP-002	0	-90	259	Twin	Core
SP-003	0	-90	405	Twin	Core
SP-004	0	-90	803.5	Twin	Core
SP-005	0	-90	390	Expl	RC
SP-006	0	-90	791	Twin	Core
SP-007	0	-90	340	Expl	RC
SP-008	0	-90	435	Expl	RC
SP-009	0	-90	355	Expl	RC
SP-010	90	-70	741	Twin	Core
SP-011	180	-60	500	Expl	RC
SP-012	180	-60	1000	Expl	RC
SP-013	180	-70	1000	Expl	RC
SP-014	0	-90	341.5	Twin	Core
SP-014A	180	-90	1000	Expl	RC
SP-015	0	-90	438	Twin	Core
SP-016	180	-70	780	Expl	RC
SP-017	0	-90	216.5	Twin	Core
SP-018	90	-70	530	Expl	RC
SP-019	0	-90	300	Twin	Core
SP-020	180	-80	265	Expl	RC
SP-021	180	-60	720	Expl	RC
SP-022	180	-60	940	Expl	RC
SP-023	180	-60	596	Twin	RC
SP-024	0	-90	780	Expl	RC
SP-025	0	-90	610	Expl	RC
SP-026	180	-60	655	Expl	RC
SP-027	0	-90	797	Twin	Core
SP-028	0	-90	300	Twin	RC
SP-029	0	-90	560	Twin	RC
SP-030	0	-90	460	Twin	RC
SP-031	0	-90	162	Twin	Core
SP-032	0	-90	506	Twin	Core
SP-033	0	-90	190	Expl	RC
SP-034	180	-60	903	Twin	Core
SP-034A	0	-90	365	Expl	RC
SP-035	0	-60	190	Expl	RC
SP-036	0	-60	550	Expl	RC
SP-037	180	-60	180	Expl	RC
SP-038	90	-60	830	Expl	RC
SP-039	0	-60	295	Expl	RC
SP-040	0	-55	200	Expl	RC

Notes:

Twin=Twin hole

Expl=Exploration

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 91 of 392

The 2017 and 2022 drilling focused on deeper drill holes to confirm the extent of mineralization. Lion CG completed an additional seven holes, totaling 15,636.7 ft. Four of the holes were pre-collared using RC and changed to HQ sized core (Table 7.2).

Table 7.2: 2017/2022 Drilling Yerington Copper Project
Drill Hole	Year Drilled	Azimuth	Dip	Total Depth (ft)	Purpose	Type
YM-041	2017	205.00	-55.00	714.0	Expl	RC
YM-041A	2017	201.77	-53.83	2589.7	Expl	RC/Core
YM-042	2017	202.27	-56.80	2770.6	Expl	RC/Core
YM-043	2017	200.59	-52.38	2490.0	Expl	RC/Core
YM-044	2017	189.09	-58.44	2746.7	Expl	RC/Core
YM-045	2017	204.03	-54.34	2533.2	Expl	Core
YM-046	2022	29.18	-47.20	1792.5	Expl	Core

Notes:

Expl=Exploration

Diamond drilling was completed at Yerington in 2024 totaling 3,457.5 ft of drilling in four core drill holes (Table 7.3) which were targeted for expansion and resource upgrade.

Table 7.3: 2024 Drilling Yerington Copper Project
Drill Hole	Year Drilled	Azimuth	Dip	Total Depth (ft)	Purpose	Type
YM-047	2024	210	-45	1083.5	Expl	Core
YM-047A	2024	210	-45	470.0	Expl	Core
YM-048	2024	210	-45	1270.0	Expl	Core
YM-049	2024	210	-45	634.0	Expl	Core

Notes:

Expl=Exploration

Figure 7.9 illustrates the drilling conducted by Lion CG relative to the current topography and historic Anaconda open pit.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 92 of 392

Source: AGP 2025 Notes: Drill holes projected on current topography

Figure 7.9: Yerington Diamond Drilling by Lion CG

7.4.2 MacArthur

From 2007 through to 2010, Lion CG completed an extensive drilling program of 123,005 ft in 375 holes, including 28,472 ft of core over 32 holes and 94,533 ft of reverse circulation drilling over 343 holes. Lion CG's initial objective was to verify and expand the MacArthur oxide resource, as defined by the 1972-1973 Anaconda drilling.

Considering minor secondary chalcocite intersected in the few Anaconda drill holes that reached depths greater than 300 ft, Lion CG successfully targeted a deeper chalcocite zone in step-out drill holes from the pit. The program expanded the oxide mineralization and encountered a large, underlying tabular blanket of mixed oxide-chalcocite mineralization. Lion CG's deeper drill holes, testing the western and northern margins of the chalcocite mineralization, encountered minor primary copper sulfide mineralization below the chalcocite blanket (Tetra Tech, 2009).

In 2011, drilling centered on approximately one-half square mile from the North Ridge area to the present-day MacArthur pit, and the Gallagher area located west of the existing MacArthur pit. Drill spacing was reduced to 250-foot centers on several drill fences. South-bearing angle holes tested the WNW, north-dipping structural or mineralized grain. In 2021, a focus was made to continue upgrading the resource calculation in the main MacArthur area and to step out to the east-southeast to test for additional acid-soluble copper mineralization. These drill holes were vertical or south bearing. (Table 7.4).

Also, during 2011, 3,275 ft of PQ-size diamond core was drilled at 26 sites for the purpose of metallurgical test work. The PQ holes twinned the existing Lion CG RC and core holes.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 93 of 392

In 2021, 5,147 ft of HQ-size diamond core exploration drilling in ten holes was completed, and 4,445 ft of PQ-size diamond core was drilled in thirteen holes for metallurgical sampling.

In 2021, IMC developed a mineral resource estimate for the MacArthur, North Ridge, and Gallager areas using a drill hole database consisting of 747 drill holes containing 299,044 ft of drilling. Table 7.4 shows the number of holes and footage by the company. The drilling completed by Pangea Exploration was removed from the database.

Table 7.4: MacArthur Drilling Used for 2021 Mineral Resource Estimate
Company	Program Date	Number of Holes	Ft Drilled
U. S. Bureau of Mines	1947 - 1950	8	3,414
Anaconda Company	1955 - 1973	291	59,327
Bear Creek Mining Co.	1963 - 19??	8	2,934
Superior Oil	1967 - 1968	11	13,116
Lion CG	2007 - 2021	429	220,253
Total		747	299,044

Source: IMC 2022 Notes: 2021 Exploration drill holes are highlighted with a white circle.

Figure 7.10: MacArthur Drilling by Lion CG (as of 2021)

In 2024, drilling was focused on upgrading the resource within and around the main portion of MacArthur. Drilling consisted of 18 reverse circulation drill holes, totaling 6,165 ft (Figure 7.11 and Table 7.5). Alford Drilling, LLC of Elko, NV. conducted RC drilling. Downhole surveys were recorded every 5 ft, working in continuous mode.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 94 of 392

Source: IMC 2025

Figure 7.11: MacArthur Drilling by Lion CG (as of 2024)

Table 7.5: 2024 Drilling MacArthur Project
Drill Hole	Year Drilled	Azimuth	Dip	Total Depth (ft)	Purpose	Type
QM-343	2024	180	-60	280	Expl	RC
QM-344	2024	180	-60	330	Expl	RC
QM-336	2024	0	-90	130	Expl	RC
QM-337	2024	180	-60	310	Expl	RC
QM-338	2024	180	-60	325	Expl	RC
QM-339	2024	180	-60	350	Expl	RC
QM-340	2024	180	-60	340	Expl	RC
QM-341	2024	180	-50	600	Expl	RC
QM-342	2024	180	-60	520	Expl	RC
QM-342A	2024	180	-60	700	Expl	RC
QM-345	2024	180	-60	200	Expl	RC
QM-346	2024	180	-60	130	Expl	RC
QM-347	2024	180	-60	200	Expl	RC
QM-348	2024	0	-90	345	Expl	RC
QM-349	2024	180	-70	495	Expl	RC
QM-350	2024	180	-60	230	Expl	RC
QM-351	2024	180	-60	290	Expl	RC
QM-352	2024	0	-90	390	Expl	RC

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 95 of 392

7.4.3 Vat Leach Tails

VLT are the leached products of Anaconda's vat leach copper extraction process (CH2M Hill, 2010). The oxide tailings dumps, located north of the process areas, contains the crushed rock that remained following the extraction of copper in the vat leaching process. The vat leach process involved crushing ore into a uniform minus 0.5-inch size and loading it into one of eight large concrete leach vats where weak sulfuric acid was circulated over an 8-day period. Following the 8-day cycle, the spent ore was removed from the vats and transferred to haul trucks for conveyance to the oxide tailings area (OU-6, Figure 7.12).

METCON Research (METCON) conducted a metallurgical study for Lion CG to support a scoping study for the Anaconda Vat Leach Tailings (Phase I) Project in Yerington, Nevada. The metallurgical study was conducted on drill hole samples obtained from a wet and dry sonic drilling campaign from the Anaconda Vat Leach Tailings.

The mineralization is expected to be primarily oxide forms of copper, chrysocolla, neotocite, others, and secondary sulfide (chalcocite) (SRK, 2012).

There were 22 drill holes, VLT-001 to VLT-022, completed by Major Drilling in May-June of 2012 using wet rotosonic drilling methods. In September 2012, nine dry rotosonic drill holes (Prosonic) by Boart Longyear twinned the wet sonic drill holes configured with an 8-inch-diameter drill pipe and a 7-inch core. "T" was added to the hole number to identify the twin holes: VLT-12-002, VLT-12-003T, VLT-12-005T, VLT-12-006T, VLT-12-011T, VLT-12-016T, VLT-12-017T, VLT-12-019T and VLT-12-021T (Figure 7.12).

Collars were surveyed by Lion CG using handheld Garmin eTrex 10 GPS. No downhole surveys were recorded. Summary drill logs collected information on lithology, grain size and copper mineralization.

Source: AGP 2025

Figure 7.12: VLT Collar Plot

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 96 of 392

7.5 DRILLING PROCEDURES AND CONDITIONS

Lion CG's drill holes through 2011 were surveyed by Lion CG consultants using a Trimble XHT unit with horizontal accuracy to within one-half meter and vertical accuracy from one-half to one meter. All other collars were surveyed using a handheld Garmin eTrex GPS by Lion CG geologists.

Drilling contractors and downhole surface information are summarized in Table 7.6. Some shorter holes may not be surveyed.

Table 7.6: Yerington and MacArthur Drilling Contractors by Year
Year	Location	Type	Contractor	Downhole Survey Interval	Downhole Survey Instrument	Downhole Survey Contractor
2007	MacArthur	Core RC	Kirkness Diamond Drilling Diversified Drilling LLC	50 ft	Gyroscope	International Directional Services LLC
2008	MacArthur	Core RC	KB Diamond Drilling Diversified Drilling LLC	50 ft	Gyroscope	International Directional Services LLC
2009	MacArthur	Core RC	Major Drilling America Inc. Diversified Drilling LLC	50 ft	Gyroscope	International Directional Services LLC
2010	MacArthur	Core RC	Major Drilling America Inc. Diversified Drilling LLC	50 ft	Gyroscope	International Directional Services LLC
2011	MacArthur	Core RC	Ruen Drilling, Inc. George DeLong Construction, Inc. Diversified Drilling LLC Leach Drilling, Inc.	50 ft	Gyroscope	International Directional Services LLC
2011	Yerington	Core RC	Ruen Drilling, Inc. George DeLong Construction, Inc. Diversified Drilling LLC	50 ft	Gyroscope	International Directional Services LLC
2017	Yerington	RC Core	Layne Christensen Drilling	50 ft	Gyroscope	International Directional Services LLC
2021	MacArthur	Core	National EWP	50 ft	Gyroscope	International Directional Services LLC
2022	MacArthur	Core	InterGeo Drilling	50 ft	Gyroscope	International Directional Services LLC
2022	Yerington	Core	InterGeo Drilling	50 ftj	Gyroscope	International Directional Services LLC
2023	MacArthur	RC	Alford Drilling, LLC	10 ft	Gyro Master	Alford Drilling, LLC

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 97 of 392

Table 7.6: Yerington and MacArthur Drilling Contractors by Year
Year	Location	Type	Contractor	Downhole Survey Interval	Downhole Survey Instrument	Downhole Survey Contractor
2024	Yerington	Core	Alford Drilling, LLC	50 to 100 ft	ChampGyro	Alford Drilling, LLC
2024	MacArthur	RC	Alford Drilling, LLC	5 ft	ChampGyro	Alford Drilling, LLC

Core recovery was recorded for all core drill campaigns and averaged about 70%, but in general recovery exceeded 80%. Lion CG technicians measured core recovery per drill run as denoted by the core blocks inserted into the core boxes by the drilling contractor. For Yerington, drill intersections with less than 40% recovery were not used for the mineral resource estimate. No other factors were identified that could materially impact the accuracy and reliability of the drilling results.

Geologists logged information on the alteration, lithology, structures and sulfide descriptions. This information was captured on paper forms and loaded into a digital database combined with the collar and downhole survey information. Digital color core photographs are taken prior to the collection of samples.

7.6 QP ADEQUACY STATEMENT

It is the opinion of the QPs (TMMA & IMC) that the exploration and diamond drilling procedures and protocols used are consistent with generally accepted industry practices and, therefore, suitable for mineral resource and reserve estimation.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 98 of 392

8.0 SAMPLE PREPARATION, ANALYSES, AND SECURITY

8.1 SAMPLE PREPARATION AND ANALYSES

8.1.1 Anaconda - Yerington and MacArthur

Samples from MacArthur and Yerington were delivered to Anaconda's analytical laboratory in Yerington, NV. Samples were blended, pulverized, and a 2-gm sample was extracted for assay. According to standard wet chemistry procedures, samples were assayed for total copper and oxide copper.

Assay reports were handwritten and signed by Anaconda's Chief Chemist. One original was issued to management along with three carbon copies (Koehler, 2008).

8.1.2 Lion CG - Yerington Copper Project

Figure 8.1 shows the Lion CG core sampling facility at the Yerington Copper Project. The sampling area is connected to the logging area via a conveyor.

Source: AGP 2023

Figure 8.1: Core Sampling Facility

8.1.2.1 Reverse Circulation Sampling

Samples are collected in a conventional manner via a cyclone and standard wet splitter. Samples are collected in 17-in by 26-in cloth bags placed in five-gallon buckets to avoid material spillage. Sample bags are pre-marked by Lion CG personnel at five-foot intervals and include a numbered tag inserted into a plastic bag bearing the hole number and footage interval. Collected samples, weighing approximately 15 to 20 pounds each, are wire tied and then loaded onto a ten-foot trailer with a wood bed, allowing initial draining and drying. Each day, Lion CG personnel or the drillers at the end of their shift haul the sample trailer from the drill site to Lion CG's secure sample preparation warehouse in Yerington, Nevada.

Having been transported on a ten-foot trailer by drill crews or Lion CG personnel from the drill site to the secure sample warehouse, RC sample bags are unloaded onto suspended wire mesh frames for further drying. Diesel-charged space heaters assist in drying during the winter months. Once dry, four to five samples are combined in a 24-by-36-inch woven polypropylene transport ("rice") bag, wire tied and carefully loaded on plastic-lined pallets. Each pallet, holding approximately 13 to 15 rice bags, is shrink-wrapped and further secured with wire bands. Each pallet is weighed.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 99 of 392

In the 2011 drill program, pallets were picked up and trucked by Skyline Assayers & Laboratories (Skyline) personnel who, at the time, operated a sample preparation facility in Battle Mountain, Nevada. Once Skyline prepared each sample in its Battle Mountain facility, approximately 50-gram sample pulps were air-freighted to Skyline's analytical laboratory in Tucson, Arizona for analyses and assay.

In 2017, Bureau Veritas' personnel picked up the samples, which were prepped in the Sparks, NV facility and then forwarded to their Vancouver laboratory for analysis.

In 2022 and 2024, Skyline personnel (from Tucson) picked up the samples which were prepped and analyzed in their Tucson laboratory.

Industry-standard chain of custody protocols were followed for all shipments.

8.1.2.2 Core Sampling

Drill core, having been transported at the end of each shift by the drill crew to Lion CG's secure sample warehouse, is logged by a Lion CG geologist who marks appropriate sample intervals (one to nominal five ft) with colored flagging tape and metal tags. Lines are marked along the length of the core with red wax crayons to indicate where the core piece should be sawed and sampled. After logging and marking the sample intervals, each core box is photographed, with a sample tag at the beginning of the core box indicating project name, drill hole number, box number, and footage. Core samples are then sawed or split in half on-site by Lion CG personnel. Sample tags and sample bags are labelled with the drill hole number, sample number, and footage. Half of the split was bagged in 11-by-17-inch cloth bags while the other half was returned to the appropriate core box for storage in the sample warehouse.

8.1.2.3 Sample Analyses

Samples were analyzed for total copper (TCu) and other analytes, as shown in Table 8.1 for core and RC drill samples. A selected core was used to provide bulk density measurements, as described in Section 11.2.

Samples processed by Lion CG between 2011 and 2024 were analyzed by:

  Skyline Assayers and Laboratories: Tucson, Arizona. ISO/IEC 17025:2017 accredited.
  Bureau Veritas Commodities Canada Ltd.: Reno, Nevada. ISO/IEC 17025:2017 accredited.
  ALS Minerals Laboratory Reno, Nevada. ISO/IEC 17025:2017 accredited.

Sample preparation (crush, split, pulverize) was generally completed at local facilities in Nevada before shipment to the primary assay laboratories.

Skyline was used for the 2011 SP series of drilling and in 2022 and 2024 drilling. Bureau Veritas was used for the 2017 YM series drill holes.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 100 of 392

ALS Minerals Laboratory was used for check samples.

All laboratories used by Lion CG are independent of them.

Table 8.1: Summary of Analytical Packages and Laboratories
Laboratory	Procedure Code	Procedure Description
Skyline Assayers	MULTI-AAS SEQ-AAS-AS SEQ-AAS-CN SEA-CuSAP FA-1 TE-7	Multi-acid digestion AAS Copper
Sequential Analysis Copper AAS Acid Soluble
Sequential Analysis Copper AAS CN Soluble
Sequential Analysis Copper AAS Ferric Sulfate Soluble
Au Fire Assay - AA (Geochem) 30 g
Trace Elements by Multi Acid (with HF), ICP-MS
Bureau Veritas	FA430 MA300	Au by 30 g fire assay, AAS finish 4 Acid digestion ICP-OES analysis 0.25 g
ALS Minerals	CU-OG62 ME-OG62	Ore Grade Cu - Four Acid Ore Grade Elements - Four Acid, ICP-AES analysis

8.1.3 Lion CG - Vat Leach Tails

Wet and dry sonic drilling was conducted on the Vat Leach Tails. The material that was drilled was collected directly in plastic sleeves (approximately 5 ft. each). For the wet sonic drilling, all the samples were sent to Metcon in Tucson, Arizona, for assay and subsequent metallurgical testing. The sample was split for the dry sonic drilling (twin holes). To split the material, Lion CG laid the sample between two half pipes (~12" split pipe) and then ran a box cutter down the middle of the plastic sleeve to cut it. Half of the sample went into one pipe and the other half into another. Lion CG placed the material from each half pipe into separate zip-tied plastic bags labelled with drill hole number, sample number, and footage. Half of the sample was submitted to Metcon for assaying, and the remaining half was placed in storage for potential additional testing. For all assay work, the Metcon assay code was MA-AA, which was a multi-acid digestion with AAS finish.

8.1.4 Lion CG - MacArthur

8.1.4.1 Reverse Circulation Sampling

Having been transported on a ten-foot trailer by Lion CG personnel from the drill site to the secure sample warehouse, RC sample bags are unloaded onto suspended wire mesh frames for further drying. Diesel-charged space heaters assist in drying during winter months. Once dry, sets of three samples are combined in a 24- by 36-inch woven polypropylene transport ("rice") bag, wire tied, and carefully loaded on plastic lined pallets. Each pallet, holding approximately 13 to 15 rice bags, is shrink-wrapped and further secured with wire bands. Lion CG samples were shipped via UPS Freight to Skyline Assayers & Laboratories (Skyline), Tucson, Arizona through 2008. During the 2009-2010 drill campaign, Skyline dispatched a transport truck from Tucson to collect samples. In 2011, Skyline established a sample preparation facility in Battle Mountain, Nevada, from which trucks were dispatched to pick up Lion CG's drill samples.Once Skyline prepared each sample in its Battle Mountain facility, approximately 50-gram sample pulps are air-freighted to Skyline's analytical laboratory in Tucson, Arizona for analyses and assay. In 2024, Skyline dispatched a truck from Tucson, Arizona that picked up the samples.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 101 of 392

Lion CG weighs each shrink-wrapped pallet of samples prior to departure from Yerington. Rejects and pulps are returned to Lion CG and stored under cover in a secure location.

Industry standard chain of custody protocols were followed for all shipments.

8.1.4.2 Core Sampling

Drill core, having been transported at end of each shift by the drill crew to Lion CG's secure sample warehouse, is logged by a Lion CG geologist who marks appropriate sample intervals (approximately 5 ft) with colored flagging tape and marks the core with a wax pencil to indicate appropriate location for sawing or splitting. Each core box, bearing a label tag showing drill hole number, box number, and box footage interval, is then photographed.

Core preceding drill hole QMCC-20 was sawed in half by Lion CG personnel; core holes QM-026, QM-036, QM-041, QM-046, and QM-049 were split in half using a hydraulic powered blade at the warehouse by Lion CG personnel. From 2010-2011 core holes were sawed by ALS Minerals Laboratory, Reno, Nevada (ALS). In 2021, Lion CG personnel sawed and/or split the core samples. Samples with a large percentage of clay were split to preserve the fines.

When on-site sawing and or splitting was done, one half of the split was bagged in 11- by 17-inch cloth bags marked with drill hole number, footage interval, and sample number for assay while the other half was returned to the appropriate core box for storage in the sample warehouse.

Following geologic logging, magnetic susceptibility and RQD measurements, and photography, PQ core for metallurgical testing was shrink-wrapped in its cardboard core box, stacked on pallets, shrink-wrapped together, wire banded, and weighed. In 2011, pallets were shipped to METCON, Tucson, Arizona via UPS Freight. Chain of Custody was signed upon departure from Yerington and receipt in Tucson. In 2021, PQ samples were shipped to McClelland Laboratories, Sparks, Nevada via UPS Freight with the same sample chain of custody procedures.

8.1.4.3 Sample Analyses

During 2007, 12 core holes were analyzed at American Assay Laboratories (AAL) in Sparks, Nevada. AAL is ISO/UEC 17025 certified as well as a Certificate of Laboratory Proficiency PTP-MAL from the Standards Council of Canada.

Lion CG elected to use Skyline an ISO certified assay lab in Tucson, Arizona for all further analytical work. Samples submitted to AAL were re-assayed (pulps or rejects) by Skyline for consistency of the data set. Lion CG samples arrived at Skyline via UPS freight from 2007-2008.

Core from holes QM-099, QM-100, and QM-109 (2009-2010) and QM-163, QM-164, QM-165, QM-166, QM-177 and QM-185 (2011 program) were submitted to ALS Minerals, Sparks, Nevada. ALS Minerals is an ISO registered and accredited laboratory in North America. From 2009-2011 samples were picked up by a transport truck dispatched by Skyline from its temporary facility in Battle Mountain, Nevada and 2021 by a transport truck dispatched from Tucson by Skyline.

The Skyline assay procedures are as follows:

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 102 of 392

  Total Copper: a 0.2000-to-0.2199-gram (g) sample is weighed into a 200-ml flask. A three-acid mix is added and heated to about 250°C for digestion. The sample is made to volume and read on an ICP/AAS using standards and blanks for calibration
  Acid Soluble Copper: a 1.00 to 1.0199 g sample is weighed into a 200 ml flask. Sulfuric acid in water and sodium sulfite in water are mixed and added to the flask and allowed to leach for an hour. The sample is made to volume and read on an ICP/AAS using standards and blanks for calibration
  Ferric Soluble Copper (QLT): a 0.500 to 0.5099 g sample is weighted into a 200 ml flask. Sulfuric acid ferric sulfate mixed with deionized water are mixed and added to the flask and allowed to leach for an hour. The filtrate is cooled, made up to a standard volume, and the copper determined by AA with appropriate standards and blanks for calibration
  Sequential Copper Leach: consists of four analyses: Total Copper, Acid Soluble Copper, Cyanide Soluble Copper, and the difference, or Residual. Following analysis for Total Copper and Acid Soluble Copper, the residue from the acid soluble test is leached (shake test) in a sodium cyanide solution to determine percent cyanide soluble minerals. The Sequential Copper Leach is a different approach to the Ferric Soluble Copper (QLT) leach, with possible greater leaching of certain sulfides (e.g. chalcocite or bornite) during the cyanide leach step
  Acid Consumption of Pulps: a 2.00 to 2.10 grams is weighted into a 50 ml screw cap centrifuge. Sulfuric acid is added to the sample and the shaken for an hour. The sample is decanted into a 50 ml screw cap centrifuge tube where titration is undergone and acid consumption calculated with the Tiamo software program

From 2009-2011, Lion CG requested 34-element trace element geochemistry from Skyline on selected samples which were analyzed by ICP.OES Aqua Regia Leach to determine presence the of other important elements.

During 2009-2010 Lion CG core samples were picked up at Lion CG's warehouse facility by ALS Minerals personnel and transported to ALS Minerals laboratory in Sparks, Nevada. ALS Minerals personnel sawed the core, saving one-half for return to Lion CG. ALS assayed core for trace element geochemistry with 48-element Four Acid "Near-Total" Digestion.

In 2020, to better understand acid consumption of the acid soluble mineralized zones, 111 pulps were analyzed by Skyline Laboratories.

8.2 DENSITY

8.2.1 Drill Samples-Yerington

Density tests were completed in November 2011, by Kappes, Cassiday & Associates, based in Reno, Nevada, on core samples from Lion CG drilling. Representative samples were collected from six rock types representing oxide and sulfide mineralization. No further details were provided regarding the methodology but prior work by Kappes, Cassiday & Associates for Lion CG was based on a water displacement method.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 103 of 392

8.2.2 Drill Samples-MacArthur

Density determinations were from core samples collected by Lion CG personnel in 2008 for oxide, mixed and sulfide material. The samples were wax coated and density determination was based on a water displacement method. No further details regarding the methodology were available.

In 2024, samples were collected across the different redox zones: leach cap, oxide, mixed and sulfide but independent of rock type.  Primarily collected samples within or proximal to MacArthur pit but some samples were also collected from North Ridge and Gallagher. The 2024 density determinations by Paragon Geochemical Laboratories (Sparks, NV) were based on their water displacement method without wax coating (Bulk-DEN).

8.2.3 Residual Materials

Density for Anaconda residual materials (VLT, S-23 and W-3) were based on historic reports (SRK, 2023). Density for Arimetco (HLP) material was based on laboratory testing of remedial investigation drilling reported by CH2M Hill (USEPA, 2011). In general, the HLP materials tested ranged from well-graded sand to well-graded gravel. The amount of fines varied but typically did not exceed 15 percent. Moisture content was measured for field conditions on oven-dried samples, and the dry density was calculated (USEPA, 2011a).

8.3 SAMPLE SECURITY

All samples are delivered by the drillers twice a day (at end of driller's shift) or Lion CG personnel picks them up from the drill site. When core samples are delivered, they go directly into the logging facility and are under lock and key. The RC samples are dropped off on-site (behind a locked gate) and left in the trailer. Lion CG places the samples onto wire racks to finish drying and brings them into the logging facility at end of shift. If inclement weather or during the winter, Lion CG brings them directly into the warehouse where they dry on wire racks.

The only access to the core is to those who can get into the logging facility which is Lion CG employees and any consultants (geologist and/or sample splitter/sawyer) at the time of work being performed.  The RC samples are left outside within the Yerington Mine Site during daytime hours and can only be accessed by personnel who can get into the mine site locked gate which includes Lion CG personnel, the site manager, drillers, and mine site security personnel.

Chain of Custody forms are prepared by Lion CG for the samples with quality assurance/quality controls samples inserted. Primarily, the laboratory picks up the samples and sign-off on the Chain of Custody.  Rarely, Lion CG has dropped the samples off directly, and in that case the Chain of Custody is also signed off. Lion CG retains the Chain of Custody forms as documentation/confirmation.

Rejects and pulps are returned to Lion CG following a Chain of Custody protocol and are stored under cover in a secure location.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 104 of 392

8.4 QUALITY CONTROL

No historic data on quality control at Anaconda's analytical laboratory in Yerington was found. The laboratory was not independent of Anaconda Company.

8.4.1 Yerington

Lion CG implemented a quality assurance and quality control assay protocol whereby either one blank or one standard is inserted with every ten samples into the assay stream. Additional check samples were submitted to ALS Minerals Laboratories in Sparks, Nevada. Core duplicates were not used.

Lot failure criteria were established as any standard assaying beyond two standard deviations of the expected value, or any blank assay greater than 0.015 percent TCu.

Geochemical reference standards are listed in Table 8.2. Blanks were also purchased from Moment Exploration Geoservices, two were used: Si.Blank.21.01 and Si.Blank.21.03. The accepted values were 0.005% total copper.

Table 8.2: Geochemical Reference Standard
Standard	Source	Accepted Value, % Cu
A106010X	Moment Exploration GeoServices	0.215
A106009X		0.136
A106012X		0.388
A106013X		0.574
A106014X		1.428

8.4.1.1 Lion CG Drilling Prior to 2017

As part of the Lion CG quality control program, 220 standards and 222 blanks were submitted (Table 8.3) along with 5,557 individual drill hole samples to Skyline Laboratories. Additionally, 68 check assays plus seven quality control samples were submitted to ALS Mineral Labs, Reno, and 137 samples plus seven quality control samples were submitted for reassay to Skyline. No quality control failures were found during the reassaying (Table 8.3).

Table 8.3: Lion CG 2011 QAQC Program Results
	Skyline Labs	ALS Mineral Labs
Total Drill Hole Samples	5694	68
Submitted Standards	220	3
Failed Standards	8	0
% Standards Failure	3.6%	0
Submitted Blanks	222	4
Failed Blanks	4	0
% Blank Failure	1.8%	0

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 105 of 392

Check assays from ALS Mineral Labs compared well with Skyline assays, providing additional confidence in the assay database, as shown in Figure 8.2.

Source: LionCG 2024

Figure 8.2: Lion CG Check Assay Results

8.4.1.2 Lion CG Drilling 2017-2022

Six drill holes were completed in 2017 by Lion CG and one additional hole in 2022. Table 8.4 summarizes the results of the QAQC program. No issues were noted.

Table 8.4: 2017-2022 QAQC Program Results
	Skyline Assays (2022)	Bureau Veritas (2017)
Total Drill Hole Samples	325	2436
Submitted Standards	16	125
Failed Standards	1	2
% Standards Failure	1.6%	6.3%
Submitted Blanks	16	121
Failed Blanks	0	0
% Blank Failure	0.0%	0.0%

8.4.1.3 Lion CG Drilling 2024

Diamond drilling was completed at the Yerington Pit in 2024 totaling 3,457.5 ft of drilling in four core drill holes. Table 8.5 summarizes the results of the QAQC program. Certified Reference Material (CRM) failures were noted for CRM A106012X and A106013X. Samples bracketing the CRM failures were rerun with similar results produced by Skyline and ALS. If the CRM outliers are included for the determination of the standard deviation, the number of failures drops to 5. No other material issues were noted.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 106 of 392

Table 8.5: Yerington 2024 QAQC Program Results
Skyline Assays (2024)
Total Drill Hole Samples	609
Submitted Standards	29
Failed Standards	9
% Standards Failure	31.0%
Submitted Blanks	27
Failed Blanks	0
% Blank Failure	0.0%

8.4.2 Vat Leach Tails

Samples were processed by METCON (Tucson, AZ) to determine moisture content, particle size distribution, head assay analysis, and agitated leach testing (Guntumur, 2012a and 2012b). METCON Research was an international consulting group that delivered various services, including analytical testing, metallurgical research, and process engineering design for the global minerals and mining industry. No details were provided with respect to the assay methodology, but assay certificates were provided. METCON is independent of Lion CG. No accreditation information was available, but the assay certificates were signed and stamped by an Arizona Registered Assayer.

A total of 472 samples were submitted for analysis, including 53 duplicate samples (11.2%), 12 blank material samples (2.5%), and 18 standard reference materials (3.8%).

The standards were obtained from the Canadian Certified Reference Materials Project (CCRMP) operated by CANMET Mining and Mineral Sciences Laboratories in Ottawa, Ontario. The three standards used were HV-2, SU-1b, and MP-1b. The source of the blank material was not identified, but the accepted detection limit was <0.001% Cu.

No outliers or bias were noted in the review of the standards, blanks, and duplicates.

8.4.3 MacArthur

IMC completed a study of the duplicate samples, standards, and blank assays in the Lion CG drill hole database. The checks are limited to the holes and samples from the Lion CG holes. Core duplicates were not used. Beginning in 2009, Lion CG started a program to re-assay selected samples when blanks, standards, or repeat assays exceeded or were below the expected values by 15%, or blanks returned an assay of >.015% Cu. The QC program now re-assays standards outside +/- 2 standard deviations of the expected value, repeat assays +/- 15% of the original assay, and blanks greater than .015% Cu.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 107 of 392

8.4.3.1 Standards

The data provided to IMC consisted of 1,965 assays run on 11 total copper standards, representing the insertion of a standard into the sample stream approximately every 20 samples. Table 8.6 summarizes the number of check assays run for each standard using the Lion CG drilling up through 2012.

The check on standards shows that a significant portion of the checks fall within two standard deviations of the standard assay value, which is within the acceptable range. The check on standards meets industry standard practices.

Table 8.6: Standards Used on Lion CG Drilling through 2012
Standard Name	TCu Standard Value, %	ASCu Standard Value, %	Number of TCu Checks	Number of ASCu Checks
15000PPM	1.56		119
4700PPM	0.45		100
A106008X	0.075		68
A106009X	0.136		64
A106010X	0.215		74
A106011X	0.291		69
A106012X	0.388		245
A106014X	1.428		82
A107002X	0.468	0.440	447	402
A107004X	0.225	0.212	661	586
A108005X	0.414		36

For the 2021 drilling, Lion CG inserted 46 standards for assay using three different standards (A106009X, A106010X, A106012X). Lion CG inserted these standards at a 1 in 20 interval (46 standards within 911 samples assayed). All standard checks were within two standard deviations.

8.4.3.2 Blanks

Blanks were inserted into the Lion CG drill hole samples approximately every 20 to 25 sample intervals for the drilling up through 2012. The results for 1,816 blanks assayed for total copper and 1,617 assayed for acid soluble copper were provided to IMC. Lion CG inserted 40 blanks into the 2021 drilling samples for an insertion rate of approximately every 23 samples. The results for the 2021 drilling were below the 0.005% TCu Skyline Laboratories detection limit.

8.4.3.3 Check Assays on MacArthur 2021 Drill Holes

As a check for the 2021 drilling, selected duplicate samples were sent to a second lab for assay. Check assays were done for 38 samples of the 2021 drilling assay intervals for total copper, acid soluble copper and cyanide soluble copper. The original lab for these assay intervals was Skyline Laboratories and the check lab was Paragon Geochemical Laboratories Inc. For total copper there were 911 Skyline assays and 38 Paragon assays which meant a check on 4.1% of the data intervals. For acid soluble copper and cyanide soluble copper there were 646 Skyline assays and 29 Paragon assays which meant a check on 4.5% of the data intervals. Figure 8.3 is an X-Y plot of the original Skyline total copper versus the results from Paragon.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 108 of 392

Source: IMC 2022

Figure 8.3: Comparison of Total Cu Check Assays

8.4.3.4 MacArthur 2024 QAQC Program

Lion CG completed eight drill holes in 2024, and the QA/QC information was provided to IMC for review. Table 8.7 summarizes the results of the QAQC program. Table 8.8 shows the number of samples by drill hole for the blanks and standards. It should be noted that the majority (80%) of the failures (greater than +- 2 standard deviations) for the standards occurred in two standards (A106012X and A106013X), both of which are no longer used by Lion CG. The Skyline assays of standard A106012X cluster around 0.425% (with one very low result removed), ranging between 0.402% and 0.450% compared to the standard value of 0.364%. A similar result occurs for standard A106013X where the Skyline assays cluster around 0.611% (with one very low result removed), ranging between 0.552% and 0.665% compared to the standard value of 0.536%. Potential reasons for these discrepancies could include poor quality of the sample, settlement within the sample bag if the sample was not re-mixed occasionally, or the original value of the standard is not accurate.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 109 of 392

Table 8.7: MacArthur 2024 QAQC Program Results
Skyline Assays (2024)
Total Drill Hole Samples	1,230
Submitted Standards	81
Failed Standards	26
% Standards Failure	32.1%
Submitted Blanks	31
Failed Blanks	2
% Blank Failure	6.0%

Table 8.8: MacArthur 2024 QAQC Program Details
Hole ID	Blanks	Standards
		A106009X	A106010X	A106011X	A106012X	A106013X	Total
QM-336	1		1			2	3
QM-337	2		1	1	1		3
QM-338	3	1		1		1	3
QM-339	3	1	1		1		3
QM-340	2		1	1		1	3
QM-341	5	1	1	1	1	2	6
QM-342	3	2	1	1	2	1	7
QM-342A	7	2	3	1	2	1	9
QM-343		1	2	1		1	5
QM-344		1		1	1	2	5
QM-345		1	1			1	3
QM-346				1	1		2
QM-347		1			1	2	4
QM-348		1	1	1	1	1	5
QM-349		1	1	2	2	2	8
QM-350		1	1			1	3
QM-351	2	1	0	2		2	5
QM-352	3	1	1	1	1		4
Total	31	16	16	15	14	20	81
Failed	2	1	1	3	11	9	26
Failed High		1	1	3	10	8	24
Failed Low		0	0	0	1	1	2

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 110 of 392

8.4.3.5 MacArthur 2024 Check Assays

Thirty-three pulps from the 2024 drilling were sent to ALS as checks on the original Skyline assays.

Figure 8.4 compares the two data sets with the orange being the Skyline original assays and the blue being the ALS check assay. The two data sets are within +- 10% of each other for 67% of the data points.

Source: IMC 2025 Notes: Orange - Skyline Original Assays Blue - ALS Check Assays

Figure 8.4: MacArthur 2024 Check Assays

8.5 QP ADEQUACY STATEMENT

It is the QPs opinion that the sampling preparation, security, analytical procedures, and quality control protocols used are consistent with generally accepted industry practices and, therefore, suitable for mineral resource and reserve estimation.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 111 of 392

9.0 DATA VERIFICATION

9.1 YERINGTON DEPOSIT

Lion CG has validated the historic data through data verification. AGP conducted independent data verification to support the updated mineral resource estimate.

9.1.1 Lion CG Data Verification Procedures

Lion CG carried out detailed data capturing and verification processes in 2011 from Anaconda archives available through the Anaconda Collection - American Heritage Center, University of Wyoming at Laramie. In order to verify and validate this data, three programs were completed:

  cross sections with composites of captured data were generated to compare against Anaconda archived cross sections with posted composites for 560 historic drill holes eighteen twin drill holes were drilled to confirm historic data using Anaconda core remaining on site, selected intervals from 45 drill holes were sent for assay to compare against historic results subsequent data for 232 additional drill holes was captured directly from historic cross sections after the 2011 validation program established that the sections were accurately reflecting data found in the historic records

The data verification confirmed that the historic data are suitable for use in the mineral resource estimate. Details of the verification are included in prior reports by Bryan (2012, 2014) and AGP (2024).

9.1.2 AGP Data Verification

AGP conducted data verification for the current Mineral Resource estimate (MRE). This included the built-in checks associated with importing data in MinePlan, random checks of database assays compared with assay certificates, and review of the QAQC performance (Section 8.0). This data verification was supported by a site visit conducted from August 26 to 28, 2024. Exploratory data analysis, as discussed in Chapter 11, was an additional component of the data verification process.

9.1.2.1 AGP Site Visit

AGP conducted a site visit on August 26-28, 2024. The Project site shown in Figure 9.1 identifies the Yerington Copper Project and VLT. No drilling or core logging was underway during the site visit.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 112 of 392

Source: AGP 2025 Notes: A=Yerington Copper Project, B: VLT

Figure 9.1: Yerington Property

The site visit was completed to obtain a current view of the Project, to determine if there were any obvious concerns and to review current exploration work. Drill holes YM-047A and YM-049 (Figure 9.2 and Figure 9.3) were reviewed to compare core versus logging sheets. The comparison did not identify any material differences.

Source: AGP 2025

Figure 9.2: YM-047A and YM-049 Core Box Labelling

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 113 of 392

Source: AGP 2025

Figure 9.3: YM-047A and YM-049 Footage Blocks and Tags

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 114 of 392

9.1.2.2 Site Visit Check Samples

Seven samples were selected from YM-047A and YM-049 for check assay analysis. Half of the existing sample was collected for the check assay. The QAQC incorporated one blank sample (SiBlank21.01) and one standard reference material (A016009X), no issues were noted. AGP maintained custody of the samples until they were delivered to ALS Laboratory in Reno, NV.

The check assay samples for YM-049 were comparable to the original assays (Figure 9.4) but the results of the check assays for YM-047A were lower but still indicative of copper mineralization.

Source: AGP 2025

Figure 9.4: Check Assays Comparison

9.1.3 Additional Historic Drill Holes

Lion CG identified seventeen additional historic drill holes for inclusion in the drill hole database. Drill hole collars, assays, drill hole logs, and cross-sections were provided to AGP for review and validation. The solid red collars, shown in Figure 9.5, illustrate the drill hole locations relative to the existing database.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 115 of 392

Source: AGP 2025

Figure 9.5: Additional Historic Drill Holes (Planview)

AGP created cross-sections (Figure 9.6) to compare the additional drill holes with the existing database and prior PEA block model. No material discrepancies were identified by this validation. The additional historic drill holes were accepted for use in the updated MRE.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 116 of 392

Source: AGP 2025

Figure 9.6: Validation Cross Section for Additional Historic Drill Hole S-20-D-17 (Looking NW)

9.1.4 Vat Leach Tails

Lion CG conducted six sampling programs within VLT, as outlined below. VLT materials are believed to be generally homogeneous with localized differences in geotechnical and geochemical characteristics (USEPA, 2010a). Such differences likely resulted from different oxide types mined and leached by Anaconda and potential variations in the ore beneficiation steps.

The backhoe sampling may also be showing higher copper values due to the capillary action occurring with the VLT. Rainwater penetrating the VLT may turn slightly acidic, allowing for copper to be carried in solution with a travel preference to the outer portions of the VLT due to capillary action (Bonsall, 2012b).

A comparison between the block model grade and these sampling programs demonstrates the VLT block model homogeneity and supports the fact that the block model does not appear to overestimate the VLT grade.

9.1.4.1 2010 VLT XRF Samples (USEPA, 2010a)

Atlantic Richfield Company (ARC) prepared a Data Summary Report that described the field activities and laboratory analytical results under the Revised VLT Characterization Work Plan Using X-Ray Fluorescence (XRF).

ARC's perspective on their work was that based on the observed correlation between copper XRF measurements and laboratory results for the VLT materials samples included in this characterization effort, copper may be suitable for XRF based field screening of VLT materials. For copper, the only metal that indicated a potential correlation between XRF and lab data, the XRF measurements for the VLT materials are generally higher than the lab results and encompass a wider range of values relative to the lab results. However, the 0.84 correlation coefficient for copper was not considered to be a good correlation enough to replace the laboratory analytical results with XRF. Table 9.1 summarizes the XRF and comparable analytical results.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 117 of 392

Table 9.1: Boxplot Summary for XRF and Laboratory Data, Cu ppm
Method	Count	Mean	Minimum	Q1	Median	Q3	Maximum
XRF Measurements	49	1333.9	732.5	1052.1	1284.3	1560.9	2437.0
Lab Analytical Results	49	996.5	530.0	765.0	940.0	1100.0	1700.0

Source: USEPA, 2010a

Particle size distribution testing of VLT materials indicated they are composed of the following percentages of sand, gravel and fines:

  sand (fine to coarse grained) - about 45 percent
  gravel (fine [3/4-inch minus]) - approximately 40 percent
  fines (silt and clay particles) - remaining 15 percent

9.1.4.2 2011 Arimetco Inc. VLT Historic Production (Sawyer, 2011)

Arimetco Inc. mined materials from the W-3 and VLT and leached them on five leach pads from 1989 to 1999. NDEP reviewed the available Arimetco mining production records and compiled those for the VLT as listed in Table 9.2. The QP was not able to independently verify the information provided by NDEP (Sawyer, 2011).

Table 9.2: Arimetco VLT Production Summary
Year	Tons	Head Grade, Cu%	Cu lbs
1993	2,181,270	0.10	4,517,818
1994	284,328	0.06	448,380
1995	1,428,085	0.08	2,213,655
1996	284,920	0.08	478,584
1997	273,262	0.08	437,219
1998	7,770,640	0.10	15,541,280
Total	12,222,505	0.10	23,636,936

Source: Sawyer 2011

9.1.4.3 2011 Backhoe Sampling-Column Leach Study (METCON Research, 2011a)

Seven 500 lb. samples (CT1 to CT7) were collected using a backhoe in 2011 but one sample, CT5, was eliminated as a suspect sample as it was located at the top bench of the tailings. A historic photo (Figure 9.7) illustrates the sampling methodology for sample CT1, the location was verified on the site visit and shown in Figure 9.8.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 118 of 392

Source: SPS 2011

Figure 9.7: CT1 Backhoe Sampling in 2011

Source: AGP 2024

Figure 9.8: CT1 Sample Location in 2024

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 119 of 392

The average grade of the six samples was 0.184% Cu which is significantly higher than the interpolated grade of the block model, 0.095% Cu, at the collocated points (Figure 9.9).

Source: AGP 2024.

 Figure 9.9: 2011 Bench Sampling Locations

9.1.4.4 July 2012 Highwall Backhoe Sampling

SPS collected 259 samples 10' apart on four pit wall benches as shown in Figure 9.10. The program design was developed at a meeting between Tetra Tech and SPS in 2012 (Bonsall, 2012b).

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 120 of 392

4454 Bench
4481 Bench

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 121 of 392

4520 Bench
4550 Bench

Source: SPS 2025

Figure 9.10: Shows the highwall backhoe sampling evidence on Bench 4520 viewed on the site visit in 2024.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 122 of 392

Source: AGP 2024

Figure 9.11: Bench 4520 Highwall Backhoe Sampling

Metcon in Tucson completed the samples' assays using their method MA-ICP (Metcon, 2012). Duplicates, blanks, and standard reference material were included in the QAQC. The bench grade reported in Table 9.3 is from the AGP block model, and the backhoe sample grades are the average for the bench.

Table 9.3: August 2012 Highwall Backhoe Sampling Compared with Block Model Bench Grade
Bench	Backhoe Sample Cu%	Bench Grade Cu %
4455	0.138	0.091
4480	0.172	0.090
4520	0.117	0.090
4545	0.117	0.092

Source: AGP 2024

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 123 of 392

9.1.4.5 2012 August, Deepcut Backhoe Highwall Sampling

Twenty-four sites were selected proximal to the July 2012 backhoe samples. Three types of samples were obtained to evaluate the grade correlation with distance to surface: a) 2 ft. into wall, b) 4 ft. into wall, and c) <6" into wall. The samples were shipped to Metcon in Tucson, AZ. The samples indicate higher grade mineralization at the surface (<6"). Overall, the grades are higher than the collocated block grades.

Table 9.4: August 2012 Backhoe Sampling Comparison
Bench	Site ID	%TCu 2' into highwall	%TCu 4' into highwall	%TCu Within 6"	%TCu Block Model
4481	C2-1	0.105		0.165	0.100
4481	C4-1		0.122
4481	C2-2	0.162			0.103
4481	C4-2		0.182
4481	C2-3	0.138		0.161	0.099
4481	C4-3		0.160
4454	C2-1	0.108		0.108	0.078
4454	C4-1		0.113
4454	C2-2	0.098		0.11	0.071
4454	C4-2		0.118
4454	C2-3	0.069		0.066	0.078
4454	C4-3		0.066
4520	C2-1	0.097		0.187	0.092
4520	C4-1		0.110
4520	C2-2	0.113		0.151	0.092
4520	C4-2		0.109
4520	C2-3	0.073		0.179	0.095
4520	C4-3		0.095
4550	C2-1	0.166		0.203	0.095
4550	C4-1		0.159
4550	C2-2	0.113		0.146	0.091
4550	C4-2		0.106
4550	C2-3	0.110		0.11	0.090
4550	C4-3		0.114
Average		0.113	0.121	0.144	0.090

Source: AGP 2024

9.1.4.6 XRF of Wet Sonic Twin Holes

SPS conducted XRF copper analysis for 93 samples from three VLT sonic holes (VLT-12-002T, VLT-12-003T, and VLT-12-019T) in 2024. The results demonstrated a strong correlation (R2=0.9886) between XRF to lab analytical results. If three low-grade and two high-grade outliers (shown as solid red circles on Figure 9.12) are removed, the correlation slightly improves to R2=0.9946. XRF TCu% results averaged 5.5% greater than lab analytical results for the three holes tested.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 124 of 392

Source: AGP 2025

Figure 9.12: XRF vs Lab Analytical Results for Three Wet Sonic Twin Holes

9.1.5 Adequacy of Data

On completion of the data verification process, it is the TMMA and IMC's opinion that the geological data collection, sampling, and QAQC procedures used by Lion CG at Yerington are consistent with accepted industry practices, and that the database is of suitable quality to support the mineral resource and reserve estimations.

It is TMMA's opinion that the data collection of historic data at Yerington by Lion CG is adequate for the use estimation for the following reasons:

  sampling is representative of the deposit in both survey and geological context twin holes and check assays have confirmed historical assays drill hole cores have been archived and are available for further checking

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 125 of 392

9.2 MACARTHUR DEPOSIT

IMC conducted a site visit to the MacArthur Deposit and Lion CG's field office in Yerington, Nevada on February 14 and 15, 2022. During this visit Lion CG staff discussed the history of the Project, presented all requested data, answered questions posed by IMC, presented the current geologic interpretation of the MacArthur Deposit, and guided IMC on a field examination through the MacArthur Deposit. No drilling was in progress during IMC's site visit. The Lion CG staff reviewed all the Lion CG protocol related to drilling, sampling and sample chain of custody as part of IMC's site visit.

9.2.1 Historic Data Check

It is IMC's opinion that the previous owners of the MacArthur Deposit were competent, established companies that followed industry standard practices for drilling, sampling, and assaying according to the industry standards in place at the time of the work. IMC did not collect independent samples to corroborate historic data. Lion CG has completed verification work on the historic data by twin hole drilling.

IMC selected 17 Anaconda holes to compare the assays in the database with original assay certificates. IMC checked the total copper assays for each sample interval. There were no significant discrepancies noted between the database and certificates.

IMC selected 36 Lion CG holes which were drilled before 2012 and one hole drilled in 2021 to compare the assays in the database with original assay certificates. IMC checked the total copper assay and the acid soluble copper assay for each sample interval. For both the total copper assays and the acid soluble copper assays there were no significant discrepancies noted between the database and the certificates.

As a check on the historic Anaconda drilling within the confines of the current MacArthur pit, Lion CG twinned nineteen Anaconda holes using both RC and core drilling methods. Figure 9.13 confirms the correlation between the twin holes.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 126 of 392

Source: IMC 2022

Figure 9.13: Twin Hole Comparison

9.2.2 2024 Drill Hole Collar Elevation Checks

The collar elevations were checked against the topography. Many of the holes drilled after QM-313 had a large difference (> 20 ft) between the topography elevation at the collar and the collar elevation assigned in the drill hole database. The collar elevation for these holes was based on a handheld GPS instrument versus a more precise measurement for earlier drilled holes. The topographic elevation was assigned as the collar elevation for holes drilled after QM-313.

9.2.3 Adequacy of Data

It is IMC's opinion that the data collection of both historic and modern data by Lion CG for the MacArthur Deposit is adequate for use in resource and reserve estimation for the following reasons:

  The sampling is representative of the deposit in both survey and geological context
  The drill hole cores, pulps, and coarse rejects have been archived and are available for further checking

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 127 of 392

10.0 MINERAL PROCESSING AND METALLURGICAL TESTING

10.1 INTRODUCTION

Copper mineralization at the Yerington Copper Project exhibits characteristics typical of deposits in the Western United States. The unique orientation of the mineralized zones and the existence of both the Yerington and MacArthur deposits allows for the potential to process oxide, transitional and sulfide copper ores simultaneously.

Recent advances in processing technology, particularly the NutonTM process, show improvements in recovering lower grade copper sulfide ores using bio-leaching technology without the need for flotation concentration and smelting. Modelling and associated test work confirm that copper recoveries up to 77% are achievable on primary Yerington sulfide ore using Nuton Technology.

Current test campaigns are optimizing Nuton Technology and evaluating synergies across flowsheets that incorporate heap leach processing of oxide, transitional and sulfide ore.

10.1.1 Nuton

In early 2022, Lion CG and Nuton LLC, a Rio Tinto venture, entered into an option to earn-in agreement that included the assessment of Nuton Technology on oxide, sulfide, and residual ore from Yerington and MacArthur.  Initial test work used historical drill core and fresh rock from both properties.

Results have demonstrated that Nuton Technology can effectively leach chalcopyrite-bearing ore from Yerington and achieve copper recoveries exceeding 70% in test work and modeling simulations.

10.2 COPPER RECOVERY PROJECTIONS

Metallurgical copper extraction and recovery estimates for the Yerington Copper Project are summarized in Table 10.1. These projections are based on metallurgical test campaigns and data from historical operations at the Yerington project site.

Table 10.1: Yerington Copper Project Projected Recoveries by Deposit/Ore Type/Process(1).
Deposit	Feed Type	Crush Size	TCu Extraction	TCu Recovery w/ Operational Scale-up Factor	Net Acid Consumption (lb./t)
MacArthur	Oxide: MacArthur	ROM	64%	59%	20
	Oxide: Gallagher	ROM	54%	46%	42
	Oxide: North Ridge	ROM	55%	46%	38
Yerington	Oxide	ROM	74%	68%	15
	Residual: VLT	As Received	75%	69%	15
	Primary Sulfide	0.4-in. p80	77%	73%	30

(1) Based on metallurgical test work campaigns

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 128 of 392

10.3 CURRENT METALLURGICAL TESTWORK PROGRAMS

10.3.1 YERINGTON METALLURGICAL TESTING

10.3.1.1 Yerington Sulfides - Nuton Phase 1

Initial mineralogy and geochemical analyses were conducted at the Rio Tinto's Bundoora Technology Development Centre in Australia. Results indicated a high probability of success in treating Yerington primary sulfide ore using Nuton Technology.

Collaboration between Lion CG and Nuton also revealed several opportunities for improving oxide and transitional ore recovery across both deposits through synergistic effects.  Nuton's process integrates column leaching using proprietary solutions involving bacteria and additives to optimize key performance attributes of the Yerington mineralization, including copper recovery, leach kinetics, and acid consumption.

The Nuton test work program for Yerington ore included the following six composites to demonstrate replicated metallurgical results:

1. Yerington Life of Asset Blend #1	4. Yerington East #2
2. S-23 Stockpile	5. Yerington West #2
3. Yerington Central #2	6. Yerington Life of Asset Blend #2

Table 10.2: Phase 1 Test Conditions and Summary Results
Samples		Test Conditions					Column Test KPI
Test ID	Series	pH	Sulfur Addition	Pyrite Addition	Additives	Days Leaching	Cu Ext (%)	NAC (lb/ton)
LCG8	Yerington LoA Blend #1	1.5	No	No	1, 4 & 5	228	41	47
LCG9	Yerington LoA Blend #1	1.5	No	Yes	4 & 5	228	48	43
LCG10	Yerington LoA Blend #1	1.5	No	Yes	1, 4 & 5	228	68	47
LCG11	Yerington LoA Blend #1	1.5	No	Yes	2	452	77	88
LCG12	Yerington LoA Blend #1	1.5	No	Yes	1 & 2	249	72	71
LCG13	Yerington LoA Blend #1	1.5/1.2	No	Yes	1 & 2	452	79	167
LCG14	S-23 Stockpile	1.2	Yes	No	1, & 2	249	78	121
LCG15	S-23 Stockpile	1.2/1.5	Yes	No	1 & 2	186	57	101
LCG16	S-23 Stockpile	1.2	Yes	No	1, 4 & 5	186	77	64
LCG17	S-23 Stockpile	1.2/1.5	No	Yes	1 & 2	249	83	116
LCG21	S-23 Stockpile	1.2	No	Yes	1 & 2	347	87	166
LCG18	Yerington Central #2	1.2	No	Yes	1 & 2	179	79	118
LCG19	Yerington East #2	1.2	No	Yes	1 & 2	179	76	116
LCG20	Yerington West #2	1.2	No	Yes	1 & 2	179	82	116
LCG22	Yerington LoA Blend #2	1.2	No	Yes	1 & 2	179	87	121
LCG23	Yerington LoA Blend #2	1.5	No	No	None	221	69	113
LCG24	Yerington LoA Blend #2	1.5	No	Yes (A)	None	221	73	36

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 129 of 392

Table 10.2: Phase 1 Test Conditions and Summary Results
Samples		Test Conditions					Column Test KPI
Test ID	Series	pH	Sulfur Addition	Pyrite Addition	Additives	Days Leaching	Cu Ext (%)	NAC (lb/ton)
LCG25	Yerington LoA Blend #2	1.5	No	Yes (B)	None	221	69	48

10.3.2 Sample Selection and Preparation

Samples for Phase 1 test work composites were composed using historical drill core. Figure 10.1 below shows a plan view of the Yerington pit and all the sampled drill holes. Figure 10.2 below shows a section view of the drill holes with color coded sample points. The larger pink samples across the entire deposit were composited into the Life of Asset (LoA) Blend #1. The orange samples on the left side were composited into the West #2 composite. The blue samples in the center were composited into the Central #2 composite. The green samples on the right were composited into the East #2 composite.

Figure 10.1: Plan View of Yerington Phase 1 Samples

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 130 of 392

Figure 10.2: Section View of Yerington Phase 1 Samples

The mineralogical breakdown of the Phase 1 composites is shown in Table 10.3 and Table 10.4.

Table 10.3: Phase 1 Composites - Gangue Mineralogy
Gangue Minerals (%)	Year 1	Yerington LoA #1	S23 Blend	Yerington Central #2	Yerington East #2	Yerington West #2
Pyrite	0.0	0.7	0.4	1.6	1.5	2.4
Biotite	1.4	0.9	0.9	0.8	1.5	1.2
Chlorite	3.4	3.6	4	3.4	3.7	2.7
Carbonates	0	0.6	0.5	0.8	0.9	0.6
Smectite	2.3	1.5	0.9	1.7	2.8	0.2
Kaolinite	0.1	0.1	0	0	0.1	0.1
Pyrophyllite	0	0.1	0	0.2	0.2	0
Quartz	25.5	34.2	33.2	30.9	26.2	36.8
Muscovite	5.4	12.7	12.6	12.4	5.2	17.7
Plagioclase Feldspar	45	30.3	32.8	35	40.9	23.4
K-Feldspar	2.8	6.7	6.4	3.8	6.2	9.7

Table 10.4: Phase 1 Composites - Copper Mineral Speciation
Gangue Minerals (%)	Year 1	Yerington LoA #1	S23 Blend	Yerington Central #2	Yerington East #2	Yerington West #2
Chalcopyrite	0.1	92.8	82.6	86.8	85.2	96.6
Copper Arsenides	0.0	0.2	0.0	0.3	0.3	0.2
Bornite	0.0	4.7	7.1	9.8	11.1	0.6
Chalcocite	0.0	0.9	1.3	1.2	1.7	1.0
Covellite	0.0	0.0	0.6	0.0	0.0	0.0
Copper Oxides	33.6	0.1	0.4	0.2	0.1	0.1
Cu Clays	56.0	0.0	3.3	0.0	0.0	0.0
Other Cu Minerals	10.2	1.1	4.2	1.6	1.4	1.3
Total	100	100	100	100	100	100

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 131 of 392

10.3.3 S-23 Sulfide Stockpile

Testing of sulfide material from the S-23 stockpile using the Nuton Technology has been completed. Results based on a range of test conditions are summarized in Table 10.5, with corresponding leach rate and net acid consumption profile plots presented in Figure 10.3.

S-23 Sulfide stockpile is residual bulk material mined from the bottom of the Yerington pit and likely represents similar mineralization to material remaining in the Yerington pit.  There is currently no direct correlation of where S-23 material came from the pit.  S-23 material is not included in the resource or reserve estimate for The Project.

Data shows improved S-23 metallurgical performance by optimizing combinations of sulfur, pyrite, and proprietary Nuton additives. Phase 1results indicate that modeled copper extraction of 77% is achievable.

Results will inform optimization test work and provided design criteria for larger scale testing, process development and engineering design.

Table 10.5: Nuton Scoping Series - S-23 Sulfide Stockpile
S-23 Stockpile Test ID			Test Conditions			Column Test KPI
	pH	Sulfur Addition	Pyrite Addition	Additives	Days Leaching	Cu Ext (%)	NAC (lb/ton)
LCG14	1.2/1.5	Yes	No	1, & 2	249	78	121
LCG15	1.2	Yes	No	1 & 2	186	57	101
LCG16	1.2	Yes	No	1, 4 & 5	186	77	64
LCG17	1.2/1.5	No	Yes	1 & 2	249	83	116
LCG21	1.2	No	Yes	1 & 2	347	87	166

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 132 of 392

Figure 10.3: Nuton Scoping Series - Yerington S-23 Stockpile Extraction and NAC vs. Leach Days

10.3.4 Life of Asset Blend #1

Drill core samples representing the Life of Asset production schedule were compiled into a composite called LoA Blend #1. Preliminary test data using this feed composite is shown in Table 10.6. The corresponding leach rate and net acid consumption profiles over time are displayed in Figure 10.4.

Test results on LoA Blend # 1 show copper extractions of up to 79% in a column test for the testing period. The column test results align with modeled heap extraction of 77%.  The results confirm projections and support further optimization of parameters such as pyrite addition and proprietary modifiers to incrementally improve kinetics and extraction.

The first phase testing on LoA Blend #1 was completed mid-2024. Test work results were used to model baseline criteria for prefeasibility assessments and design.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 133 of 392

Table 10.6: Nuton Scoping Series - Yerington Life of Asset Blend #1
Yerington LoA Blend #1 Test ID			Test Conditions			Column Test KPI
	pH	Sulfur Addition	Pyrite Addition	Additives	Days Leaching	Cu Ext (%)	NAC (lb/ton)
LCG8	1.5	No	No	1, 4 & 5	228	41	47
LCG9	1.5	No	Yes	4 & 5	228	48	43
LCG10	1.5	No	Yes	1, 4 & 5	228	68	47
LCG11	1.5	No	Yes	2	452	77	88
LCG12	1.5	No	Yes	1 & 2	249	72	71
LCG13	1.5/1.2	No	Yes	1 & 2	452	79	167

Figure 10.4: Nuton Scoping Series - Yerington LoA Blend #1 Extraction and NAC vs. Leach Days

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 134 of 392

10.3.5 Life of Asset Blend #2

A second Life of Asset blend was generated from additional drill core samples to provide confirmation and allow further optimization beyond the initial LoA test series. LoA Blend #2 along with the individual components (Yerington East #2, Central #2, and West #2) were tested using Nuton processing conditions and mass balanced results are summarized in Table 10.7 with copper extraction shown in Figure 10.5.

Data clearly shows enhanced performance in terms of copper recovery, leach kinetics, and acid consumption compared to previous testing. The results demonstrate continued opportunity for advancing operating parameters.

Table 10.7: Nuton Scoping Series - Yerington Life of Asset Blend #2
Yerington LoA Blend #2 Test ID			Test Conditions			Column Test KPI
	pH	Sulfur Addition	Pyrite Addition	Additives	Days Leaching	Cu Ext (%)	NAC (lb/ton)
LCG18	1.2	No	Yes	1 & 2	179	79	118
LCG19	1.2	No	Yes	1 & 2	179	76	116
LCG20	1.2	No	Yes	1 & 2	179	82	116
LCG22	1.2	No	Yes	1 & 2	179	87	121
LCG23	1.5	No	No	None	221	69	113
LCG24	1.5	No	Yes	None	221	73	36
LCG25	1.5	No	Yes	None	221	69	48

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 135 of 392

Figure 10.5: Nuton Scoping Series - Yerington East #2, Central #2, West #2, and LoA Blend #2 Cu Extraction and NAC vs. Leach Days

10.3.6 W-3 Stockpile

The W-3 stockpile consists of low-grade oxide and transition material below Anaconda's historical operating cut-off of 0.3% Cu, but above a 0.2% Cu lower limit. The copper oxide mineralization includes chrysocolla, neotocite and other secondary minerals along with some chalcocite.

Detailed modern geo-metallurgical analysis has not yet been conducted on W-3 material. Column testing is proposed to quantify potential performance. Until then, assumptions rely on 232 sonic drill samples analyzed for total copper (TCu), acid soluble copper (ASCu), sequential copper (SEQCu) and acid consumption.

Preliminary indications are that acid soluble copper assays (ASCu) combined with cyanide soluble copper assays (CNCu) provide reasonable estimates for copper recovery through conventional heap leaching. Recent analytical improvements provide more textural context to interpret release dynamics versus older empirical factors.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 136 of 392

As shown in Figure 10.6, total copper assays (TCu) for W-3 range from 0.02% to 1.9%, averaging 0.15% with a median grade of 0.14% TCu. Targeted column work can validate copper recovery projections at relevant crush sizes and reagent conditions.

Figure 10.6: W-3 Stockpile Total Copper Assay

Figure 10.7 displays the acid soluble copper component from W-3 sequential analyses. The ASCu levels ranged from <0.01% to 0.34% across all samples. The dataset shows mean values of 0.07% (720 ppm) ASCu and a median of 0.05% (518ppm) ASCu.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 137 of 392

Figure 10.7: W-3 Stockpile Acid Soluble Copper Component

Figure 10.8 shows the cyanide soluble copper component from W-3 sequential analyses. CNCuSeq levels ranged from below detection limit to 0.17% (1746 ppm) CNCu, reflecting the dominantly oxide nature of the material, with a mean value of 0.07% (720 ppm) CNCu. This indicates low levels of transition copper mineralization present in the W-3 oxide material.

Figure 10.8: W-3 Stockpile Cyanide Soluble Copper Component

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 138 of 392

Figure 10.9 shows estimated recoverable copper content as a percentage of total copper based on W-3 sequential analyses. The recoverable copper ranges between 3.1% and 92.8 % of the TCu content, with Mean and Median 44.9 % and 43.2%, respectively.

Figure 10.9: W-3 Stockpile Recoverable Copper Component

A bench analytical method was utilized to estimate acid consumption of W-3 oxide material. Results were scaled to forecast consumption rates under commercial heap leach conditions.

Figure 10.10 presents statistical analysis of the projected acid addition requirements across all W-3 samples. Total net acid consumption levels ranged from 0 to 175 lb/ton, with an average of 23 lb/ton and a comparable median value of 20 lb/ton.

Figure 10.10: W-3 Stockpile Acid Consumption

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 139 of 392

10.3.7 Vat Leach Tailings Stockpile

Residual copper remains in the legacy VLT stockpile from inefficient copper extraction during the original Anaconda processing. The residual copper mineralization was identified across the 270 samples taken during recent sonic drilling.

Assay statistics indicate median VLT feed grades of 0.089% TCu and 0.051% ASCu based on global composite samples. The average ASCu:TCu ratio equals 51%.

Grade distribution plots for VLT samples are displayed in Figure 10.11 (TCu), Figure 10.12 (ASCu), and Figure 10.13 (ASCu:TCu ratio). These initial results suggest meaningful recoverable copper persists in unrealized portions of the stockpile.

Figure 10.11: VLT Stockpile Total Copper

Figure 10.12: VLT Acid Soluble Copper

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 140 of 392

Figure 10.13: VLT Acid Soluble Copper to Total Copper

To estimate overall recoverable copper, 48 VLT samples were randomly selected across grade distributions for expanded analysis using thresholds (0.06% TCu cut-off) matching prospective heap leach feed. These specimens underwent total copper (TCu) assays along with testing by a ferric sulfate acid leach method (SAPCu).

The SAPCu technique approximates recoverable copper levels under simulated heap conditions using a ferric lixiviant. Results are summarized in Table 10.8. Based on SAPCu/TCu ratios, average VLT copper recovery is projected at 65%.

Table 10.8: SAPCu Test Results for VLT Test Samples
Analytical Method	Mean	Std. Dev	Min	Max	Median
TCu (%)	0.11	0.03	0.06	0.17	0.11
SAPCu (%)	0.007	0.02	0.03	0.14	0.07
SAPCu:TCu	65.04%	12.60%	40.87%	95.25%	62.32%

Figure 10.14 displays these data ratios providing a preliminary proxy for acid-based extraction performance. While useful for initial forecasting, demonstrating actual metallurgical response requires bench and column testing using the proposed comminution and leaching parameters.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 141 of 392

Figure 10.14: VLT SAPCu to Total Copper

Initial bottle roll analysis to estimate VLT acid consumption suggests net acid demand averaging 15 lb./ton ore.

10.3.8 Yerington Sulfides - Nuton Phase 2

The Nuton Phase 2 two test work program was performed on a 2.2-ton master composite sample collected from across the deposit to simulate an additional life of asset composite. All Phase 2 column test work utilized the feed stock, with the program testing a range of operating parameters to determine the operating window.

Testwork is currently underway using a series of 1-meter-tall columns (LCG26-LCG42) for bench-scale evaluations, alongside a single 10-meter-tall column (LCGT1) designed to simulate full-scale heap leaching conditions.

The 10-meter-tall column test is used to simulate the heap leaching conditions at pilot scale.  The tall column replicates a vertical 10-meter profile.  It enables assessment of the leach kinetics, reagent consumption, permeability, and leach extraction estimation.

The mineralogical breakdown of the Phase 2 composite is shown in Table 10.9 and Table 10.10. Table 10.11 shows the test conditions for all Phase 2 test columns, including the status of the columns, and test results. Final results will inform the feasibility study design criteria and provide additional extraction parameters to refine the copper extraction model.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 142 of 392

Table 10.9: Phase 2 Optimization Composite Gangue Mineralogy
Gangue Minerals (%)	Phase 2 Optimization
Pyrite	0.5
Biotite	2.0
Chlorite	4.0
Carbonates	1.2
Smectite	1.5
Kaolinite	0.6
Pyrophyllite	0.0
Quartz	30.4
Muscovite	12.0
Plagioclase Feldspar	33.0
K-Feldspar	7.7

Table 10.10: Phase 2 Optimization Composite Copper Mineral Speciation
Cu Minerals (%)	Phase 2 Optimization
Chalcopyrite	93.3
Copper Arsenides	0.0
Bornite	2.9
Chalcocite	1.4
Covellite	0.0
Copper Oxides	0.2
Cu Clays	1.3
Other Cu Minerals	1.0
Total	100.0

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 143 of 392

Table 10.11: Nuton Phase 2 Optimization KPIs (1)
Samples		Test Conditions						Column Test KPI
Test ID	Status	Temp (°C)	pH	Pyrite Addition	Additives	P100 (mm)	Days Leaching	Cu Ext (%)	Fe Ext (%)	NAC (lb/ton)
LCG26	Complete / Sacrificial	60	1.5	Yes	1 + 2	12.5	60	35.4	1.9	45.7
LCG27	Complete / Sacrificial	60	1.5	Yes	1 + 2	19	60	36.5	4.3	57.9
LCG28	Complete / Sacrificial	60	1.5	Yes	1 + 2	19	60	46.6	6.8	52.9
LCG29	Complete	60	1.5	Yes	1	12.5	298	76.1	9.9	107.0
LCG30	Complete	70	1.5	Yes	1 + 2	12.5	298	74.0	-3.6	104.1
LCG31	Complete	60	1.8	Yes	1 + 2	12.5	298	80.9	-6.8	39.5
LCG32	On-going	60	1.5	Yes	1 + 2	12.5	357	70.4	0.8	104.1
LCG33	Complete	60	1.5	Yes	1 + 2	19	298	61.3	8.0	91.6
LCG34	Complete	60	1.5	Yes	1 + 2	19	298	69.3	10.4	76.8
LCG35	On-going	20 - 60	1.5	Yes	1 + 2	12.5	378	73.1	8.7	80.0
LCG36	Complete	60	1.5	Yes	2	12.5	297	75.3	4.9	94.8
LCG37	Complete	50	1.5	Yes	1 + 2	12.5	297	57.9	21.4	90.3
LCG38	Complete	60	1.5	Yes	1 + 2	12.5	298	78.4	14.9	108.5
LCG39	Complete	60	1.5	Yes	1 + 2	12.5	298	70.5	-6.2	107.4
LCG40	Complete	60	1.5	Yes	1 + 2	12.5	298	70.7	-1.6	102.6
LCG41	On-going	20 - 60	1.5	Yes	3	12.5	364	78.4	3.9	83.1
LCG42	On-going	60	1.5	Yes	-	12.5	210	68.7	15.4	113.0
LCLLCT1	Eliminated	Leach load test on coarse oxide for heap leach hydrodynamics
LCLLCT2	Complete	60	1.5	Yes	1 + 2	12.5	210	75.4	27.1	102.7
LCLLCT3	Complete	60	1.5	Yes	1 + 2	19	224	65.0	-2.5	93.1
LCGT1	On-going	20 - 60	1.5	Yes	1 + 2	12.5	372	75.5	2.4	48.0

(1) Column testing is underway and residue assay and mineralogy data will be used to complete final mass balances

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 144 of 392

10.3.9 Sample Selection and Preparation

Samples for creating the Phase 2 test work composites utilized samples from core drilled in 2017 and 2021. Figure 10.15 below shows the plan view of the Yerington pit identifying all the drill holes sampled. Figure 10.16 below is the section view of the drill holes with color coded sample points.

Figure 10.15: Plan View of Yerington Phase 2 Samples

Figure 10.16: Section View of Yerington Phase 2 Samples

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 145 of 392

10.3.10 Nuton Phase 2 Test Work Results

Copper extraction for Phase 2 tests average 72% with extractions to date ranging from 81% to 58%. The variance in results is expected given the variation in test conditions and operating parameters. Similar variation is observed in net acid consumption.

Copper extraction in the temperature ramped 10-meter-tall column (LCGT1) was calculated at 75.5% after 372 days of leaching.  The column leach test is on-going and will complete with final residue assays in Q4 2025.

Results from Phase 2 will be used to further calibrate the Nuton Technology copper extraction model in preparation for a future feasibility study.

Figure 10.17: Nuton Technology Copper Extraction and Net Acid Consumption Phase 2 Test

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 146 of 392

10.3.11 Nuton Technology Copper Extraction Modeling

The Nuton Technology copper extraction model utilizes copper mineral extractions rates from the mass balanced column data from Phase 1.  It uses mineral reaction extents to predict the overall copper extraction. The figures below for Yerington Central #2 (Figure 10.18), East #2 (Figure 10.19), and West #2 (Figure 10.20) composites show the actual column recoveries in red dots and the predicted model recovery represented with the thick blue line. The actual results of the columns align well with the predictive recovery model for the Central #2 and West #2 composites and the actual recovery for the Yerington east model was approximately five percent lower than the model predictions.

Figure 10.18: Yerington Central Nuton Composite Actual Column Results vs Predictive Extraction Model (LCG18)

Figure 10.19: Yerington East Nuton Composite Actual Column Results vs Predictive Extraction Model (LCG19)

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 147 of 392

Figure 10.20: Yerington West Nuton Composite Actual Column Results vs Predictive Extraction Model (LCG20)

The Nuton predictive copper extraction model will be used to determine a final copper extraction for Yerington sulfide ore. The model indicates an average copper extraction of 77% and scale-up factor of 95% is applied with a final copper recovery rate of 73%. The 95% scale-up factor is standard for sub one-inch crushed heap leach pads with minimal clay as referenced by Marsden and Botz, Heap leach modeling, a review of approaches to metal production forecasting.

10.3.12 Hydrodynamic Testing

Hydrodynamic testing was performed on Phase 1 and Phase 2 composites. Figure 10.21 through Figure 10.24 below indicates that air and hydraulic conductivity is adequate for copper extraction. Extraction occurs in three benches or between 0 and 30m of heap height. Figure 10.25 show the Phase 2 composite porosity results and Figure 10.26 contains the dry bulk density of the phase 2 composite at increasing heap height.

Figure 10.21: Phase 1 Yerington LoA Blend Hydraulic and Air Conductivity

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 148 of 392

Figure 10.22: Phase 1 LoA Blend Dry Bulk Density and Total Porosity

Figure 10.23: Phase 2 LoA Blend Air Conductivity

Figure 10.24: Phase 2 LoA Blend Hydraulic Conductivity

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 149 of 392

Figure 10.25: Phase 2 LoA Blend Total Porosity

Figure 10.26: Phase 2 LoA Blend Dry Bulk Density

10.4 YERINGTON OXIDE MATERIALS

A surface core drilling campaign was executed in 2024 to provide recent material for metallurgical testing to supplement the historic test work. The 2024 test included verifying recovery projections benchmarked from past production and quantifying potential synergies with Nuton processing.

Anaconda historically operated a vat leach plant at Yerington to process in-situ oxide ore , which has been well documented over the years.

10.4.1 YERINGTON BASELINE COLUMN TESTING: MCCLELLAND LABORATORIES 2024

The column test work program for oxide and transition ore contained in the Yerington pit was intended to verify historic recovery projections. Three oxide composites were constructed to align with the slight differences in geologic alterations observed between the pit's east, central, and west zones. Two transition composites were constructed for the central and west zones. The transition composites were leached using a traditional acid leach procedure, but in operation, the transition ore would be processed with the sulfide ore through the Nuton process.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 150 of 392

The sequential copper distribution is detailed in Figure 10.27. Final copper recoveries are summarized in Figure 10.28. Kinetic column extractions are outlined in Figure 10.29. The calculated copper head grades are detailed in Figure 10.30. The average acid consumption results for the column test work program are summarized in Figure 10.31, Figure 10.32, and Figure 10.33.

The oxide composites leached well, with a final extraction range of 70-87%. The west and central oxide samples averaged 20 lb./ton gross acid consumption, but the east oxide was 90 lb./ton. Further mineralogical testing is ongoing to determine the root cause of high acid consumption.

Figure 10.27: Yerington 2024 Composites Sequential Assay Results and Copper Distribution by Sequential Assays

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 151 of 392

Figure 10.28: Yerington 2024 Copper Extraction Summary

Figure 10.29: Yerington 2024 Copper Extraction Kinetic Leach Results

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 152 of 392

Figure 10.30: Yerington 2024 Calculated Copper Head Grade Summary

Figure 10.31: Yerington 2024 Gross Acid Consumption Summary

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 153 of 392

Figure 10.32: Yerington 2024 Net Acid Consumption Summary

Figure 10.33: Yerington 2024 Specific Acid Consumption Summary

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 154 of 392

10.5 MACARTHUR METALLURGICAL TESTING

The MacArthur copper mineralization has an extensive metallurgical testing history spanning numerous operators over multiple decades:

  Anaconda (1976): Bottle roll and column testing on surface trench material
  Arimetco (1989-1995): Heap leached copper from newly mined oxide and transition material from the MacArthur pit
  Arimetco (1992-1995): Various bottle and column leach tests using multiple external labs on surface samples
  Quaterra (2010-2011): Bottle roll and column analysis performed at METCON in Arizona
  Lion CG (2020-2023): Recent column testing programs on drill core at McClelland Laboratories in Nevada. Samples covered the MacArthur, North, Ridge, and Gallagher deposit areas

10.5.1 2011 METCON METALLURGICAL TEST WORK: MACARTHUR

METCON's 2011 analysis on MacArthur used drill core samples spanning deposit zones rather than analog surface trenches as in prior eras. Material representing 32 holes was compiled into column test charges. Results showed column extractions ranging from 42 to 87% and a straight test work campaign average of 60%. Acid consumption was variable, ranging from 29 to 113 lb/ton.

One composite failed mid-test due to high localized clay content, originally presumed to be caliche.  However, a review found the core intercepted a fault zone rather than caliche. This clay occurrence appears restricted, with minimal regional dissemination.

Excluding the failed column, 31 working columns provide a performance baseline. Generally, the existing MacArthur pit domains returned higher median recoveries of around 80% and lower acid consumptions than North MacArthur, Gallagher, or Northern zones.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 155 of 392

Table 10.12 summarizes pertinent column feed data, including deposit location, source hole ID, test intervals, and critical output metrics for each specimen. The following figures present statistics across the combined global column dataset.

Table 10.12: 2011 METCON Metallurgical Test Work Program Summary
Column Test ID	Deposit	DHID	From	To	Leach Days		Copper Grades				Gangue Acid Consumption
						TCu (%)	ASCu (%)	CNCu (%)	Residual Cu (%)	Cu Extraction (%)	(kg/tonne)	(lb./ton)
CL-01	Gallagher	PQ-11-QM-139	80	140	120	0.166	0.07	0.016	0.092	51.21	46.32	92.64
CL-02	Gallagher	PQ-11-QM-106	0	30	120	0.335	0.208	0.015	0.096	72.69	56.64	113.28
CL-03	Gallagher	PQ-11-QM-90 Part 1	0	70	120	0.125	0.037	0.005	0.078	41.97	43.22	86.44
CL-04	Gallagher	PQ-11-QM-90 Part 2	80	130	120	0.363	0.108	0.203	0.051	56.43	22.78	45.56
CL-05	Gallagher	PQ-11-QM-038	35	175	120	0.122	0.049	0.032	0.050	48.66	35.63	71.26
CL-06	Gallagher	PQ-11-QM-035	15	90	120	0.168	0.054	0.01	0.095	48.01	34.38	68.76
CL-07	Gallagher	PQ-11-QM-037	15	70	120	0.220	0.068	0.007	0.110	52.26	34.88	69.76
CL-08	Other	PQ-11-QM-144	115	225	120	0.144	0.049	0.023	0.053	56.21	28.13	56.26
CL-09	MacArthur Pit Area	PQ-11-QM-145	0	50	120	0.113	0.062	0.005	0.041	58.73	17.76	35.52
CL-10	MacArthur Pit Area	PQ-11-QM-119	30	80	0	0.145	0.092	0.008	0.041	N/A	N/A	N/A
CL-11	MacArthur Pit Area	PQ-11-QMT-1	0	145	120	0.311	0.183	0.007	0.064	59.08	20.80	41.60
CL-12	MacArthur Pit Area	PQ-11-QME-3	72.5	118	120	0.145	0.084	0.004	0.057	61.97	19.74	39.48
CL-13	MacArthur Pit Area	PQ-11-QMT-9	13	91.1	120	0.575	0.453	0.012	0.046	80.86	22.01	44.02
CL-14	MacArthur Pit Area	PQ-11-QM-083	100	170	120	0.170	0.105	0.008	0.045	69.57	24.75	49.50
CL-15	MacArthur Pit Area	PQ-11-QMT-14 Part 1	5	17	120	0.207	0.14	0.004	0.035	87.15	14.38	28.76
CL-16	MacArthur Pit Area	PQ-11-QMT-14 Part 2	36.2	118	120	0.376	0.32	0.012	0.052	87.16	25.15	50.30
CL-17	MacArthur Pit Area	PQ-11-QMT-15 Part 1	12.5	118	120	0.271	0.207	0.005	0.049	84.44	27.40	54.80
CL-18	MacArthur Pit Area	PQ-11-QMT-15 Part 2	118	180	120	0.089	0.068	0.003	0.023	80.29	20.70	41.40
CL-19	MacArthur Pit Area	PQ-11-QMT-17 Part 1	52	94.7	120	0.093	0.03	0.007	0.056	47.56	32.30	64.60
CL-20	MacArthur Pit Area	PQ-11-QMT-17 Part 2	99	154	120	0.264	0.19	0.008	0.020	79.90	31.31	62.62
CL-21	North Ridge	PQ-11-QM-095	95	140	120	0.105	0.05	0.026	0.041	69.02	34.92	69.84
CL-22	North Ridge	PQ-11-QMT-6	33	128	120	0.154	0.049	0.100	0.099	44.28	26.54	53.08
CL-23	North Ridge	PQ-11-QM-020	40	180	120	0.092	0.044	0.006	0.052	61.38	27.49	54.98
CL-24	North Ridge	PQ-11-QM-029	10	70	120	0.271	0.128	0.012	0.146	60.99	48.42	96.84
CL-25	North Ridge	PQ-11-QMCC-1 Part 1	71.5	119	120	0.126	0.047	0.009	0.073	51.81	17.34	34.68
CL-26	North Ridge	PQ-11-QMCC-1 Part 2	119	149	120	0.135	0.069	0.022	0.041	55.53	19.20	38.40
CL-27	North Ridge	PQ-11-QMCC-11	94	194	120	0.146	0.087	0.012	0.051	57.12	22.80	45.60
CL-28	North Ridge	PQ-11-QMCC-13 Part 1	7	62	120	0.186	0.113	0.011	0.066	62.53	22.01	44.02
CL-29	North Ridge	PQ-11-QMCC-13 Part 2	63	114	120	0.142	0.029	0.002	0.085	49.31	23.64	47.28
CL-30	North Ridge	PQ-11-QM-080	0	100	120	0.33	0.182	0.011	0.136	50.56	23.76	47.52
CL-31	North Ridge	PQ-11-QMCC-14	21	88	120	0.06	0.017	0.006	0.031	30.89	22.41	44.82
CL-32	North Ridge	PQ-11-QM-055	0	90	120	0.067	0.027	0.005	0.047	50.51	45.60	91.20

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 156 of 392

Figure 10.34 shows calculated total copper head grade statistics for the 31 successful METCON columns. Copper assays ranged from 0.086% TCu to 0.64% across all samples, with median grades of 0.155% TCu and a comparable mean of 0.191%.

Highlighted histogram regions indicate columns returning less than 60% copper recovery. The leftmost bar chart displays potential outliers, while the rightmost shows grade distribution quintiles.

Initial review suggests recovery shortfalls in lower grade ranges, pointing to opportunities for optimization.  However, applied testing is needed to systematically refine performance by geo-domain using fresh drill core intersects. Note that the two bar charts below represent the "Outlier" and "Quantile", from left to right.

Figure 10.34: METCON 2011 copper head grade summary statistics

Figure 10.35 presents copper recovery statistics for the 31 METCON columns using calculated head grades. Recoveries ranged from 30.9% to 87.2%, averaging 57.1% overall with a comparable median of 60.2%.

The chart also graphs recovery versus the ASCu+CNCu to TCu ratio. This shows strong correlation to TCu extraction by acid leaching, providing a useful predictive proxy. It is expected that using the Nuton raffinate would improve overall Cu recovery from the MacArthur oxide ore by 10% based on initial projections, pending confirmation through further studies.

Review of sequential copper analysis trends indicates transition zones and fresh sulfide bearing ore generally returned lower extractions. As expected, composites richer in acid soluble oxides and secondary copper minerals achieved higher and faster copper liberation.

Specimens from the existing MacArthur pit returned the best median recovery at 80%, reflecting a higher proportion of readily soluble mineralization. Geo-domain performance aligns with the oxidation and enrichment profile.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 157 of 392

Figure 10.35: METCON 2011 Head Grade, Recoverable Copper, Copper Extraction, and Median Copper Sequential Distribution Results for 31 METCON Columns

Figure 10.36 shows overall copper extraction statistics across the 31 METCON columns.  Highlighted regions indicate tests returning less than 60% recovery.  After 120 days of leaching, copper extractions ranged from 30.9% to 87.2%, with median and average values of 57.1% and 57.2%, respectively.

It is important to note the METCON results reflect a simplified acid-only leach scheme on composite samples.  The presence of primary and secondary copper minerals clearly impacted extraction.

The scale-up factors applied to the Gallagher and North Ridge have been adjusted to 84% vs the 92% applied to MacArthur Pit Oxide and Yerington Oxide.  A lower scale-up factor has been applied due to higher occurrence of residual coppers with limited definition in the block model to apply copper extraction models that soluble copper (CuSOL) or residual copper (CuRES) factors.  Additionally, the standard deviation of column extractions for the Gallagher and North Ridge samples tested was ± 9%.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 158 of 392

Figure 10.36: METCON 2011 Copper Extraction Summary

Figure 10.37 displays copper leach rate profiles over time for the 2011 METCON column tests. Recoveries use calculated head grades as bases.  Significantly, most columns still showed measurable copper extraction at the end of the 120-day primary leach cycle.

While PLS grades may not economically justify extended leaching in a single lift, results suggest high likelihood for additional recovery through secondary leach cycles in a multi-lift heap configuration.  Adjusting lixiviant application rates can also improve PLS quality and moderate acid consumption during initial and future lifts.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 159 of 392

Figure 10.37: METCON 2011 Kinetic Copper Extraction Column Results

Figure 10.38 summarizes acid consumption statistics across the 31 METCON columns. Total consumption ranged from 14.8 to 56.6 kg/tonne acid per tonne of feed. The median acid demand equaled 25.5 kg/tonne, with a comparable average of 28.8 kg/tonne.

Notably, acid cure additions represented approximately 50% of overall acid volumes. The overdosing suggests opportunities to optimize initial cure rates for reduced acid costs.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 160 of 392

Figure 10.38: METCON 2011 gangue (net) acid consumption summary statistics

10.5.2 McClelland Laboratories Test Work: MacArthur 2022

METCON's column test composites were compiled based on deposit zones rather than rock types, as detailed geo-metallurgical data were unavailable.  Discussion here focuses on critical leach performance factors for process design.

In 2022, McClelland Laboratories received core from 13 MacArthur holes to generate 6 column composites spatially representing Year 0 through Year 5 planned mining sequences. Grade continuity challenges prevented preparing distinct Year 2 and 3 specimens, so a combined composite for Years 2 and 3 was prepared.

This test work assumed standalone heap leach operations on ROM ore at MacArthur. Crushing aimed to replicate a nominal 6 in. top size for average ROM conditions. Results are summarized in Table 10.13 on the 5 columns. Leach cycles ranged from 139-164 days duration.  Calculated head grades spanned 0.133-0.331% TCu. Final copper extractions varied from 51.1% to 75.8%, with total net acid consumptions of 40.6 lb./ton and 60.1 lb/ton (20.3-30.0 kg/tonne).

Table 10.13: MacArthur 2022 Test Work Results Summary
MLI Test #	Composite	Leach/Rinse Time, Days	Cu Extraction, %TCu	Assays % Cu				H2SO4 Consumption
				Extracted	Tail	Calc'd. Head	Avg. Head	Gross, lb./ton ore	Net, lb./ton ore	Specific (Net), lb./lb. Cu
CL-1	Year 0	139	68.5	0.148	0.068	0.216	0.210	41.22	36.66	12.39
CL-2	Year 1	164	75.8	0.251	0.080	0.331	0.335	60.11	52.37	10.42
CL-3	Year 2/3	139	51.1	0.068	0.065	0.133	0.131	41.72	39.64	29.32
CL-4	Year 4	164	48.4	0.093	0.099	0.192	0.193	40.06	37.21	20.10
CL-5	Year 5	164	66.1	0.111	0.057	0.174	0.0993	43.22	39.81	17.99

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 161 of 392

Figure 10.39 displays MLI column leach rate curves over time. Copper continued extracting upon test conclusion, indicating additional recovery potential. Lower relative extractions for CL-3 (Years 2&3) and CL-4(Year 4) columns likely reflect higher proportions of transitional copper minerals.

As with prior datasets, results show copper leach sustaining beyond 120 days, suggesting an opportunity to enhance ultimate recovery through secondary leaching cycles.

Figure 10.39: MacArthur 2022 Kinetic Column Leach Rate Data, McClelland 2022

10.5.3 McClelland Laboratories Test Work: MacArthur 2024

The Macarthur 2024 test work program utilized a clustering analysis to generate bulk composites as opposed to previous test work programs where the composites were compiled based on deposit zones rather than rock types. The head grades, copper distribution, copper extraction, and acid consumption results from the METCON 2011 test work program were statistically analyzed with a clustering analysis. The clustering analysis coalesced on four main clusters primarily driven by the sequential copper in the head assays. Three clusters differed by low, medium, and high acid solubility and were all contained in the main MacArthur pit. A fourth cluster with large secondary copper component and clustered samples from the North Ridge pit. The clustering composites were created with untested material to match the clustering algorithms. The clustering analysis results are contained in Figure 10.40.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 162 of 392

Acid Consumption (kg/t) & 6 more vs. Cluster 2
Acid Consumption (kg/t)
Max 95.67
Q3 47.54
Med 35.59
Q1 26.40
Min 9.84
Max 52.76
Q3 36.51
Med 33.75
Q1 23.02
Min 0.04
Max 57.66
Q3 41.72
Med 36.20
Q1 29.77
Min 13.52
Max 45.40
Q3 33.75
Med 28.24
Q1 22.10
Min 9.84
TCu ppm
Max 2470
Q3 1285
Med 888
Q1 776
Min 630
Max 2290
Q3 1585
Med 1275
Q1 914
Min 608
Max 9160
Q3 2050
Med 1530
Q1 1018
Min 752
Max 6970
Q3 2843
Med 2330
Q1 1225
Min 834
% Oxide Cu & 2 more
73
12
14
39
19
42
17
8
75
15
54
31
1
2
3
4
GeoMetallurgical Cluster
Mean(% Oxide Cu)
Mean(% Secondary Cu)
Mean(% Primary Cu)
Acid Consumption (kg/t)
Acid Consumption (kg/t)
TCu ppm
TCu ppm

Figure 10.40: MacArthur 2024 Composite Clustering Analysis Outputs

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 163 of 392

The sequential copper distribution is detailed in Figure 10.41. Final copper recoveries are summarized in Figure 10.42. Kinetic column extractions are summarized in Figure 10.43. The calculated copper head grades are detailed in Figure 10.44. The average acid consumption results for the column test work program are summarized in Figure 10.45 and Figure 10.46.

Figure 10.41: MacArthur 2024 Composites Sequential Assay Results and Copper Distribution by Sequential Assays, McClelland 2024

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 164 of 392

Figure 10.42: MacArthur 2024 Copper Extraction Summary, McClelland 2024

Figure 10.43: MacArthur 2024 Kinetic Column Copper Extraction Results, McClelland 2024

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 165 of 392

Figure 10.44: MacArthur 2024 Calculated Copper Head Grade Summary, McClelland 2024

Figure 10.45: MacArthur 2024 Gross Acid Consumption Summary, McClelland 2024

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 166 of 392

Figure 10.46: MacArthur 2024 Net Acid Consumption Summary, McClelland 2024

10.5.4 Oxide Extraction Column vs ROM

All oxide column test work has been performed in columns with material P100 less than one and half inches. The column head sample and residue samples were assayed by size fraction to calculate copper extraction for each size fraction. The average extraction by size fraction for all MacArthur composites from McClelland test work in 2022 and 2024 is contained in Table 10.14. The average extraction by size fraction for all Yerington composites from McClelland 2024 test work program is contained in Table 10.15.

Table 10.14: Average MacArthur Assay by Size Fraction Results from McClelland 2022 and 2024 Test Work Programs
	AVERAGE - MacARTHUR Composites
Size	CuT	CuT	CuAS	CuSOL
Fraction	Hd %	Ext %	Ext %	Ext %
+1 1/2 - 3"	0.164	45%	61%	47%
-1 1/2 +1"	0.159	46%	71%	54%
-1 +3/4"	0.166	54%	81%	68%
-3/4+1/2"	0.173	61%	85%	75%
-1/2+1/4"	0.241	68%	91%	82%
-1/4"+6M	0.196	71%	92%	86%
-6+10M	0.214	72%	93%	87%
-10+20M	0.232	72%	93%	87%
-20+28M	0.256	72%	93%	87%
-28+65M	0.329	70%	94%	86%

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 167 of 392

Table 10.14: Average MacArthur Assay by Size Fraction Results from McClelland 2022 and 2024 Test Work Programs
-65+100M	0.412	68%	94%	86%
-100+150M	0.430	68%	94%	86%
-150+200M	0.511	67%	94%	86%
-200M	0.749	63%	92%	84%
Overall Extraction	0.200	60%	85%	75%

Table 10.15: Average Yerington assay by size fraction results from McClelland 2024 test work program
	AVERAGE - YERINGTON Composites
Size	CuT	CuT	CuAS	CuSOL
Fraction	Hd %	Ext %	Ext %	Ext %
+3/4"	0.186	71%	78%	76%
-3/4+1/2"	0.220	77%	88%	86%
-1/2+1/4"	0.240	82%	93%	90%
-1/4"+6M	0.269	88%	97%	95%
-6+10M	0.307	88%	98%	96%
-10+20M	0.336	89%	98%	96%
-20+28M	0.397	89%	98%	96%
-28+65M	0.425	88%	98%	96%
-65+100M	0.471	88%	98%	96%
-100+150M	0.491	87%	97%	95%
-150+200M	0.484	86%	98%	96%
-200M	0.707	81%	97%	94%
Overall Extraction	0.245	76%	87%	84%

Scaling the ROM extraction requires least sum squared error (LSE) balancing of the modeled ROM blast fragmentation size distribution and the copper grade distribution showing in Table 10.14 and Table 10.15. The modeled ROM fragmentation is shown in Table 10.16.

Table 10.16: KUZ-RAM modeled ROM fragmentation size distribution
KUZ-RAM ROM Fragmentation Curve
-24+18"	0.3%
-18+12"	1.2%
-12+8"	4.5%
-8+6"	6.0%
-6+4"	7.0%
-4+2"	9.0%
-2+1"	11.0%
-1+3/4"	10.5%

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 168 of 392

Table 10.16: KUZ-RAM modeled ROM fragmentation size distribution
KUZ-RAM ROM Fragmentation Curve
-3/4+1/2"	9.0%
-1/2"+1/4"	8.0%
-1/4"+10M	6.5%
-10+35M	6.5%
-35+65M	6.5%
-65+100M	5.0%
-100+200M	4.0%
-200M	5.0%

The copper grade distribution of MacArthur and Yerington are shown in Figure 10.47 and Figure 10.48 respectively. The copper grade distribution is the ratio of the copper assay of the given size fraction divided by the total copper head grade. The copper grade distribution for both deposits indicated an increasing copper concentration with decreasing size.

Figure 10.47: MacArthur Total Copper Grade Distribution for the Average Head Samples

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 169 of 392

Figure 10.48: Yerington Total Copper Grade Distribution for the average Head Samples

The LSE balance is used to correct the fragmentation curve and the copper grade distribution curve to ensure the total copper distribution (sum product of each size fraction multiplied by the size fraction grade distribution) does not exceed 1. The ROM ore distribution and balanced copper grade distribution are multiplied against the extraction by particle size model contained in Figure 10.49 and Figure 10.50.

Figure 10.49: MacArthur Oxide Extraction by Particle Size for Sequential Copper Sizes

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 170 of 392

Figure 10.50: Yerington Oxide Extraction by Particle Size for Sequential Copper Sizes

Table 10.17: MacArthur Oxide Extraction Model Extrapolation for ROM Fragmentation
	% Size Dist	Grade Dist	% Ext	Pred. ROM Ext
-24+18"	0.003	0.404	0.0%	0.0000
-18+12"	0.012	0.439	0.0%	0.0000
-12+8"	0.057	0.481	0.0%	0.0000
-8+6"	0.079	0.512	0.0%	0.0000
-6+4"	0.093	0.586	0.0%	0.0000
-4+2"	0.108	0.688	32.4%	0.0241
-2+1"	0.125	0.811	51.2%	0.0518
-1+3/4"	0.116	0.856	55.7%	0.0551
-3/4+1/2"	0.091	0.919	60.6%	0.0507
-1/2"+1/4"	0.071	1.051	65.3%	0.0488
-1/4"+10M	0.057	1.329	68.5%	0.0516
-10+35M	0.053	1.792	69.6%	0.0656
-35+65M	0.042	2.132	69.9%	0.0629
-65+100M	0.031	2.252	69.9%	0.0494
-100+200M	0.032	2.623	70.0%	0.0582
-200M	0.032	3.066	70.0%	0.0688
	Pred. ROM Extraction			0.587
	ROM Ext. + uplift from 160 to 360 days			0.640
	92% Scale-up Factor			0.589

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 171 of 392

Table 10.18: Yerington Oxide Extraction Model Extrapolation for ROM Fragmentation
	% Size Dist	Grade Dist	% Ext	Pred. ROM Ext
-24+18"	0.003	0.355	0.0%	0.0000
-18+12"	0.011	0.389	0.0%	0.0000
-12+8"	0.048	0.452	0.0%	0.0000
-8+6"	0.060	0.493	0.0%	0.0000
-6+4"	0.088	0.561	4.4%	0.0022
-4+2"	0.106	0.668	46.0%	0.0326
-2+1"	0.128	0.806	66.8%	0.0691
-1+3/4"	0.119	0.842	71.8%	0.0722
-3/4+1/2"	0.094	0.874	77.2%	0.0633
-1/2"+1/4"	0.074	0.965	82.4%	0.0588
-1/4"+10M	0.060	1.185	86.0%	0.0613
-10+35M	0.058	1.586	87.2%	0.0804
-35+65M	0.047	1.829	87.5%	0.0748
-65+100M	0.034	1.864	87.5%	0.0555
-100+200M	0.035	2.171	87.6%	0.0667
-200M	0.036	2.547	87.6%	0.0811
	Pred. ROM Extraction			0.718
	ROM Ext. + uplift from 160 to 360 days			0.736
	92% Scale-up Factor			0.677

The copper extraction by particle size models in Figure 10.49 and Figure 10.50 both indicate a significant drop in copper extraction above one inch. Both models indicate copper extraction has gone to zero once particle size exceeds six inches (% Ext column in Table 10.17 and Table 10.18).

The copper extraction extrapolation for ROM MacArthur oxide material is 64% of total copper, Table 10.17. The QP utilizes a 92% scale-up factor for ROM copper heaps with low clay content. The MacArthur copper recovery is expected to be 59% after applying the 92% scale-up factor.

The copper extraction extrapolation for ROM Yerington oxide material is 74% of total copper, Table 10.18. Using the same 92% scale-up factor, the Yerington copper recovery is expected to be 68%.

10.6 HISTORIC HEAP LEACH PRODUCTION

Considerable metallurgical work has been completed on heap leaching at Yerington and MacArthur since the late 1970s. Yerington processing history includes flotation, vat leaching, cementation (Anaconda), and ROM heap leaching of oxides using W-3 material (Arimetco). However, detailed operational data from past heap operations is not available.

Heap leaching at Yerington restarted in 1989 on ROM "Slot Ore" from the W-3 stockpile, containing notable secondary/transitional minerals. This was supplemented by VLTs in 1993 and MacArthur oxide ore in 1994.

Approximately 51 million tons grading 0.18% TCu were leached on 5 HLFs, carrying 182.85 million lbs Cu. Copper recovery equaled 52.2%, with 94.41 million lbs sold over the campaign. The projected leach curve is shown in Figure 10.51. Shorter 60-day primary cycles and high solution rates reflected simpler ROM practices resulting in lower PLS grades and higher acid consumption compared to current industry standards.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 172 of 392

The ongoing slope in Figure 10.51 indicates potential for ultimate copper recovery approaching 55% with extended leaching, which is considered reasonable given the mineralization blend. Modern geo-metallurgical methods now allow targeting zones matching historical analog performance.

Figure 10.51: Historic Yerington Heap Leach Ultimate Recovery. Curve is overall heap recovery after each operational year.

10.7 DELETERIOUS ELEMENTS

Test work programs to date have not identified any deleterious elements present in the Yerington or MacArthur mineralization expected to materially impact copper cathode quality or marketability. Produced LME Grade A copper cathode should readily meet standards for purity.

10.8 CONCLUSIONS

10.8.1 Nuton Sulfide Results

The two phases of Nuton test work have confirmed initial benchtop modeling results and demonstrated that Yerington sulfide ore can achieve copper recoveries exceeding 70% using Nuton leaching technologies. Optimization of leach additives and operational pH has improved leach kinetics and reduced acid consumption. Air and hydraulic conductivity of Yerington sulfide ore is suitable for the planned irrigation rates. Yerington sulfide is expected to achieve a total copper recovery of 73%.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 173 of 392

10.8.2 Oxide Results

Historical production records and current tests to date support that Yerington and MacArthur oxide ore are well-suited for ROM heap leaching. Yerington oxide is expected to achieve a total copper recovery of 68%.  MacArthur oxide is expected to achieve a total copper recovery of 60%.

Portions of the MacArthur, North Ridge, and Gallagher "oxide" zones contain 20-30% transitional copper minerals which led to comparatively reduced empirical recovery historically.

10.9 RECOMMENDATIONS FOR FUTURE TESTING

Applied test work programs are recommended targeting enhanced copper recovery and reduced acid consumption across Yerington sulfide and MacArthur oxide materials. Feasibility work should focus on identifying the source of high acid consumption from the Yerington east oxide composite. Then test additional composites to confirm areas of focus to include solution management optimization and controlled acid dosage protocols.

All existing geological, mining, and metallurgical information should be compiled into an integrated geo-metallurgical model and incorporated into the feasibility level block model.

10.10 QP ADEQUACY STATEMENT

It is the QP and Samuel Engineer's opinion that the metallurgical test work and analysis support the metallurgical assumptions provided and used in the mineral reserve and resource estimation, the FS mine plans, and the economic analysis presented in this report.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 174 of 392

11.0 MINERAL RESOURCE ESTIMATES

11.1 INTRODUCTION

AGP is responsible for the Yerington and VLT Mineral Resource estimates. IMC is responsible for all the MacArthur Deposit Mineral Resource estimate. Reported mineral resources were classified in accordance with S-K 1300 definitions, with material reported as in situ at Yerington and MacArthur Deposits.

11.2 YERINGTON DEPOSIT

This Project MRE used validated historic drill hole data generated by Anaconda and current drilling results by SPS in 2011, 2017, 2022, and 2024. All data received was based on the North American Datum (NAD) 83 Nevada State Plane.

The MRE has been generated from assay analyses and the interpretation of a geologic model that relates to the spatial distribution of copper in the Yerington deposit. Interpolation parameters have been defined based on geology, drill hole spacing, and geostatistical analysis of the data. The Yerington Copper Project Mineral Resources have been classified by their proximity to the sample locations and mining production.

The Mineral Resources were classified in accordance with S-K 1300 definitions.  Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. This estimate of Mineral Resources may be materially affected by environmental permitting, legal, title, taxation, sociopolitical, marketing, or other relevant issues.

The Yerington Copper Project Mineral Resources are amenable to open-pit extraction, which was reported at a 0.04 % total copper (TCu) cut-off grade for oxide mineralization and a 0.08 % TCu cut-off grade for sulfide mineralization. The effective date of the Yerington Copper Project MRE is March 17, 2025. Mr. Tim Maunula, P.Geo., Principal Geologist, is the QP responsible for the completion of the Yerington Copper Project MRE.

The Mineral Resource estimate was prepared using HxGN MinePlan 3D 16.2.1 (MinePlan) resource software.

11.2.1 Database

The Mineral Resource estimate for the Yerington Copper Project is based on drill hole data consisting of total copper (TCu) assays, geological descriptions, recovery, and density measurements.

Limited sequential copper assays were available for acid-soluble copper (ASCu) from both Anaconda and SPS. Ferric sulfate copper (QLT) assays were available from SPS drilling. The datasets provided incomplete coverage for ASCu and QLT, so they were not used in the Mineral Resource estimation.

Data was provided to AGP by SPS in electronic formats Microsoft Excel and DXF files and imported into MinePlan. The database was additionally verified using the validation tool in MinePlan to determine errors and overlapping or out-of-sequence intervals. Minor errors were noted, and the database updated.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 175 of 392

This mineral resource estimate used 862 drill hole collars totaling 346,368.8 ft. Although historical data includes material, some of which has been mined, that data was useful in establishing statistical parameters for grade interpolation into unmined blocks.

11.2.2 Geologic Model, Domains, and Coding

Lithology, as recovered from Anaconda archives or logged by SPS geologists, is included in the database. When lithology was not available, intervals were recorded as "UNK" or unknown.

The issue of metallurgical recovery is more a function of the mineralogical species of copper. The SPS geologists, incorporating their data and data from the Anaconda archives, interpreted two mineral zones, representing oxide and sulfide mineralization for grade interpolation. A third zone, alluvium, was modelled to represent the overburden material. The oxide contact with sulfide mineralization was updated using the data from the additional historic holes and recent drilling added to the database in 2024.

Historical data is a component of the database, and potential uncertainty arising from logging, assay, and survey errors is associated with the redox surfaces. Any future mineral processing could be affected by the misclassification of oxide or sulfide and their treatment.

11.2.2.1 Contact Analysis

Contact grade analysis was conducted for oxide and sulfide assays (Figure 11.1). The average grade of each of the domains is within 10% of the contact with the oxide material, slightly higher. The oxide domain contains some TCu% higher grades and different mineralogy, so a hard boundary was used to control the extrapolation of these higher grades.

Source: AGP 2025

Figure 11.1: Contact Grade Analysis (TCu%)

11.2.3 Exploratory Data Analysis

11.2.3.1 Assays

Exploratory data analysis (EDA) was conducted based on the oxidation state of the mineralization: oxide and sulfide. Oxide material was coded as domain 30, sulfide material as 40, and alluvium as 20.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 176 of 392

Core recovery was used as a factor to evaluate the assays. If the core recovery was greater than 40%, the assay was flagged (added 1 to the oxide or sulfide domain code, e.g., 31 or 41). Approximately 13% of the assays reported a core recovery of 40% or less. Figure 11.2 illustrates the differences between assays with recovery less than 40% (domains 30 or 40) versus those with recovery greater than 40% (domains 31 or 41). Within the oxide, there was no material difference in the mean grade. Within the sulfide, the mean grade of domain 41 was 15% lower.

Source: AGP 2025

Figure 11.2: Boxplot of Assays Reported by Recovery (TCu%)

11.2.3.2 Outlier Analysis

TCu% grades were reviewed for capping using log probability plots (Figure 11.3) and disintegration analysis. The log probability shows a linear trend for the final highest grades, without any observable "break" except for a few samples >10% TCu. This, along with low coefficient of variation (CV) supports using uncapped grades for grade interpolation.

The six highest assay grades (in drill holes B+100-4, I-3, M+100-17, N+100-17, Q+100-17 and Z-26) were reviewed on section, five of them were above the current open pit surface and had been mined out which was not reported in this MRE. The high grade in hole Z-26 was located within a cluster of five holes so the extrapolation was constrained. The assay grade of 9.64 % TCu, which was only 1.7 ft. downhole, was reduced to 1.22% TCu in the composite.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 177 of 392

Source: AGP 2025

Figure 11.3: Log Probability Plot by Domain (TCu%)

11.2.3.3 Compositing

To normalize the assay data for further analysis, the raw assay values were composited to 25 ft. intervals within the mineralized domains oxide and sulfide. Composite values were then tagged by domain codes. Table 11.1 summarizes the descriptive statistics for the 25 ft. composites. Samples were coded based on core recovery to minimize potential bias. Only composites with >=40% core recovery were used for grade estimation.

Table 11.1: Composite Statistics Table (TCu%)
Domain	Core Recovery	Count	Minimum	Maximum	Mean	StDev	CV
Oxide (30)	<40%	1935	0.007	8.36	0.317	0.460	1.45
Oxide (31)	>= 40%	4776	0.001	11.38	0.338	0.489	1.45
Sulfide (40)	<40%	2875	0.003	3.478	0.311	0.315	1.01
Sulfide (41)	>= 40%	8035	0.001	6.437	0.296	0.268	0.91

Notes: StDev = Standard Deviation; CV = Coefficient of Variation

No capping was applied as the coefficient of variation (CV) is within an acceptable range to confirm no material outliers were present in the grade population.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 178 of 392

11.2.3.4 Spatial Analysis

The approach used to develop the variogram models employed Sage2001© software. Directional sample correlograms were calculated along horizontal azimuths of 0, 30, 60, 120, 150, 180, 210, 240, 270, 300, and 330 degrees. For each azimuth, sample correlograms were also calculated at dips of 30 and 60 degrees in addition to horizontally. Lastly, a correlogram was calculated in the vertical direction. Using the thirty-seven sample correlograms, an algorithm determined the best-fit model nugget effect and two-nested structure variance contributions. After fitting the variance parameters, the algorithm then fitted an ellipsoid to the thirty-seven ranges from the directional models for each structure. The anisotropy of the correlation was given by the range along the major, semi-major, and minor axes of the ellipsoids and the orientations of these axes for each structure. AGP reviewed the fitted variogram and adjusted, as required, to reflect the mineralization.

Table 11.2 presents the variogram parameters used for ordinary kriging.

Table 11.2: Variogram Parameters
Domain	Structure	Sill = 1.00	Z axis Rotation (°)	X' axis Rotation (°)	Y' axis Rotation (°)	X Range (ft.)	Y Range (ft.)	Z Range (ft.)
Oxide (31)	Nugget	C0 = 0.20
	Spherical	C1 = 0.52	-22	-13	-5	165	165	25
	Spherical	C2 = 0.28	-62	-2	-16	900	600	200
Sulfide (41)	Nugget	C0 = 0.20
	Spherical	C1 = 0.52	-80	-1	60	150	300	75
	Spherical	C2 = 0.28	30	1	1	700	900	200

Note: MEDS or Vulcan Rotation Convention

 First rotation left-hand rule, Second rotation right-hand rule, Third rotation left-hand rule.

11.2.4 Bulk Density Data

Kappes, Cassiday & Associates, based in Reno, Nevada, completed twenty-three density tests on samples from the SPS drilling in November 2011. The tests resulted in an average tonnage factor of 12.62 cubic ft per short ton (cu.ft./ton) for oxide material and 12.61 for sulfide. A final value of 12.6 cu.ft./ton was used for the resource model, which compares with the 12.5 cu.ft./ton historically used by Anaconda.

11.2.5 Block Model and Resource Estimation

11.2.5.1 Model Framework

Block model parameters were defined to best reflect both the drill spacing and geometry of the deposit and the selective mining unit (SMU). Table 11.3 shows the block model parameters.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 179 of 392

Table 11.3: Yerington Model Parameters
Model Parameters	X (Columns)	Y (Rows)	Z (Levels)
Origin (ft):	2,446,400	14,661,000	2,900
Block size (ft)	25	25	25
Number of Blocks	360	320	100
Rotation	No rotation

11.2.5.2 Topography

NewFields compiled 5 ft. contours and 3D faces for the topography in Nevada State Plane NAD83 coordinates (Figure 11.4) based on a LiDAR survey conducted by Olympus Aerial Surveys, Inc. in 2023 and Yerington Pit bathymetry by Resource Concepts Inc. and R.E.Y. Engineers, Inc. provided 20 February 2024.

Source: AGP 2023

Figure 11.4: Yerington Copper Project Planview 5 ft. Contours

11.2.5.3 Wireframes

SPS provided surfaces for the alluvium (20), oxide (30), and sulfide (40) contacts. AGP reviewed the surfaces. AGP updated the oxide-sulfide surface based on the new 2024 drilling, and additional historic drillholes added to the database. The block model rock type model was coded based on these surfaces as shown in the example Section 2451250E (Figure 11.5).

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 180 of 392

Source: AGP 2025
Note: Brown=Alluvium (20), Green=Oxide (30), Red=Sulfide (40)

Figure 11.5: Rock Type Section 2451250 E (Looking West ±100 ft.)

11.2.5.4 Grade Interpolation

Three methods of grade interpolation were used to estimate uncapped total copper (TCu%):

  Nearest neighbor (NN)
  Inverse distance interpolation to the second power (ID2)
  Ordinary kriging (OK)

The block models were interpolated into two passes using 25 ft. composites. Table 11.4 summarizes the sample selection controls used with the various interpolation methods.

The software used for the Mineral Resource estimate was Leica Geosystems HxGN MinePlan 3D 16.2.1 (MinePlan).

Table 11.4: Summary of Sample Selection
Estimation Method	Pass	Minimum No. of Samples	Maximum No. of Samples	Maximum No. of Samples/Drill Hole	Maximum No of Samples/Sector
NN	1	1	1	1
ID2	1	4	8	2	2
	2	5	8	2	2
OK	1	4	8	2	2
	2	5	8	2	2

Note: Pass 2 overwrites Pass 1

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 181 of 392

11.2.5.5 Search Ellipses

Table 11.5 summarizes the search ellipse parameters, which were based on the geological interpretation and spatial analysis. The same search ellipses were used for NN, ID2, and OK grade interpolation. Figure 11.6 shows the orientation of the sulfide material search ellipse.

Table 11.5: Search Ellipse Specifications
Domain	Pass	Search Anisotropy	Z axis Rotation (°)	X' axis Rotation (°)	Y' axis Rotation (°)	X Range (ft.)	Y Range (ft.)	Z Range (ft.)
Oxide (31)	1	MEDS	-62	-2	-16	900	600	200
	2	MEDS	-22	-13	-5	165	165	25
Sulfide (41)	1	MEDS	30	1	1	700	900	200
	2	MEDS	-80	-1	60	150	300	75

Source: AGP 2025

Figure 11.6: Sulfide Material Search Ellipsoids

11.2.5.6 Special Model Attributes

Additional models were used to capture interpolation statistics to assist with the evaluation of confidence (Table 11.6).

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 182 of 392

Table 11.6: Special Models
Parameter	NN	OK
Local Error		KE1
Distance to Nearest Sample	DSTN1	DSTK1
Number of Samples Used		NCMP1
Kriging Variance		KV1
Number of Sectors Used		NSEC1
Number of Drillholes Used		NDDH1
Average Distance to Samples Used		DSAV1
Pass Number		PASS1
Source: AGP 2025

11.2.6 Model Verification and Validation

11.2.6.1 Visual Verification

The block model was validated by visually inspecting the block model TCu% grade estimation in the section and plan compared with the drill hole composite grade.

Figure 11.7 is a plan view comparing block model grades with composite grades. Figure 11.8 is a North-South section comparing the block model and composite grades. The grades of the blocks agreed well with the composite data used in the interpolation.

Source: AGP 2025 Note: 2025 Resource Pit: blue dash line

Figure 11.7: TCu% - 3800 ft. Plan (±25 ft.)

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 183 of 392

Source: AGP 2025 Note: 2025 Resource Pit: blue dash line

Figure 11.8: TCu% -- Section 2450000 E (Looking West ±50 ft.)

11.2.6.2 Statistical Validation

The block model statistics were reviewed, and no bias was found between the different interpolation methods (Table 11.7).

Table 11.7: Comparison of Grades by Interpolation Method
Rock Type	NN Mean	ID2 Mean	OK Mean
	CUNN%	CUID%	TCUK1%
Oxide (31)	0.109	0.123	0.126
Sulfide (41)	0.137	0.146	0.151

11.2.6.3 Swath Plots

A series of swath plots (grades accumulated by spatial coordinates) were generated to compare the composite grades with the NN, ID2 and OK interpolation methods. As shown in Figure 11.9, there appears to be agreement between the declustered composite grades (reflected by nearest neighbour interpolation) and interpolated OK grades. Figure 11.10 confirms the grade agreement between the ID2 and OK interpolation methods.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 184 of 392

Source: AGP 2025

Figure 11.9: Plan Swath Plot Comparing CUNN1 (NN) and TCUK1 (OK) Grades

Source: AGP 2025

Figure 11.10: Plan Swath Plot Comparing CUID1 (ID2) and TCUK1 (OK) Grades

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 185 of 392

11.2.7 Mineral Resources Estimate

11.2.7.1 Mineral Resource Classification

The MREs were classified in accordance with S-K 1300 definitions.

The MREs were initially assigned based on data density in coordination with mineralization continuity. Mineral Resource classification was then refined based on the statistics collected during interpolation, primarily the distance to nearest composite used which reflected the spatial (derived from Variography) and geologic continuity. The nominal spacing for the Measured MREs, based on distance to nearest composite, was 100 ft. For the Indicated MREs, the spacing was 200 ft., and for Inferred MREs less than 400 ft. Grades beyond 400 ft. were unclassified.

Grooming was conducted on the initial resource classification to remove isolated pockets of different resource classifications by upgrading or downgrading to the surrounding resource classification. Figure 11.11 shows the Mineral Resource classification at the bottom of the existing pit. The blue outline is the conceptual resource pit shell used to constrain the Mineral Resources.

Source: AGP 2025
Note: Red crosses are drillhole intersections 1=Measured (Green), 2=Indicated (Yellow), 3=Inferred (Red)

Figure 11.11: Resource Classification - Plan 3800 ft. Elevation

11.2.7.2 Resource Classification Uncertainty

Following the statistical analysis in the preceding sub-section that classified MREs into the confidence categories, uncertainties regarding sampling and drilling methods, geological modelling and estimations were incorporated into the classifications assigned. The areas with fewer uncertainties were classified as Measured or Indicated.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 186 of 392

The area of greatest uncertainty was assigned the Inferred category. These are areas corresponding to areas with >400-ft. drill spacing and generally along the margins of the deposit. Due to lack of drill density, there is a lower confidence in grade continuity. Additional drilling would resolve the uncertainty and contribute to upgrading the resource classification.

Uncertainty also lies in the historical drill data incorporated in the resource model, arising from logging, assaying and survey location uncertainty. Infill and/or twin hole drilling would reduce the potential errors arising from historical data. As multiple holes are used for grade interpolation and not single holes, that also reduces the potential uncertainty and allows for the classification of Measured or Indicated categories using historical data.

11.2.7.3 Cut-off Grade

A variable cut-off grade of 0.04% TCu for oxide material and 0.08% TCu for sulfide material was determined based on the assumptions listed in Table 11.8. Mineral Resources can be sensitive to the reporting cut-off grade.

The copper metal price of US$4.40/lb Cu was based on historic average price (determined October 2, 2024) of US$3.90/lb Cu escalated approximately 15%. The lower cut-off grades were influenced by using a proposed acid plant rather than purchasing acid at a higher unit cost which was the basis for the 2024 PEA (AGP, 2024).

Table 11.8: Yerington Deposit Cut-off Grade Assumptions
Description	Parameter
Metal Price, US$/lb	4.40
Net Price after Smelting, Refining, Transportation and Royalty, US$/lb	4.22
Oxide Recovery	70%
Sulfide (Nuton) Recovery	74%
Oxide (ROM) Cut-off Grade, TCu%	0.04
Sulfide (Nuton) Cut-off Grade, TCu%	0.08

AGP generated a resource pit shell based on the economic parameters outlined in Table 11.8 and design criteria outlined in Table 11.9.

Table 11.9: Yerington Deposit Pit Slope Assumptions
Description	Parameter
Overall pit slopes (°)	40
Alluvium Pit Slope (°)	40
Oxides (°)	40
Sulfides (°)	40

11.2.7.4 Mineral Resource Statement

Table 11.10 presents the Mineral Resources for the Yerington Deposit. The effective date of the Yerington Copper Project MRE is March 17, 2025. Mr. Tim Maunula, P.Geo., Principal Geologist is the QP responsible for the completion of the Yerington Copper Project MRE.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 187 of 392

Table 11.10: Yerington Deposit Mineral Resource Statement
Material	Cut-off Grade (TCu%)	Tons	TCu%	TCu lbs
Measured Oxide	0.04	37,530,900	0.21	157,630,000
Measured Sulfide	0.08	84,163,100	0.30	504,979,000
Measured Total		121,694,000	0.27	662,609,000
Indicated Oxide	0.04	60,043,900	0.16	192,140,000
Indicated Sulfide	0.08	263,230,000	0.22	1,158,212,000
Indicated Total		323,273,900	0.21	1,350,352,000
Measured+Indicated Oxide	0.04	97,574,800	0.18	349,770,000
Measured+Indicated Sulfide	0.08	347,393,100	0.24	1,663,191,000
Measured+Indicated Total		444,967,900	0.23	2,012,961,000
Inferred Oxide	0.04	40,916,600	0.12	98,200,000
Inferred Sulfide	0.08	67,576,400	0.17	229,760,000
Inferred Total		108,493,000	0.15	327,960,000

Notes: Mineral resources are reported in situ and the effective date is March 17, 2025. Mineral resources are not mineral reserves and do not demonstrate economic viability.

Mineral resources are reported within a conceptual pit shell that used the following input parameters: a variable break-even economic cut-off grade of 0.04 % TCu and 0.08% TCu, for oxide and sulfide material respectively, based on assumptions of a net copper price of US$4.22 per pound (after smelting, refining, transportation, and royalty charges), 70% recovery in oxide material, 74% recovery in sulfide material, base mining costs of $2.49/st for oxide and $2.22/st for sulfide, and processing plus G&A costs of $2.00/st for oxide and $4.44/st for sulfide.

All figures are rounded to reflect the relative accuracy of the estimates and totals may not add correctly.

11.3 YERINGTON RESIDUALS

Numerous sites of low-grade mineralization and waste dumps are present at Yerington. Some of these have been sampled, post depositions, to determine an average grade and to conduct metallurgical testing. An MRE was conducted on one of these dumps, the VLT, that lies northwest of the Yerington Pit.

Oxide tailings, or VLT, are the residual leached products of Anaconda's vat leach copper extraction process (CH2M Hill, 2010). The oxide tailings dumps contain the crushed rock and the red sludge at the base of the leach vats that remained following the extraction of copper in the vat leaching process.

The Mineral Resources have been classified by their proximity to the sample locations and in accordance with S-K 1300 definitions. The VLT Mineral Resources amenable to open pit extraction were reported at 0.03 % TCu cut-off grade. The effective date of the VLT MRE is March 17, 2025. Mr. Tim Maunula, P.Geo., Principal Geologist is the QP responsible for the completion of the VLT Mineral Resources.

The Mineral Resource estimate was prepared using HxGN MinePlan 3D 16.2.1 resource software.

11.3.1 Database

There were 22 wet sonic drill holes, labelled VLT-001 to VLT-022, and 9 dry rotosonic drill holes (VLT-12-002, VLT-12-003T, VLT-12-005T, VLT-12-006T, VLT-12-011T, VLT-12-016T, VLT-12-017T, VLT-12-019T and VLT-12-021T) which twinned the wet sonic holes (Figure 11.12). The total footage of the 22 holes used for the 2024 Mineral Resources is 2621.5 ft.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 188 of 392

Source: AGP 2025

Figure 11.12: Yerington Residuals Collar Plot

11.3.2 Geological Domains

No controls for mineralization were used as this is primarily low-grade oxide material in surface deposits and not in situ. The volume of the VLT was controlled by the current topography based on the 2023 LiDAR survey and the interpreted original topography.

11.3.3 Exploratory Data Analysis

Assay statistics for TCu% are illustrated in Figure 11.13, the mean assay grade is 0.093% TCu. Capping was evaluated using disintegration analysis for the VLT data but determined that capping was not required. The low CV of 0.39 (Figure 11.13) also supports the use of no capping.

Assays statistics for ASCu% are illustrated in Figure 11.14, the mean assay grade is 0.054% ASCu. No capping was applied.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 189 of 392

Source: AGP 2025

Figure 11.13: VLT Assays, TCu%

Figure 11.14: VLT Assays, ASCu%

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 190 of 392

Ten-ft. composites were created. Figure 11.15 illustrates the composite statistics for TCu % using a log probability plot. A total of 247 composites were created from the 285 assays.

Source: AGP 2025

Figure 11.15: VLT 10 ft. Composites (TCu%)

No variography was conducted as there were insufficient samples and grade continuity in tailings was based on deposition and area of influence.

11.3.4 Bulk Density

The tonnage factor assigned was 16.67 cu.ft./ton which is appropriate for broken material present in the VLT as determined by CH2M Hill, Inc. (USEPA, 2010b).

11.3.5 Block Model and Resource Estimation

11.3.5.1 Model Framework

Block model parameters were defined to best reflect the drill spacing and geometry of the deposit, and SMU. Table 11.11 shows the block model parameters.

Table 11.11: VLT Model Parameters
Model Parameters	X (Columns)	Y (Rows)	Z (Levels)
Origin (ft):	2,444,0500	14,669,000	2,900
Block size (ft)	25	25	25
Number of Blocks	180	280	48

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 191 of 392

Table 11.11: VLT Model Parameters
Model Parameters	X (Columns)	Y (Rows)	Z (Levels)
Rotation	No rotation

11.3.5.2 Grade Interpolation

The VLT block model TCu was interpolated using NN and ID2 methods. A horizontal one pass 750 ft. isotropic XY search with a 37.5 ft. Z search was used. No controls for mineralization were used.

Special models captured information for the NN model on distance to nearest composite and for the ID2 model: distance to nearest composite, average distance to composites used, maximum number of composites used and maximum number of drill holes used.

11.3.6 Model Verification and Validation

VLT grade interpolation was visually verified and validated using swath plots to compare the composite with the ID2 grades.

Figure 11.16 shows the correlation between the TCu% grade in the drill hole versus the interpolated ID2 grades. The visual verification supported the agreement between the drill hole grades and interpolated grades.

Source: AGP 2025
Notes: Resource Pit Shell=Orange Looking West ±50 ft.

Figure 11.16: VLT Section Block Model ID2 vs Drill Hole Composite TCu% Grade

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 192 of 392

Figure 11.17 illustrates the correlation (by elevation) between the TCu% drill hole grade with the interpolated ID2 grade.

Source: AGP 2025
Notes: Drill Hole Grade (red line) Block Model ID2 Grade (blue line)

Figure 11.17: VLT Swath Plot by Elevation

11.3.7 Mineral Resource Estimate

11.3.7.1 Mineral Resource Classification

The VLT resource classification was applied based on the distance to nearest composite reported for the ID2 interpolation. Blocks within 500 ft. were assigned as Indicated (2) and within 750 ft. as Inferred (3) Mineral Resource. All remaining interpolated blocks were uncategorized (4). No blocks were classified as Measured (4) Mineral Resource.

Figure 11.18 illustrates a plan view of the resource classification for VLT.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 193 of 392

Source: AGP 2025
Notes: Measured=1, Indicated=2, Inferred=3, Not classified=4 VLT Resource Shell shown in brown.

Figure 11.18: VLT Resource Classification (Planview)

11.3.7.2 Resource Classification Uncertainty

Following the statistical analysis in the preceding sub-section that classified Mineral Resources into the Indicated and Inferred confidence categories, uncertainties regarding sampling and drilling methods, geological modelling and estimation were incorporated into the classifications assigned. Twin hole drilling has added to the confidence categories. As multiple holes are used for grade interpolation and not single holes, that also reduces the potential uncertainty and allows for the classification of Inferred category. The areas of greatest uncertainty were not assigned a confidence category.

11.3.7.3 Cut-off Grade

A cut-off grade of 0.03% TCu was determined based on the assumptions listed in Table 11.12. Mineral Resources can be sensitive to the reporting cut-off grade.

The copper metal price of US$4.40/lb Cu was based on the historic average price of US$3.90/lb Cu escalated by approximately 15% for the Mineral Resource.

Table 11.12: Residuals Cut-off Grade Assumptions
Description	Parameter
Metal Price, US$/lb	4.40
Net Price after Smelting, Refining, Transportation and Royalty, US$/lb	4.22
Oxide Recovery	75%

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 194 of 392

Table 11.12: Residuals Cut-off Grade Assumptions
Description	Parameter
Oxide (ROM) Cut-off Grade, TCu%	0.03

11.3.7.4 Reasonable Prospects for Eventual Economic Extraction

To satisfy the requirements for reasonable prospects for eventual economic extraction, AGP generated a resource pit shell based on the economic parameters outlined in Table 11.12 and the design parameter of 40-degree overall pit slope.

11.3.7.5 Mineral Resource Statement

The marginal cut-off grade of 0.03% TCu was selected for reporting the VLT Mineral Resource in Table 11.13. The effective date for the VLT Mineral Resources is March 17, 2025. Mr. Tim Maunula, P.Geo., Principal Geologist, is the QP responsible for the 2025 VLT MRE.

Table 11.13: VLT Mineral Resource Statement
Class	Cut-off Grade (TCu%)	Tons	TCu%	TCu lbs	ASCU%	ASCU lbs
Indicated	>= 0.03	36,512,000	0.09	65,722,000	0.05	36,512,000
Inferred	>= 0.03	26,420,500	0.09	47,557,000	0.05	28,421,000

Notes: Mineral resources reported for the VLT are for surficial deposits and not in situ. Effective date for this Mineral Resource estimate is March 17, 2025.

The 2025 Mineral Resource estimate uses a break-even economic cut-off grade of 0.03 % TCu based on assumptions of a net copper price of US$4.22 per pound (after smelting, refining, transportation, and royalty charges) and 75% recovery in oxide material.

Mineral Resources are not Mineral Reserves and do not demonstrate economic viability.

The Mineral Resource estimate is reported from within the resource pit shell containing Indicated and Inferred Mineral Resources.

There is no certainty that all or any part of the Mineral Resource estimate will be converted into Mineral Reserves.

All figures are rounded to reflect the relative accuracy of the estimates and totals may not add correctly.

11.4 MACARTHUR DEPOSIT

The previous mineral resource estimate for MacArthur was completed in 2021 based on a drill hole data set of 747 drill holes totaling 299,044.8 ft.  Since then, the drill hole database has been updated to 802 holes totaling 317,696 ft. The additions include 26 historic holes (Anaconda - 20 holes and Bear Creek - 6 holes) and 29 new holes by Lion CG (18,652 ft).  In addition to the drill data updates, which reduced the average total copper grade in the database by 2.2%, the following inputs to the mineral resource have changed:

  The 2021 block model was in a UTM ft coordinate system, and the 2024 block model is in the Nevada State Plane coordinate system
  New resource block model with updates to the geologic domains and grade estimation
  Changes to the resource classification, including distances and increasing the minimum composites for inferred from 1 to 2 composites
  Changes to the density assignment and additional density samples
  Changes to the copper recovery, costs, and copper price

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 195 of 392

  Removing sulfide material from the mineral resource tabulation

Table 11.14 shows a comparison between the 2021 and 2025 mineral resource summaries.

Table 11.14: Comparison of 2021 and 2025 Mineral Resources
	2025 Estimate			2021 Estimate
Classification	Ktons	TCu, %	Contained Cu, Lbs x 1000	Ktons	TCu, %	Contained Cu, Lbs x 1000
Measured	163,333	0.177	577,806	116,666	0.180	420,929
Indicated	155,086	0.152	471,570	183,665	0.158	579,479
Sum M & I	318,419	0.165	1,049,375	300,331	0.167	1,000,408
Inferred	23,169	0.146	67,868	156,450	0.151	471,714

Herb Welhener, Vice President of IMC, is the qualified person for the MacArthur Mineral Resource Estimate.

11.4.1 Database

The drill data for the MacArthur Deposit combines core, RC, air track, and churn drilling. Within the resource block model boundaries, 800 drill holes totaled 314,504 ft. A total of 58,987 intervals were assayed for total copper. Table 11.15 is a summary of the assaying for total copper by the company; only Lion CG drilling has been assayed for soluble copper (ASCu, 37,057 intervals; CNCu, 777 intervals; QLT, 18,592 intervals, and 1,235 intervals have sequential assays for ASCu and CNCu).

Table 11.15: Summary of Assay Intervals for Total Copper by Company
	Lion CG	Anaconda	Bear Creek	Superior	USBM	Total
No. Holes	456	311	14	11	8	800
Total Length, ft	230,849	62,049	5,140	13,052	3,414	314,504
No. of Total Intervals	46,119	11,785	1,032	1,041	872	60,849
No. Assayed Intervals	44,963	11,629	851	740	804	58,987
TCu%, mean	0.093	0.219	0.115	0.125	0.140
TCu%, minimum	0.000	0.000	0.002	0.001	0.010
TCu%, maximum	13.800	5.380	3.362	2.336	1.94

11.4.2 Geological Domains

The geological interpretation was completed by a collaboration between the Lion CG staff and IMC for application to the block model. The mineral zones were developed as surfaces based on polygons generated using the 25 ft bench composites from the drill holes that were logged for redox. Overall, 77.25% of the intervals in the assay database are logged for redox with 99% of the Lion CG intervals being logged. The assay intervals which were not logged received a redox code by back assigning the redox from the block model once the model codes were completed. The geological team interpreted the oxidation state (redox) of mineralization into five categories:

  Overburden = 100
  Leach Cap Code = 10

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 196 of 392

  Oxide Code = 1
  Mixed Code = 2
  Sulfide Code = 3

Each of the zones represents a different mineralogy and amenability to the leach process. Figure 11.19 shows the holes which have logged redox values. This shows good coverage of the block model area where mineralization has high enough values to be considered part of the mineral resource.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 197 of 392

14,694,000 N
14,692,000 N
14,690,000 N
14,688,000 N
14,686,000 N
2,434,000 E
2,436,000 E
2,438,000 E
2,440,000 E
N
0 250 500 750 1000
FEET
Lion Copper & Gold
MacArthur - 2024 Nevada State Plane
HOLE LOCATION MAP
SCALE
1"=500'
INDEPENDENT
MINING CONSULTANTS, INC.
TUCSON, ARIZONA
REFERENCE NUMBER
21706

Source: IMC 2024

Figure 11.19: Drill Holes with Logged Redox

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 198 of 392

11.4.3 Exploratory Data Analysis

11.4.3.1 Assays

IMC completed several basic statistical measures of the assay data sorted by the mineral zones. The basic statistical comparison of the capped total copper assays by the mineral zones is summarized below in Figure 11.20. Figure 11.21 shows probability plots of the capped assay data for total copper by the mineral zones and Figure 11.22 shows probability plots of the assay data for acid-soluble copper by mineral zones. The data is presented in log space.

Source: IMC 2024

Figure 11.20: Basic Statistics of Capped Total Copper Assays

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 199 of 392

Total Copper, capped, %
CUMULATIVE FREQUENCY
Oxide
Mixed
Sulfide
LchCap
Overbrdn
Total Copper - capped assays, % by redox zone

Source: IMC 2024

Figure 11.21: Probability Plots of Capped Total Copper Assays

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 200 of 392

Acid Soluble Copper, capped, %
0.01 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.99
10.000
6.000
5.000
4.000
3.000
2.000
1.000
0.1000
0.0200
0.0100
0.0050
0.0040
0.0030
0.0020
0.0010
0.0001
COMULATIVE FREQUENCY
Oxide
Mixed
Sulfide
LchCap
Overbrdn

Acid Soluble Copper - capped assays, % by redox zone

Source: IMC 2024

Figure 11.22: Probability Plots of Acid Soluble Copper Assays

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 201 of 392

11.4.3.2 Capping

Basic statistics and cumulative frequency plots were studied to determine the level at which outliner values should be capped. MacArthur Deposit assay grade capping was completed on total copper by oxidation zone. The oxidization zone was assigned to each assay interval from the zones within the resource block model. Capping was applied to assays prior to compositing. The capped assays were composited into irregular target length 25-foot length composites that respect the mineral zone (redox) boundaries.

The capping values were based on a review of cumulative frequency plots of each of the mineral zones to identify the few samples that were outliers. For completeness, the acid soluble grades (when present) were capped with the same percentage as total copper assay intervals that were capped. Table 11.16 summarizes the capping applied on the MacArthur Deposit.

Table 11.16: Assay Cap Levels by Oxidation Zone
Oxidation Zone	Redox Code	Number of Assays	Original Mean TCu%	Cap Grade TCu%	Number of Capped Intervals	Means Capped TCu%
Overburden	100	1,300	0.061	1.00	3	0.061
Leach Cap	10	6,597.066		1.25	3	0.066
Oxide	1	28,498	0.142	2.50	6	0.142
Mixed	2	6,897	0.166	3.50	8	0.163
Sulfide	3	14,680.070		3.00	5	0.069

11.4.3.3 Compositing

Prior to block grade estimation, the drill hole data was composited to 25-foot intervals that respected the mineral zone boundaries. The composite length was selected to match the mining bench height and provide samples of similar size and weight for block grade estimation. The purpose of compositing is to smooth the data somewhat to understand the grade distributions and domain boundaries prior to grade estimation.

Figure 11.23 summarizes the basic statistics of the 25-foot irregular composites respecting the mineralized zone boundaries. A minimum length of 10 ft was required for a composite to be calculated. The distribution of copper composites in Figure 11.23 represents the information that will be used for block grade estimation.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 202 of 392

Source: IMC 2024

Figure 11.23: Basic Statistics of 25-foot Irregular Composites

11.4.3.4 Spatial Analysis

Variograms were run for total copper in each of the redox domains defined on the previous tables. The intent was to provide some guidance to the search orientation and search radii that should be combined during grade estimation. The 25-foot irregular composites bounded by redox were used as input for the copper variograms.

Those results were used as a guide to the selection of the grade estimation methods summarized in the next section. Figure 11.24 and Figure 11.25 are example horizontal variograms from the oxide and mixed domains respectively. Oxide and mixed are the two primary mineralization hosts for the deposit and overall have the higher grades across most of the grade range as shown in the probability plot of the capped total copper assays (Figure 11.23). Within the oxide and mixed zones of the deposit, the predominate orientations were horizontal variograms, azimuth of 0.0 with a horizontal window of 90.0 degrees.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 203 of 392

Source: IMC 2024

Figure 11.24: Oxide Zone Variogram

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 204 of 392

Source: IMC 2024

Figure 11.25: Mixed Zone Variogram

The leach cap variogram shows multiple ranges of data which may be indicative of the grade break at 0.010 % Cu which was seen on the cumulative frequency plot. Again, indicating that portions of the leach cap need to be treated as a separate population during block grade estimation. If the plus 0.10% values were allowed to mix with the low background values of leach cap, the estimation methods would result in large areas of 0.06 to 0.10% copper that are not present. The true distribution is limited to a smaller area of plus 0.10% surrounded by a subgrade zone of 0.05% copper or less.

The sulfide variogram shows a long range in the horizontal direction. A review of the cross-sections indicates that there are several locations in the North Ridge area (North of 14,190,378) of the sulfide zone where there is an indication that the copper grades at depth dip to the north. Grade estimates were done both on a horizontal basis and a dipped search to the north; the dipped search connected like mineralized zones in the area of wide spaced drilling.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 205 of 392

11.4.4 Bulk Density

Density was estimated based on the density data on samples collected by Lion CG personnel and measurements done by Paragon and KCA labs. In total, 51 density determinations were made (36 by Paragon and 15 by KCA). KCA ran two density measurements for each sample, and these were averaged to provide one value for the sample. Table 11.17 shows the results of the density test work in cubic ft per short ton by redox type and model domain. The average tonnage factors were assigned to the appropriate locations in the block model. No samples were collected for the overburden, and it was assigned a default value of 14.0 cubic ft per short ton.

Table 11.17: Tonnage Factors Assigned to Block Model
	MacArthur Domain		North Ridge Domain		Gallagher Domain		Outside Domains
	Number of Samples	Average Tonnage Factor (cuft/st)	Number of Samples	Average Tonnage Factor (cuft/st)	Number of Samples	Average Tonnage Factor (cuft/st)	Average Tonnage Factor (cuft/st)
Leach Cap	3	12.94	4	12.96	2	12.64	12.92
Oxide	15	12.76	13	12.95	1	13.25	12.94
Mixed	3	12.94	3	13.40	3	13.68	13.30
Sulfide	1	13.01	1	13.33	2	12.48	12.96
Overburden	0	14.00	0	14.00	0	14.00	14.00

11.4.5 Block Model and Grade Interpolation

11.4.5.1 Model Framework

The resource model covers the areas of MacArthur Main (MacArthur pit area), North Ridge and Gallagher domains. Blocks were sized 25 ft x 25 ft x 25 ft in order to model the mineralization zones to provide a reasonable block size that could be used for open pit mine planning. The Project coordinate system is in Nevada State Plane NAD83 Nevada State Plane, West Zone, US Survey Foot system. Table 11.18 summarizes the size and location of the block model.

Table 11.18: MacArthur Model Size and Location, September 2024
MacArthur Model - Nevada State Plane Coordinate System
	Southwest	Northwest	Northeast	Southeast
Easting	2,430,000	2,430,000	2,446,000	2,446,000
Northing	14,680,000	14,698,000	14,698,000	14,680,000
Elevation Range		2,650.00	5,775.00
No Model Rotation, Primary Axis =			0.0 degrees
Model	1		640 Blocks in Easting
Size			720 Blocks in Northing
Block Size 25 ft x 25 ft x 25 ft high			125 Levels

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 206 of 392

Figure 11.26 illustrates the domain splits within the resource block model. The largest mineral resources are in the MacArthur pit and North Ridge domains, followed by the Gallagher area. The MacArthur pit domain is subdivided into two areas based on the density of drilling. The domain with the denser drilling contains the bulk of the historic drilling, which has a higher average total copper grade.

Source: IMC 2024 Colors: MacArthur Pit Area - Dark & Light Blue; North Ridge - Red; Gallagher - Green

Figure 11.26: MacArthur Block Model Domains and Drillhole Collar Locations

11.4.5.2 Mineralization Zones

The mineral resource model's main attribute is the mineralization's oxidation state (redox). The mineral zones were developed as surfaces using polygonal shapes on each 25 ft bench for the redox code of the 25 ft bench composite drill holes. The redox polygons used a 300 ft search to establish the zones that filled most blocks in the closer-spaced drill hole areas. In areas that were not assigned a redox code, the redox was assigned manually, bench by bench, using the trends from the assigned redox areas as guides. There are five major mineralization zones, which were assigned to the resource block model: leach cap (code 10), oxide (code 1), mixed (code 2), sulfide (code 3), and overburden (code 100). Each zone represents a different mineralogy and amenability to the leach process. The leach cap is generally quite low in copper grade, which has been removed from the rock mass and re-precipitated at the original water table in the mixed zone as secondary sulfides, typically chalcocite, covellite, or digenite.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 207 of 392

The oxide zone reflects oxide minerals such as chrysocolla and neotocite. The mixed zone contains primary and secondary copper minerals, which are transported down from the leach cap and redeposited. The sulfide zone is predominantly unaltered chalcopyrite mineralization; the sulfide zone has been removed from the 2025 mineral resource. The mineralization in the overburden zone is somewhat random and represents more recent mobilization of copper mineralization. In addition to the changes in mineralogy within these zones, there is often a corresponding change in the grade of each zone as seen by the mean grades of the assay intervals (Figure 11.21). Figure 11.27 is an east-west cross-section through the block model in the Gallagher (west side) and MacArthur domains, showing the mineralization zones, and Figure 11.28 is a north-south cross-section through the MacArthur (south) and North Ridge domains. The drill holes on the example section show 25-foot composites of the oxidization zones.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 208 of 392

Source: IMC 2024

Colors: Orange = Leach Cap, Yellow = Overburden, Blue = Oxide, Green=Mixed, Grey = Sulfide; Horizontal Grid is 1,000 ft

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 209 of 392

Figure 11.27: East-West Cross-Section Looking North at 14,688,000 North

Source: IMC 2024

Colors: Orange = Leach Cap, Yellow = Overburden, Blue = Oxide, Green=Mixed, Grey = Sulfide; Horizontal Grid is 1,000 ft

Figure 11.28: North-South Cross-Section Looking West at 2,439,000 East - Through MacArthur & North Ridge

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 210 of 392

11.4.5.3 Grade Interpolation

A boundary analysis was performed at the boundaries between each of the five mineralized domains and the results indicate that most domains should be estimated separately, thus boundaries between leach cap, oxide, mixed and sulfide were treated as 'hard' boundaries for the estimation of grades. The leach cap and overburden were treated as a combined domain. A study of the leach cap and overburden composites showed a population break at 0.10% total copper. The leach cap was separated into two zones using an indicator method with a 0.10% total copper discriminator. Of the 1,484 drill hole composites within the leach cap and overburden zones, 11% fall within the higher-grade pod and 89% fall outside.

Variograms were run for total copper in each of the mineralization domains. The intent was to provide guidance to the search orientation and search distance for the grade estimation. The 25-foot irregular composites bounded by rock type were used as input for the total copper variograms and ranges between 400 and 700 ft were obtained which support the search distances used to estimate the model grades.

Total copper grades were estimated using ID3 in the oxide, mixed, and sulfide mineral zone domains. Leach cap was segregated into two populations using an indicator method to address the plus 0.10% grade distribution separately from the sub 0.10% distribution in the leach cap with total copper grades estimated using ID3 in each population. Indicator procedures were tested for all the domains, but the ID3 results appear to follow the data better in the oxide, mixed and sulfide zones. All of the estimation runs used a minimum of two grade composites, a maximum of 10 composites with a maximum of three composites per hole. All of the search orientations were horizontal except for the deeper sulfide zone in the North Ridge domain where a dipped search of 30 degrees to the north connected up like mineralized zones in the area of wide spaced drilling. The search distances in each zone are:

  Leach & Overburden: Indicator with 0.10% TCu discriminator, 450 x 450 x 40 ft

Grade inside higher grade zone, 450 x 450 x 40 ft

Grade outside higher grade zone , 450 x 450 x 40 ft

  Oxide: MacArthur, 400 x 400 x 60; North Ridge, 380 x 380 x 60; Gallagher, 450 x 450 x 60 ft
  Mixed: MacArthur, 500 x 500 x 60; North Ridge, 400 x 400 x 60; Gallagher, 400 x 400 x 60 ft
  Sulfide: MacArthur, 400 x 500 x 200; Gallagher, 400 x 400 x 200 ft

North Ridge: 400 NS x 400 EW x 200 ft with dip 30 degrees to north

Figure 11.29 is a north-south cross section example looking west at 2,439,000 east showing the total copper grades in the block model and is at the same model location as Figure 11.28.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 211 of 392

Source: IMC 2024

Colors:  Black = <0.05% TCu, Blue = 0.05 -0.10% TCu, Green = 0.10-0.25% TCu, Orange = 0.25 - 0.50% TCu, Red = >0.50% TCu

Figure 11.29: North-South Cross-Section Total Copper Grade Looking West at 2,439,000 East - Through MacArthur & North Ridge

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 212 of 392

11.4.6 Model Verification and Validation

Numerous tests were performed to confirm that the model is a reasonable representation of the data for the determination of mineral resources. Example sections and plans from the block model were reviewed with the supporting composite data during the model assembly process.

A nearest neighbor (polygon) estimate and a kriged estimate of copper were completed using the same domains and search radii that were applied to the inverse distance estimate. Figure 11.30 shows cumulative frequency plots of the three estimates in the oxide zone. Above a 0.05% total copper cutoff grade, the ID3 estimate tracks between the polygon estimate and the kriged estimate. The comparison of the nearest neighbor and the inverse distance estimates of number of blocks estimated times the average estimated grade at a zero-cut-off grade is a check designed to determine if the selected method has incorporated bias. In all redox zones, the difference is less than one percent.

Source: IMC 2024

Figure 11.30: Cumulative Frequence of Copper Grades in Oxide Zone

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 213 of 392

11.4.7 Mineral Resource Estimate

11.4.7.1 Mineral Resource Classification

The mineral resource classification is based on the number of composites used and the average distance of the block center to the composites being used to determine the classification of the block. The classification criteria used:

  Measured: Number of composites = 10 (minimum 4 holes) within 175 ft
  Indicated: Number of composites = 7 (minimum 3 holes) with 300 ft
  Inferred: Any block with a total copper grade based on a minimum of two composites

11.4.7.2 Resource Classification Uncertainty

Following the statistical analysis in the preceding sub-section that classified mineral resource estimates into the confidence categories, uncertainties regarding sampling and drilling methods, geological modelling and estimation were incorporated into the classifications assigned. The areas with fewer uncertainties were classified as measured or indicated.

The area of greatest uncertainty assigned the inferred category. These are areas corresponding to areas with >225-foot drill spacing and generally outside of the MacArthur & North Ridge central areas along the margins of the deposits and at depth where fewer drillholes are present. Due to lack of drill density, there is a lower confidence in grade continuity.  Additional drilling would resolve the uncertainty and contribute to upgrading the resource classification.

Additional uncertainty lies in the historical drill data incorporated in the resource model, arising from logging, assaying and survey location uncertainty.  Infill and/or twin hole drilling would reduce the potential errors arising from historical data. As multiple holes are used for grade interpolation, that also reduces the potential uncertainty and allows for the classification of measured or indicated categories using historical data.

11.4.7.3 Cut-off Grade

The copper price used to define the mineral resource pit shell is $4.40 per pound., based on the December 2024 three year backward average of $3.90/lb plus approximately 15%. The $4.40 per pound price was agreed to by Lion CG, AGP and IMC. The copper price and all costs are in U.S. dollars. The recoveries and costs are based on recent reviews and adjustments to both the 2024 and historic evaluation work at Yerington and MacArthur (Table 11.19). Sulfuric acid cost assumes an onsite acid plant. The process and mining costs were provided by AGP and IMC feels the costs are valid as of December 2024. The cut-off grades are 0.05% TCu for all material types in the MacArthur pit area and 0.06% TCu in North Ridge, and 0.07% TCu in Gallagher. These cutoffs are rounded up compared to the calculated internal cutoff grades. No sulfide material is included in this mineral resource which is intended to be a run of mine heap leach.

Table 11.19: Inputs to Definition of Pit-Constrained Mineral Resource - Recoveries
Mineralization	Recovery of Total Copper
	MacArthur	North Ridge	Gallagher
Leach Cap & Overburden	55.0%	53.0%	54.0%

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 214 of 392

Table 11.19: Inputs to Definition of Pit-Constrained Mineral Resource - Recoveries
Mineralization	Recovery of Total Copper
Oxide	55.0%	53.0%	54.0%
Transition	55.0%	53.0%	55.0%
Sulfide	0.0%	0.0%	0.0%

Table 11.20: Inputs to Definition of Pit-Constrained Mineral Resource - Costs
Cost Center	Unit	Cost
Process Cost, ROM & Acid Plant	Per heap short ton	MacArthur $1.67 North Ridge $1.73 Gallagher $2.14
General & Administrative	Per heap short ton	$0.49
Cathode Refining & Transport	Per Cu lb	$0.05
Royalty	Per Cu lb	$0.108
Sulfuric Acid, cost	Per short ton	$128.00
Acid Consumption:
MacArthur	Per short ton	20 lbs/st
North Ridge	Per short ton	28 lbs/st
Gallagher	Per short ton	42 lbs/st
Mining Cost:
Mining Cost	Per total st	Heap tons $2.49 Waste tons $2.53

11.4.7.4 Reasonable Prospects for Eventual Economic Extraction

To satisfy the requirements for reasonable prospects for eventual economic extraction, the mineral resources for MacArthur are constrained within a pit shell defined by the current understanding of costs and recovery of copper based on the intended recovery method of heap leaching using sulfuric acid for run of mine material. The input parameters for the definition of the pit shell using a floating cone algorithm are given in Table 11.19 and Table 11.20.

An overall pit wall slope angle of 42 degrees was used to define the resource shell. An example plot of the pit shells is shown in Figure 11.31. The MacArthur Mineral Resources were classified in accordance S-K 1300 definitions.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 215 of 392

14,692,000 N
14,691,000 N
14,690,000 N
14,689,000 N
14,688,000 N
14,687,000 N
2,437,000 E
N
FEET
Lion Copper & Gold
MacArthur - 2024 Nevada State Plane
DATE
03-25-25
DESIGN
DRAFTED
SCALE
1"=500'
CONTOUR MAP
Preliminary Resource Shell
INDEPENDENT
MINING CONSULTANTS, INC.
TUCSON, ARIZONA
REFERENCE NUMBER
21706

Source: IMC 2025

Notes: The MacArthur pit area lies to the southeast, North Ridge to the north/northeast and Gallagher to the west.

Figure 11.31: MacArthur Mineral Resource Pit Shell

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 216 of 392

11.4.7.5 Mineral Resource Statement

The MacArthur Deposit mineral resource is summarized in Table 11.21 with the details given in Table 11.22 and Table 11.23. The MacArthur Deposit mineral resource estimate is current of March 17, 2025. IMC is responsible for the MacArthur Deposit mineral resource estimate.

Table 11.21: Summary of Mineral Resource
Classification	Ktons	Total Cu, %	Contained Cu Pounds x 1000
Measured	163,333	0.177	577,806
Indicated	155,086	0.152	471,570
Sum Measured+Indicated	318,419	0.165	1,049,375
Inferred	23,169	0.147	67,868

Notes:

 Mineral resources are reported in situ and are current as of March 17, 2025.

 Mineral resources are not mineral reserves and do not have demonstrated economic viability.

 Herb Welhener, Vice president of IMC is qualified person for the MacArthur Mineral Resource estimate.

 Mineral resources are reported within a conceptual pit shell that uses the following input parameters:

 Metal price of $4.40/lb Cu; process costs between $1.67 and $2.14/st; and base mining costs for heap tonnage of $2.49/st and $2.53/st for waste,

 Recovery of Total Copper in redox zones of leach cap, overburden, oxide and mixed: MacArthur domain 55%, North Ridge domain 53%, Gallagher domain 54%, recovery in sulfide redox = 0%

 Cut-off grade: for leach cap, overburden, oxide and transition is 0.05% TCu in MacArthur, 0.06% Tcu in North Ridge and 0.07% Tcu in Gallagher

 Total resource shell tonnage = 438,601ktons

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 217 of 392

Table 11.22: Mineral Resource by Domain
Domain		MEASURED			INDICATED			MEASURED & INDICATED
	Total Copper Cut-off, %	Ktons & Grade Above Cut-off			Ktons & Grade Above Cut-off			Ktons & Grade Above Cut-off
		Ktons	TCu, %	Contained Cu Pounds x 1000	Ktons	TCu, %	Contained Cu Pounds x 1000	Ktons	TCu, %	Contained Cu Pounds x 1000
MacArthur	0.05	111,983	0.176	393,150	53,434	0.146	156,154	165,417	0.166	549,304
North Ridge	0.06	38,779	0.182	141,457	63,537	0.152	192,984	102,316	0.163	334,441
Gallagher	0.07	12,571	0.172	43,199	38,115	0.161	122,431	50,686	0.164	165,631
Total		163,333	0.177	577,806	155,086	0.152	471,570	318,419	0.165	1,049,375

Domain		INFERRED
	Total Copper Cut-off, %	Ktons & Grade Above Cut-off
		Ktons	TCu, %	Contained Cu Pounds x 1000
MacArthur	0.05	3,327	0.134	8,903
North Ridge	0.06	6,926	0.141	19,529
Gallagher	0.07	12,916	0.153	39,436
Total		23,169	0.146	67,868
Notes: Mineral resources are reported in situ and are current as at March 17, 2025. Mineral resources are not mineral reserves and do not have demonstrated economic viability.

Table 11.23: Mineral Resource by Domain and Oxidation Zone
		MEASURED			INDICATED			MEASURED & INDICATED			INFERRED
Oxidation Zone	Total Copper Cut-off, %	Ktons & Grade Above Cut-off			Ktons & Grade Above Cut-off			Ktons & Grade Above Cut-off			Ktons & Grade Above Cut-off
		Ktons	Total Cu, %	Contained Pounds x 1000	Ktons	Total Cu, %	Contained Pounds x 1000	Ktons	Total Cu, %	Contained Pounds x 1000	Ktons	Total Cu, %	Contained Pounds x 1000
MacArthur
Leach Cap & Ovb	0.05	13,781	0.102	28,215	5,816	0.072	8,326	19,597	0.093	36,542	174	0.078	271
Oxide	0.05	90,132	0.184	331,686	40,012	0.145	116,035	130,144	0.172	447,721	2,568	0.120	6,163
Mixed	0.05	8,070	0.206	33,248	7,606	0.209	31,793	15,676	0.207	65,041	585	0.211	2,469
Sulfide
Total		111,983	0.176	393,150	53,434	0.146	156,154	165,417	0.166	549,304	3,327	0.134	8,903
North Ridge
Leach Cap & Ovb	0.06	4,704	0.096	9,060	10,710	0.094	20,031	15,414	0.094	29,091	2,970	0.077	4,574
Oxide	0.06	16,943	0.145	49,135	37,649	0.141	106,170	54,592	0.142	155,305	2,482	0.135	6,701
Mixed	0.06	17,132	0.243	83,262	15,178	0.220	66,783	32,310	0.232	150,045	1,474	0.280	8,254
Sulfide
Total		38,779	0.182	141,457	63,537	0.152	192,984	102,316	0.163	334,441	6,926	0.141	19,529
Gallagher
Leach Cap & Ovb	0.06	23	0.100	46	988	0.091	1,805	1,011	0.092	1,851	345	0.092	634
Oxide	0.06	10,301	0.163	33,581	28,130	0.153	86,078	38,431	0.156	119,659	10,728	0.147	31,540
Mixed	0.06	2,247.0213		9,572	8,997	0.192	34,548	11,244	0.196	44,121	1,843	0.197	7,261
Sulfide
Total		12,571	0.172	43,199	38,115	0.161	122,431	50,686	0.163	165,631	12,916	0.153	39,436
Total
Leach Cap & Ovb	0.07	18,508	0.101	37,322	17,514	0.086	30,162	36,022	0.094	67,484	3,489	0.079	5,479
Oxide	0.07	117,376	0.177	414,402	105,791	0.145	308,283	223,167	0.162	722,685	15,778	0.141	44,405
Mixed	0.07	27,449	0.230	126,082	31,781	0.209	133,125	59,230	0.219	259,207	3,902	0.230	17,985
Sulfide
Total		163,333	0.177	577,806	155,086	0.152	471,570	318,419	0.165	1,049,375	23,169	0.146	67,868

Notes:  Mineral resources are reported in situ and are current as at March 17, 2025.

Mineral resources are not mineral reserves and do not have demonstrated economic viability.

IMC is the Firm responsible for the estimate.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 218 of 392

11.5 FACTORS THAT MAY AFFECT THE MINERAL RESOURCE ESTIMATE

The deposits at Yerington and MacArthur are of a style of porphyry copper that is well known from past mining activity and completed drilling. Any issues arising in relation to relevant technical and economic factors likely to influence the process of economic extraction can be resolved with further study and test work. Factors that may affect the Mineral Resources include:

  metal price and exchange rate assumptions
  changes to the assumptions used to generate the copper grade cut-off grade redefinition of Yerington Copper Project geological model to refine grade interpolation changes in local interpretations of mineralization geometry and continuity of mineralized zones changes to interpretation of the contact between the redox surfaces density and domain assignments
  changes to geotechnical, mining, and metallurgical recovery assumptions change to the input and design parameter assumptions that pertain to the conceptual pit designs constraining the mineral resources assumptions as to the continued ability to access the site, retain mineral and surface rights titles, maintain environment and other regulatory permits, and maintain the social license to operate

The Yerington Copper Project is to advance through additional stages of study that provide sufficient time before a final decision is made to address any shortfalls in information regarding the project. This could include additional drilling, test work and engineering studies to mitigate identified issues with the estimates.

There are no other environmental, legal, title, taxation, socioeconomic, marketing, political or other relevant factors known to the QPs that would materially affect the estimation of mineral resources that are not discussed in this report.

11.6 QP ADEQUACY STATEMENT

TMAC and IMC note that the deposits at Yerington and MacArthur are of a style of porphyry copper that is well known from past mining activity and completed drilling..

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 219 of 392

12.0 MINERAL RESERVE ESTIMATES

12.1 SUMMARY

The reserves for the Yerington Copper Project are based on the conversion of Measured and Indicated resources within the Yerington, VLT, MacArthur, Gallagher, and North Ridge open pits.

Table 12.1 shows the total reserves for the Yerington Copper Project. Some variation may exist due to rounding.

Table 12.1: Yerington Copper Project - Proven and Probable Reserves - May 31, 2025
	Proven			Probable			Total
Ore Type	Tons (kt)	Grade (Cu%)	Copper Mlbs	Tons (kt)	Grade (Cu%)	Copper Mlbs	Tons (kt)	Grade (Cu%)	Copper Mlbs
Oxide	144,519	0.19	560.0	128,234	0.14	366.7	272,753	0.17	926.7
Sulfide	81,037	0.30	481.1	152,761	0.24	732.3	233,798	0.26	1,213.3
Total	225,556	0.23	1,041.1	280,995	0.20	1,099.0	506,551	0.21	2,140.0

Note: This mineral reserve estimate has an effective date of May 31, 2025, and is based on the mineral resource estimates for Yerington and VLT dated March 17, 2025 by T. Maunula & Associates Consulting Inc. and MacArthur Area Pits dated March 17, 2025 by Independent Mining Consultants Inc. The Mineral Reserve estimate was completed under the supervision of Gordon Zurowski, P.Eng. of AGP, who is a Qualified Person as defined under S-K 1300. Mineral Reserves are stated within the final pit designs based on a $3.90/lb copper price.

1. The copper cutoff grades used were:

  Yerington Pit - 0.05% copper (oxide ROM), 0.09% copper (sulfide)
  VLT Pit - 0.03% copper (oxide ROM)
  MacArthur - 0.05% copper (oxide ROM)
  Gallagher Pit - 0.07% copper (oxide ROM)
  North Ridge Pit - 0.06% copper (oxide ROM)

2. Open pit mining costs varied by area and elevation with waste of $2.53/t, oxide material at $2.49/t and sulfide at $2.22/t.  Incremental costs of $0.027/25ft bench were applied below the 4225 foot elevation for waste and oxide and 0.024/t for sulfide material below the 4225 foot elevation.

3. Processing costs were based on the use of an acid plant at site with crushing for sulfide material. The processing costs by pit area were:

  Yerington Pit - $2.00/t ore (oxide ROM), $4.44/t (sulfide)
  VLT Pit - $1.34/t ore (oxide ROM)
  MacArthur - $1.67/t ore (oxide ROM)
  Gallagher Pit - $2.14/t ore (oxide ROM)
  North Ridge Pit - $1.73/t ore (oxide ROM)
  G&A costs were $0.49/t ore.

4. Process copper recoveries varied by material and area and were as follows:

  Yerington Pit - 70% (oxide ROM), 74% (sulfide)
  VLT Pit - 75% (oxide ROM)
  MacArthur - 55% (oxide ROM)
  Gallagher Pit - 54% (oxide ROM)
  North Ridge Pit - 55% (oxide ROM)

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 220 of 392

12.2 GEOTECHNICAL AND PIT SLOPES

Pre-feasibility level pit slope geotechnical recommendations were developed for the Yerington Copper Project following the collection of field data and the review of previous studies. The pit slope geotechnical field program that supported this work included oriented core drilling, soil sampling, test pits, and outcrop structure mapping.

Open pit highwall slope angle criteria vary by area and pit, as shown in Table 12.2.

Table 12.2: Pit Slope Parameters (Overall Angles)
Lithologic Zone	Yerington	MacArthur
Alluvium	40	40
North Wall	42	40
South Wall	45	40

The recommended pit shell slope parameters are based on the results of kinematic analysis. The MacArthur open pit does not vary lithologically or structurally in the same manner as the Yerington pit; thus, recommendations for all lithologic zones within it are equivalent.

For detailed pit designs, the parameters in Table 12.3 were used for bench height, bench face angle, berm width, and space between berms. Single benching was assumed.

Table 12.3: Pit Design Parameters (Detailed)
Pit Area	Inter-ramp Angle	Bench Face Angle	Bench Height	Berm Spacing	Berm Width
	(degrees)	(degrees)	(ft)	(ft)	(ft)
Alluvium	36	65	25	25	20
Yerington - North Walls	37	70	25	25	20
Yerington - South Walls	39	75	25	25	20
VLT	27	40	25	25	20
MacArthur - North Walls	27	65	25	25	20
MacArthur - South Walls	45	65	25	25	20
Gallagher - All Walls	45	65	25	25	20
North Ridge - All Walls	45	65	25	25	20

12.3 ECONOMIC PIT SHELL DEVELOPMENT

The final pit designs are based on pit shells using the Lerch-Grossman procedure in Hexagon Mining's MinePlan software. The parameters for the pit shells are shown in Table 12.4.

Table 12.4: Open Pit Optimization Parameters
Description	Units	Yerington	VLT	MacArthur	Gallagher	North Ridge
Resource Model
Resource class		M+I	M+I	M+I	M+I	M+I

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 221 of 392

Table 12.4: Open Pit Optimization Parameters
Description	Units	Yerington	VLT	MacArthur	Gallagher	North Ridge
Block/Bench Height	ft	25	25	25	25	25
Metal Prices
Cu	US$/lb	3.90	3.90	3.90	3.90	3.90
Royalty	%	2.5	2.5	2.5	2.5	2.5
Payable Metal and Deductions
Cu Payable	%	99.5	99.5	99.5	99.5	99.5
Cathode Rail Cost	US$/ton	50	50	50	50	50
Cathode Port Cost	US$/ton	20	20	20	20	20
Cathode Shipping Cost	US$/ton	30	30	30	30	30
Net Metal Price Calculation
Cu Payable	%	99.5	99.5	99.5	99.5	99.5
Cathode Rail Cost	US$/lb	0.025	0.025	0.025	0.025	0.025
Cathode Port Cost	US$/lb	0.010	0.010	0.010	0.010	0.010
Cathode Shipping Cost	US$/lb	0.015	0.015	0.015	0.015	0.015
Total Transportation Cost	US$/lb	0.050	0.050	0.050	0.050	0.050
Subtotal Copper Price	US$/lb	3.83	3.83	3.83	3.83	3.83
Less Royalty	US$/lb	0.10	0.10	0.10	0.10	0.10
Net Copper Price	US$/lb	3.73	3.73	3.73	3.73	3.73
Process Recoveries
Oxide - ROM	%	70	75	55	54	55
Sulfide - Nuton	%	74	-	-	-	-
Mining Costs
Base Elevation	ft	4225	4225	4225	4225	4225
Waste Base Rate	US/t moved	2.53	2.53	2.53	2.53	2.53
Oxide Feed	US/t moved	2.49	2.49	2.49	2.49	2.49
Sulfide Feed	US/t moved	2.22	2.22	2.22	2.22	2.22
Incremental Rate Below Base Elevation
Waste Base Rate	US/t moved	0.027	0.027	0.027	0.027	0.027
Oxide Feed	US/t moved	0.027	0.027	0.027	0.027	0.027
Sulfide Feed	US/t moved	0.024	0.024	0.024	0.024	0.024
Process and G&A Costs
Oxide Processing - ROM	US$/t feed	2.00	1.34	1.67	2.14	2.02
Sulfides Processing - Nuton	US$/t feed	4.44
G&A Cost	US$/t feed	0.49	0.49	0.49	0.49	0.49
Process + G&A
Oxide - ROM	US$/t feed	2.49	1.83	2.16	2.63	2.51
Sulfides - Nuton	US$/t feed	4.94
Marginal Cutoff Grades
Oxide - ROM	% Copper	0.05	0.03	0.05	0.07	0.06
Sulfides - Nuton	% Copper	0.09

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 222 of 392

Only Measured and Indicated resources were used in the pit shell generation. Pit optimization shells were completed for each area. These were plotted to determine the ultimate shell for pit design purposes and to help in the pit development phase determination.

A restriction was placed on the pit optimization runs for the Yerington pit so that pit shells were not expanded to the east past the highway into proximity with the Walker River. The existing pit crest was used as that limit. The shell chosen for the Yerington pit design was Revenue Factor (RF) = 0.9 or $3.51/lb copper. This is where 98% of the RF=1 pit revenue was achieved, with only 67% of the waste material needed to be moved.

For the VLT area, pits were generated, but the RF=1 pit was selected to fully remove the material where the sulfide heap leach facility (or HLF) would be placed. In later phased expansions, the sulfide facility will expand onto the current VLT location.

Pit optimization for the MacArthur area was completed in the same manner. Various pits were examined from a phasing perspective, but the RF=1.0 pit was selected as a single phase. This shell was used for the designs in all three areas (MacArthur, Gallagher, and North Ridge) of MacArthur.

12.4 CUT-OFF

The marginal cut-off was used for the statement of reserves for the Yerington Copper Project.  The cutoffs assume the use of an acid plant on site to reduce the cost of acid and thus the processing cost.

The various cutoffs employed are shown in Table 12.5. Only the Yerington pit has sulfide material for processing.

Table 12.5: Yerington Copper Project Cutoffs
Pit Area	Oxide - ROM (% Cu)	Sulfide (% Cu)
Yerington	0.05	0.09
VLT	0.03	-
MacArthur	0.05	-
Gallagher	0.07	-
North Ridge	0.06	-

12.5 DILUTION AND MINING LOSSES

The resource models are all whole block models. Some dilution is inherent within the blocks. Due to the nature of the deposit grade from the assays, it was interpolated over the full volume of the block to arrive at a diluted smooth block grade.

The contacts between feed and waste are transitional, typical of copper projects. For the PFS, dilution has been assumed to equal the feed loss from mining. Therefore, no additional dilution has been included in the tonnages in the mine designs.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 223 of 392

12.6 MINE DESIGN

The pit designs vary by area. For Yerington, a multi-phase approach was developed to allow the mining of the first two phases within the current wall slopes. This provides initial feed material while the sides of the pit are pushed back, allowing the overall pit to go deeper than previously mined.

The VLT area is mined in its entirety. The sulfide heap facility will grow into the area currently occupied by the VLT.

MacArthur pit designs are single-phase but composed of different areas. The Gallagher pit is smaller and does not afford room for phasing. North Ridge could join with MacArthur, so it was mined in two phases, with the second phase connecting to MacArthur. The MacArthur area has already been opened due to previous development, and mining a larger area allows for efficient operations to occur, helping to keep the mining cost down.

Equipment sizing for ramps is based on the use of 100-ton rigid frame trucks. The ramp width is designed for a truck with an operating width of 23 ft. This means that single lane access is 70 ft (2x operating width plus berm and ditch), and double lane widths are 93 ft (3x operating width plus berm and ditch). Ramp uphill gradients are 10% in the pit and 8% uphill on the dump access roads. Working benches were designed for 115 ft 130 ft minimum on pushbacks, although some push-backs do work in a retreat manner to facilitate access and minimize waste stripping.

12.7 MINE SCHEDULE

The mining rate targets the crushing of a maximum of 34 Mtpa of Nuton feed (sulfide) from Year 3 onwards. There is an initial ramp-up period to allow the Nuton process to come online as the sulfide material is released from the Yerington pit. Recovered copper capacity peaks at 176.8 Mlbs in Year 7 but averages 129.0 Mlbs from Year 3 onwards after the sulfide leaching starts.

Oxide and sulfide material will be handled differently depending on their point of origin.  Yerington oxide materials which include the Yerington oxide, and VLT are assumed to be placed on the Oxide Heap Leach facility as run of mine (ROM).  MacArthur oxides are also ROM but placed in a separate facility adjacent to the MacArthur pits.

The sulfide material destined for the Nuton Heap Leach area is first sent to a crushing facility located northwest of Yerington pit. The material will be crushed, agglomerated, and then conveyed and stacked on the HLF.

Total life of mine heap leach production will be 506.6 million tons grading 0.21% copper.  The Yerington pit will deliver 233.8 million tons of sulfide material grading 0.26% copper to the Nuton Heap Leach.  Yerington oxides (pit and VLT) will total 108.0 million tons grading 0.16 % copper. MacArthur produces 164.8 million tons of oxide leach material with an average copper grade of 0.18%.

The overall mine strip ratio for the PFS is 0.31:1 (waste:feed). MacArthur has a strip ratio of 0.18:1 (waste:feed) and Yerington (pit + VLT) is 0.38:1 (waste:feed).

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 224 of 392

12.8 MINERAL RESERVES STATEMENT

The reserves for the Yerington Copper Project are based on the conversion of the Measured and Indicated Mineral Resources in the current mine plan within the Yerington, VLT, MacArthur, North Ridge and Gallagher open pits.  Measured Mineral Resources are converted directly to Proven Reserves. Indicated Mineral Resources are converted directly to Probable Reserves.

The total Mineral Reserves for the Yerington Copper project are shown in Table 12.6. Some variation may exist due to rounding.

Table 12.6: Proven and Probable Reserves - May 31, 2025
Pit Area		Proven			Probable			Total
Ore Type	Cutoff Grade (Cu%)	Tons (kt)	Grade (Cu%)	Copper Mlbs	Tons (kt)	Grade (Cu%)	Copper Mlbs	Tons (kt)	Grade (Cu%)	Copper Mlbs
Yerington Area
Yerington Pit
Oxide	0.05	34,295	0.22	148.3	41,785	0.16	137.6	76,080	0.19	285.9
Sulfide	0.09	81,037	0.30	481.1	152,761	0.24	732.3	233,798	0.26	1,213.3
VLT
Oxide	0.03	-	-	-	31,896	0.09	55.6	31,896	0.09	55.6
Sulfide	-	-	-	-	-	-	-	-	-	-
Yerington Subtotal
Oxide	0.05	34,295	0.22	148.3	73,681	0.13	193.1	107,976	0.16	341.5
Sulfide	-	81,037	0.30	481.1	152,761	0.24	732.3	233,798	0.26	1,213.3

MacArthur Area
MacArthur
Oxide	0.05	89,425	0.19	330.9	27,185	0.16	87.3	116,610	0.18	418.3
Sulfide	-	-	-	-	-	-	-	-	-	-
Gallagher
Oxide	0.07	3,237	0.22	13.9	5,527	0.18	20.3	8,764	0.20	34.2
Sulfide	-	-	-	-	-	-	-	-	-	-
North Ridge
Oxide	0.06	17,563	0.19	66.8	21,840	0.15	65.9	39,403	0.17	132.7
Sulfide	-	-	-	-	-	-	-	-	-	-
MacArthur Area Subtotal
Oxide		110,224	0.19	411.7	54,553	0.16	173.5	164,777	0.18	585.2
Sulfide		-	-	-	-	-
Reserves Total
Total
Oxide		144,519	0.19	560.0	128,234	0.14	366.7	272,753	0.17	926.7

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 225 of 392

Table 12.6: Proven and Probable Reserves - May 31, 2025
Pit Area		Proven			Probable			Total
Ore Type	Cutoff Grade (Cu%)	Tons (kt)	Grade (Cu%)	Copper Mlbs	Tons (kt)	Grade (Cu%)	Copper Mlbs	Tons (kt)	Grade (Cu%)	Copper Mlbs
Sulfide		81,037	0.30	481.1	152,761	0.24	732.3	233,798	0.26	1,213.3
Total		225,556	0.23	1,041.1	280,995	0.20	1,099.0	506,551	0.21	2,140.0

Note: This mineral reserve estimate has an effective date of May 31, 2025, and is based on the mineral resource estimates for Yerington and VLT dated March 17, 2025, by AGP Mining Consultants Inc. and MacArthur Area Pits dated March 17, 2025, by Independent Mining Consultants Inc. The Mineral Reserve estimate was completed under the supervision of Gordon Zurowski, P.Eng. of AGP, who is a Qualified Person as defined under S-K 1300. Mineral Reserves are stated within the final pit designs based on a $3.90/lb copper price.

1. The copper cutoff grades used were:

  Yerington Pit - 0.05% copper (oxide ROM), 0.09% copper (sulfide)
  VLT Pit - 0.03% copper (oxide ROM)
  MacArthur - 0.05% copper (oxide ROM)
  Gallagher Pit - 0.07% copper (oxide ROM)
  North Ridge Pit - 0.06% copper (oxide ROM)

2. Open pit mining costs varied by area and elevation with waste of $2.53/t, oxide material at $2.49/t and sulfide at $2.22/t.  Incremental costs of $0.027/25ft bench were applied below the 4225-foot elevation for waste and oxide and 0.024/t for sulfide material below the 4225-foot elevation.

3. Processing costs were based on the use of an acid plant at site with crushing for sulfide material. The processing costs by pit area were:

  Yerington Pit - $2.00/t ore (oxide ROM), $4.44/t (sulfide)
  VLT Pit - $1.34/t ore (oxide ROM)
  MacArthur - $1.67/t ore (oxide ROM)
  Gallagher Pit - $2.14/t ore (oxide ROM)
  North Ridge Pit - $1.73/t ore (oxide ROM)
  G&A costs were $0.49/t ore.

4. Process copper recoveries varied by material and area and were as follows:

  Yerington Pit - 70% (oxide ROM), 74% (sulfide)
  VLT Pit - 75% (oxide ROM)
  MacArthur - 55% (oxide ROM)
  Gallagher Pit - 54% (oxide ROM)
  North Ridge Pit - 55% (oxide ROM)

12.9 FACTORS THAT MAY AFFECT THE MINERAL RESERVE ESTIMATE

The QP has not identified any known legal, political, environmental, or other risks that would materially affect the potential development of the Mineral Reserves.

Risks that could materially affect the reserve include mining selectivity near the ore contacts, slope stability and assumed process recoveries for given rock types. These are considered manageable risks which will be mitigated as more test work and operating experience is obtained.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 226 of 392

12.10 QP ADEQUACY STATEMENT

The QP and AGP believe the assumptions, parameters, and methods used to prepare the Mineral Reserves Statement is appropriate and consistent with other current operations and studies for similar facilities and is suitable for use in establishing reasonable prospects for economic extraction.  The Mineral Reserves are estimated and prepared in accordance with the U.S. Securities and Exchange Commission (US SEC) Regulation S-K subpart 1300 rules for Property Disclosures for Mining Registrants (S-K 1300).

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 227 of 392

13.0 MINING METHODS

13.1 INTRODUCTION

The Yerington Copper Project is located adjacent to the city of Yerington, Nevada. Historic open pit mining has occurred both at the Yerington and MacArthur pits. It has been established that there are still significant open pit mineral resources in the area which form the basis for this PFS.

Project Mineral Resources include the Yerington deposit, Vat Leach Tails (VLT) stockpile and the MacArthur deposits (MacArthur, Gallagher, and North Ridge). Open pit mining offers the most reasonable approach for development of the deposits in AGP's opinion considering current metal pricing levels, knowledge of the mineralization and previous mining activities. This is based on the size of the resource, tenor of the grade, grade distribution and proximity to topography for the deposits.

The PFS mine schedule totals 506.6 Mt of heap leach feed grading 0.21% copper over a processing life of just under 12 years. Open pit waste tonnages from the various areas total 159.8 Mt and will be placed into waste storage areas adjacent to the open pits. The overall open pit strip ratio is 0.32:1 (waste: heap feed).

Three heap leach facilities will be used to provide copper solution for the SXEW facility.  One process stream will utilize the Nuton process for the leaching of sulfide feed from the Yerington pit and be located near the Yerington pit. The other process stream will employ conventional oxide copper leaching technology with run of mine (ROM) material. One heap leach facility (HLF) will be located at Yerington for the Yerington oxide and VLT material. The other will be adjacent to the MacArthur pits and be for ROM sized material.  The Nuton facility will have a peak feed rate of 35 Mtpa through a crushing plant.  The Yerington pit is the only supply of sulfide material for the PFS.

The current mine plan includes minimal pre-stripping as the bottom of the existing pit still contains material suitable for placement on a HLF with conventional leaching and use of the Nuton process for the sulfide materials.

The open pit mining starts in Year 1 and continues uninterrupted until early in Year 12.

13.2 MINING GEOTECHNICAL

13.2.1 Yerington Pit Area

The Yerington open pit has not been actively mined since 1978. Pre-Feasibility level pit slope geotechnical recommendations were developed for the Yerington Copper Project following collection of field data and review of previous studies (Seegmiller, 1979; Golder, 2008). The pit slope geotechnical field program conducted in support of this work included oriented core drilling, soil sampling, test pits, and outcrop structure mapping. Data sources are inclusive of active operating periods and post-closure.

Development of PFS level pit slope geotechnical recommendations for the Yerington Copper Project included both a kinematic analysis (inter-ramp scale) and a global slope stability analysis (assuming failure through the intact rock mass). The kinematic analysis focuses on potential slope failure modes based on the structural fabric (faults, joints, etc.) of the rock mass, including planar, wedge, and toppling failure modes for a range of potential inter-ramp slopes and pit slope azimuths.

The global slope stability analysis uses a simplified limit-equilibrium approach to assess failure through the rock mass, independent of structural controls.

It is noted that the majority of failures in rock slopes are governed by structural features, therefore the results of the kinematic analyses are typically used to set the basic geotechnical recommendations for pit slopes.

The primary rock lithology within the pit consists of quartz monzonite units overlain by a thick, cemented Quaternary alluvial fan package consisting of sands and gravels. Rock mass exposures in the current Yerington pit are limited due to the thick alluvial package (tens to several tens of ft thick) and water present in the pit. In general, the existing alluvial high walls are cut very steeply (60° to 90°) with significant debris slopes due to long-term weathering and erosion. The majority of the mined pit benches in the alluvium and rock mass are full of debris that has accumulated over the years of inactivity. The exposed rock mass characteristics suggest that slope performance across the pit varies, depending on the dominant rock fabric in combination with wall orientation.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 228 of 392

Specifically, there appears to be two structural domains in the North Wall of the Yerington Pit, as presented in Figure 13.1.

Source: NewFields 2025

Figure 13.1: Structural Domains of the North Wall of the Yerington Pit

Domain 1 of the North wall is located west of the Sericite Fault identified by Seegmiller (1979). In this domain, the rock mass fabric dips steeply into the wall (toward the North) (as mapped by Seegmiller, 1979). The pit wall orientation is nearly parallel to the rock fabric in this location. The combination of steeply dipping fabric with parallel wall orientation has given rise to multi-bench toppling in the upper rock benches and tension cracks that have developed in the alluvium package.

The rock mass in Domain 1 also appears to be highly altered and low strength. The visual estimate of the rock mass's Geological Strength Index [GSI] is between 35 and 45 (poor to fair, very blocky rock mass quality).

Domain 2 of the North wall is generally located east of the Sericite Fault. This domain is characterized by an increase in wedge-forming rock fabric (alternating east-west joint planes). Several faults (continuous and discontinuous) were also noted in the exposed rock benches in Domain 2. The faults appear dipping into the wall (toward the North), but exposures were limited and could not be easily traced.

The rock mass in Domain 2 appears to be altered differently than in Domain 1 and has moderate strength and quality. The visual estimate of the GSI of the rock mass in Domain 2 is between 40 and 50 (poor to fair, very blocky rock mass quality). The rock mass adjacent to the observed faults appears to be of lower quality.

The South Wall of the Yerington pit appears to be dominated by mainly wedge-forming rock fabric (e.g., jointing). It is noted that this observation may be biased due to the limited rock mass exposure on the South Wall. There are two wedge failures exposed on the South Wall; the locations are shown in Figure 13.2. The first wedge failure appears to be a small single-bench failure (though it may extend further beneath the pit lake) on the access road on the east side of the South Wall. The second wedge failure is a multi-bench failure in the central portion of the South Wall. The visual estimate of the GSI of the rock mass exposed in the South Wall is between 35 to 45 (poor to fair, blocky rock mass quality).

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 229 of 392

Source: NewFields 2025

Figure 13.2: Observed Wedge Failures in South Wall

Structural data (faults and joints) for the Yerington Pit were collected from bench-scale mapping in July of 2024 by NewFields, and an oriented Core Hole was drilled in 2024 to augment the existing database on the site geology and ore-bearing zones. The orientation data collected in the field were digitized for evaluation using the DIPS graphical and statistical analysis software package. Part of this analysis involved the construction of representative stereonets for different areas of the pit. This allows for evaluation of the spatial distribution and persistence of structural trends and features. Stereonets of structural data for the Yerington pit were developed for the North and South Highwalls. While structural differences were observed within the North Highwall (e.g., Domain 1 and 2), there is insufficient data to conduct a separate kinematic analysis on the two domains. All the North Highwall data were combined into one dataset for this PFS work. The combined North Highwall stereonet is presented in Figure 13.3. As shown, the dominant rock fabric dips steeply into the high wall, which agrees with the pit wall observations and toppling features.

Source: NewFields 2025

Figure 13.3: Yerington North Highwall Stereonet

The kinematic analyses considered planar, wedge, and toppling modes of failure. The results of the North Wall kinematic analyses found acceptable percentages for planar and wedge features for a wide range of potential inter-ramp slope angles; however, toppling features were relatively high. An acceptable number of toppling features was found at inter-ramp slopes of 42° or lower using an average slope dip direction of 210°.

Figure 13.4 presents the stereonet for the South Wall of the Yerington pit. The stereonet exhibits three to four dominant structural groups, giving rise to potential wedge-type slope issues noted previously. Toppling and planar features were much less prevalent on the South Wall. The South Wall kinematic analyses found acceptable percentages for planar and toppling features for a wide range of potential inter-ramp slope angles; however, wedge features were higher than acceptable. An acceptable number of wedge features were found at inter-ramp slopes of 45° or lower using an average slope dip direction of 20°.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 230 of 392

Source: NewFields 2025

Figure 13.4: Yerington South Highwall Stereonet

Global Stability analyses were also conducted for the North and South highwalls using a limit-equilibrium (LE) approach. Given the limited level of geotechnical data, the LE models were simplified using the following assumptions:

  two lithologic units, alluvium and primary rock
  shear strength of the alluvium of 40° friction and cohesion of 500 pounds per square foot (psf) based on back-analyses from Seegmiller (1979)
  simplified shear strength of the rock mass of 34° friction and cohesion of 3,000 psf.; these values are similar to the values derived by Seegmiller (1979) and are consistent with the range of GSI values observed in the rock mass groundwater elevation of 4360 ft. based on Seegmiller (1979) pre-mining level nominal slope depressurization 500 ft. behind the mined pit slope nominal maximum pit depth of 750 ft from pit rim

The results of the Global Stability analyses for the North and South Highwalls are presented in Figure 13.5 and Figure 13.6, respectively. As shown, the estimated Factor of Safety (FoS) for the North and South highwalls is 1.2, which is considered as an acceptable indicative value for this study.

Source: NewFields 2025

Figure 13.5: North Highwall Global Stability

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 231 of 392

Source: NewFields 2025

Figure 13.6: South Highwall Global Stability

Basic pit slope geotechnical recommendations were developed using the results of the kinematic analyses. Pit slope maximum bench heights were fixed at 25 ft to be consistent with the existing pit benches. It is assumed that all the pit slopes will be depressurized using a combination of pumping wells and horizontal drain holes (HDHs). This is consistent with previous mining operations. Conventional drill & blast practices should be adopted (i.e. trim and pre-shearing) to minimize rock damage. The cemented alluvium package appears to be competent and has been cut steeply (over 60°). It is recommended these slopes be flattened to a maximum inter-ramp angle of 40°, either by dozer trimming or benching. If the alluvium is to be benched, the minimum bench width should be 20 ft. A minimum 25-foot bench should be developed between the alluvium-rock contact. This bench is required to capture surface water run-off and debris from the alluvium during operations.

For the North Highwall:

  A maximum inter-ramp slope angle in primary rock of 42° is recommended inter-ramp slopes exceeding 300 ft. should be decoupled with a ramp or a minimum 25-foot geotechnical bench minimum bench width of 20 ft. is recommended

For the South Highwall:

  a maximum inter-ramp slope angle in primary rock of 45° is recommended inter-ramp slopes exceeding 300 ft. should be decoupled with a ramp or a minimum 25 foot geotechnical bench minimum bench width of 20 ft is recommended

13.2.2 MacArthur

The MacArthur open pit has not been actively mined since the late 1990's. The pit is shallow and dry, consisting of a few benches and no evidence of groundwater or seepage in its existing configuration. Heatwole (1978) reports that the MacArthur deposit is an outcropping oxidized porphyry occurrence located approximately five miles north of the Yerington open pit. The host rock is a Jurassic quartz monzonite intruded by northwest trending dikes which dip moderately to the north. Rock mass exposures within the MacArthur pit are limited to observation of pit benches. For the most part, the rock mass is blocky to very blocky. A visual estimate of the GSI of the rock mass in the pit is between 40 to 50 (poor to fair, very blocky rock mass quality). The rock mass adjacent to the observed faults and alteration zones appears to be of lower quality.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 232 of 392

Source: AGP 2025

Figure 13.7: Aerial imagery showing configuration of MacArthur open pit as of December, 2020.

Structural data (faults and joints) for the MacArthur pit were collected from bench-scale mapping performed by NewFields in July of 2024. The configuration of the MacArthur pit along with section traces from the surface mapping are shown in Figure 13.7. The orientation data collected in the field were digitized for evaluation in the DIPS graphical and statistical analysis software for orientation data. The stereonet for North Wall exposures is presented in Figure 13.8, showing steeply dipping east-west features, with a secondary west-dipping structural set. The stereonet for South Wall exposures is presented in Figure 13.9. The South Wall stereonet shows a single dominant east-west oriented group dipping steeply toward the South. This suggests that toppling may be an issue for the South Wall as the mine is developed. It is noted that no toppling issues have been observed on the South Wall.

The kinematic analyses considered planar, wedge, and toppling modes. The results of the North Wall kinematic analyses found acceptable percentages for planar, wedge, and toppling features at inter-ramp slopes of 40° or lower using an average slope dip direction of 180°. The results of the South Wall kinematic analyses found acceptable percentages for planar, wedge, and toppling features at inter-ramp slopes of 40° or lower using an average slope dip direction of 0°.

Source: NewFields 2025

Figure 13.8: North Highwall Stereonet for MacArthur Open Pit

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 233 of 392

Source: NewFields 2025

Figure 13.9: South Highwall Stereonet for MacArthur Open Pit

Global Stability analyses were conducted for the North and South highwalls using a LE approach. Given the limited level of geotechnical data, the LE models were simplified using the following assumptions:

  two lithologic units, alluvium and primary rock
  shear strength of the alluvium of 40° friction and cohesion of 500 pounds per square foot (psf) based on back-analyses from Seegmiller (1979)
  simplified shear strength of the rock mass of 34° friction and cohesion of 1,500 psf. These values are similar to the values derived for the Yerington pit by Seegmiller (1979) and are consistent with the range of GSI values observed in the rock mass; note a lower value of cohesion was used based on the block-nature of the observed rock mass no groundwater encountered within the pit
  nominal maximum pit depth of 150 ft

The results of the Global Stability analyses for the North and Highwall is presented in Figure 13.10. As shown, the estimated FoS for the North and South highwall is 1.7, which is considered an acceptable indicative value for this study.

Source: NewFields 2025

Figure 13.10: Global Stability Analysis for the North and South Highwalls of the MacArthur Open Pit

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 234 of 392

Basic pit slope geotechnical recommendations were developed using the results of the kinematic analyses. Pit slope maximum bench heights were fixed at 25 ft to be consistent with the existing pit benches. If needed, it is assumed that all the pit slopes will be depressurized using a combination of vertical pumping wells and HDHs. It is noted that at the time of these evaluations, groundwater is not expected to be encountered in the future pit development due to its shallow depth. Conventional drill & blast practices should be adopted (i.e. trim and pre-shearing) to minimize rock damage. It is recommended the slopes developed in the alluvium unit be flattened to a maximum inter-ramp angle of 40°, either by dozer trimming or benching. If the alluvium is to be benched, the minimum bench width should be 20 ft. A minimum 25-foot bench should be developed between the alluvium-rock contact. This bench is required to capture surface water run-off and debris from the alluvium during operations.

For the North and South Highwalls:

  a maximum inter-ramp slope angle in primary rock of 40° is recommended inter-ramp slopes exceeding 300 ft. should be decoupled with a ramp or a minimum 25 foot geotechnical bench minimum bench width of 20 ft. is recommended

It is noted that the recommendations presented herein are based on the available data at the time of this report. It is further noted that this data was limited in nature due to the minimal exposure of rock in the pits and core hole data. The recommendations presented are considered to be suitable for a PFS-Level study.

13.2.3 Pit Slope Parameters

Table 13.1 shows the overall slope angles applied for the resource constraining pit shells and pit optimizations in the Yerington Copper Project PFS by area.

Table 13.1: LG Shell Slope Parameters (Overall Angles)
Lithologic Zone	Yerington	MacArthur
Alluvium	40	40
North Wall	42	40
South Wall	45	40

The recommended pit shell slope parameters are based on the results of kinematic analysis. The MacArthur open pit does not vary lithologically or structurally in the same manner as the Yerington pit, thus recommendations for all lithologic zones within it are equivalent.

13.3 OPEN PIT

13.3.1 Geologic Model Importation

The 2025 resource estimates for the Yerington and VLT deposits were created using Hexagon's MinePlan software for mineralization domains, estimation, and block modelling.  The block model was provided in the MinePlan format for open pit mine engineering purposes.

The 2025 MacArthur resource estimates were created in IMC resource modeling software, exported in CSV format and a mining model was then created for open pit planning.

Framework details of the open pit block models by area are provided in Table 13.2. The final mine planning model items are displayed in Table 13.3, Table 13.4, and Table 13.5. MinePlan® was used for the mining portion of the PFS, utilizing their Lerchs Grossman (LG) shell generation, pit and dump design and mine scheduling tools.

Measured and Indicated Mineral Resources were used in the PFS. Inferred mineral resources are treated as waste material.

Table 13.2: Open Pit Model Framework
Framework Description	Yerington	VLT	MacArthur
MinePlan® file 10 (control file)	YER10.dat	vlt10.dat	mcft10.dat
MinePlan® file 15 (model file)	Yer15.in1	vlt15.24b	Mcft24.15
X origin (m)	2446400	2446400	2430000

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 235 of 392

Table 13.2: Open Pit Model Framework
Framework Description	Yerington	VLT	MacArthur
Y origin (m)	14661000	14670500	14680000
Z origin (m) (max)	2900	2900	2650
Rotation (degrees clockwise)	0	0	0
Number of blocks in X direction	360	180	640
Number of blocks in Y direction	320	280	720
Number of blocks in Z direction	100	48	125
X block size (ft)	25	25	25
Y block size (ft)	25	25	25
Z block size (ft)	25	25	25

Table 13.3: Open Pit Model Item Descriptions for Yerington
Field Name	Min	Max	Precision	Units	Comments
TOPO	0	100	0.01%		Percent below topographic surface Base 2024 Lidar
TOP13	0	1	0.001	-	Factor 0.01-1 below topographic surface Base 2024 Lidar
ROCK1	0	100	1	CODE	Overburden 20, Oxide 31, Sulfide 41
TCUK1	0	10	0.0001%		Total Cu% OK Ordinary Kriging Grade Estimate
ASCU	0	10	0.0001%		Inverse Distance Grade Estimate (Not used)
RCLS	0	0	6	-	Smoothed resource classification, 1,2,3 (4=undefined)
TF	0	100	0.01	cf/ton	Tonnage factor, 12.62
CLASS	0	0	500	-	Smoothed resource classification (RCLS * 100 + ROCK1), 131,141,231,241,331,341 (499=undefined)
RSCOD	-1	1	1	-	Hwy mining restriction (-1=no mining, 1=mining allowed)
RSCO2	-1	1	1	-	West Wall and Hwy mining restriction and Pit Crest, (-1=no mining, 1=mining allowed)
RSCO3	-1	1	1	-	West Wall and Hwy mining restriction, (-1=no mining, 1=mining allowed)
VLT1	0	0	999	US$/t	Value per ton for pit shell run 9
VLB1	0	-9999	99999	US$	Value per block for pit shell run 9
SLUMP	0	0	1	-	Slump areas near north wall in oxide (0=no slumping, 1=slumping) Not used
SLP	0	9	1	-	Slope code where 3=alluvium, 1= North Wall, 2=South Wall
SLP2	0	9	1	-	Slope code where 3=alluvium, 1= North Wall, 2=South Wall ,4=West walls 38degree
MCWA	0	9	0.01	US$/t	Mining Cost Waste by Rock type
MCOX	0	9	0.01	US$/t	Mining Cost Ore Oxide Material
MSSU	0	9	0.01	US$/t	Mining Cost Ore Sulfide Material
LBSCU	0	99999999	0.01	lbs	Copper Pound calculation per block
ACCOS	0	100000	0.01	cf/ton	Acid cost calculation per ton

Table 13.4: Open Pit Model Item Descriptions for VLT
Field Name	Min	Max	Precision	Units	Comments
TOPO	0	100	0.01%		TOPO %
TF	0	20	0.01	cf/ton	Tonnage Factor
ZONE	0	100	1	-	10=VLT, 20=QAL
TCU	0	100	0.0001%		% CU IDW2 Grade estimate
ASCU	0	100	0.0001%		IDW2 Grade estimate
RCLS	0	10	1	-	1 Measured, 2 Indicated, 3 Inferred
MINE	0	2	1	-	Used for calculation - LG calculation 1 mine 0 air
VLT	0	0	999	US$/t	Value per ton for pit shell
VLB	0	-9999	99999	US$	Value per block for pit shell

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 236 of 392

Table 13.4: Open Pit Model Item Descriptions for VLT
Field Name	Min	Max	Precision	Units	Comments
RCODE	-1	2	1	-	Mining restriction, (-1=no mining, 1=mining allowed)
LBSCU	0	99999	0.1	lbs	Copper Pound calculation per block
ACCOS	0	9999990	0.1	US$/t	Acid cost calculation per ton

Table 13.5: Open Pit Model Item Descriptions for MacArthur
Field Name	Min	Max	Precision	Units	Comments
TOPO	0	100	0.01%		TOPO %
KTONS	0	2	0.001	Ktons	ktons per block based on avg density (not used)
OXIDE	0	100	1	-	100 =Alluvium 10=Leach Cap 1=Oxide 2=Mixed 3=Sulfide
CLASS	0	5	1	-	1 Measured 2 Indicated 3 Inferred
CUPDP	0	3	0.0001	-	Capped total copper. Id3 estimate Final Grade
DOMIN	0	5	1	-	1,2 MacArthur Pit Area, 3 North Ridge 4 Gallagher 5 North Area
PSSHEL	0	3	0.001	-	N/A
TF	0	20	0.01	TF	Tonnage Factor
LBSCU	0	1000000	0.01	lbs	Pound Copper calculation
ACCOS	0	10000	0.01	US$/t	Acid Cost calculation
MCWA	0	100	0.01	US$/t	Mining Cost Waste
MCOX	0	100	0.01	US$/t	Mining Cost Waste Oxide
MSCU	0	100	0.01	US$/t	Mining Cost Waste Sulfide
PCOX	0	100	0.01	US$/t	Processing Cost Oxide
PCOPA	0	4	0.01	US$/t	Processing Cost Oxide Purchased Acid Option
ZONE	0	100	0.01%		1 North Area 2 McArthur 3 Gallagher
PCOAP	0	100	0.1	US$/t	Processing Cost Oxide Purchased Acid Plan
SLP	0	10	1	-	Slope angles
MREC	0	100	0.01%		Mining Recovery
APREX	0	100	0.01%		Acid Plant option Mining Recovery
PAREC	0	100	0.01%		Purchased aid option Mining Recovery
VLT1	0	300000	0.01	US$/t	Value Per Tons
VLB1	-500000	300000	0.01	US$	Value Per Block

13.3.2 Economic Pit Shell Development

The open pit ultimate size and phasing were completed with various input parameters, including estimates of the expected mining, processing, and G&A costs, metallurgical recoveries, pit slopes, and reasonable long-term metal price assumptions. AGP worked with Lion CG and the study team personnel to select appropriate operating cost parameters for the open pits.

Wall slopes for pit optimization were based on the assessment discussed in Section 16.2.

The mining costs are estimates based on cost estimates for equipment from vendors specific to the Yerington Copper Project and previous studies completed by AGP. The costs represent a base cost from the pit edge and an incremental cost below this elevation for the Yerington pit, but a fixed average cost for the other pit areas due to their geometry being less influenced by the depth of the potential pit. Mill feed material is sent to separate destinations, and the costs reflect that. Process costs by feed type were developed jointly with the Lion CG and SE teams.

Table 13.6 shows the parameters used for pit shell generation. The mining cost estimates are based on using 100-ton trucks with an approximate waste dump configuration to determine incremental hauls for mill feed and waste.

Total copper grades are used in the revenue calculations, with the recoveries applied. The recovery assumptions are based on the process flow sheet, and the feed material will be subjected to the heap. Copper cathode is produced from all process flowsheets.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 237 of 392

For block valuation, an NSR value ($/t) was determined for every block and used with the Lerchs-Grossman routine within the Mine Plan. The cutoffs used were based on the block value but equated to the copper cutoff shown in Table 13.6. These cutoffs were also used for the pit design process.

It should be noted that the processing cost for acid assumes acid generated on-site and not purchased on the open market. On-site acid generation has been assessed and is included in this PFS.

Table 13.6: Economic Pit Shell Parameters by Area
Description	Units	Yerington	VLT	MacArthur	Gallagher	North Ridge
Resource Model
Resource class		M+I	M+I	M+I	M+I	M+I
Block/Bench Height	ft	25	25	25	25	25
Metal Prices
Cu	US$/lb	3.90	3.90	3.90	3.90	3.90
Royalty	%	2.5	2.5	2.5	2.5	2.5
Payable Metal and Deductions
Cu Payable	%	99.5	99.5	99.5	99.5	99.5
Cathode Rail Cost	US$/ton	50	50	50	50	50
Cathode Port Cost	US$/ton	20	20	20	20	20
Cathode Shipping Cost	US$/ton	30	30	30	30	30
Net Metal Price Calculation
Cu Payable	%	99.5	99.5	99.5	99.5	99.5
Cathode Rail Cost	US$/lb	0.025	0.025	0.025	0.025	0.025
Cathode Port Cost	US$/lb	0.010	0.010	0.010	0.010	0.010
Cathode Shipping Cost	US$/lb	0.015	0.015	0.015	0.015	0.015
Total Transportation Cost	US$/lb	0.050	0.050	0.050	0.050	0.050
Subtotal Copper Price	US$/lb	3.83	3.83	3.83	3.83	3.83
Less Royalty	US$/lb	0.10	0.10	0.10	0.10	0.10
Net Copper Price	US$/lb	3.73	3.73	3.73	3.73	3.73
Process Recoveries
Oxide - ROM	%	70	75	55	54	55
Sulfide - Nuton	%	74	-	-	-	-
Mining Costs
Base Elevation	ft	4225	4225	4225	4225	4225
Waste Base Rate	US/t moved	2.53	2.53	2.53	2.53	2.53
Oxide Feed	US/t moved	2.49	2.49	2.49	2.49	2.49
Sulfide Feed	US/t moved	2.22	2.22	2.22	2.22	2.22
Incremental Rate Below Base Elevation
Waste Base Rate	US/t moved	0.027	0.027	0.027	0.027	0.027
Oxide Feed	US/t moved	0.027	0.027	0.027	0.027	0.027
Sulfide Feed	US/t moved	0.024	0.024	0.024	0.024	0.024
Process and G&A Costs
Oxide Processing - ROM	US$/t feed	2.00	1.34	1.67	2.14	2.02
Sulfides Processing - Nuton	US$/t feed	4.44
G&A Cost	US$/t feed	0.49	0.49	0.49	0.49	0.49
Process + G&A
Oxide - ROM	US$/t feed	2.49	1.83	2.16	2.63	2.51
Sulfides - Nuton	US$/t feed	4.94
Marginal Cutoff Grades
Oxide - ROM	% Copper	0.05	0.03	0.05	0.07	0.06
Sulfides - Nuton	% Copper	0.09

Note: processing assumes the cost of acid was from an acid plant at site and not purchased

Pit optimization shells were completed for each area. These were plotted to determine the best shell for pit design purposes and help in phase determination. The plot of pit profit versus copper price for the Yerington pit is displayed in Figure 13.11 and illustrates various break points in the pit shells.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 238 of 392

A restriction was placed on the pit optimization run so that pit shells maintained a reasonable offset distance from the highway.

There is a steady increase in value and size of the pit shell as the copper price increases, while very little waste is mined in the lower copper price pits. A total of 24.9 million tons of waste is required to move with the revenue factor (RF) = 0.65 pit shell ($2.54/lb copper). This refers to the copper price being 65% of the base price of $3.90/lb. That pit shell mines 18% of the RF=1 pit waste tonnage but contains 76% of the full RF=1 pit value. This pit shell was used as a rough guide to split the final phase, but was practically designed due to access considerations. The space between existing topography and the RF=0.9 pit shell was, in many instances, only 200 ft wide, which is sufficient for a single phase.

The next breakpoint in the curve, at RF=0.9 ($3.51/lb copper), is where 98% of the RF=1 pit revenue is achieved, but only 67% of the waste material needs to be moved. For design purposes, this was selected as the ultimate pit shell.

Source: AGP 2025

Figure 13.11: Yerington Profit vs. Price by Pit Shell

For the VLT area, pits were generated but the RF=1 pit was selected to fully remove the material where the sulfide leach facility would be placed. The sulfide HLF will expand onto the current VLT location in later phased expansions.

Pit optimization for the MacArthur area was completed in the same manner. Various pits were examined from a phasing perspective but in the end the RF=1.0 pit was selected as a single phase (Figure 13.12). This shell was used for all three areas in MacArthur for the designs.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 239 of 392

Source: AGP 2025

Figure 13.12: MacArthur Profit vs Price by Pit Shell

13.3.3 Dilution

The provided resource models are in whole block format. A whole block model means that any given block is routed as either mill feed or waste. The block size within each of the models was 25 ft by 25 ft in plan and 25 ft high. The resource grade model includes some internal dilution, where the grade from the assays was interpolated over the full volume of the block to arrive at a diluted smooth block grade.

The contacts between feed and waste are transitional, typical of copper projects. For the PFS, dilution has been assumed to be equal to the feed loss from mining. Therefore, no additional dilution has been included in the tonnages in the mine designs.

13.4 PIT DESIGN

The pit designs vary by area. For Yerington, a multi-phase approach was developed to allow the mining of the first two phases within the current wall slopes. This provides initial feed material while the sides of the pit are pushed back, allowing the overall pit to go deeper than previously mined.

The VLT area is mined in its entirety. The sulfide heap facility will grow into the area currently occupied by the VLT. Material that is shown to be economic is placed in the oxide heap leach facility. The waste material still contains copper, but is not currently economically viable at the copper price used. The waste material will also be placed on the oxide heap facility (Yerington East HLF) to store this material on a liner for the longer term. By doing this, there may be an opportunity to leach the waste material in the future, should the price of copper rise, possibly making this material economic.

MacArthur pit designs are single-phase but composed of different areas. The Gallagher pit is smaller and does not afford room for phasing. North Ridge can join with MacArthur, so it was mined in two phases, with the second phase connecting to MacArthur. The MacArthur Area has already been opened with previous mining, and mining a larger area allows for efficient mining to occur, enhancing mining cost efficiency.

Phase tonnages and grades are displayed in Table 13.7.

Table 13.7: Pit Phase Tonnages and Grades
Phase	Oxide	Cu	Sulfide	Cu	Waste	Total	Strip Ratio
	(Mt)	(%)	(Mt)	(%)	(Mt)	(Mt)	(w:f)
Yerington
Phase 1	2.7	0.30	2.8	0.26	0.0	5.4	0.00
Phase 2	-	-	2.4	0.42	0.0	2.4	0.01

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 240 of 392

Table 13.7: Pit Phase Tonnages and Grades
Phase	Oxide	Cu	Sulfide	Cu	Waste	Total	Strip Ratio
	(Mt)	(%)	(Mt)	(%)	(Mt)	(Mt)	(w:f)
Phase 3	48.0	0.19	58.2	0.24	48.2	154.5	0.45
Phase 4	25.4	0.17	170.4	0.26	45.3	241.1	0.23
Subtotal Yerington	76.1	0.19	233.8	0.26	93.6	403.4	0.30
VLT	31.9	0.09			37.2	69.1	1.17
MacArthur
MacArthur	116.6	0.18			12.4	129.00	0.11
Gallagher	8.8	0.20			1.5	10.3	0.17
North Area Ph 1	20.1	0.16			3.4	23.5	0.17
North Area Ph 2	19.3	0.17			11.6	30.9	0.60
Subtotal MacArthur	164.8	0.18			28.9	193.7	0.18
Total Pits	272.8	0.17	233.8	0.26	159.7	666.3	0.32

Contained within the waste for MacArthur is 1.54 million tons of sulfide material grading 0.15 Cu%.  This is stored in a separate portion of the waste pile that may allow it to be processed with Nuton after metallurgical testing is completed in later stages of the study.

Geotechnical parameters discussed in Section 16.2 were applied to the pit designs developed. Ramp widths sufficient for 100-ton mining trucks have also been included where needed. The design criteria used is shown in Table 13.8.

Table 13.8: Pit Slope Design Criteria
Pit Area	Inter-ramp Angle (degrees)	Bench Face Angle (degrees)	Bench Height (ft)	Height Between Berms (ft)	Berm Width (ft)
Alluvium	36	65	25	25	20
Yerington - North Walls	37	70	25	25	20
Yerington - South Walls	39	75	25	25	20
VLT	27	40	25	25	20
MacArthur - North Walls	27	65	25	25	20
MacArthur - South Walls	45	65	25	25	20
Gallagher - North Walls	45	65	25	25	20

13.4.1 Yerington Phase 1 and 2

The first phases in the Yerington pit are within the current pit footprint wall slopes and will provide feed material to ramp up the Nuton process and provide value from oxide.  The phases are designed to follow the water level down as the current pit lake is dewatered.

Phase 1 is predominantly oxide material and is located higher up in the pit on the eastern side, while Phase 2 is primarily sulfide and is located at depth. The previous ramp system will be rehabilitated and used for these phases while the side slopes are mined in Phase 3.

The designs for Phases 1 and 2 are shown in Figure 13.13.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 241 of 392

Source: AGP 2025

Figure 13.13: Yerington Phase 1 and 2 Designs

13.4.2 Yerington Phase 3

Phase 3 is the second largest of the Yerington phases and a source of sulfide feed material for Nuton and significant oxide tonnage. This is also the phase where new access ramps are developed. The design provides leach feed access to the crusher on the northeast side and waste access on the western side. The design is shown in Figure 13.14.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 242 of 392

Source: AGP 2025

Figure 13.14: Yerington Phase 3 Design

13.4.3 Yerington Phase 4

Phase 4 drives deeper in the center and western ends of the pit and also in the east.  To do this the pit wall is trimmed with the final push on the southeast side completed.  Doing this cuts the access road on the northeast side to allow the pit to go deeper in the eastern end.  Feed access to the crusher is along the western slope and waste access is on the southeastern side of the pit.

The design is shown in Figure 13.15.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 243 of 392

Source: AGP 2025

Figure 13.15: Yerington Phase 4 Design

13.4.4 VLT Pit

The VLT pit is the selective material extraction within the VLT stockpile defined by a previous drilling program. Accesses are designed to exit to the east, and limited ramping is required. The remaining material will also be mined for the oxide HLF. The base of the pit design matches that of the sulfide HLF design to minimize additional earthworks.

The design is shown in Figure 13.16.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 244 of 392

Source: AGP 2025

Figure 13.16: VLT Pit Design

13.4.5 MacArthur Pit

The MacArthur pit (Figure 13.17) is the main source of feed in the MacArthur area. This pit has been mined previously, and the design follows a similar development approach with access from the east on the various levels. A limited ramp system along the southern wall is required.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 245 of 392

Source: AGP 2025

Figure 13.17: MacArthur Pit

13.4.6 Gallagher Pit

The Gallagher pit utilizes access from current topography for the initial levels. As the pit deepens, ramp access is required from the east to develop the undulating oxide levels.

The design is shown in Figure 13.18

Source: AGP 2025

Figure 13.18: Gallagher Pit

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 246 of 392

13.4.7 North Ridge Pit

The North Ridge Pit is primarily a slot extraction of the oxide within the narrow zone. A ramp is used to access the deep portions to the east within the deposit. The design is shown in Figure 13.19.

Source: AGP 2025

Figure 13.19: North Ridge Pit Phase 1

A second phase is developed from the east using MacArthur as an access point.  Access is along the north edge of MacArthur then follows the small valley. The mining is on retreat with access through MacArthur as shown in Figure 13.20.

Source: AGP 2025

Figure 13.20: North Ridge Pit Phase 2

13.5 ROCK STORAGE FACILITIES

The total amount of waste mined and stored within the mine plan is 159.8 Mtons. This is the total of the two main areas: Yerington and MacArthur. Yerington will have a total of 130.8 Mtons of waste generated from the Yerington pits (Yerington, VLT) while MacArthur will have 29.0 Mtons generated from the three mining areas (MacArthur, Gallagher, North Ridge).

A swell factor of 1.30 was applied to the waste rock storage facilities, which were designed with an overall 25° face slope angle to mimic a final reclamation slope. The Yerington waste rock storage facility will be placed atop the existing waste facility. The intention is to not extend beyond the current limits while also not burying the alluvial material at the north end of the existing waste rock storage facility, which is deemed useful for heap leach pad construction and capping of the heap leach facilities upon closure. The facility is shown in Figure 13.21.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 247 of 392

Source: AGP 2025

Figure 13.21: Yerington Waste Rock Storage Facility and Heap Leach Facilities

The MacArthur waste rock storage facility is located in the southwest. The oxide ROM heap facility is located to the northeast. The locations of the facilities are shown in Figure 13.22.

There remains an opportunity to store a small amount of waste generated from Gallagher within the confines of the MacArthur pit. This aspect will be subject to further investigation in subsequent stages of study.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 248 of 392

Source: AGP 2025

Figure 13.22: MacArthur Waste Rock Storage Facility and Oxide ROM Heap Leach Facility

13.6 MINE SCHEDULE

The mining rate targets the crushing of a maximum of 34 Mtpa of Nuton feed (sulfide) from Year 3 onwards. There is an initial ramp up period to allow the Nuton process to come online as the sulfide material is extracted from the Yerington pit.  Recovered copper capacity peaks at 179.3 Mlbs in Year 7 but averages 129.2 Mlbs from Year 3 onwards after the sulfide leaching starts.

Oxide and sulfide material will be handled differently depending on their point of origin.  Yerington oxide materials which include the Yerington oxide, and VLT will be placed on the Oxide Heap Leach facility as ROM. MacArthur oxides are also ROM but placed in a separate facility adjacent to the MacArthur pits.

The sulfide material destined for the Nuton Heap Leach area is first sent to a crushing facility to the northwest of the Yerington pit. The material will be crushed, agglomerated, and then conveyed to the HLF to be stacked on the facility.

Total life of mine heap leach production will be 506.6 million tons grading 0.21% copper. The Yerington pit will deliver 233.8 million tons of sulfide material grading 0.26% copper to the Nuton heap leach pad. Yerington oxides, including the VLT, will total 108.0 million tons grading 0.16 % copper. MacArthur produces 164.8 million tons of oxide leach material with an average copper grade of 0.18%.

The overall mine strip ratio for the PFS is 0.32:1 (waste:feed). MacArthur has a strip ratio of 0.18:1 (waste:feed) and Yerington's is 0.30:1 (waste:feed). The VLT pit is 1.17:1 (waste:feed).

The annual leach tonnages by area and type are shown in Figure 13.23. Annual feed grades by type and area are shown in Figure 13.24.

The detailed annual mining summary is shown in Table 13.9.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 249 of 392

Source: AGP 2025

Figure 13.23: Annual Heap Leach Tonnages (Type and Area)

Source: AGP 2025

Figure 13.24: Annual Feed Grade by Type and Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 250 of 392

Table 13.9: Annual Mining and Heap Leach Feed Schedule Details

Table 13.9: Annual Mining and Heap Leach Feed Schedule Details
Description		Y1	Y2	Y3	Y4	Y5	Y6	Y7	Y8	Y9	Y10	Y11	Y12	Total
Yerington Mining Summary	Waste (Mt)	-	19.2	15.4	22.4	19.6	27.0	23.9	0.8	0.3	0.6	1.1	0.6	130.8
	Sulfide (Mt)	-	-	5.2	1.8	15.6	34.0	33.1	33.8	34.9	34.3	33.9	6.2	233.8
	Cu (%)	-	-	0.34	0.13	0.19	0.26	0.25	0.26	0.29	0.28	0.26	0.24	0.26
	Yerington Oxide (Mt)	-	-	3.9	24.2	20.6	11.2	16.0	0.2	-	-	-	-	76.1
	Cu (%)	-	-	0.25	0.18	0.20	0.16	0.19	0.24	-	-	-	-	0.19
	VLT Oxide (Mt)	-	-	-	6.0	6.5	5.5	13.9	-	-	-	-	-	31.9
	Cu (%)	-	-	-	0.09	0.08	0.10	0.09	-	-	-	-	-	0.09
	Total Feed (Mt)	-	-	9.0	31.9	42.7	51.7	63.0	34.0	35.0	34.3	33.9	6.2	341.8
	Cu (%)	-	-	0.30	0.16	0.18	0.22	0.20	0.26	0.29	0.28	0.26	0.24	0.23
	Total Yerington Mined (Mt)	-	19.2	24.4	54.3	62.4	78.7	86.9	34.9	35.2	34.9	35.0	6.8	472.6
MacArthur Mining Summary	Waste (Mt)	3.5	8.4	1.4	3.2	9.1	3.3	-	-	-	-	-	-	29.0
	MacArthur Oxide (Mt)	17.2	31.7	51.6	15.0	1.1	-	-	-	-	-	-	-	116.6
	Cu (%)	0.20	0.18	0.17	0.18	0.18	-	-	-	-	-	-	-	0.18
	Gallagher Oxide (Mt)	6.6	0.7	-	-	1.5	-	-	-	-	-	-	-	8.8
	Cu (%)	0.20	0.18	-	-	0.17	-	-	-	-	-	-	-	0.20
	North Ridge Oxide (Mt)	1.2	4.8	0.1	14.1	11.3	8.0	-	-	-	-	-	-	39.4
	Cu (%)	0.15	0.17	0.10	0.16	0.13	0.23	-	-	-	-	-	-	0.17
	Total Feed (Mt)	25.0	37.3	51.7	29.1	13.8	8.0	-	-	-	-	-	-	164.8
	Cu (%)	0.20	0.18	0.17	0.17	0.14	0.23	-	-	-	-	-	-	0.18
	Total MacArthur Mined (Mt)	28.5	45.0	53.1	32.9	22.9	11.3	-	-	-	-	-	-	193.7
Total	Total Waste Material (Mt)	3.5	27.6	16.8	25.6	28.7	30.3	23.9	0.8	0.3	0.6	1.1	0.6	159.8
	Total Heap Material (Mt)	25.0	37.3	60.7	61.0	56.6	59.7	63.0	34.0	35.0	34.3	33.9	6.2	506.6
	Total Material (Mt)	28.5	64.9	77.5	86.6	85.3	90.0	86.9	34.9	35.2	34.9	35.0	6.8	666.3
Processing Summary	Sulfide - Nuton (Mt)	-	-	5.0	2.0	13.6	34.0	34.0	34.0	34.0	34.0	34.0	9.2	233.8
	Cu (%)	-	-	0.34	0.13	0.20	0.27	0.24	0.26	0.29	0.28	0.26	0.20	0.26
	Yerington Oxide (Mt)	-	-	3.9	24.2	20.6	11.2	16.0	0.2	-	-	-	-	76.1
	Cu (%)	-	-	0.25	0.18	0.20	0.16	0.19	0.24	-	-	-	-	0.19
	VLT Oxide (%)	-	-	-	6.0	6.5	5.5	13.9	-	-	-	-	-	31.9
	Cu (%)	-	-	-	0.09	0.08	0.10	0.09	-	-	-	-	-	0.09
	MacArthur Oxide (Mt)	17.2	31.7	51.6	15.0	1.1	-	-	-	-	-	-	-	116.6
	Cu (%)	0.20	0.18	0.17	0.18	0.18	-	-	-	-	-	-	-	0.18
	Gallagher Oxide (Mt)	6.6	0.7	-	-	1.5	-	-	-	-	-	-	-	8.8
	Cu (%)	0.20	0.18	-	-	0.17	-	-	-	-	-	-	-	0.20
	MacArthur North Oxide (Mt)	1.2	4.8	0.1	14.1	11.3	8.0	-	-	-	-	-	-	39.4
	Cu (%)	0.15	0.17	0.10	0.16	0.13	0.23	-	-	-	-	-	-	0.17
	Oxide - Total (Mt)	25.0	37.3	55.5	59.2	41.0	24.7	29.9	0.2	-	-	-	-	272.8
	Cu (%)	0.20	0.18	0.18	0.16	0.16	0.17	0.14	0.24	-	-	-	-	0.17
Stockpile	Sulfide Balance (Mt)	-	-	0.1	-	2.0	3.0	2.1	1.9	2.8	3.1	3.0	-
	Cu (%))	-	-	0.14	-	0.13	0.13	0.11	0.11	0.12	0.12	0.12	-
	Reclaim (Mt)	-	-	-	0.1	-	-	3.0	0.2	-	-	0.2	3.0	6.5
	Total Moved (Mt)	28.5	64.9	77.5	86.7	85.3	90.0	90.0	35.0	35.2	34.9	35.2	9.8	672.8

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 251 of 392

Before production begins, several critical infrastructure components must be fully prepared or nearing completion. This includes the development of the oxide heap leach facilities, start of the sulfide heap leach facilities, the setup of the crusher and conveyor systems for sulfide materials, and the readiness of the processing facility. While the heap leach facilities are a substantial portion of the work, they can and are developed in phases.

One of the key items for the Yerington pit is dewatering of the existing Yerington pit, which is essential to gaining access to the material at the current pit bottom. As the water level gradually recedes through the pumping process, the eastern section of the pit bottom where Yerington Phase 1 is situated will progressively become accessible.

In Year 1, mining activity will be restarted in the past producing MacArthur pit area.  This past activity has left ready access for equipment to start in MacArthur, but Gallagher and North Ridge will require new access development.  The terrain is not difficult, and access can be readily established.

No mining activities will occur in the Yerington area other than ongoing dewatering of the pit lake.

Year 2 will see ongoing mining activity in all three pit areas in MacArthur.  Gallagher will be almost complete.  MacArthur provides the bulk of the material to feed the heap leach facility in the MacArthur area.

Mining at Yerington will commence in Year 2 with the prestripping of waste material in Phase 3, focusing on the initial mining of slopes above Phases 1 and 2 while the water level drops.

Also in the Yerington area is the mining of VLT starting on the western edge of the VLT stockpile.  This will include waste mining to open the area for the initial phase of the sulfide leach pad and allow construction of the facility to be completed.

In Year 3 at Yerington, as the water level decreases, efforts will be directed towards the restoration of the old ramp system. This rehabilitation will occur concurrently with the mining activities focused on the oxide materials in Phase 1. Mining in Phase 2 at Yerington will also be started, which involves the restoration of the ramp leading to the lower phase location and the final phases of pit dewatering.

VLT mining is in the area of the sulfide leach pad second phase.  This is not required for two years but prepares the area for that construction.  VLT material is placed on the oxide heap leach facility at Yerington.

The MacArthur pit is the only pit to see any significant mining activity in Year 3 in the MacArthur area.  A small amount of material is mined in North Ridge.

Year 4 has the completion of VLT mining in the second phase area for the sulfide leach pad, both ore and waste.  Mining in the Yerington pit is only Phase 3 as Phases 1 and 2 were completed in Year 2.

MacArthur mining is both North Ridge and MacArthur pits with the split of tonnage to the heap leach almost equal from the two areas.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 252 of 392

Mining in Year 5 sees the final remnants finished in the MacArthur pit.  North Ridge mines the connection between North Ridge and MacArthur.  North Ridge is the principal supplier of feed to the MacArthur heap leach pad this year.

The VLT mining is still within the future phase 2 sulfide pad area in Year 5.  The Yerington pit sees the initiation of Phase 4 mining in the west and deepening of Phase 3 in the east.  Oxide material from Yerington is still the dominant feed material as the sulfide leach ramps up with 19.9 million tons of oxide versus 15.7 million tons of sulfide coming from Yerington Phases 3 and 4.

Year 6 marks the end of mining in the MacArthur area with completion of the North Ridge pit.

VLT is still being mined in the sulfide heap leach second phase.  This mining releases the area for construction of the sulfide heap leach second phase to be completed.

The Yerington pit continues with Phases 3 and 4 advancing to depth.  Oxide production from the Yerington pit is less than the sulfide with 11.5 million tons of oxide versus 34 million tons of sulfide.

Year 7 has the VLT mining completed which opens up the third phase area of the sulfide leach pad for construction activities.  Mining in the Yerington pit is finishing Phase 3 with Phase 4 the main material supplier.  Sulfide tonnages are 34 million tons vs 15.6 million tons of oxide.

Year 8 and onwards is only mining in the Yerington pit and Phase 4.  Feed material is essentially all sulfide material except for 0.2 million tons of oxide.  No further oxide will come from the Yerington pit with the current understanding of the geology.

Year 9 until the end of mining in Year 12 is all Phase 4 in the Yerington pit.  Full production is maintained to keep the crusher full at 34 million tons per year.  The final year, Year 12 will only have 10 million tons of sulfide to the crusher as the pit is exhausted.

The end of period plans for the mine schedule are shown in Figure 13.25 to Figure 13.41 below.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 253 of 392

Source: AGP 2025

Figure 13.25: End of Year 1 - MacArthur Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 254 of 392

Source: AGP 2025

Figure 13.26: End of Year 2 - MacArthur Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 255 of 392

Source: AGP 2025

Figure 13.27: End of Year 2 - Yerington Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 256 of 392

Source: AGP 2025

Figure 13.28: End of Year 3 - MacArthur Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 257 of 392

YEAR 3
N
W
E
S
Heap Leach Facility
4540
4480
VLT
Heap Leach Sulfides Facility
YERINGTON
3700
3700
3975
4425
Dump
4700
2442000 E
2444000 E
2446000 E
2448000 E
2450000 E
2452000 E
2454000 E
14574000 N
14572000 N
14570000 N
14568000 N
14566000 N
14564000 N
14562000 N
Miles
0
0.25
0.5
1
1.5

Source: AGP 2025

Figure 13.29: End of Year 3 - Yerington Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 258 of 392

Source: AGP 2025

Figure 13.30: End of Year 4 - MacArthur Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 259 of 392

YEAR 4
N
W
E
S
Heap Leach Facility
4560
4540
VLT
4425
Heap Leach Sulfides Facility
YERINGTON
4500
4225
Dump
4725
2442000 E
2444000 E
2446000 E
2448000 E
2450000 E
2452000 E
2454000 E
14674000 N
14672000 N
14670000 N
14668000 N
14666000 N
14664000 N
14662000 N
Miles
0
0.25
0.5
1
1.5

Source: AGP 2025

Figure 13.31: End of Year 4 - Yerington Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 260 of 392

Source: AGP 2025

Figure 13.32: End of Year 5 - MacArthur Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 261 of 392

YEAR 5
N
W
E
S
Heap Leach Facility
4660
4580
VLT
4425
Heap Leach Sulfides Facility
4375
YERINGTON
4025
Dump
4775
2442000 E
2444000 E
2446000 E
2448000 E
2450000 E
2452000 E
2454000 E
14674000 N
14672000 N
14670000 N
14668000 N
14666000 N
14664000 N
14662000 N
Miles
0
0.25
0.5
1
1.5

Source: AGP 2025

Figure 13.33: End of Year 5 - Yerington Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 262 of 392

Source: AGP 2025

Figure 13.34: End of Year 6 - MacArthur Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 263 of 392

YEAR 6
N
W
E
S
VLT
Heap Leach Facility
4680
4740
4450
Heap Leach Sulfides Facility
4200
YERINGTON
3800
Dump
4825
2442000 E
2444000 E
2446000 E
2448000 E
2450000 E
2452000 E
2454000 E
14674000 N
14672000 N
14670000 N
14668000 N
14666000 N
14664000 N
14662000 N
Miles
0
0.25
0.5
1
1.5

Source: AGP 2025

Figure 13.35: End of Year 6 - Yerington Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 264 of 392

YEAR 7
N
W
E
S
Heap Leach Facility
VLT
4840
4400
4620
Heap Leach Sulfides Facility
3975
YERINGTON
3700
Dump
4875
2442000 E
2444000 E
2446000 E
2448000 E
2450000 E
2452000 E
2454000 E
14674000 N
14672000 N
14670000 N
14668000 N
14666000 N
14664000 N
14662000 N
Miles
0
0.25
0.5
1
1.5

Source: AGP 2025

Figure 13.36: End of Year 7 - Yerington Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 265 of 392

YEAR 8
N
W
E
S
VLT
4680
Heap Leach Sulfides Facility
Heap Leach Facility
4640
YERINGTON
3850
Dump
4875
2442000 E
2444000 E
2446000 E
2448000 E
2450000 E
2452000 E
2454000 E
14674000 N
14672000 N
14670000 N
14668000 N
14666000 N
14664000 N
14662000 N
Miles
0
0.25
0.5
1
1.5

Source: AGP 2025

Figure 13.37: End of Year 8 - Yerington Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 266 of 392

YEAR 9
Heap Leach Facility
VLT
4800
Heap Leach Sulfides Facility
3725
YERINGTON
Dump
4875
N
W
E
S
2442000 E
2444000 E
2446000 E
2448000 E
2450000 E
2452000 E
2454000 E
14674000 N
14672000 N
14670000 N
14668000 N
14666000 N
14664000 N
14662000 N
Miles
0
0.25
0.5
1
1.5

Source: AGP 2025

Figure 13.38: End of Year 9 - Yerington Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 267 of 392

YEAR 10
N
W
E
S
VLT
4640
Heap Leach Sulfides Facility
Heap Leach Facility
YERINGTON
3650
Dump
4900
2442000 E
2444000 E
2446000 E
2448000 E
2450000 E
2452000 E
2454000 E
14674000 N
14672000 N
14670000 N
14668000 N
14666000 N
14664000 N
14662000 N
Miles
0
0.25
0.5
1
1.5

Source: AGP 2025

Figure 13.39: End of Year 10 - Yerington Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 268 of 392

YEAR 11
N
W
E
S
VLT
4740
Heap Leach Facility
Heap Leach Sulfides Facility
3475
Dump
4900
2442000 E
2444000 E
2446000 E
2448000 E
2450000 E
2452000 E
2454000 E
14674000 N
14672000 N
14670000 N
14668000 N
14666000 N
14664000 N
14662000 N
Miles
0
0.25
0.5
1
1.5

Source: AGP 2025

Figure 13.40: End of Year 11 - Yerington Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 269 of 392

YEAR 12
N
W
E
S
VLT
4760
Heap Leach Facility
Heap Leach Sulfides Facility
3325
YERINGTON
Dump
4900
2442000 E
2444000 E
2446000 E
2448000 E
2450000 E
2452000 E
2454000 E
14674000 N
14672000 N
14670000 N
14668000 N
14666000 N
14664000 N
14662000 N
Miles
0
0.25
0.5
1
1.5

Source: AGP 2025

Figure 13.41: End of Year 12 - Yerington Area

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 270 of 392

13.7 MINE EQUIPMENT SELECTION

Conventional mining equipment was selected to meet the required production schedule, with additional support equipment for road, dump, and bench maintenance as is typical in an open pit mine.

Drilling will be completed with DTH electric drills with 6 ¾" bits. This allows drilling 25-foot heights in a single pass. A smaller 5 1/2" drill is used for tighter working areas.

The primary loading units will be 21 yd³ electric hydraulic shovels.  Additional loading will be completed by 15 yd³ loaders.  It is expected that one of the loaders will be at the primary crusher for the majority of its operating time. The haulage trucks will be conventional 100-ton rigid-body trucks.

The support equipment fleet will be responsible for the usual road, pit, and dump maintenance requirements.  In addition, smaller road maintenance equipment is included to keep drainage ditches open and sedimentation ponds functional.

Additional fleet details are included in Section 21.

13.8 BLASTING AND EXPLOSIVES

The blast patterns for feed and waste material are the same. The blast patterns will be 17.7 ft x 15.4 ft (spacing x burden). Holes will be 25 ft plus an additional 4.3 ft of sub-drill, for a total of 29.3 ft.

The power factor with this pattern size will be 0.69 lb/t. ANFO will be used 80% of the time, with emulsion used only during wet conditions.

The blasting cost was estimated using quotations from a local vendor. The mine is responsible for guiding the loading process, including placement of boosters/Nonels, and stemming and firing the shot.

The total monthly cost of delivering the explosives to the hole is estimated to be $35,950/month for the vendor's pickup trucks, pumps, and labor. The explosives vendor will lease the explosives and accessories magazines as part of that cost. Further explosive details are included in Section 21.

13.9 GRADE CONTROL

Grade control will be completed with the blast hole drill cuttings. These cuttings will be collected at the drill hole and analyzed for the various copper grades (total, acid-soluble, and cyanide-soluble) to assist in recovery calculation and help make a short-range grade control model for the mine planners.

In areas of low-grade mineralization or waste, 25% of the blasthole cuttings will be sampled to confirm or identify undiscovered veinlets or pockets of mineralization.

These grade control holes will define the heap feed grade and mineralization contacts.

The samples collected will be sent to the assay laboratory and assayed for use in the short-range mining model.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 271 of 392

13.10 PIT DEWATERING

Efficient and cost-effective dewatering will play a role in the project development. Dewatered slopes may allow a reduction in the strip ratio by permitting steeper inter-ramp angles while also being inherently safer.

The dewatering system includes the pumps, sumps, and pipelines responsible for moving water from the pit to the discharge points. Labor for this is already included in the General and Mine Engineering category of the mine operating cost. The mine is assumed to have a dedicated road/pump crew.

The dewatering operating cost also includes additional dewatering in the form of horizontal drain holes. Starting in Year 2, these holes will be drilled in annual campaigns. The design concept is a series of 150-foot holes angled up slightly and drilled into the high walls. They will allow the water behind the wall to drain freely and prevent pore water pressure build-up, particularly during freezing conditions.

Pit lake dewatering is discussed in Section 18.

13.11 PIT SLOPE MONITORING

Slope movement monitoring will be required during operations. Initial slope monitoring could be conducted with prisms read by manual or automated survey methods. Once operating slope measurement results for the first several years have been gathered and analyzed, a permanent, automated system may be necessary. Radar and satellite systems are two of the possible methods for gathering monitoring information. Detailed slope movement information will be useful for calibrating future numerical models to support detailed pit designs at depth.

A limited number of vibrating wire piezometers are envisioned to be installed around the pit to capture information about the drawdown cones/pore pressure distributions as the pit gets deeper, evaluating the effectiveness of installed drains. Horizontal passive drains at 150 ft spacing have been included in the costing to provide local depressurization to improve slope performance.

Pit wall mapping may be conducted using either digital or physical methods. The mapping results can then be reviewed and interpreted to verify the suitability of slope and blast designs.

Operating practices will need to be developed so that blast designs and vibrations are monitored for their impact on pit walls. Equipment operator training is also recommended to ensure that scaling and cleaning up near walls are completed adequately.

13.12 HYDROGEOLOGY AND PIT DEWATERING

See Section 15.5 for detailed hydrogeology and pit dewatering information.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 272 of 392

14.0 PROCESSING AND RECOVERY METHODS

14.1 INTRODUCTION

The Yerington Copper Project consists of two sites: The MacArthur Site and the Yerington Site. The MacArthur Site will have three pits providing ore to its heap leach pad and solvent extraction facility. The Yerington Site will have the Yerington Pit providing sulfide ore to its crushing and agglomeration circuit and the heap leach pad. The rich electrolyte from both sites will be combined to feed into the electrowinning circuit to produce LME Grade A copper cathode.

A simplified flow sheet for the process is shown in Figure 14.1 below.

14.2 PROCESS PLANT LOCATION

14.2.1 MacArthur Site

The MacArthur Site is located 5.1 miles northwest of the main Yerington Site. The MacArthur Site consists of three pits for the ore source, primarily of oxide copper ore. MacArthur will have its own leach pad, raffinate, PLS pond, solvent extraction facility and event pond. The pregnant peach solution (PLS) will be processed through the MacArthur solvent extraction facility to produce rich electrolyte solution. The solution will be pumped to the Yerington Site's electrowinning circuit and combined with the Yerington Site's rich electrolyte solution. After the electrowinning process, part of Yerington Site's lean electrolyte solution will be returned to the MacArthur Site for reuse. The raffinate solution from the MacArthur raffinate pond can be pumped directly to Yerington raffinate pond for make-up and vice versa.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 273 of 392

DUMP TRUCK
YERINGTON CRUSHING CIRCUIT
YERINGTON AGGLOMERATION CIRCUIT
NUTON TECHNOLOGY
YERINGTON OXIDE PLUS RESIDUALS HEAP LEACH PAD
DUMP TRUCK
DUMP TRUCK
YERINGTON SULFIDE HEAP LEACH PAD
MACARTHUR HEAP LEACH PAD
YERINGTON EAST & WEST SULFIDE PREGNANT LEACH SOLUTION POND
YERINGTON RAFFINATE POND
MACARTHUR RAFFINATE POND
MACARTHUR PREGNANT LEACH SOLUTION POND
MACARTHUR EXTRACTION SETTLER
YERINGTON EXTRACTION SETTLER
YERINGTON OXIDE PLUS RESIDUALS PREGNANT LEACH SOLUTION POND
YERINGTON EW TANKHOUSE
MACARTHUR STRIP SETTLER
LEGEND:
EQUIPMENT - NEW
EQUIPMENT - EXISTING
EQUIPMENT - FUTURE
SKID / VENDOR PACKAGE
STREAM NUMBER
MAIN PROCESS FLOW
MINOR / REAGENT PROCESS FLOW
BY-PASS / BATCH FLOW
ORGANIC FLOW
FUTURE
YERINGTON STRIP SETTLER
YERINGTON RICH ELECTROLYTE
MACARTHUR RICH ELECTROLYTE
CATHODE
COMMERCIAL MARKET
ELECTROWINNING FORKLIFT
YERINGTON LEAN ELECTROLYTE
MACARTHUR LEAN ELECTROLYTE

Figure 14.1: Yerington Copper Project Process Flow Diagram

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 274 of 392

14.2.1.1 MacArthur Site - Heap Leaching

The copper recovery is approximately 46 to 59% with leach cycle distribution over two years: 75% in the first year and 25% in the second year. Copper recoveries are based on test work from each of the Run-of-Mine (ROM) ores. The leach cycle is approximately 90 days. The irrigation rate is set at 0.0025 gpm/ft2.

Table 14.1 below summarizes the MacArthur heap leaching information.

Table 14.1: MacArthur Heap Leach Info.
Cu Recovery (ROM)	Units
Oxide MacArthur	%	59%
Oxide North MacArthur	%	46%
Oxide Gallagher	%	46%
Leach Cycle Distribution
Irrigation Rate	gpm/ft2	0.0025
Leach Cycle	Days	90
Year 1		75%
Year 2		25%
Year 3		0%

14.2.1.2 MacArthur Site - Solvent Extraction Facility

The solvent extraction facility will receive PLS from the MacArthur's PLS pond.

The facility will consist of one train with a total of three solvent extraction mixer-settlers and one stripping mixer-settler. At nominal flow of 17,800 gpm, the extraction circuit will operate with two settlers in series and the third settler in parallel. All extraction mixer-settlers have been designed identically and will accommodate equal flowrates. Under high flow conditions, the second stage extraction mixer-settler will become the third parallel extraction mixer-settler to accommodate the additional flow. The organic handling equipment includes a crud treatment package. The solvent extraction area is serviced by a foam fire protection system. Figure 14.2 displays the general layout of the solvent extraction facility.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 275 of 392

Figure 14.2: MacArthur Site Solvent Extraction Facility General Layout

After the solvent extraction process, the rich electrolyte is pumped through a 12-inch pipeline in a lined trench approximately five miles to the Yerington Site for electrowinning. After electrowinning, the lean electrolyte from the Yerington Site will be pumped back to the MacArthur Site for reuse in the solvent extraction stripping circuit. There will be a minor lean electrolyte bleed stream from the lean electrolyte to the raffinate stream.

14.2.1.3 MacArthur Site - Reagent Consumptions

As sulfuric acid is consumed through the process, it will be replaced with the raffinate solution mixed with sulfuric acid pumped from the Yerington Site. Ore sources will dictate the amount of acid consumption. Sulfuric acid will be produced at the Yerington Site's sulfuric acid plant and pumped to the MacArthur sulfuric acid storage tank in a two-inch line. The sulfuric acid tank can accept truck or rail delivery of concentrated sulfuric acid.

Diluent and extractant will be used in the solvent extraction circuit and will be delivered by rail or by truck. The overall reagent consumption per unit, and over the course of mine life, is summarized below in Table 14.2 and Table 14.3.

Table 14.2: MacArthur Site Reagent Consumption
MacArthur Pit Gross Sulfuric Acid	Units
MacArthur	lb/ton feed	24
North Ridge	lb/ton feed	44
Gallagher	lb/ton feed	46
Solvent Extraction	Units
Diluent	gal/ton CU	7.5
Extractant	gal/ton CU	1.9
Sulfuric Acid	ton Acid/ton CU	0.5

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 276 of 392

Table 14.3: MacArthur Site Total LOM Reagent Consumption
Gross Sulfuric Acid Consumption	Units
MacArthur	ton	1,285,284
North Ridge	ton	758,822
Gallagher	ton	198,072
Total	ton	2,467,756
Solvent Extraction	Units
Diluent	gal	1,210,717
Extractant	gal	302,359
Sulfuric Acid	ton	1,239

14.2.1.4 MacArthur Site - Utilities

Two fresh water well pumps will supply the Site with potable and process water. Potable water will be treated as necessary to meet potable water standards. Two air compressors, with one of them as backup, will supply the plant air and instrumentation air.

14.2.2 Yerington Site

The Yerington Site is the main operating site. The Yerington Pit will be dewatered to access its oxide and sulfide copper ore. The sulfide ore will be directed to the crushing circuit, whereas the oxide ore will bypass crushing and be transferred directly to the Yerington oxide heap leach pad. A crushing circuit will crush the sulfide ore before agglomeration and stacking onto the Yerington sulfide heap leach pad. Two stockpiles are located between each crushing phase to maximize crushing and stacking equipment utilization. NutonTM Technology will be implemented to enhance copper extraction from the sulfide ore. Nuton Technology introduces proprietary bacteria and additives to the ore which, when coupled with heap leach operating parameters, facilitates the process of chalcopyrite oxidation and leaching.

The pumps located at the raffinate pond will pump the leach solution onto the HLF. The PLS pond will receive the copper-rich solution and pump it to the solvent extraction facility to extract the copper to an electrolyte solution while removing impurities. The Yerington Site will have two PLS ponds, one for sulfides and one for oxides. Additionally, the oxide PLS will recycle back to the sulfide PLS.

The Yerington copper rich electrolyte will combine with the MacArthur copper rich electrolyte and enter the electrowinning and cathode stripping facility to produce LME Grade A copper cathode. The copper cathodes will be transported to market via the rail service installed for the project.

There will be two 1,500 tpd sulfuric acid plants located adjacent to the Yerington SX/EW facility, each with a cogeneration steam power plant at the Yerington Site. They will receive raw sulfur via rail and produce the sulfuric acid needed for both the Yerington Site and the MacArthur Site. The steam generated from sulfuric acid production will be recovered as waste heat. It will be used to melt the sulfur feed stock, generate electricity, and to heat up the Yerington PLS raffinate through a heat exchanger before PLS enters the solvent extraction circuit.  Alternatively, the heat can be utilized to heat the raffinate with the same equipment/process proposed for heating the PLS stream. Figure 14.3 displays the Yerington Site SX facility layout.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 277 of 392

Figure 14.3: Yerington Site Solvent Extraction Facility General Layout

14.2.2.1 Yerington Site - Primary Crushing and Coarse Ore Stockpile

The sulfide ore from the Yerington Pit will be brought by haul truck to two dump hoppers. From the dump hoppers, feeders supply the two dual shaft mineral sizers deployed as primary crushers. The mineral sizers will reduce the feed size of F80 at 6 inches to P80 at 3.5 inches. The crushed coarse ore will be transported to the coarse ore stockpile by two conveyors.

14.2.2.2 Yerington Site - Secondary, Tertiary Crushing & Fine Ore Stockpile

Coarse sulfide ore will enter the secondary crushing circuit through a series of three reclaim feeders, a conveyor, and into the secondary crushing circuit. The secondary crushing circuit is comprised of three parallel trains. Each train includes a feed bin, screen feeder, and a vibrating sizing screen and cone crusher. After the secondary crushers, the material is discharged onto the secondary crushing discharge conveyor. Each train is designed to process a nominal rate of 1,553 STPH or a design rate of 1,864 STPH. The secondary crusher feed bin has a residence time of 15 minutes with a total capacity of 750 ST.

A secondary discharge conveyor will transport the crushed ore to the tertiary crushing circuit. The tertiary crushing circuit is comprised of five parallel trains. Each train includes a feed bin, an apron feeder, and a vibrating sizing screen and cone crusher. After the tertiary crushers, the material is discharged onto the tertiary crushing discharge conveyor. The tertiary crusher feed bin will have a residence time of 15 minutes with a total capacity of 740 ST. Each cone crusher will have a nominal throughput capacity of 593 STPH. The discharge conveyer will transport the crushed ore to the fine ore stockpile.  Final crushed product will be P80 of 0.5 in. and a P50 of 0.28 in.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 278 of 392

14.2.2.3 Yerington Site - Nuton Technology

The fine ore stockpile will be reclaimed through a series of reclaim feeders, conveyors, and bins, followed by agglomeration feeders and feed conveyors. There will be three agglomerators operating in parallel. They will process the ore with moisture from between 3% and 5% and increase it to 7% with raffinate solution. Pyrite and a process solution stream carrying bacteria inoculum from the Nuton Technology package and pyrite will be added to the agglomerators for sulfide ore.  Catalytic additives have not been included in the current design. Their potential value will be reassessed once all Phase 2 test columns have been mass-balanced and for future sample testing and studies.

Pyrite is added to the ore to maintain elevated temperature inside the heap leach facility.  Biological oxidation of pyrite is exothermic, generating heat and warming the heap leach facility.  Nuton has developed a portfolio of patents directed to biological oxidation of pyrite and heap leach technologies and implementation of Nuton Technology will target pyrite addition to maintain active leaching areas between 50°C and 60°C to achieve the modeled 73% recovery.  Newmont successfully operated a high temperature bio-leach demonstration facility at their Yanacocha operation in Peru in 2013 to 2017.  The demonstration heap achieved 50°C successfully demonstrating the viability of elevated temperature heap leaching.  Additional information on the demonstration facility can be found in Biomining Technologies: Extracting and Recovering Metals From Ores and Wastes, pg 177-190.  Additionally, Freeport successfully achieved internal heap leach temperatures above 50°C during a chalcopyrite leaching trial between June 2007 and June 2009.  Results from that trial were published August 2013 by J. Ekenes and C. Caro, Improving Leaching Recovery of Copper from Low-Grade Chalcopyrite Ores.

A series of stacking and overland conveyors will transport the ore to the heap leach pad for stacking.

14.2.2.4 Yerington Site - Sulfide and Oxide Heap Leaching

The copper recovery for Yerington Sulfide is 73%, Yerington Oxide is 68%, and Yerington VLT is 69%. The leach cycle for Yerington Oxide is approximately 90 days with the irrigation rate set at 0.0025 gpm/ft2. The oxide PLS will then be utilized as a raffinate leaching solution to the Yerington West HLF.

The leach cycle for Yerington sulfide is 180 days with the irrigation rate set at 0.0025 gpm/ft2. The Oxide PLS will partially offset the raffinate solution to the Yerington West HLF when the Yerington East HLF is in operation.

Table 14.4 summarizes the Yerington heap leaching information.

Table 14.4: Yerington Heap Leach Information
Cu Recovery (5/8")	Units	Value
Yerington Sulfide (Nuton)%		73%
Cu Recovery (ROM)	Units	Value
Yerington Oxide	%	68%
Yerington VLT	%	69%
Leach Cycle Distribution
Irrigation Rate	gpm/ft2	0.0025
Oxide Leach Irrigation Cycle	Days	90

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 279 of 392

Table 14.4: Yerington Heap Leach Information
Year 1%		75%
Year 2%		25%
Year 3%		0%
Sulfide Leach Irrigation Cycle	Days	180
Year 1%		65%
Year 2%		30%
Year 3%		5%

14.2.2.5 Yerington Site - Solvent Extraction Facility

The facility's layout will be the same as MacArthur's Solvent Extraction circuit and its configuration can be seen in Figure 14.2; however, the equipment sized for Yerington's circuit is larger due to higher PLS flowrates. It will consist of two trains with a total of three solvent extraction mixer-settlers and one stripping mixer-settler for each train. At nominal flow of 24,100 gpm, the extraction mixer-settlers have been designed identically and will accommodate equal flowrates. Each train can operate with one or two stage extraction depending on the volume of flow. Under high flow conditions, the second stage extraction mixer-settler will become the third parallel extraction mixer-settler to accommodate the additional flow. The organic handling equipment includes a crud treatment package. The solvent extraction area is serviced by a foam fire protection system.

After the solvent extraction process, the copper rich electrolyte will combine with the MacArthur copper rich electrolyte for electrowinning. The electrolyte will pass through filters to remove any organics then through a series of heat exchangers to increase the temperature before entering the electrowinning circuit.

After electrowinning, the lean electrolyte from Yerington will be pumped to a storage tank. From the storage tank a portion will return to the Yerington stripping circuit and the balance will be pumped back to MacArthur Site for reuse in the solvent extraction stripping circuit.

14.2.2.6 Yerington Site - Reagent Consumption

Sulfuric acid and pyrite will be used for the sulfide ore heap leaching. The Yerington sulfide ore has a gross acid consumption of 30 lbs sulfuric acid/t ore feed. Only sulfuric acid will be used for the oxide ore and VLT. The consumptions will be 20 and 15 lbs sulfuric acid/tore feed, respectively.

Diluent and extractant will be used in the solvent extraction circuit. All reagents will be delivered by rail or truck. Sulfuric acid will be produced by the sulfuric acid plant at site. The overall reagent consumption per unit and over the course of mine life is summarized below in Table 14.5 and Table 14.6.

Table 14.5: Yerington Site Reagent Consumption
Yerington Pit Gross Sulfuric Acid	Units	Value
Sulfide	lb/ton feed	30
Oxide	lb/ton feed	20
VLT	lb/ton feed	15
Solvent Extraction	Units	Value

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 280 of 392

Table 14.5: Yerington Site Reagent Consumption
Diluent	gal/ton CU	6.23
Extractant	gal/ton CU	1.56
Sulfide Acid	ton Acid/ton CU	0.52

Table 14.6: Yerington Site Total Reagent Consumption
Gross Sulfuric Acid Consumption	Units	Value
Yerington Sulfide	ton	3,500,368
Yerington Oxide	ton	760,796
Yerington VLT	ton	239,223
Total	ton	4,500,387
Solvent Extraction	Units	Value
Diluent	gal	3,486,219
Extractant	gal	872,932
Sulfide Acid	ton	115,961

14.2.2.7 Yerington Site - Utilities

There will be two barge pumps used in dewatering the Yerington Pit Lake water before the pit's operation. A water treatment plant on site will begin with pretreatment filtration, two stage reverse osmosis and precipitation to remove all contaminants to meet the applicable discharge water quality standards. The discharge water will meet the requirements set forth by the NDEP for discharge into surface waters. After the Pit Lake has been dewatered, there will be up to 12 pit dewatering pumps to remove water from the pit during mining operations. The water will also be treated by the water treatment plant before being used as process water, potable water and any excess will be treated and discharged to the Walker River system via a combination of discharge to land for irrigation, directly into the Walker River, and/or the Walker River Irrigation District (WRID) system.

Plant and instrumentation air will be provided by two air compressors, with one as back up.

14.2.3 Electrowinning, Cathode Stripping and Handling

The copper rich electrolyte from MacArthur SX and Yerington SX will combine into one stream. It will pass through a set of parallel dual media filters and heat exchangers to remove any remaining organics and increase the electrolyte temperature.

Guar and cobalt will be added to the copper rich electrolyte before the electrolyte enters the electrowinning circuit. The dosage rates are 0.4 lbs/ST Cu for guar and 3.5 lbs/ST Cu for cobalt sulfate heptahydrate. They will be delivered to site via rail or truck. They will be mixed through a silo and screw feeder with process water.

The electrolyte will be processed in the electrowinning circuit to produce LME Grade A copper cathodes. The electrowinning circuit will consist of 128 cells with 85 lead anode and 84 cathodes. One rectifier will be used for the electrowinning. The nominal design production rate of 75,000 tpy and maximum of 90,000 tpy.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 281 of 392

Table 14.7: Total Copper LOM Production
Total Copper Production	Units
MacArthur	ton	161,610
Yerington	ton	559,742
Total	ton	721,352

14.2.4 Sulfuric Acid Plant and Cogeneration Plant

Two sulfuric acid plants with a capacity of 1,500 STPD will produce the sulfuric acid needed for both the Yerington and MacArthur Sites. Sulfur prill will be transported onto Site via rail as raw material for sulfuric acid production. Two cogeneration plants will also be in operation in conjunction with the sulfuric acid plants, where a turbine will produce electricity from the excess steam that is generated by the plant. Some of the steam will be used for liquifying sulfur and heating Yerington's PLS. Excess sulfuric acid generated by the acid plants will be sold and transported to the market by train.

14.2.5 Energy Requirements

Power sources assumed to be provide by Utility and on-site co-generation plants. The energy requirement for each major area of the Sites is summarized in Table 14.8.

Table 14.8: Energy Requirement for Major Areas
MacArthur Pit	kWh
Raffinate Pumping	3,408
PLS Pumping	306
SX	833
Water Pumps	225
Utility	86
Reagents	66
Total	4,924

Yerington Pit	kWh
Crushing	13,200
HLP Stacking & Agglo	16,202
Raffinate Pumping	3,578
PLS Pumping	1,774
Nuton	7,005
Solvent Extraction	1,724
Process Water	105
Barge pumps	1,090
Pit Dewatering Pumps	1,877
Water treatment	443
Utility	86
Reagent	9
Total	47,093
Water Treatment Plant	690
Electrowinning
Energy use (kW)	22,400

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 282 of 392

Table 14.8: Energy Requirement for Major Areas
Power Use (kWh/ST Cu)	2,071

Acid Plant & COGEN
Acid Plant (kWh/ST Cu)	47
COGEN (kW)	85
Power Generation @100% cap.	286

14.3 QP ADEQUACY STATEMENT

The QP and Samuel Engineering believe the facilities and descriptions of the processing areas are appropriate and consistent with other current operations and studies for similar facilities.  Equipment selections are based on appropriate process modeling and include vendor consultations where required.  The information is suitable for use in establishing reasonable prospects for economic extraction for the mineral reserves, the mine plans, and financial analysis.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 283 of 392

15.0 INFRASTRUCTURE

15.1 INTRODUCTION

The MacArthur and Yerington Sites have similar infrastructure, with Yerington as the main operating site. The major operating and administrative infrastructure will be located at the Yerington Site.

Both MacArthur and Yerington Sites will have the following:

  Mine Pit(s)
  HLFs
  Waste Rock and Storage Facility (WRSF)
  Raffinate pond
  Pregnant Leach Solution (PLS) pond
  PLS event pond
  Solvent Extraction (SX) facility
  Pit dewatering and deep well water pumps
  Overhead power lines with connection to existing substations
  Railroad spur and railroad offloading
  Haul Roads
  Service Roads

The shared infrastructure between the two Sites includes:

  Railroad
  Connecting Service Road
  Intra-site pipelines

The Yerington Site will have the following additional infrastructure:

  Yerington Stockpiles: coarse ore and fine ore
  Truck shop
  Administrative buildings
  Common Electrowinning (EW) facility
  Water Treatment Plant
  Acid Plants (2)
  Cogeneration Plants (2)
  Fuel storage

Figure 15.1 shows the site layout of the major infrastructure for the overall Yerington Copper Project Site.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 284 of 392

N
NORTH
2434000
2436000
2438000
2440000
2442000
2444000
2446000
2448000
2450000
2452000
2454000
2456000
2458000
2460000
2462000
2464000
14696000
14694000
14692000
14690000
14688000
14686000
14684000
14682000
14680000
14678000
14676000
14674000
14672000
14670000
14668000
14666000
14664000
14662000
14660000
YERINGTON COPPER PROJECT BOUNDARY
EXISTING NNV UTILITY POWER OVERHEAD LINE
NEW 4.16 kV DISTRIBUTION OVERHEAD LINE
NEW SERVICE ROAD CONNECTION
MACARTHUR HEAP LEACH FACILITY
MACARTHUR SX FACILITY
NEW HAUL ROAD
NORTH RIDGE PIT
MACARTHUR PIT
GALLAGHER PIT
NEW HAUL ROAD
MACARTHUR WRSF
YERINGTON COPPER PROJECT BOUNDARY
NEW SERVICE ROAD
EXISTING SERVICE ROAD
YERINGTON COPPER PROJECT BOUNDARY
NEW PIPELINE
NEW RAIL SPUR
EXISTING SERVICE ROAD
EXISTING SERVICE ROAD
EXISTING SERVICE ROAD
YERINGTON SULFIDE HEAP LEACH FACILITY
YERINGTON OXIDE PLUS RESIDUALS HEAP LEACH FACILITY
NEW 13.8 kV DISTRIBUTION OVERHEAD LINE
NEW SERVICE ROAD
YERINGTON SX-EW FACILITIES
YERINGTON CRUSHING CIRCUIT
NEW HAUL ROAD
NEW HAUL ROAD
TRUCK SHOP ADMIN
YERINGTON COPPER PROJECT BOUNDARY
YERINGTON PIT
YERINGTON WRSF
LEGEND
YERINGTON COPPER PROJECT BOUNDARIES
PROPOSED PIPELINE ROUTE
PROPOSED HAUL ROAD
PROPOSED SERVICE ROAD
EXISTING SERVICE ROAD
PROPOSED DISTRIBUTION POWER LINES

Figure 15.1: Yerington Copper Project Site

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 285 of 392

 15.2 ACCESS

15.2.1 Airports

The closest major airport near the Yerington Copper Project site is the Reno-Tahoe International Airport (RNO). It is approximately 73 miles via I-80, NV-439, and US-95 ALT or 76 miles by road via I-580, US-50, and US-95 ALT. The Yerington Municipal Airport (EYR) is a general aviation airport located 1 mile north of the town of Yerington, adjacent to the project site. It is open to the public, but there are no commercial flights available.

15.2.2 Roads

The Yerington Copper Project site is connected to the US interstate road system by US-95 ALT North, approximately 46 miles to I-80 at Fernley, NV, and by US-95 ALT North and then US-50 East to I-580 at Carson City, NV (approximately 60 miles).

15.2.3 Railroad

An existing Union Pacific (UP) rail line is located approximately 11.5 miles north of the town of Yerington at Wabuska. A new rail spur will be constructed to connect with the existing UP rail line approximately 2.5 miles northwest of Wabuska. The rail spur will have a new turnout at the mainline connection point and then travel about 9 miles south to enter the MacArthur Site and then continue approximately 5 miles south to the Yerington Site. Additional spur lines with loading and unloading rail yards will be developed at both the MacArthur and Yerington Sites to facilitate the delivery of consumables and the transportation of the cathode product and excess sulfuric acid to the relevant markets.

Figure 15.1 shows the location of the railroad in pink.

15.2.4 Security

The Yerington Site's primary access is from the existing public, paved road, Luzier Lane. The MacArthur Site's primary access is a new service road off the existing public, paved road, Campbell Lane. Secondary access is being considered from the existing paved Burch Drive and Mason Pass Road. A part new, part existing service road on the project site will be the primary connection between the two Sites, particularly for mining equipment. A control gate and guard post will control access at both primary and secondary access points.

15.3 ACCOMMODATION

Accommodation is not provided on-site as there is residential accommodation for the expected number of site personnel available within 35 minutes of the site in the small towns of Yerington, Mason, and Silver Springs, as well as in the larger town of Fernley, approximately 50 minutes from the site. Reno and Carson City cities are approximately 1 hour and 15 minutes from the site. They could also provide accommodation for some personnel, as well as provide possible manufacturing and industrial services.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 286 of 392

15.4 MACARTHUR SITE

The MacArthur Site is located five miles northwest of the town of Yerington. It has its own power distribution overhead lines, deep well water supply, and leaching and mining infrastructure.

YERINGTON COPPER
PROJECT BOUNDARY
EXISTING 69kV UTILITY POWER
OVERHEAD LINE
NEW 4.16 kV DISTRIBUTION
OVERHAD LINE
NEW SERVICE ROAD
CONNECTION
MACARTHUR
HEAP LEACH
FACILITY
MACARTHUR SX
FACILITY
NEW HAUL
ROAD
NORTH
RIDGE PIT
MACARTHUR
PIT
YERINGTON COPPER
PROJECT BOUNDARY
GALLAGHER
PIT
NEW HAUL
ROAD
MACARTHUR
WRSF
NEW SERVICE ROAD
EXISTING SERVICE ROAD

Figure 15.2: MacArthur Site

15.4.1 MacArthur Site - Raffinate Pond

The raffinate pond will consist of four raffinate pumps, plus one backup pump, and they will pump leach solution onto the heap leach pad. It will also receive streams from process water, sulfuric acid make-up mixed with barren raffinate from MacArthur's solvent extraction circuit, and raffinate make-up from the Yerington raffinate pond.

The raffinate pond will have an operational storage capacity of 12 hours and a total storage capacity of 18 hours, for a design flow rate of 19,016 gpm. It will be 562 ft X 231 ft at the top and 431 ft X 100 ft at the bottom, and it will be 33 ft deep. It will have a volume of 2.75 million cubic ft.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 287 of 392

15.4.2 MacArthur Site - Water Supply and Management

LCG will need to dewater in the vicinity of the MacArthur Pit area to ensure dry conditions for mining operations. The proposed pit floor is designed at 4,200 ft amsl. LCG anticipates encountering groundwater at the MacArthur Pit at approximately 4,365 ft amsl elevation. Based on the current plan and data available, dewatering will be required at MacArthur toward the end of mining, in Years 3, 4, and 5. Piteau (2025) estimates that dewatering will be required at a rate of approximately 411 gpm to lower the groundwater level elevation by approximately 160 ft (4,200-ft amsl elevation) below the pit floor.

Dewatering infrastructure at the MacArthur Pit will include the following (Figure 15.3):

  Two 400-gpm capacity 600 to 800 ft deep dewatering wells with 14-inch diameter casing completed to approximately 300 ft below the proposed pit floor (i.e., 3,900 ft amsl)
  Four 4-inch diameter wells for water quality monitoring
  Four VWP strings equipped with three VWPs per borehole to confirm groundwater levels
  Four HE pilot holes

The pit dewatering analysis (Piteau, 2025) assumed that pumping equipment at the MacArthur Pit will be capable of producing approximately 400 gpm or greater at total dynamic heads estimated to range between 270 and 480 ft of head (average head 375 ft).

Figure 15.3: Potential Location for MacArthur Pit Dewatering and Monitoring Wells

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 288 of 392

Based on the screening level evaluation for the MacArthur Pit (Piteau, 2025), the wall rocks are more reactive than the Yerington Pit. Further investigation at the feasibility study level, including humidity cell tests and quarterly groundwater sampling, are required to accurately estimate future pit lake water quality and groundwater chemistry. However, given the relatively small, predicted pit lake volume at MacArthur, pit lake water quality could possibly be managed with periodic amendments during closure, if additional geochemical modeling indicates the potential for any post-closure pit lake water quality to exceed State of Nevada Profile III NRVs (NDEP, 2020).

The pit dewatering wells will supply water to the MacArthur Site as process water. The process water will be used as firewater, make-up water for the raffinate pond, and make-up for the solvent extraction circuit. Some of the process water will also be used as potable water after potable water treatment.

15.5 YERINGTON SITE

The Yerington site is adjacent to and on the west side of the town of Yerington. Like MacArthur, the Yerington site has its own power supply overhead lines, deep well water supply, and leaching and mining infrastructure. Additionally, the Yerington site has a water treatment plant, two cogeneration plants, and two acid plants, as well as a truck shop and administrative buildings.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 289 of 392

Figure 15.4: Yerington Site

15.5.1 Yerington Site - Stockpiles

There will be two stockpiles located by the primary and tertiary crushing circuit. These stockpiles create operational contingencies between the mine, the crushing circuit, and the heap leaching circuit.

The coarse ore stockpile will have an operational residence time of 12 hours and a live storage capacity of 55,900 tons. It will accommodate the secondary crushing circuit's throughput nominal rate of 4,659 STPH and design rate of 5,591 STPH, and be approximately 137 ft in height.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 290 of 392

The fine ore stockpile will have an operational residence time of 12 hours and a live storage capacity of 55,9100 tons. It will be approximately 137 ft in height and accommodate the agglomeration and stacking circuits' throughput nominal rate of 4,659 STPH.

15.5.2 Yerington Site - Raffinate Pond

Four raffinate pumps, plus one backup pump, will be used in the raffinate pond to pump leach solution onto the three agglomerators as well as onto the Yerington sulfide and oxide heap leach pads. The pond also receives process water streams from the water treatment plant and returned barren SX raffinate solution. To maintain pH, sulfuric acid will be mixed with the barren raffinate solution before entering the pond.

The raffinate pond will have an operational storage capacity of 12 hours and a total storage capacity of 18 hours for a nominal flow rate of 24,343 gpm. It will be 650 ft X 250 ft at the top, 520 ft X 120 ft at the bottom, and 32 ft deep, with a volume of 3.5 million cubic ft.

15.5.3 Yerington Site - Pit Lake Dewatering

The intent is to dewater the existing Yerington pit lake before expanding the pit with pushbacks primarily to the north, south, and west. The pushbacks would deepen the existing pit from the current elevation of approximately 3,800 ft above mean sea level (amsl) to approximately 3,325 ft amsl. As of December 2024, the pit lake water elevation is at 4,257 ft amsl and is estimated to hold approximately 43,000 acre-ft of water.

Lion CG completed a hydrogeologic assessment to determine dewatering rates and anticipated pit water quality during operation and closure (Piteau, 2025).

The pit lake will be dewatered using a combination of a floating barge pumping system and pit adjacent dewatering wells over four years. During the initial dewatering period, pit dewatering water will be used for construction and other mine-related purposes, with excess water discharged to the Walker River system via a combination of discharge to land for irrigation, directly into the Walker River, and the WRID system. All water from the pit lake would be treated to meet the applicable discharge water quality standards.

During the operational phase of the Project, the pit will continue to be dewatered by using dewatering wells located adjacent to the pit and equipped with submersible pumps to dewater the local bedrock. Dewatering water will be used as an ongoing source of mine water and process water to support operations with the excess being discharged to irrigation or the Walker River.

It is expected that slope depressurization may require HDHs to locally manage pore pressures in selected areas of the pit for geotechnical stability. The timing and need for the HDH program will be further evaluated at the feasibility level, along with a more detailed geotechnical analysis.

Table 15.1 presents the estimated rates for dewatering and discharge of pit lake water. Piteau (2025) assumed an average of approximately 3,000 gallons per minute (4,840 acre-ft/year) for mine water makeup demand for processing, acid plant operation, dust control, and other miscellaneous needs during the Project life.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 291 of 392

Table 15.1: Estimated Yerington Pit Lake Dewatering and Discharge Rates
Dewatering Sources					Dewatering Discharge Allocation
Time (Year)	Stage (ft amsl)	Floating Barge Dewatering (gpm)	Dewatering Wells (gpm)	Total Dewatering (gpm)	Mine Makeup Water Use (gpm)	Surplus for Discharge (gpm)	Discharge to Walker River (gpm)	Surplus for Discharge (gpm)
1	4202	7,500	0	7,500	0	7,500	5,150	2,350
2	4150	7,500	0	7,500	0	7,500	5,150	2,350
3	4081	7,500	0	7,500	2,500	5,000	2,650	2,350
4	3979	7,500	0	7,500	2,750	4,750	2,400	2,350
5	3785	2,642	2,860	5,502	2,870	2,632	132	2,500
6	3680	0	3,308	3,308	3,400	-92	0	0
7	3633	0	3,230	3,230	3,500	-270	0	0
8	3586	0	3,313	3,313	3,500	-187	0	0
9	3539	0	3,520	3,520	3,300	220	0	220
10	3492	0	3,701	3,701	3,100	601	0	601
11	3445	0	3,861	3,861	2,800	1,061	0	1,061
12	3398	0	4,003	4,003	2,500	1,503	0	1,503
13	3351	0	4,135	4,135	2,250	1,885	0	1,885
14	3304	0	4,254	4,254	2,250	2,004	0	2,004

Source: Piteau, 2025

Note: amsl= above mean sea level; gpm = gallon per minute

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 292 of 392

The Yerington Pit dewatering infrastructure will include the following (Piteau, 2025):

  Floating barge pumping system and site distributions system (including discharge to mine process, water treatment plant, and irrigation systems) capable of pumping 8,000 gpm with total dynamic head ranging between 190 ft and 1,250 ft. The barge system is expected to pump at an average rate of 7,500 gpm
  Eight to 12 perimeter ex-pit dewatering wells (potential locations shown in Figure 15.5), with a minimum production rate of 400 gpm. Each well will be completed with a minimum 14-inch diameter casing from land surface to 3,025 ft (approximately 1,400 and 1,600 ft deep), which is approximately 300 ft below the proposed 3,325 ft amsl pit floor, to enable the wells to maintain adequate freeboard beneath the pit
  Submersible pumping equipment and column casing installed in each of the dewatering wells. Pumping equipment will need to be capable of producing 400 gpm or greater at total dynamic heads estimated to range between 600 to 1,400 ft of head (average head 970 ft)
  Eight Vibrating Wire Piezometers (VWP) strings equipped with three VWPs per borehole to confirm groundwater levels meet the required dewatering targets and to monitor levels between the Yerington Pit and the Walker River

Additional groundwater monitoring wells are not expected to be required for the Project as existing monitoring wells used for site characterization likely provide sufficient groundwater monitoring capacity for mine operations.

Lion CG intends to drill pilot holes, also known as Hydrogeologic Exploration (HE) boreholes, to confirm the appropriate dewatering well locations. The HE boreholes also provide an opportunity to collect additional hydrogeologic data. These boreholes will be drilled with a conventional 6-inch diameter reverse circulation drill rig. Each HE hole will be equipped with VWPs and will serve as near well monitoring locations to track dewatering performance during operations.

At various stages of the mining process, in-pit wells or sumps may be required to capture groundwater that cannot be captured by the ex-pit dewatering system.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 293 of 392

Figure 15.5: Potential Location for Yerington Pit Dewatering Wells

The water quality of the existing Yerington pit lake is well established through the extensive site characterization work completed by previous owner ARC in the late 1970s. Water chemistry in the pit lake has been circum-neutral (7.1 to 8.6) since monitoring began in 1991. The lake has met groundwater's Nevada Reference Values (NRVs, Profile I; NDEP, 2021) for all parameters except selenium (0.039-0.14 milligram per liter [mg/L]) and uranium (0.028-0.031 mg/L). Selenium concentrations have steadily decreased with time and are now approximately 70 percent lower than initial measurements in 1991 (Piteau, 2025). This is likely due to dilution from continued filling and the east wall alluvial seeps. Uranium data are sparse, therefore, temporal concentration trends are not established (Piteau, 2025).

The pit lake water is saturated with respect to several carbonate and oxide mineral phases (Piteau, 2025). Key mineral phases include barite, calcite, dolomite, ferrihydrite, fluorite, malachite, magnetite, and tenorite.

The pit lake water quality is expected to generally remain good during the initial 4-year dewatering period (i.e., neutral pH and meeting Profile I NRVs for all constituents but uranium) (Piteau, 2025). During the dewatering phase, some sulfide materials will be progressively exposed on the highwall which may oxidize and leach additional acidity, selenium, and uranium. However, the percentage of surface seepage from the highwall will be very low compared with the volume of water stored in the pit. (Piteau, 2025).

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 294 of 392

Future pit lake water quality (i.e., in the recovered Yerington Pit) is anticipated to resemble the present-day chemistry, since the contributing factors of groundwater seepage quality and pit wall geochemistry are not expected to materially differ from the current pit (Piteau, 2025).

15.5.4 Yerington Site - Water Supply and Water Treatment

The Yerington Pit will have two dewatering barge pumps in operation two years during initial construction and will continue into the first two years of operation. They will be capable of pumping at least 8,000 gpm for an average of 7,500 gpm for the first 4 years of pumping and will decrease to 2,650 gpm and cease pumping the following year to remove a total of 52,700 acre-ft of pit lake water. Additionally, eleven (11) 400-gpm capacity, 1,400 to 1,600 ft deep, perimeter dewatering wells will be installed and begin operation in Year 3 of the Project with dewatering rates ranging from 2,900 gpm to 4,300 gpm.

All the water supplied by the Yerington Pit barge pumps and dewatering wells will be pumped by underground pipe to a water treatment plant located in the Yerington process facilities area. The water treatment plant will consist of a microfiltration skid and an ion exchange system to remove major impurities, followed by reverse osmosis. All treated water from the water treatment plant will meet or exceed the discharge standards established by the NDEP. Water from the water treatment plant will be used for process, firewater, mining operations, and a small amount will be used for potable water after further treatment through a potable water treatment system. The remaining treated water will be discharged to the environment, specifically the Walker River surface water system.

15.6 SUPPORT BUILDINGS

15.6.1 Truck Shop and Administrative Buildings

There will be a truck shop building and three administrative trailers on site, located near the sulfuric acid plant and east of the secondary crushing circuit. See Figure 15.4 for Project location. The truck shop has 12 truck shop bays to service light to heavy-duty mobile equipment, ranging from site utility vehicles to haul trucks. The shop will be 300 ft by 120 ft. The general layout of the truck shop is shown in Figure 15.6.

Figure 15.6: Truck Shop General Layout

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 295 of 392

The three administrative trailers will be located adjacent to the truck shop. Each one consists of five closed-door offices with an open office area. It has two bathrooms and two open areas that can function as a kitchen and conference area. Each trailer will be 36 ft by 40 ft. The general layout of an administrative trailer is shown in Figure 15.7.

Figure 15.7: Administrative Trailer General Layout

15.7 MACARTHUR-YERINGTON PIPELINES

There will be four major pipelines that will transfer solutions between the Yerington Site and the MacArthur Site. At the MacArthur Site, a 10 ¾-inch pipeline will allow raffinate solution to be pumped between the MacArthur raffinate pond and the Yerington raffinate pond. Another 12 ¾ -inch pipeline will allow the MacArthur's rich electrolyte to be pumped and combined with the electrolyte at the Yerington copper-rich electrolyte tank located at the Yerington Site's SX facility.

At the Yerington Site, a 12 ¾-inch pipeline will allow the lean electrolyte from the Yerington site to be pumped back to the MacArthur site's solvent extraction circuit. Additionally, there will be a pipeline connecting the Yerington sulfuric acid storage tank to the MacArthur sulfuric acid tank. This pipeline supplies acid from the sulfuric acid plant to the MacArthur site with the needed acid for its leaching operation.

The dark blue line in Error! Reference source not found. indicates the location of the pipeline between the MacArthur Site and the Yerington Site.

15.8 HAUL ROAD

The new haul roads will be 65' wide with berms and side ditches for an approximate distance of 5.9 miles. One MacArthur segment will run from the northeast end of the MacArthur Pit heading northeast to the southeastern side of the MacArthur HLF. The other MacArthur segment runs east from the northeast corner of the Gallagher Pit to and along the south side of the MacArthur Pit and then continues to the southeast to the MacArthur WRSF (see Figure 15.2). The Yerington haul road runs from the northwestern end of the Yerington Pit to the southern end of the Yerington Oxide HLF (see Figure 18-3). Haul trucks will utilize the existing connecting service road that runs from the eastern side of the MacArthur Pit to the northwest side of the Yerington Pit for maintenance purposes. The brown lines in Figure 18.1 and all other site plans show the intended path of the new haul roads.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 296 of 392

15.9 SERVICE ROAD

There will be two new plant entrances. The one for the Yerington site will be just west of Alternate 95 and north of the Yerington Oxide HLF near Scarsdale Drive. The other new plant entrance will be about two miles west of Alternate 95 near the intersection of Campbell Lane and Rosaschi Road.

Existing service roads will be used as much as practical. The new service roads will be 30' wide with berms and side ditches for an approximate distance of 6.2 miles. The new service roads are on both sides of the Yerington process facility and along the Yerington Crushing Circuit. At MacArthur, the new service road will run from the new plant entrance south to the MacArthur SX facility and then continue south-southeast connecting with the existing service road that leads to the Yerington site. The solid green lines in Figure 15.1 show the intended new service roads.

15.10 FUEL

Fuel will be delivered to Site by fuel skids on delivery trucks or by rail as determined by Operations. The fuel storage is located by the truck shop. Typical fuel storage will be approximately three days.

15.11 POWER SUPPLY AND ELECTRICAL DISTRIBUTION

Existing power infrastructure includes the Fort Churchill Power Plant approximately 7.5 miles northeast of MacArthur, a utility substation to the south of the Yerington Pit and overhead 69 kV Medium Voltage utility lines in the vicinity of both the Yerington and MacArthur sites. The existing electrical infrastructure appears adequate to support the Yerington Copper Project with expected minimal upgrades.

Figure 15.8 below displays the electrical layout for the Yerington Site. The teal color line indicates the 13.8 kV distribution overhead line, and the green line indicates the existing 69 kV utility overhead power line connection. The layout also indicates the location of the power distribution center (PDC) for the Yerington heap leach, SX/EW and the crushing circuit.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 297 of 392

Figure 15.8: Yerington Site Power Distribution

The existing 69 kV Medium Voltage (MV) transmission line running through the Yerington Site from the utility grid originating from the nearby utility substation to the south of the Yerington Pit will be connected by a distribution overhead power line to a 69 kV/13.8 kV substation transformer to cover the electrical requirements needed for the Yerington Site. The 69 kV line runs close to the substation and does not require substantial material infrastructure for connection. The connection from the existing 69 kV line to the main substation transformer will be through a short section of overhead power line with a single circuit structure. The main substation consists of a 70 MVA, 69 kV/13.8 kV Step-down transformer and feed with medium voltage cables to a 13.8 kV, MV Switchgear. The transformer will feed roughly 90% of the plant loads under normal operation. The transformer is to be installed in the central area of the Yerington Site to facilitate the distribution of the 13.8 kV overhead power distribution lines feeding the other areas.

At the Yerington Site, the substation transformer and medium voltage switchgear will distribute 13.8 kV power via overhead distribution lines to all areas of the project, including the SX/EW process plant, administration building, sulfuric acid plant, transformer/rectifier, crushing/conveying facilities, PLS pumps, raffinate pumps, and the HLFs. Individual Power Distribution Center (PDC) buildings and MV to Low Voltage (LV) transformers are located strategically around the Site to provide power and controls to individual areas and processes, and to minimize distances of LV power circuit runs.

Figure 15.9 below displays the power distribution for the MacArthur Site. The teal line indicates the 4.16 kV distribution overhead line, and the green line indicates the existing 69 kV utility overhead power line. It also indicates the 69kV utility overhead power line connection, and the Macarthur SX PDC.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 298 of 392

Figure 15.9: MacArthur Site Power Distribution

At the MacArthur Site, there is an overhead 69 kV power line running approximately one mile to the east of the SX Process Facility area that will be connected by a distribution overhead power line to a 69 kV/4.16 kV, 10 MVA Pad-mounted transformer to cover the electrical requirements for the MacArthur Site. The pad-mounted transformer will distribute 4.16 kV power via overhead distribution lines to all project areas, including the SX process plant and the Heap/Leach, PLS pumps, and Raffinate pumps areas. Individual PDC buildings and MV to LV transformers are located strategically around the Site to provide power and controls to individual areas and processes and minimize distances of LV power circuit runs.

15.12 STORMWATER MANAGEMENT

Stormwater will generally be managed by keeping contact water separate from non-contact water. Contact water can be considered stormwater, process-related solution, or effluent that may come in contact with the containment areas, such as HDPE lining systems, process plant components, or water/solution that has been in contact with ore or process solution.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 299 of 392

The stormwater diversion system limits upgradient runoff reporting to the open pits, HLFs, WRSF, or the solution ponds. This ensures that stormwater management is sized for direct precipitation falling on the facility. Design considerations include the following criteria:

  On-site and off-site drainage were evaluated for the 100-year, 24-hour duration event
  As much of the off-site drainage as possible will be diverted around the facilities. In determining the area to be diverted, consideration was given to topographic conditions, layout of the facility, feasibility of, and costs associated with diversion channel construction
  On-site drainage must be accommodated, collected, and retained so that precipitation from the design storm event that falls on the HLF will not exit the site as surface flow. Every reasonable effort shall be made to minimize the possibility of a leachate spill and discharge to the surface lands surrounding the site

Sediment ponds have been included at the base of the WRSFs to temporarily detain runoff from the WRSF before discharging downstream, preventing sediment-laden water from exiting the Project area. The proposed Yerington WRSF, currently sited on top of the existing South Waste Rock Area, was assumed not to need any additional control beyond what is already in place for the existing facility.

15.13 HEAP LEACH FACILITIES

15.13.1 HLF Designs

Leachable oxide ore (MacArthur and Yerington East) will be ROM and truck-stacked in nominal 30-foot lifts. Leachable sulfide ore (Yerington West) will be crushed, agglomerated, and conveyor-stacked in nominal 30-foot lifts. The assumed in-place dry density is 115 pounds per cubic foot (pcf) for both ore types. The heaps were designed with 3H:1V overall side slopes to accommodate the closure footprint. During operations, slopes will include benching and steeper inter-bench face slopes. The maximum heap height for all three facilities will be 330 ft, as measured from the top of the lining system to the top of the heap.

The MacArthur HLF was sited towards the northern extent of the Project, entirely on native ground, and designed as two phases to contain the estimated 166 million dry tons of leachable oxide ore coming from the MacArthur pits. The total MacArthur HLF footprint is approximately 390 acres.

The Yerington West HLF was designed with a total of three phases to accommodate the estimated 234 million dry tons of crushed and agglomerated sulfide ore from the Yerington Pit. Roughly half of its footprint is on native ground, and half is on disturbed ground currently occupied by VLT from legacy mine operations. The upgradient starter facility is sited on native ground. It can be constructed and operated while the VLT is being removed to accommodate the Phase 2 and Phase 3 expansions to the east. The total Yerington West HLF footprint is approximately 560 acres.

The Yerington East HLF was sited on the southern portion of the legacy sulfide tailings facility. The HLF was designed to contain 140 million dry tons of oxide ore coming from the VLT and Yerington pits. The total Yerington East HLF footprint is approximately 320 acres and will be constructed in two phases.

The HLFs were designed to meet the requirements outlined in the Nevada Administrative Code, including an 80-mil (2 mm) double-sided textured HDPE geomembrane liner underlain by 12 inches of compacted soil with a hydraulic conductivity less than 1x10-6 cm/s. The borrow source for this low permeability material, referred to as underliner, is currently envisaged as the northern end of the legacy sulfide tailings facility based on the PFS-level geotechnical investigations. However, additional geotechnical investigations, chemical testing, and permitting discussions are required at future stages to confirm that the fine-grained sulfide tailings can be used as underliner.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 300 of 392

Each pad will have a solution collection system consisting of a network of perforated pipes placed on the HDPE liner and covered with a layer of drainage material, referred to as overliner. The pipes were sized based on the pad area reporting to each pipe and the proposed raffinate application flow rate. The design consists of secondary 4-inch perforated collection pipes reporting to primary 8-inch to 24-inch perforated header pipes arranged in a dendritic pattern across the geomembrane-lined areas. The spacing between pipes, in conjunction with an assumed overliner permeability of 2x10-1 cm/s, was designed to limit the hydraulic head on the liner system.

The perforated pipes will transition to solid-wall pipes to convey solutions to the PLS ponds. The PLS for each HLF were sized to provide enough storage for 12 hours of pregnant solution draindown as an operational inventory and an additional 24 hours of draindown for power loss events, with 3 ft of freeboard. The PLS ponds are intended to hold pregnant solution on a day-to-day basis. The adjacent event ponds, connected to the PLS ponds by a spillway, are intended to provide additional contact-water storage necessary during design storm events. The event ponds were sized to contain the volume of contact water runoff reporting from the HLF during the 100-year, 24-hour design storm event with 3 ft of freeboard. Each HLF has its own set of ponds, and the Yerington West Starter facility has a supplemental pond system because the Starter facility will be constructed upgradient from the pad expansion to allow for the VLT to be removed.

Consistent with the Nevada Administrative Code, the PLS pond is designed to be lined with two layers of geomembrane, separated by a layer of geonet with a leak detection and return system. The PFS design assumed the ponds are underlain by 12 inches of low permeability (<1x10-6 cm/s) underliner material. The liner selected for the ponds is 80-mil (2 mm) double-sided textured HDPE. The event ponds have been designed with the same liner system as the PLS ponds to allow for increased operational flexibility.

15.13.2 HLF Phasing

Phasing for each facility was determined based on constructability, mine plan, operational parameters, and minimizing the Starter configurations where possible to defer CAPEX. Table 15.2 summarizes the HLF phasing by facility.

Table 15.2: HLF Phasing
Facility	Phase	Estimated Construction Year	Years of Operation	Designed Capacity (million tons)
MacArthur	Starter	Year 0	Year 1 to 2.5	87
	Phase 2	Year 2	Year 2.5 through 6	79
	TOTAL			166

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 301 of 392

Table 15.2: HLF Phasing
Facility	Phase	Estimated Construction Year	Years of Operation	Designed Capacity (million tons)
Yerington West	Starter	Year 2	Year 3 to 6.5	65
	Phase 2	Year 6	Year 6.5 to 9.5	104
	Phase 3	Year 9	Year 9.5 through 12	65
	TOTAL			234
Yerington East	Starter	Year 2	Year 3 to 5.5	91
	Phase 2	Year 5	Year 5.5 through 8	49
	TOTAL			140

Figure 15.10 shows the Starter and Ultimate configurations for the MacArthur HLF.

Figure 15.10: MacArthur Starter and Ultimate HLF

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 302 of 392

YERINGTON WEST STARTER PONDS
YERINGTON WEST STARTER HLF
PROPOSED VLT PIT
YERINGTON WEST DIVERSION CHANNEL

YERINGTON WEST PONDS
YERINGTON WEST STARTER PONDS
YERINGTON WEST ULTIMATE HLF
YERINGTON WEST DIVERSION CHANNEL

Figure 15.11: Yerington West Starter and Ultimate HLF

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 303 of 392

Figure 15.12: Yerington East Starter and Ultimate HLF

15.13.3 HLF Geotechnical Investigations

The primary goals of the PFS-level geotechnical investigations were to characterize the subsurface conditions at the Yerington and MacArthur properties, evaluate potential borrow sources for construction materials to inform the PFS-level CAPEX, and inform geotechnical evaluations. The investigations were completed in two phases. The first phase included excavating 14 test pits and drilling 11 geotechnical boreholes at the MacArthur Property and locations adjacent to the Yerington Property, on land controlled by the BLM. The second phase consisted of 12 Cone Penetration Tests (CPT) and 14 geotechnical boreholes at the Yerington legacy sulfide tailings facility.

NewFields supplemented the data collected through the PFS-level geotechnical investigations with information from several other drilling campaigns throughout the facility closure and maintenance.

Subsurface conditions at the Yerington East HLF generally consist of a layer of VLT between 2 to 15 ft in thickness, overlying sulfide tailings comprised of very loose to medium dense, poorly graded and clayey sands and very soft to medium stiff clays and silts. The sulfide tailings are underlain by alluvium consisting of medium dense to very dense sands. The thickness of the sulfide tailings varies across the facility, between 40 ft at the southern portion of the facility and up to 70 ft near the western and northern portions. Based on the pore pressure dissipation and laboratory testing results, the sulfide tailings are considered saturated.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 304 of 392

The Yerington West HLF is sited over a native alluvial fan, and the VLT stockpiles. Prior to the construction of the ultimate facility, the VLT stockpiles located in the eastern portion of the proposed HLF footprint will be removed and reprocessed. Based on the proposed facility's location, subsurface conditions across the Yerington West HLF generally consist of VLT underlain by native alluvium and bedrock. The VLT stockpiles are typically coarse-grained soils and are up to a maximum of 150 ft thick. The native alluvial soil is generally dense to very dense coarse-grained interbedded sands and gravels with clay and silt lenses. The thickness of the alluvium increases towards the eastern footprint of the Yerington West HLF, on the order of 300 ft. Bedrock in the vicinity is characterized as quartz monzonite and weathered tuffs (Proffett and Dilles, 1984).

Subsurface conditions at the MacArthur HLF generally consist of a surficial layer of growth media approximately 0 to 1 foot in thickness, overlying alluvium consisting of medium dense to very dense, fine to coarse sands and gravels with a lens of fine-grained soil encountered in the northeast portion of the HLF study area. The thickness of the alluvium varies across the MacArthur HLF between 0 to 400 ft thick, generally increasing downslope of the alluvial fan, towards the eastern edge of the MacArthur Property.

At the conceptual MacArthur WRSF, subsurface conditions generally consist of shallow bedrock, locally mapped as quartz monzonite and tuffs (Proffett and Dilles, 1984). These materials excavate as clayey sands and gravels with increasing cobbles and boulders with depth to excavator refusal.

Several earthworks materials, including underliner, overliner, common fill, and structural fill, will be needed for the HLF construction. The borrow investigations were limited and were completed for PFS-level engineering only. Additional investigations and evaluations will be required during future studies to sufficiently evaluate construction material sources.

The sulfide tailings in the northern part of the facility, outside the HLF footprint, were assumed to be sufficient for use as an underliner borrow source based on limited geotechnical laboratory testing. The permeability of near-surface sulfide tailings samples met the minimum Nevada requirement for hydraulic conductivity of underliner materials (NAC, 2023); however, additional chemical testing and permitting discussions are required at future stages to confirm that the fine-grained sulfide tailings can be used as underliner.

Potential overliner feed rock sources were identified at the Yerington Property, including material from the legacy W-3 Waste Rock Area, legacy HLF material, EPA/North Pit Stockpile, and the South Waste Rock Area. Fresh rock from open-pit mining operations at either the MacArthur or Yerington Pits may also be suitable for use as overliner after crushing and screening.

Common fill and structural fill may be sourced from the more granular surficial native soils at both the Yerington and MacArthur Properties, or the coarse-grained material encountered at the legacy sulfide tailings.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 305 of 392

15.13.4 Geotechnical Evaluations

Geotechnical evaluations such as liquefaction potential, slope stability, and settlement were completed at the different candidate HLF locations based on the subsurface conditions encountered during the geotechnical investigations. The soils underneath the MacArthur and Yerington West HLF are not anticipated to undergo static or cyclic liquefaction; however, the legacy sulfide tailings beneath the Yerington East HLF are susceptible to static and cyclic liquefaction. The Yerington West and MacArthur HLFs were designed to meet regulatory requirements and industry accepted stability standards for slope stability factor of safety (NDEP-BMRR, 2021). For the Yerington East HLF, a stability key and rockfill buttress are required along the northern portion to meet stability requirements and were incorporated into the PFS designs. Settlement of the Yerington West and MacArthur HLFs should not affect performance of the HLF geomembrane liner and drainage. Maximum settlement was estimated on the order of 6.5 ft for the Yerington East HLF due to the presence of a low-strength, saturated, fine-grained layer in the sulfide tailings and the grading plan was adjusted to account for potential for differential settlement.

15.13.5 Regulatory Requirements and Operational Safety

The HLFs and associated structures have been designed to meet regulatory requirements and industry-accepted standards and practices, and are suitable for a PFS-level design. Additional investigations, evaluations, and analyses will be required at subsequent design phases to confirm assumptions and reduce the risk of encountering unforeseen conditions during construction.

During construction, a rigorous Construction Quality Assurance (CQA) program will be implemented to ensure the construction materials meet or exceed specified values that are key to HLF performance. Materials not meeting the specifications will either not be used in construction or approved after confirming the deviations will not negatively impact facility performance through modeling or other analyses, evaluations, and calculations.

A robust Operations, Maintenance, and Safety (OMS) manual will be a key component to ensure operations and monitoring controls are in place for the structure's lifecycle. The OMS manual will include instrumentation and monitoring to provide early warning for potentially unstable conditions. These early warning systems will allow operators to monitor conditions at the HLF and provide recommendations if values trend toward thresholds for potentially unsuitable levels. The CAPEX includes preliminary instrumentation and monitoring systems.

16.0 MARKET STUDIES AND CONTRACTS

16.1 COPPER

The base-case copper price used in the economic analysis is US $4.30 per pound, stated in U.S. dollars and current as of July 31, 2025. This principal assumption is derived from a methodology that emphasizes historical pricing and is supplemented by an independent third-party outlook from S&P Global. Historical pricing is given greater weight, using a recent trailing average of actual traded prices through the end of July 2025. The forward-looking component draws on S&P Global's commodity briefing service issued in mid-June 2025 and reflects their near- to medium-term view for Copper.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 306 of 392

16.2 HISTORIC

As of July 31, 2025. e = estimate; f = forecast; LME = London Metal Exchange; Moz = million ounces. Sources: S&P Global Commodity Insights; London Stock Exchange Group. The historic 12-month LME copper price averages $4.24/lb. with a 6-month trailing price of $4.34/lb.

Figure 16.1: 1-Yr Trailing Historic LME Copper Price

16.3 FORWARD

Table 16.1: Copper Price Forecasting
	2024e	2025f	2026f	2027f	2028f	2029f	2030f
Supply (tons)	24,637	25,290	26,403	27,136	27,465	28,249	28,860
Demand (tons)	24,363	25,035	25,936	26,788	27,559	28,123	28,599
Refined balance (tons)	274	255	467	348	-94	126	261
LME 3M price ($/ton)	8,407	8,522	8,351	8,313	8,555	9,019	9,242
LME 3M price ($/lb)	4.20	4.26	4.18	4.16	4.28	4.51	4.62

As of July 31, 2025. e = estimate; f = forecast; LME = London Metal Exchange; Moz = million ounces. Sources: S&P Global Commodity Insights; London Stock Exchange Group

Applying this historically dominant blend produces a reference level that is above US $4.30 per lb., while the third-party forward outlook aligning with the project execution timeline sits at or above the US $4.30 per lb. level. Selecting US $4.30 per lb. therefore represents a reasonable base-case input for a prefeasibility study analysis and is consistent with the requirement to justify principal assumptions using both historical information and an independent external view.

This section contains forward-looking information based on assumptions, including the copper price assumption stated above. Actual results may differ due to risks and uncertainties described elsewhere in this report and in the issuer's continuous disclosure

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 307 of 392

16.4 SULFUR

The sulfur supply price used for acid production in the economic analysis is US $102 per ton. The principal assumption is derived a trailing 12-month average sulfur price from Q1 2024 through Q1 2025. Sulfur prices are historically very volatile. Demand growth is outpacing supply growth driving current market conditions.

16.5 SULFURIC ACID

The sulfuric acid sale price used in the economic analysis is US $121 per ton. The principal assumption is a May 2025 spot price.

Sources: Intratec

Figure 16.2: 1-Yr Trailing West Cost Sulfuric Acid Market Price

It is recommended that Lion CG engage with potential buyers and sulfuric acid trading/distributors that supply sulfuric acid to the western United States to improve future selling costs during the feasibility study.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 308 of 392

17.0 ENVIRONMENTAL STUDIES, PERMITTING AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS

17.1 ENVIRONMENTAL BASELINE STUDIES

This section outlines the current permitting status, future anticipated requirements, and available information on environmental studies for the Yerington Copper Project, along with the general closure and reclamation plan and associated cost estimate. Potential social and community considerations and factors, including stakeholder engagements, are also presented in this section.

17.2 PROJECT PERMITTING

The Yerington and MacArthur Properties are on private and federal land administered by the BLM Sierra Front Field Office in the Carson City District. Proposed mining operations for the Project will require authorization from Federal, State, and local regulatory agencies, supported by requisite studies and analyses, along with public involvement.

Table 17.1 provides an overview of the anticipated Federal, State, and County permits and approvals that may be required to dewater the Yerington Pit and construct/operate the Yerington Copper Project. This preliminary list of permits/authorizations may require modifications as additional mine planning and engineering designs are completed and results of baseline characterization studies and analyses are available.

Table 17.1: Anticipated Permit Requirements
Permit	Regulatory Agency
Federal Permitting
Mine Plan of Operations/Record of Decision	U.S. Department of the Interior, Bureau of Land Management (BLM)
Incidental Take Permit (Golden Eagle)	U.S. Fish and Wildlife Service (USFWS)
404 Permit	U.S. Army Corps of Engineers (USACE)
Right of Way on Public Land (Railroad Spur)	U.S. Bureau of Land Management (BLM)
Certificate to Construct, Acquire, or Operate Railroad Line	U.S. Surface Transportation Board (STB)
Explosives Permit	U.S. Department of Treasury, Bureau of Alcohol, Tobacco, Firearms, and Explosives
Hazardous Waste Identification Number	Environmental Protection Agency (EPA)
Mine Identification Number	Mine Safety and Health Administration (MSHA)
State Permitting
Water Pollution Control Permit (Project and pit dewatering)	Nevada Division of Environmental Protection (NDEP) Bureau of Mining Regulation and Reclamation (BMRR)
Reclamation Permit	Nevada Division of Environmental Protection (NDEP) Bureau of Mining Regulation and Reclamation (BMRR)
Air Quality Permit	Nevada Division of Environmental Protection (NDEP) Bureau of Air Pollution Control (BAPC)
Water Rights Appropriation	Nevada Division of Water Resources (NDWR)

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 309 of 392

Table 17.1: Anticipated Permit Requirements
Permit	Regulatory Agency
Stormwater National Pollutant Discharge Elimination System (NPDES) Multi-Sector General Permit (MSGP) for Stormwater/ Stormwater Pollution Prevention Plan (SWPPP)	Nevada Division of Environmental Protection (NDEP) Bureau of Water Pollution Control (BWPC)
Spill Prevention, Control, and Countermeasure Plan (SPCC)	Nevada Division of Environmental Protection (NDEP) Bureau of Water Pollution Control (BWPC)
Individual NPDES Permit for Discharge to Surface Waters	Nevada Division of Environmental Protection (NDEP)
State Groundwater Permit	Nevada Division of Environmental Protection (NDEP) Bureau of Water Pollution Control (BWPC)
Section 401 Certification	Nevada Division of Environmental Protection (NDEP) Bureau of Water Pollution Control (BWPC)
Working in Waterways Permit	Nevada Division of Environmental Protection (NDEP) Bureau of Water Pollution Control (BWPC)
Notice of Dam Construction*	Nevada Division of Water Resources (NDWR)
Water Rights Appropriation	Nevada Division of Water Resources (NDWR)
Dam Safety Permit*	Nevada Division of Water Resources (NDWR)
Public Water System Permit	NDEP, Bureau of Safe Drinking Water
Hazardous Waste Management Permit	NDEP, Bureau of Waste Management
Industrial Artificial Pond Permit	Nevada Department of Wildlife, Habitat Division
Septic System Permit	Nevada Division of Public Health
Hazardous Materials Permit	State Fire Marshal
Hazardous Materials Storage Permit	State Fire Marshal
Local (County)
Project Notification	Lyon County
Special Use Permit	Lyon County
Building Permit	Lyon County
Business License	Lyon County

Note:

*: Not anticipated at this time, but if the Heap Leach Facility (HLF) ponds are deemed jurisdictional dams, these permits may be required.

17.2.1 Existing Permits and Authorizations

The Project has obtained all permits required to conduct site exploration necessary to support mine planning and development of this PFS. These permits include Exploration Plan of Operations from BLM, Reclamation Permit from NDEP BMRR, and temporary discharge permits from NDEP BWPC. Table 17.2 lists the permits that Lion CG has secured at the time of this report.

Table 17.2: Major Existing Project Permits
Permit Name	Permit Identifier	Most Current Issued Date	Issuing Agency
MacArthur Exploration Plan of Operations	NVN-085212	Sept. 17, 2024	BLM

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 310 of 392

Table 17.2: Major Existing Project Permits
Permit Name	Permit Identifier	Most Current Issued Date	Issuing Agency
Yerington Exploration Reclamation Permit	#0321	Nov. 13, 2024	NDEP BMRR
MacArthur Exploration Reclamation Permit	#0294	Aug. 12, 2024	NDEP BMRR
Yerington Class II Air Quality Operating Permit	AP1629-4669	June 18, 2024	NDEP BAPC
MacArthur Class II Air Quality Operating Permit	AP1629-4668	June 18, 2024	NDEP BAPC
Yerington Temporary Authorization to Explore	TNEV2024106	Dec. 10, 2024	NDEP BMRR
Yerington Stormwater Construction General Permit	CSW-54058	June 27, 2024	NDEP BWPC
MacArthur Stormwater Construction General Permit	CSW-54053	June 27, 2024	NDEP BWPC

17.2.2 Federal Permitting Requirements

Lion CG intends to prepare an MPO in accordance with BLM 43 CFR 3809 Surface Management regulations and Nevada guidance for Preparation of Operating Plans for Mining Facilities (NAC 445A.398). The BLM, the lead agency, and NDEP BMRR will concurrently review the Project MPO, including the Reclamation Plan Permit Application, under a MOU between these two agencies (BLM Agreement No. BLM-MOU-NV21-3809-2019-014).

BLM's NV-IM 2024-019 provides the protocol all Nevada BLM offices must follow for processing and approving federal actions, including implementation and procedural guidance for project initiation and preplanning, NEPA compliance, and ensuring consistent compliance with applicable regulations when authorizing federal actions. NV-IM-2024-019 reduces permitting uncertainty by establishing specific reporting requirements and milestones and allowing for a robust NEPA process with shortened timelines.

NEPA requires BLM to assess the environmental effects of the proposed action prior to making decisions. Lion CG anticipates that the BLM will determine that an (EIS)-level review will be required for the Project. Under NV-IM-2024-019, the time limitation to complete the NEPA analysis and issue a Record of Decision (ROD) for an EIS is 1 year.

NV-IM-2024-019 describes the initial project review process (pre-NEPA) which includes submittal of a project proposal (Pre-MPO), multi-agency/stakeholder baseline kickoff meeting, and determination of baseline surveys requirements (Baseline Data Needs Assessment Form [BNAF]). Under this NV-IM, all baseline reports as determined by the BNAF, the MPO and Reclamation Plan Permit Application, Supplemental Information Report (SIR), and Supplemental Environmental Reports (SERs) need to be completed and approved by BLM prior to initiating the NEPA process. The SIR provides a detailed description of the proposed action, no action, and alternatives considered. An SER provides a summary of the proposed action and alternatives considered, a detailed description of the affected environment, and detailed effect analysis.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 311 of 392

The Project's permitting schedule may benefit from implementation of the EO 14241 titled Immediate Measures to Increase American Mineral Production issued in March 2025 to streamline permitting processes for mining projects, particularly those focused on critical minerals. In addition to this EO and BLM Nevada direction, Lion CG also recognizes recent changes made to NEPA and assumes BLM will comply with the Department of Interior's (DOI's) July 3, 2025 Interim Final Rule, including adherence to 516 DM 1 - US DOI Handbook of NEPA Implementing Procedures. Depending on baseline data needs as determined by BLM and seasonality considerations for certain field surveys, the pre-NEPA tasks listed above could require 18 to 24 months to complete. Preliminary permitting schedule estimates the submittal of the MPO (and completeness determination) and NEPA process (including all pre-NEPA tasks as outline in NV-IM-2024-019) will require between 2.5 and 3.5 years.

Construction of the rail spur will require a Right of Way (ROW) permit from the BLM and a Certificate to Construct, Acquire, or Operate Railroad Line from the Surface Transportation Board (STB) under 49 CFR 1150. Lion CG may proceed with the ROW application in a separate process from the MPO. Lion CG must also comply with the Energy and Environmental Regulations at 49 CFR parts 1106 and 1105, including consulting with the Board's Office of Environmental Analysis at least 6 months prior to filing an application, to begin the scoping process to identify environmental issues and outline procedures for analysis of the proposal.

Any disturbance below the ordinary high-water mark of Walker River or an adjacent wetland (including installation of discharge infrastructure such as piping) would trigger involvement by the U.S. Army Corps of Engineers (USACE) under Section 404 of the Clean Water Act (CWA). The Walker River is jurisdictional Waters of the U.S. (WOTUS) given it is an interstate waterway (Nevada-California) and the primary tributary to Walker Lake. USACE issued a Navigable-in-Fact determination on Walker Lake in February 2022.

Raptor surveys were completed in 2022 (WRC, 2022), 2023 (WRC, 2023), and 2024 (WRC, 2024). Golden Eagle nests have been observed within or near the Project area during each survey event. Lion CG may need to apply for an Incidental Take Permit with the United States Fish and Wildlife Service (USFWS) under the Bald and Golden Eagle Protection Act (50 CFR 22). If an Incidental Take Permit is required, USFWS will also conduct some level of review under NEPA.

Other federal permits that may be required include explosives use permit from the Bureau of Alcohol, Tobacco, Firearms, and Explosives and a hazardous waste identification number from the EPA.

Lion CG anticipates securing all required Federal permits and authorizations needed to construct and operate the Project within reasonable and normal timeframes.

17.2.3 State Permitting Requirements

The State of Nevada requires permits for all mineral exploration and mining operations regardless of the land status. At the State level, the Project will require a Reclamation Permit, one or more WPCP(s) for mine operations and pit dewatering, and an Air Quality Permit to construct and operate.

The subsections below present additional information on key State permitting efforts.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 312 of 392

17.2.3.1 Reclamation Permit

NDEP BMRR is the primary State agency regulating mining. NDEP BMRR issues Reclamation Permits prior to construction of exploration, mining, milling, or other beneficiation process activity that proposes to create disturbance over five acres. Reclamation is regulated in Nevada under the authority of the Nevada Revised Statutes (NRS) 519A.010 - NRS 519A.280 and NAC 519A.010 - NAC 519A.415. As previously stated, Lion CG will complete the Reclamation Plan Permit Application, including a reclamation cost estimate, as part of the MPO submittal.

17.2.3.2 Water Pollution Control Permit

NDEP BMRR administers the State of Nevada WPCP application process for the mine, material processing, and operation of the fluid management system in accordance with NAC 445A.350 through NAC 445A.447. A WPCP includes requirements for the management and monitoring of the mine and material processing operations, including the fluid management system and procedures for temporary, seasonal, and tentative permanent closure of mine and material processing operations.

Lion CG intends to prepare a WPCP application for proposed mine facilities and associated buildings and structures that have the potential to degrade the waters of the State. NDEP BMRR will also require a WPCP for pit lake dewatering, based on supporting analyses that predict future water quality within the pit lake to meet beneficial use standards and will not degrade groundwater. Lion CG would prepare one WPCP application for the Project or prepare the WPCP application for pit lake dewatering under a separate process from the overall mine WPCP. A WPCP is valid for 5 years, provided the operator remains in compliance with the regulations.

NDEP BCA Abandoned Mine Lands program may perform its own review of the pit lake dewatering plan to determine if dewatering may cause material changes to established baseline conditions established by ARC and BCA as part of human health and ecological risk assessments completed for the historic mine site remediation.  Approval of, or at a minimum, no objection to dewatering the pit lake may be required by the BCA, as outlined in the 2019 Environmental Covenant Agreement (further discussed in Section 15.5).

Preliminary permitting schedule estimates that Lion CG will require between 2.5 and 3.5 years to secure a WPCP for the Project and pit dewatering. Lion CG intends to proceed with preparation of the WPCP concurrently with the MPO and NEPA analysis.

17.2.3.3 Yerington Pit Lake Discharge Permitting Requirements

During pit dewatering, Lion CG intends to return all excess water to the Mason Valley basin, either via direct surface discharge to the Walker River or for irrigation use via a combination of discharge to land for irrigation and WRID system. During initial discussions with landowners, major irrigators in the area, and the WRID, Lion CG received expression of interest in the surface discharge options for agricultural crop irrigation since the basin is over-appropriated and over-pumped. Prior to discharge, Lion CG intends to treat pit lake water to meet the requirements of the water quality standard applicable for the particular discharge option. Water treatment is assumed to be via reverse osmosis thus providing flexibility in achieving various water quality standards depending upon a discharge streams final disposition.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 313 of 392

Lion CG plans to secure a National Pollutant Discharge Elimination System (NPDES) permit from NDEP BWPC for the direct discharge of treated pit lake water to the Walker River. As part of its CWA delegation from the EPA, NDEP will provide the draft permit decision to EPA's Region 9 Water Management Division and address any EPA comments prior to public notice. Discharge to the Walker River will meet regulatory requirements associated with applicable water quality standards. A NPDES permit for discharge to the Walker River spans several beneficial use categories (drinking water, irrigation, recreation, etc.) in addition to standards for the protection of aquatic life.

A Section 401 Water Quality Certification from NDEP BWPC may also be required. Projects requiring water quality certification from the State of Nevada must comply with the CWA Section 401 Certification regulations that EPA promulgated in 2023, codified as 40 CFR 121. The State of Nevada defines Waters of the State (WOTS) in Nevada Revised Statute (NRS) 445A.415 to mean all waters situated wholly or partly within or bordering upon this State, including but not limited to:

  All streams, lakes, ponds, impounding reservoirs, marshes, water courses, waterways, wells, springs, irrigation systems and drainage systems; and
  All bodies or accumulations of water, surface and underground, natural or artificial.

Given this definition, some aquatic resources may not be a federally jurisdictional WOTUS but still be regulated by Nevada as a WOTS. In those cases, although no Federal permit may be required (Section 404 Permit), a Section 401 Water Quality Certification from NDEP BWPC occurring in, over, or near WOTS may still be required.

Discharge to land for irrigation and WRID will require a State Groundwater Permit for irrigation issued by BWPC. The treatment requirements for this permit will, at a minimum, meet the standards for irrigation water as prescribed in NAC 445A.1236 and the Sodium Adsorption Ratio (SAR) set in NAC 445A.1906. For discharge to the WRID system, Lion CG intends to enter into an agreement with the third-party irrigators and the WRID to demonstrate that the treated irrigated water will be applied in a manner consistent with the NDEP-approved irrigation management plan.

17.2.3.4 Water Rights

NDWR issues approvals to use groundwater for mining, milling, and domestic purposes. Lion CG currently owns the water rights for mining, milling, and domestic use presented in Table 17.3.

Table 17.3: Summary of Water Rights for Yerington and Macarthur
Permit Number	Status	Certificate Number	Priority Date	Source	Manner of Use	Annual Volume (AF)	Rate of Diversion (CFS/year)
15424	Certificate	4397	12/3/1953	Groundwater	Mining, Milling	868.50	1.20
18411	Certificate	5485	11/2/1959	Groundwater	Mining, Milling	970.11	1.34
23793	Certificate	7652	4/7/1967	Groundwater	Mining, Milling	1,614.24	2.23
25399	Certificate	8428	12/17/1969	Groundwater	Mining, Milling	1,628.67	2.25

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 314 of 392

Table 17.3: Summary of Water Rights for Yerington and Macarthur
Permit Number	Status	Certificate Number	Priority Date	Source	Manner of Use	Annual Volume (AF)	Rate of Diversion (CFS/year)
61449	Permit	n/a	3/12/1952	Groundwater	Mining, Milling	160.00	0.22
58527	Permit	n/a	11/2/1959	Groundwater	Mining, Milling	758.00	1.05
83843	Permit	n/a	11/2/1959	Groundwater	Mining, Milling	15.00	0.02
Total						6,014.52	8.31

Notes: CFS= cubic ft per second, AF = acre-ft

In Nevada, mine pit dewatering is considered a beneficial use of water, requiring water rights. Consumptive use, which is water that is withdrawn or diverted and not returned to the water source, is a key consideration in water rights and pit dewatering permitting.

Yerington Pit dewatering for the first 4 years of the Project are estimated at 12,075 acre-ft per year (Piteau, 2025). Dewatering of the MacArthur Pit in Years 3, 4, and 5 will total approximately 662 acre-ft per year. Lion CG owns 6,014.52 acre-ft of primary ground water rights that are permitted for mining, milling, and dewatering uses. The balance of the consumptive use will be achieved by discharging treated pit lake water back to the Mason Valley Basin as recharge via the Walker River and by irrigation of agricultural land. Irrigation using treated pit dewatering discharge will reduce the need for third-party irrigators and WRID to pump groundwater from the basin, therefore reducing the volume of groundwater currently pumped (consumptive use) by third-party irrigators and the WRID. This would offset the estimated consumptive use deficit for the Project considering the existing water rights held by Lion CG. Lion CG intends to meet the consumptive use requirements associated with the Yerington Pit dewatering by working with local water rights holders and NDWR.

17.2.3.5 Air Quality Permit

NDEP Bureau of Air Pollution Control (BAPC) works closely with NDEP BMRR on mining projects and issues permits to construct and operate facilities that emit gases or particulate matter to the atmosphere. Permits are issued in accordance with NAC 445B.001 through NAC 445B.3689. NDEP BAPC has primacy for air quality activities in Lyon County under the Federal Clean Air Act of 1970, as amended. The type of permit is dependent upon threshold exceedances (e.g., Class I, Class II). As part of the air permitting process, the Project's Potential to Emit (PTE) is reviewed to determine whether it constitutes a major stationary source.  Given the size of the Project, Lion CG assumes that a Class I Air Quality Operating Permit will be required. Lion CG estimates that it will take approximately 12 months to receive the required permit from when the application is submitted.  Permit acquisition will happen in parallel with other permitting processes.

17.2.4 Local Permitting Requirements

Lion CG plans to apply for a Special Use Permit with Lyon County to receive authorization to conduct mining and processing at the Yerington and MacArthur Properties. The County Building Department will also issue various permits to construct and inhabit structures and facilities at the mine, including building, electrical, plumbing, and mechanical permits, and inspections.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 315 of 392

17.3 ENVIRONMENTAL STUDIES

Lion CG plans to ensure that the characterization of environmental resources at the Yerington and MacArthur Properties is complete and adequate to support the development of an MPO and satisfy other permitting requirements, as determined in collaboration with Federal and State agencies.

The Yerington Property has been thoroughly characterized through previous permitting efforts, environmental studies and analyses, and as part of the regulatory compliance process under previous mining operations. The issuance of existing permits listed in Table 20-2 required additional environmental studies and site characterization. Nothing in either the historic characterization reports or recent environmental baseline studies indicates the presence of sensitive environmental receptors or other factors that could preclude the development of key Project resources or infrastructure or significantly delay preparation of a MPO for the Project.

Lion CG has previously completed cultural resources surveys (Johnson, 1989) on portions of the MacArthur Property to support the preparation of an Exploration Plan of Operations and 2009 Environmental Review (EA).

Golden eagles and other protected birds have been identified in the vicinity of the proposed MacArthur Pit (WRC 2022; 2023; 2024); however, these serve only to guide and focus future permitting efforts. The presence of eagles does not preclude Project development or operation.

The results of the ongoing regional numerical groundwater model and fate and transport model will support the permitting process and effect analysis under NEPA. The models will predict the extent of the groundwater cone of depression associated with the Yerington Pit dewatering, dewatering rates, and water quality that will be used to develop a water balance and refine water treatment plant design. Lion CG completed installation of piezometers and monitoring wells to further characterize the groundwater in the vicinity of both pits.

Lion CG intends to complete a baseline characterization program to support the permitting of the Project that will include, but not be limited to, the studies presented in Table 17.4. The complete list of baseline studies and analyses required to support permitting the project will be defined in consultation with State and Federal agencies with jurisdictional authority over resources that may be affected by the Project. As part of the State permitting, Lion CG intends to consult with regulatory agencies such as NDEP BMRR and NDWR to refine the baseline data needs that will support the preparation of a Reclamation Plan, WPCP including pit dewatering, pit lake discharge and NPDES/State Groundwater Permit, and Air Permit. To the extent feasible, Lion CG plans to initiate these studies concurrently at Yerington and MacArthur.

Table 17.4: Potential Baseline Surveys and Studies
Studies	Scope of Work
Wetlands, seeps and springs, and Waters of the US
  Geomorphology survey
  Hydrology (field measurements and water quality sampling)
  Seeps and springs surveys
  Soils and moisture observations
  Proper functioning conditions
  Aquatic resources (e.g., spring snails and macroinvertebrates)
  Wetlands and Waters of the U.S.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 316 of 392

Table 17.4: Potential Baseline Surveys and Studies
Studies	Scope of Work
Groundwater and surface water characterization
  Stream delineation (flow rates and water quality sampling)
  Groundwater baseline characterization (groundwater level and water quality sampling)
  Aquifer testing
  Pit lake and groundwater flow model (pit lake refill, water balance, dewatering rates, temporal water quality changes)
  Groundwater contaminant transport model

Geochemical characterization
  Ore, waste rock, heap leach/feed characterization testing:
  Static testing (discrete and composite): Acid Base Accounting (ABA)and paste pH, Net Acid Generation (NAGpH) and Net Acidity Testing
  Kinetic testing: Humidity Cell Testing (HCT) on waste rock, and Trickle Leach Column Testing on synthesized heap leach/feed composite(s).

Vegetation and wildlife	Biological inventory Ecological risk assessment Golden eagle consultations
Cultural resources	Class III (intensive) cultural resources inventory
Air quality	Baseline data collection Dispersion air modeling Green House Gas (GHGs) emissions inventory
Noise	Baseline data collection Noise modeling
Soil and rangeland	Desktop review of publicly available information and previous studies/surveys
Geology and mineral resources	Desktop review to characterize the physiographic and topographic setting, regional geology, site geology, mineralization, historic mining, and geologic hazards and features of the Project area
Traffic and transportation study	Traffic study Desktop review of public access, transportation, and traffic patterns in the Yerington area
Recreation	Review of federal, state, and local laws, regulations, and guidelines for recreation and wilderness resources management to describe recreational use
Socioeconomic	Study to describe the socioeconomic characteristics and conditions
Visual resources	Viewshed analysis Digital photography survey and computer-generated visual simulations

Lion CG may expand these surveys and/or perform additional baseline characterization studies and analyses on other resources as deemed necessary by the agencies to support State and Federal permitting processes, including BLM's effect analysis under NEPA.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 317 of 392

17.4 ENVIRONMENTAL ISSUES

As previously described in Section 5.1.1, ARC is actively remediating the former Anaconda and Arimetco mining operations (brownfield site) at the Yerington Property.

As discussed in Section 5.1.3, before acquiring the Yerington Property in 2011, Lion CG performed due diligence following the guidelines of a BFPP defense to shield Lion CG from legacy liabilities. In 2009, the State of Nevada, EPA, and BLM issued letters outlining the activities Lion CG needed to complete to maintain BFPP status under State and Federal law. Lion CG continues to perform the required activities to maintain the BFPP status.

Effective July 24, 2012, the EPA and Lion CG entered into an agreement that required Lion CG to perform a specific scope of work at the Yerington brownfield site in exchange for which EPA agreed to a sitewide covenant not to sue or take administrative actions against Lion CG for response costs, existing contamination, and other matters addressed in the agreement. This agreement constitutes an administrative settlement under CERCLA and states that Lion CG is entitled to protection from contribution claims or actions for existing contamination and for other matters as addressed in the agreement. The agreement also states that Lion CG has resolved its liability for all response actions at the brownfield site if Lion CG loses its status as a BFPP, and to release and waive any lien EPA may have at the time the agreement was signed or in the future for costs incurred by EPA. EPA issued a Notice of Completion for the work Lion CG was required to perform under the settlement on January 7, 2015.

Lion CG also entered into a Master Agreement with ARC effective June 1, 2015, that outlines the Parties' responsibilities concerning cooperation, access, property rights, liabilities, federal land acquisition, preservation of Lion CG's property and mineral rights and coordination of the use of the brownfield site by ARC to complete remedial actions and by Lion CG for exploration, mining, and mineral processing activities. This Master Agreement also contains covenants not to sue and indemnification provisions between the Parties.

These agreements reduce Lion CG's risks regarding environmental liabilities from past exploration, mining and mineral processing which took place at the Yerington brownfield site prior to Lion CG's acquisition in 2011. These agreements also enable Lion CG to advance with mine development and operations concurrently with ARC's ongoing remediation activities. The final ARC remediation schedule indicates issuance of the Final ROD by February 2027 with the remedial action completed during 2028-2030 followed by post-closure long-term monitoring and maintenance (NDEP BCA, 2025).

Lion CG will incorporate appropriate remedial design elements into the Project design for proposed facilities located within the remediation boundary, if necessary. Given the stringent engineering requirements for new mining facilities, it is highly likely that standard industry design features, such as placement of synthetic liners and installation of double-walled piping for conveyance of process solutions, will meet or exceed remedial action requirements. Lion CG has and will continue to work proactively with ARC and NDEP to coordinate mine permitting and eventual construction and operation with the remediation requirements undertaken by ARC. On September 11, 2019, SPS entered into an Environmental Covenant Agreement (2019 Covenant) with NDEP which describes use limitations, access agreements, and all other conditions associated with the historic Yerington Property. The 2019 Covenant allows mineral exploration, development, mining, or mineral processing to the extent that such activities receive approval by NDEP BCA or a No Further Action Determination before proceeding. The 2019 Covenant requires prior notification to and approval by NDEP of any activities that alter, disturb, or modify any natural or manmade surface water features on or immediately adjacent to property where access, land, water, or other resource use restrictions are needed to implement investigations or cleanup.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 318 of 392

Lion CG plans to ensure that all permits to construct and operate the Project facilities located within the historic Yerington Property boundary comply with the 2019 Covenant, including proposed processing facilities located in areas under the jurisdiction of NDEP BCA Abandoned Mine Lands program. Permitting proposed Project facilities located within the remediation boundary prior to completion of the remediation work will require coordination between NDEP BMRR and NDEP BCA to ensure compliance with applicable Nevada mine-related statutes and regulations and the 2019 Covenant. The 2019 Covenant does not prohibit future mineral exploration, mineral development, mining, mineral processing, and all mining-related support activities to the extent that such uses and activities are approved by NDEP

17.5 WASTE, WATER, AND PROCESS FLUID MANAGEMENT

Lion CG intends to manage waste and process-related fluids as required by the construction and operating permits listed above. The Project will not generate tailings since Lion CG will extract copper from the mined material using heap leach and solvent extraction-electrowinning processes.

BLM Instruction Memorandum NV-2013-046 (BLM, 2013) outlines the rock and water resources data information that needs to be collected under 43 CFR 3809.401(b)(2) and 3809.401(c)(1) for plans of operation. NDEP BMRR issued additional guidance on material characterization (NDEP BMRR, 2025) pursuant to the WPCP program and associated NAC 445A regulations. Lion CG plans to initiate a geochemical characterization program to generate data that will allow prediction of the Acid Rock Drainage and Metal Leaching (ARDML) potential of the mined materials and prepare a Rock Characterization and Handling Plan based on the results of the study. The plan will describe how Lion CG will manage waste rock material and if special handling is required (i.e., segregation, encapsulation, etc.) based on the potential for material to neutralize or generate acid or leach metals under weathering conditions. As required by an operating permit, Lion CG will design and construct the Waste Rock Storage Facilities (WRSFs) including installation of liners or placement of other low permeability barriers within storage facility footprints prior to placement of waste rock.

Lion CG plans to design the Heap Leach Facilities (HLFs) to contain leach ore and solutions in accordance with NAC 445A.432 with 100 percent containment (zero discharge design) under both normal operating and emergency operating conditions. As required by federal and state regulations, Lion CG will line the HLFs with synthetic materials to ensure that neither process solution nor processed ore would enter the environment.

Both domestic and industrial solid waste will be generated during construction and operations of the Project. Lion CG plans to manage regulated waste material and comply with permits and/or applicable Federal and state standards for the disposal and treatment of solid waste, including regulations issued pursuant to the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act (RCRA; 42 U.S.C. 6901 et seq.). If necessary, based on types of waste generated and quantities, Lion CG intends to obtain a Hazardous Waste Identification Number from EPA for both the mine and plant site. Hazardous waste will be managed and stored according to State, Federal (43 CFR 262) and local regulations. Lion CG will verify that all waste is properly labeled, stored, and disposed of pursuant to 43 CFR 8365.1-1(b). Lion CG will handle municipal type waste in accordance with regulatory requirements and local ordinances.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 319 of 392

Lion CG plans to manage contact and non-contact water in accordance with applicable permits and regulations. Generally, non-contact water will consist of precipitation and runoff that does not come into contact with potentially contaminated areas such as processing facilities, WRSFs, and HLFs. This includes run-on from areas upgradient from the Project and run-off from certain non-process related facilities (i.e., access roads, office parking lots, etc.). Contact water generally includes water that has interacted with anything in the mining process, such as ore, tailings, waste rock, chemicals, or equipment.

Lion CG would design Project's stormwater management infrastructure to meet the following objectives:

  Minimize run-on volumes by diverting water surface flows away from disturbed areas and mine facilities such as process solution sources, WRSFs, and HLFs
  Capture runoff water downstream of mine infrastructure in diversion channels and ponds

Run-on and non-contact stormwater would be captured and diverted back to the environment, as much as practicable. Where possible, natural drainage patterns will be preserved for non-contact water management.

Contact water and process solution will be contained within the Project and either used in process operations or treated and discharged in compliance with applicable permits. All process solutions will be contained within lined facilities or other process components designed to prevent release to the environment.

The Project's proposed water treatment plant will generate brine as a by-product. During initial pit dewatering, Lion CG plans to recirculate the brine back to the pit or use ponds to naturally evaporate the brine, leaving behind a residue of salts and other dissolved solids. Lion CG would line the brine pond as required by Federal and State regulations. Once process makeup water is required for operations, Lion CG intends to incorporate the brine in the processing circuit.

17.6 SITE MONITORING

All Federal, State, and County agencies are expected to require monitoring of the mine, material processing operations, and the fluid management system to ensure compliance with the Project permits. As part of both the WPCP and the MPO, Lion CG would submit a detailed monitoring plan to demonstrate compliance with the permits and other Federal or State environmental regulations, to provide early detection of potential problems, and to assist in directing potential corrective actions (if necessary).

The site-wide monitoring plan would include a discussion of area water quality, monitoring locations, analytical profiles (NDEP Profiles I, II, or III), and sampling/reporting frequency. Typical monitoring programs include surface and groundwater quality and quantity, air quality, revegetation, stability, noise levels, and wildlife mortality.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 320 of 392

BLM monitoring requirements will be included as part of the ROD. NDEP BMRR monitoring requirements will be included in applicable permits issued for the Project.

17.7 SOCIAL/COMMUNITY

17.7.1 Considerations of Social and Community Impacts

Lion CG is committed to securing and maintaining its social license to operate in the communities that may be affected by the Project. Lion CG recognizes that stakeholder support is important to the success of the Project and plans to deliver transparent and ongoing communication with all stakeholders, with the goal of advancing the Project inclusive of community and stakeholder input.

Lion CG will consider potential issues and concerns shared by the participants during these engagements and will consider input received (to the extent feasible) in the development of the MPO to avoid, minimize, mitigate, or offset/compensate potential negative effects on the communities and enhance Project benefits.

Stakeholder1 groups may include (but are not limited to) the following:

  Agricultural industry
  Area Schools & universities
  City of Yerington
  Elected officials
  Local community organizations & businesses
  Local residents
  Lyon County
  Media
  Mining organizations
  Native American Tribes
  Non-Governmental Organizations (NGOs)
  Regulatory agencies
  Third-party irrigators
  Utilities & infrastructure
  Water authorities

Lion CG has developed a Stakeholder Outreach Strategy for engaging with the various stakeholder groups associated with the Project and establish measures and mechanisms to address stakeholders concerns on a timely basis. The framework includes a due diligence process, stakeholder mapping and analysis, engagement planning and communication protocols, grievance mechanism, record keeping, and follow-ups procedures. Lion CG's Stakeholder Outreach Strategy also allocates Company funding to conduct regular stakeholder engagements and work with parties to develop beneficial options to manage the potential negative effects of the Project.

From Project planning and throughout the life of mine, Lion CG intends to host town hall meetings, present Project information to individual groups of stakeholders, participate in community events, organize open house events, and offer guided tours of the Project area. Since the issuance of the PEA in March 2024, Lion CG has ongoing stakeholder engagements with city, county, and state elected officials, the Yerington Paiute Tribe, and the Walker River Paiute Tribe. Lion CG has also met with various regulatory agencies, irrigators, water authorities, elected officials, members of the public, and the Walker Basin Conservancy.

1 Stakeholders are listed in alphabetical order.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 321 of 392

Lion CG is committed to understanding and communicating the potential positive and negative impacts of the mining operations on the local stakeholders. Should the construction of infrastructure and operation of the Project negatively affect some aspects of the local communities, Lion CG intends to evaluate and develop alternatives, where possible, to minimize these impacts, based on feedback received during ongoing stakeholder engagements. As part of its Stakeholder Outreach Strategy, Lion CG maintains a grievance mechanism available to all parties.

The Project will provide substantial economic benefits and fiscal contributions to the community of Yerington, Lyon County, and the State of Nevada through increased employment and training opportunities, expanded economic activity (e.g., contractors, suppliers, support services), increased household incomes, and additional tax revenues.

Lion CG anticipates that approximately 400 contracted and direct employees will be required for a period of approximately 2 years during the Project construction phase. Operation of the Project over the 12-year mine life will provide direct employment for approximately 550 workers with an average annual salary of $97,000. Lion CG will prioritize hiring the workforce locally, to the extent feasible. The Project will also create indirect employment opportunities associated with ancillary and support services to the Project such as transportation, maintenance, and supplies. Tax revenues generated by the Project are anticipated to be approximately $111,428,000 at the State level and $70,871,000 at the county level. Based on the projected mine life, the Project will have a positive long-term direct, indirect, and induced impact on both the local and regional economy.

Additionally, Lion CG plans to dewater the Yerington Pit lake and discharge treated water back to the watershed that will recharge the Mason Valley groundwater aquifer systems and provide important beneficial uses and enhance ecosystems in the area.

Reprocessing legacy mine residuals (i.e., VLTs) will generate additional overall economic benefits and make previously disturbed land available for new mine infrastructure, reducing the need for new land disturbance at the Yerington Property. Lion CG will design and construct any new HLF's in accordance with stringent modern industry standards and regulatory requirements. As part of the Project, Lion CG will reprocess legacy materials by moving the VLTs to the proposed Yerington HLF for recovery of copper while ensuring adequate closure and reclamation of these sites by reducing long-term potential impacts to the environment. The Project's mine closure plan and associated reclamation bond that will be in place prior to mining will enhance ongoing remediation efforts and ensure reclamation of the Yerington Property to the latest environmental and safety standards following completion of mining.

17.8 CLOSURE PLANNING

17.8.1 Closure and Reclamation Plan

Lion CG plans to reclaim disturbed areas resulting from activities associated with the Project in accordance with BLM Subpart 43 CFR 3809 - Surface Management and the State of Nevada NDEP regulations (NAC 519A and NAC 445A.350 through NAC 445A.447).

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 322 of 392

The State of Nevada requires the development of a Reclamation Plan for any new mining project meeting requirements to return mined land to productive post-mining land use. Lion CG will design and implement a strategy for mine closure and reclamation that will meet the following objectives:

  Comply with applicable Federal and State environmental rules and regulations
  Stabilize the disturbed areas to a safe condition
  Reduce visual impacts
  Limit and/or eliminate long-term maintenance following reclamation to the extent practical
  Protect both disturbed and undisturbed areas from unnecessary and undue degradation

Lion CG plans to manage closure and reclamation in a similar manner for the Yerington and MacArthur Properties. Other legacy mining areas from previous operations exist at the brownfield site within the Yerington Property that are being managed by NDEP and are under the responsibility of third parties. Lion CG plans to assume responsibility for the closure activities.  Lion CG will not assume responsibility for legacy impacts of the facilities as outline in Section 3.4.

During construction activities, Lion CG plans to salvage and stockpile suitable and available growth media material for use in future reclamation activities. If possible, Lion CG will perform concurrent reclamation of areas no longer required for mining and processing operations.

Lion CG plans to close and reclaim the mine facilities as summarized below:

  Mine pits: Once mining and dewatering activities cease; the pits will naturally re-fill with water forming pit lakes that will serve as local groundwater sinks (Piteau, 2025). Lion CG would place safety controls by the major access points to the pits to limit access. Lion CG would install/construct physical barriers (e.g., berms, fencing, or other appropriate barriers) along the pit areas, if needed
  WRSFs: Regrade and recontour the exterior slopes of the facilities concurrently with operations to ensure an overall slope no steeper than 3H:1V. To the extent possible, ensure the slopes are stable and graded using dozers to blend with the surrounding topography. Lion CG would place stockpiled growth media on the facilities and revegetate with the approved reclamation seed mix
  HLFs: Proceed with depletion of process fluids from the facilities (i.e., chemical stabilization and draindown), regrade and recontour the exterior slopes of the facilities to ensure an overall slope no steeper than 3H:1V, place a growth media cover on all slopes of the facilities, and revegetate with an approved reclamation seed mix
  Process facilities: Decontaminate, decommission, demolish, and dispose of the crushing facility and conveyors, the processing plants, the acid plant, water treatment plant, and the fluid management system. Salvageable equipment may be sold

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 323 of 392

  Pipeline: Remove the pipeline infrastructure between the Yerington and MacArthur Properties, regrade the area to match the surrounding topography, and revegetate with an approved native seed mix
  Buildings (not identified as part of the post-mining use): Demolish and remove the building material from site, if appropriate; Remove above-ground concrete or bury on site and cover below-ground concrete in place. In those cases where the buildings may not be demolished, burial with inert material may be used as the method of site reclamation
  Roads (not identified as part of the post-mining use and/or not needed for long-term monitoring access): Regrade the road surfaces to tie into existing ground contours, rip and scarify the area to alleviate compaction and allow for root penetration, and revegetate with an approved native seed mix
  Post-closure monitoring: Continue monitoring activities at both Properties. Perform post-mining groundwater quality monitoring in accordance with NDEP requirements and the approved WPCP for at least 5 years; revegetation monitoring for a minimum of 3 years following implementation of revegetation activities or until revegetation success has been achieved; and monitor and control noxious weeds for 3 years following closure. Conduct slope stability monitoring, berm and sign maintenance, site inspections, and any other necessary monitoring for the period of reclamation responsibility following mine closure

The MPO submitted to BLM and NDEP BMRR will describe the closure and reclamation activities for the various Project facilities. A reclamation surety adequate for the reclamation of the entire Project, which includes development of the patented and unpatented claims, must be posted before Lion CG will be authorized to proceed with activities. Lion CG expects to provide a bond equivalent (using a phased approach) to the actual cost of performing the agreed upon reclamation measures. BLM and NDEP BMRR will approve the bond prior to approving the MPO and issuing the Reclamation Permit. The reclamation surety will be administered by NDEP. Estimated closure costs for the Yerington Copper Project are approximately $48,614,000.

Lion CG intends to submit a Final Plan for Permanent Closure (FPPC) to NDEP BMRR at least 2 years before the anticipated date of permanent closure. The FPPC will incorporate procedures, methods, and schedules for stabilizing spent process materials based on information and experience gathered throughout the active life of the facility.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 324 of 392

18.0 CAPITAL AND OPERATING COSTS

18.1 CAPITAL COST

18.1.1 Summary - Capital Cost

This section provides an overview of the capital costs associated with the Yerington Copper Project, which has been designed to achieve a nominal annual copper production rate of approximately 120 million pounds.

The capital cost estimate encompasses all direct and indirect expenditures, complete with appropriate contingencies for the various facilities required to commence production, as outlined in this study. It's important to note that all equipment and materials are assumed to be new, and the estimate does not incorporate allowances for potential scope changes, escalation, or fluctuations in exchange rates. The execution strategy is rooted in an engineering, procurement, and construction management (EPCM) implementation approach, with Lion CG overseeing construction management and the packaging of discipline-based construction contracts.

This capital cost estimate for the Project has been developed to align with the requirements of a Pre-Feasibility Study (PFS), encompassing the costs associated with designing, constructing, and commissioning the necessary facilities.

Table 18.1 outlines the total capital costs for the project, encompassing the mine, process facilities (including the 34 Mtpa crushing plant), heap leach facilities, on-site infrastructure, dewatering of the existing pit lake, and all associated project-related indirect expenditures and contingencies across major areas. The total capital cost estimate for the Project stands at approximately $1,732 million, with prices expressed in terms of Q1 2025 levels.

Table 18.1: Yerington Copper Project Capital Cost Estimate
Area	Initial Capital (M$)	Sustaining Capital (M$)	Total Capital (M$)
Open Pit Mining	22.8	40.7	63.5
Processing	143.4	318.5	461.9
Infrastructure	176.4	228.1	404.5
Acid Plant/CoGen	130.2	114	244.2
Dewatering	42.5	17.5	60
Indirects	74.0	125.7	199.7
Contingency	134.7	163.2	297.9
Total	724.0	1,008	1,732

Estimate Responsibility

This capital cost estimate reflects the joint efforts of SE, NewFields, and AGP. SE was responsible for compiling the submitted data into the overall estimate. Table 18.2 outlines the responsibilities of each company for the input of information into the capital cost estimate.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 325 of 392

Table 18.2: Capital Cost Estimate Responsibilities
Company	Responsibility
Samuel Engineering	Process plant, crushing and overland conveying, heap leach stacking system, dewatering, water treatment, and on-site infrastructure, and taxes (included in the financial model).
AGP	Mining.
NewFields	Heap leach facilities and stormwater management.
Lion CG	Owner's costs and closure costs.

Escalation

There is no allowance for escalation beyond May 31, 2025 in the estimate.

Exclusions

The following items are specifically excluded from the capital cost estimate:

  permits and licenses
  project sunk costs
  escalation beyond the base date of the estimate
  exchange rate variation

Capital Cost Risks

It is important to recognize that the costs of many items may currently be influenced by prevailing global market conditions. This estimate does not account for such uncertainties. The capital cost estimate provided is valid as of May 31, 2025.

In light of the challenges outlined above, a thorough examination of capital cost sensitivity is conducted as an integral part of the financial modeling process.

18.2 MINE CAPITAL COSTS

The capital costs associated with mining equipment were derived from the assumption of acquiring a mining fleet, with Lion CG serving as the mine operator.  Contract mining has not been considered for the PFS. Equipment pricing was predominantly sourced from quotations provided by local vendors, supplemented by data from AGP's database of recent projects for certain smaller equipment. The mining equipment capital costs reflect the use of financing of the major equipment and most support equipment.  A 20% down payment is included in the capital cost for those units financed. The remaining cost is included in the operating costs discussed later in 18.8.2.

The vendor's base cost estimates for each unit were incorporated into the calculation of unit costs, and additional options were factored to arrive at the final capital cost per unit, as detailed in Table 18.3. The capital cost represents the cost of the equipment if not financed. With financing the 20% downpayment amount is shown which is attributed to capital. The remainder is then expensed as an operating cost. The full cost of financing is also shown in Table 18.3.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 326 of 392

Table 18.3: Major Mine Equipment - Capital Cost ($USD)
Equipment	Unit	Capacity	Capital Cost	Down Payment	Full Financed Cost
Production Drill	inch	5.5	1,342,000	268,000	1,517,000
Production Drill	inch	6.75	3,085,000	617,000	3,487,000
Production Loader	yd3	15	2,434,000	487,000	2,833,000
Electric Hydraulic Shovel	yd3	21	6,579,000	1,316,000	7,659,000
Hydraulic Excavator	yd3	8.8	2,349,000	470,000	2,655,000
Haulage Truck	t	102	1,939,000	388,000	2,192,000
Crusher Loader	m3	15	2,434,000	487,000	2,833,000
Track Dozer	HP	636	1,656,000	331,000	1,928,000
Grader	HP	218	439,000	89,000	496,000

Certain items, such as spare truck boxes and shovel buckets, were considered as capital expenses and procured concurrently with the mine equipment. For haulage trucks, the estimate assumes one spare box for every four trucks, while for hydraulic shovels and loaders, it anticipates one spare bucket for every two loading units.

The allocation of capital costs is determined based on the units required within a specific timeframe. If new or replacement units are necessary, their quantity, multiplied by the unit cost, defines the capital expenditure for that period. If the equipment is financed, this amount is the downpayment. Please note that no provision is made for potential cost escalation in these calculations. Major equipment purchases are anticipated one year in advance of their actual need. Consequently, if the equipment is required in Year 1, the cost is attributed to Year -1.

The quantity of units is contingent upon the mine schedule and the operating cost estimate, which is based on the required operating hours. These figures are balanced over time, ensuring that fluctuations in hours, whether from one period to another or from year to year, are evenly distributed across the entire equipment fleet to maintain equilibrium.

Replacement intervals for equipment are derived from average values gleaned from AGP's experience. Factors like equipment rebuilds and recertifications, as well as the consideration of used equipment, are not factored into these calculations. However, they should be contemplated during the procurement of the mine fleet.

The alignment of equipment units with operating hours is established for each major piece of mining equipment. Smaller equipment quantities are determined based on operational requirements, such as pickup trucks (dependent on field crews), lighting plants, mechanics trucks, and so forth.

The most substantial component of the major mine equipment is the haulage trucks. In Year 4, the demand for the truck fleet reaches its peak, with fifty units of 102-ton capacity required to sustain mine production. A maximum of 6,000 hours per truck per year is considered, even though there are periods where this maximum utilization is not reached. In such cases, the required hours are evenly distributed among the trucks within the fleet.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 327 of 392

The calculation method remains consistent for other major mine equipment. Consequently, some smaller production loaders may have a longer lifespan (i.e., the same number of hours between replacements) due to the sharing of operational hours with other units in the fleet.

Support equipment is typically replaced on a periodic basis. For instance, pickup trucks are exchanged every four years, with older units potentially reallocated to other departments on the mine site. For the purposes of capital cost estimation, new units are taken into account for mine operations, engineering, and geology.

Table 18.4 shows the timing of equipment purchases, both initial and sustaining, and provides the projected operating life by unit. Meanwhile, Table 18.5 offers an overview of the total number of units on-site by year.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 328 of 392

Table 18.4: Equipment Purchases - Initial and Sustaining
Equipment	Unit Life (hrs.)	Yr -1	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8	Yr 9	Yr 10	Yr 11	Yr 12
Drill (5.5 inch)	25,000	1	1			1	1	1					1
Electric Drill (6.75 inch)	45,000	4	3	2	1
Loader (15 yd3)	35,000	2	2	1
Electric Hydraulic Shovel	50,000	2	2			2
Hydraulic Excavator	7 years	1		1
Truck (102t)	60,000	13	7	11	8	9		2
Crusher Loader	35,000		1
Tracked Dozer	35,000	4	2								4	2
Grader	20,000	2	1					1	1

Table 18.5: Equipment Fleet Size
Equipment	Unit Life (hrs.)	Yr -1	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8	Yr 9	Yr 10	Yr 11	Yr 12
Drill (5.5 inch)	25,000		2	2	2	2	3	3	3	3	2	2	2	1
Electric Drill (6.75 inch)	45,000		4	7	9	10	10	10	10	10	10	10	10	10
Loader (15 yd3)	35,000		2	4	5	5	5	5	5	5	5	5	5	5
Electric Hydraulic Shovel	50,000		2	4	4	6	6	6	6	6	6	6	6	6
Hydraulic Excavator	7 years		1	2	2	2	2	2	2	2	2	2	2	2
Truck (102t)	60,000		20	31	39	48	48	50	50	50	50	50	50	50
Crusher Loader	35,000		1	1	1	1	1	1	1	1	1	1	1	1
Tracked Dozer	35,000		6	6	6	6	6	6	6	6	6	6	6	6
Grader	20,000		3	3	3	3	3	3	3	3	3	3	3	3

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 329 of 392

The mining capital is tabulated in Table 18.6.

Table 18.6: Mining Capital Cost Estimate ($USD)
Mining Category	Preproduction ($M)	Sustaining ($M)	Total ($M)
Mining Equipment
Major Equipment	13.0	33.2	46.2
Support Equipment	9.8	7.5	17.3
Total Mine Capital	22.8	40.7	63.5

Pre-Production Stripping

There is no need for pre-production stripping, as the material necessary for the heap leach facilities is readily accessible. Mining commences in MacArthur which has feed material currently available from previous mining activity. Consequently, no expenses have been allocated to this category.

Mining Equipment

In this analysis mining equipment considers of financing of the equipment. Only the downpayment component of the equipment purchase is shown for those units financed.  This category covers the downpayments, complete capital cost of the equipment if not financed, spare buckets for shovels and loaders, as well as spare boxes for truck rebuilds. Additionally, it incorporates various standard support equipment such as track dozers, graders, water trucks, and pump trucks. Furthermore, it encompasses specialized vehicles like the blaster's truck, along with essential emergency response assets such as ambulances, fire trucks, and associated rescue equipment.

The equipment roster also includes a 35-ton and 50-ton rough terrain crane, and a 100-ton lowboy and tractor specifically designated for transporting drills and dozers between different pit areas.

Mining Infrastructure

Power for the mine equipment is factored into the infrastructure capital and is not individually earmarked for the mine. Additionally, the main maintenance facilities are situated at the Yerington site and integrated into the Infrastructure category, rather than being accounted for within the mining capital expenditure.

18.3 PROCESS PLANT CAPITAL COST

The process capital cost encompasses various components, including those tailored to meet the specific requirements of Nuton technology, alongside the more traditional oxide heap leach facility. The detailed breakdown of costs for these facilities is provided in Table 18.7.

Table 18.7: Process Capital Cost Estimate
Area	Initial Cost ($M)	Sustaining Cost ($M)	Total Cost ($M)
Crushing System	0.0	138.6	138.6
Overland Conveyor	0.0	13.0	13.0

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 330 of 392

Table 18.7: Process Capital Cost Estimate
Area	Initial Cost ($M)	Sustaining Cost ($M)	Total Cost ($M)
Nuton TechnologyTM	0.0	65.2	65.2
Agglomeration System	0.0	21.2	21.2
Stacking System	0.0	41.4	41.4
Heap Leach	12.8	22.1	34.9
SX Circuit	63.2	27.1	90.2
Electrowinning	41.1	22.7	63.8
Reagents	2.5	0.1	2.6
Acid & CoGEN Plant	125.3	81.2	206.5
Utilities	9.8	0.0	9.8
Water Treatment	38.7	0.0	38.7
Laboratory	3.0	0.0	3.0
Total	296	433	729

The processing capital cost is composed of several distinct components, each contributing to the overall project cost:

Crushing System

The crushing circuit includes two primary sizer with secondary and tertiary cone crushing and conveying for the Nuton process stream, capable of processing 35 Mtpa.

Nuton TechnologyTM

This includes unit operations specific to generating and nurturing bacterial inoculum, pyrite, augmentation of the Yerington sulfide feed, agglomeration, and heap leach operational modifications to facilitate chalcopyrite leaching. The system will also maintain a biomass held in reserve if needed to augment the cultivation of the in-situ heap leach biomass.

Stacking System

Two independent stacking systems are included for the Yerington Nuton circuit designed for retreat stacking to improve mechanical utilization.

Heap Leach Facility (HLF)

Heap Leach Facility (HLF) costs are primarily included in infrastructure costs. Process capital costs for the HLF include mechanical equipment, piping, valves, controls, power systems, and installation costs.

Solvent Extraction (SX) Circuits

A modular design, allowing for expansion as needed when Yerington increases ore placement on the leach pads. Owing to the nature of the design, the downtime for an expansion to the system is minimized.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 331 of 392

Electrowinning (EW) Circuit

Another modular design that adapts to increased copper cathode production rates, including an automatic cathode stripping unit.

Reagents

Capital for reagent handling and make-up, including mixing and day-tank storage, sized for high-consumption reagents like sulfuric acid.

Process Utilities

Encompassing plant and instrument air, freshwater make-up, and hot water.

Raw Water Treatment

Capital costs for a Reverse Osmosis (R/O) system to provide R/O quality water for boiler make-up, reagent mixing, and inoculum build-up.

Laboratory

Initially designed to support MacArthur sampling, with expansion planned when Yerington comes online in Year 4 to accommodate the larger sampling load and requirements associated with the blast hole cuttings.

Sustaining Maintenance Capital

Sustaining capital of 2% of initial capital is distributed over the project's lifespan for sustaining maintenance needs.

Estimating Methodology

Engineering lists, process flow diagrams, and other process deliverables have been produced with sufficient detail to determine capital costs at a PFS level of study. Engineering quantities for concrete, steelwork, mechanical, and electrical for the process plant and associated infrastructure have been factored based on accepted factors (Lang) and similar projects.

The unit rates and labor rates are based on historical rates and Nevada salary surveys.  Budgetary quotes for mechanical and electrical equipment were obtained from reputable international suppliers.

Pricing Basis

Costs are based on recent quotations for major process equipment, factored appropriately to accommodate specific project configurations.

Contractor Indirects

Based on historical cost information, it includes offsite management, onsite staff, and supervision above trade level, crane drivers, equipment, and labor mobilization and demobilization.

Construction indirect costs for all direct labor are included in the capital cost estimate, which also includes PPE, fuel, travel, and clothing.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 332 of 392

18.3.1 Infrastructure Capital Cost

The Yerington Copper Project primarily centers its infrastructure capital requirements at the Yerington site, where the majority of essential facilities are located. The proximity of both Yerington heap leach facilities to the process plant streamlines operations. While some minor support facilities will be situated in the MacArthur area, the core infrastructure is strategically positioned at Yerington.

The construction of the heap leach facilities is a pivotal aspect of the project, and it has been carefully phased to distribute the necessary capital expenditure effectively, ensuring alignment with material placement and operational requirements.

Infrastructure costs are categorized into significant segments, each contributing to the overall project, as detailed in Table 18.8.

Table 18.8: Yerington Copper Project Infrastructure Capital Costs
Area	Initial Cost ($M)	Sustaining Cost ($M)	Total Cost ($M)
Electrical System - site	5.2	0	5.2
Oxide Heap Leach Pad	48.1	100	148.1
Sulfide Heap Leach Pad	10.7	78	88.7
Rail Spur (12 miles)	35.5	0	35.5
Admin & Mine Maintenance Facilities	19.7	0	19.7
Site roads, equipment, dump preparation, etc	25.8	0	25.8
Total	144.9	178.0	322.9

18.3.2 Electrical System

The electrical system expenses encompass two key components: the connection to the existing 69 kV line and the extension of this line to accommodate the needs of the process plant and mine distribution.

The electrification of the pit area entails the installation of utility poles encircling the pit and extending along its walls. This electrification effort encompasses both MacArthur and Yerington, ensuring accessibility for shovels and drills, optimizing mining operations.

18.3.3 Sulfide Heap Leach Facility

The Sulfide heap leach facility will be strategically situated, encompassing the existing VLT stockpile. The facility construction will take place over a total of three phases, commencing in Year 2, with subsequent expansions in Years 6 and 9. Each phase of pad construction aligns with the mining schedule, ensuring that the targeted VLT areas for re-processing are fully extracted before pad expansions are initiated.

The cost estimate encompasses all aspects of pad development, spanning site preparation, earthwork, geosynthetic materials, collection ponds and solution collection pipework.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 333 of 392

18.3.4 Oxide Heap Leach Facility

The Oxide Heap Leach Facility will be strategically situated atop the legacy sulfide tailings facility. This choice stems from the large surface area and proximity to the Yerington Pit and processing facilities offered by the existing tailings facility. Geotechnical investigations and evaluations completed for this study indicated this location is satisfactory; however, detailed geotechnical investigations and assessments will be conducted to confirm that the tailings can be adequately graded or otherwise prepared to serve as a suitable surface for the Heap Leach Facility.

The development of the initial pad will commence in Year 2, with a single expansion planned for Year 5. The comprehensive cost estimate encompasses all aspects of pad construction, covering site preparation, earthwork, geosynthetic materials, collection ponds, and solution collection pipework.

The MacArthur HLF is sited adjacent to the open pits, on the largest expanse of relatively flat ground within the MacArthur Property. The development of the initial pad will commence in Year 0, with an expansion planned for Year 2. The comprehensive cost estimate encompasses all aspects of pad construction, covering site preparation, earthwork, geosynthetic materials, collection ponds, and solution collection pipework.

18.3.5 Rail Spur

The rail spur is strategically located to connect the main rail line near Wabuska with the mine site. The spur traverses in a southerly direction from the main line around the ridge of hills, past MacArthur, and leads directly to the Yerington site.

This rail spur serves multiple purposes. It facilitates the delivery of essential supplies such as sulfur prill and other bulk materials while also establishing a reliable means for transporting the finished copper.

Precise details regarding the exact location of the rail spur will be subject to further engineering in subsequent stages of the study.

18.3.6 Mine Maintenance Shop

The construction of the mine maintenance shop will be phased to align with the growth of the equipment fleet. Initially, the shop will be sized to accommodate the requirements of the new equipment and the lower stripping demands associated with mining MacArthur and VLT. As Yerington operations commence, the facility will be expanded to effectively manage the growing number of units.

The cost estimate for the shop encompasses outfitting various areas within, including the tire bay, welding bay, and other essential sections.

18.3.7 Other Infrastructure

This category encompasses various elements of additional infrastructure, including site roads, fencing, waste dump preparation, mobile site equipment, truck weigh scales, and explosives storage.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 334 of 392

18.4 DEWATERING CAPITAL COST

Before commencing mining activities in the Yerington pit, it is essential to remove water from the existing pit lake. The destination of the water is being determined as part of the overall permitting effort, in coordination with local entities.

The dewatering cost covers the following components:

  Pit Lake Dewatering: This includes the capital cost for pumps, pipes, discharge infrastructure, and related equipment.
  Shallow Dewatering Wells: These wells are installed during pit lake dewatering to prevent potential pit slope instability during rapid pit lake drawdown
  Deep Dewatering Wells: These wells are essential for long-term dewatering during pit operations
  In-pit Dewatering Sumps/Pumps: These systems are responsible for capturing and removing direct precipitation within the Yerington Pit and MacArthur Pit during active operations
  Water Treatment Plant: An allowance for a treatment facility is included should it be required after additional evaluations
  Pond: A geomembrane-lined pond is provided for potential mixing, settling, and/or upset conditions, as needed
  Pumping Cost: Capitalization of pit dewatering operating costs

The estimated costs associated with the dewatering of the Yerington pit and the establishment of infrastructure needed to maintain both the Yerington Pit and MacArthur Pit in dry conditions during active mining total $49.7 million. Of this, $45 million is allocated for initial capital needs, while the remaining $4.7 million represents sustaining capital for the establishment of longer-term dewatering wells and sumps for pit operations.

18.5 ENVIRONMENTAL CAPITAL COST

Closure costs are included for each area, encompassing the final reclamation of site facilities, heap leach facilities, and open pits. Additionally, it accounts for monitoring activities after mining operations have ceased.

The environmental costs of the mining area are provided in Table 18.9.

Table 18.9: Yerington Copper Project Environmental Cost Estimate
Area	Initial Cost ($M)	Sustaining Cost ($M)	Total Cost ($M)
Yerington
Closure Costs	0	32.9	32.9
MacArthur
Closure Costs	0	15.7	15.7
Bond(1)	12.7	(-6.6)	(6.1)
Total	12.7	56.7	69.4

(1) Bond Includes 6.1M in sustaining interest and (12.7M) repayment of the bond.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 335 of 392

18.6 INDIRECTS

The Indirect costs have been applied as a percentage for each estimation area. The Owner's cost, which has been included in the Indirect category, is a calculated number based on the construction needs anticipated for the project construction.

The various items considered in determining the Indirects percentages include:

18.6.1 Engineering, Procurement and Construction Management (EPCM)

  EPCM costs are factored based on historical ratios
  Construction management (CM) costs are included in the owner's cost since Lion CG will oversee construction management
  EPCM services for the project encompass detailed engineering, procurement, equipment and material purchases, contracting, project management, and controls

18.6.2 Construction Indirects

  Construction indirect costs are factored and cover items not within the contractor or client scope, such as temporary facilities, warehousing, utilities, and infrastructure available on-site as directed by Lion CG
  Costs for fuel, meals, accommodation, and vehicles have been estimated
  Room and board costs during construction are estimated based on camp loading, construction duration, and recent pricing for Canadian camp maintenance

18.6.3 Spares

  Commissioning spares for major equipment have been quoted by vendors
  Costs for commissioning spares for other equipment have been factored
  Capital and operating spares are included in the sustaining cost estimate

18.6.4 Vendor Representatives

  Certain equipment will require vendor representation during construction and/or commissioning
  The estimate includes a provision to cover vendor representatives' services based on major mechanical equipment packages

18.6.5 Freight

  Freight costs are calculated as a percentage of the supply cost
  Factors for freight costs were obtained from vendor quotations, and if unavailable, an approximation of 8% to 20% of equipment supply cost was used, based on historical rates and sourcing of materials and equipment

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 336 of 392

18.6.6 Owner's Costs/Royalty Buydown

  Owner's costs, including the construction management team's salaries and other Lion CG-directed expenses, have been estimated and included in the estimate
  An expense of $10.4 million is allocated for owner's costs in the initial capital expenses

To buy down the MacArthur royalty to 1%, $1 million is allocated in Year 3.

18.6.7 Indirect Percentages and Cost

Indirect percentages and costs for various areas, including estimate costs, are detailed in Table 18.10. Open Pit Mining was costed with a 5% indirect cost that is captured in operating costs as the project was costed based on equipment leasing terms.

Table 18.10: Indirect Percentages and Cost Estimate
Area	Initial Cost ($M)	Sustaining Cost ($M)	Total Cost ($M)
Open Pit Mining	0	0	0
Heap Leach Facility	4.8	18.4	23.2
Infrastructure	18.8	0	18.8
Acid Plant & CoGEN	14.8	0.9	15.7
Process Facilities	19.5	52.1	71.5
Contracted Indirects	13	41.9	54.9
Other Indirects	22.1	26.9	49.0
Owners Cost/Royalty Buydown	9.9	0	9.9
Total	102.9	140.2	243.1

18.7 CONTINGENCY

The estimate incorporates a contingency fund to address unforeseen variances between the specific items considered in the estimate and the eventual total installed Project cost. The contingency does not cover scope changes or design expansions.

Contingency has been allocated to the estimate on an area basis, with varying percentages reflecting the level of confidence associated with each estimate area. It's worth noting that contingency is independent of the specified estimate accuracy and should be evaluated in the context of the Project's total cost, inclusive of contingency. In total, the contingency for the Capital Cost Estimate amounts to approximately 24.3% of the total Project cost, equating to $275.6 million over the mine's operational lifespan.  Open pit mining contingency is 5% but all contingency is captured in operating costs as project was costed based on equipment leasing terms.

Table 18.11 presents the contingency percentages and costs applied to each respective area for reference.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 337 of 392

Table 18.11: Project Area Contingency Percentages
Area	Contingency (%)	Initial Cost ($M)	Sustaining Cost ($M)	Total Cost ($M)
Open Pit Mining	0	0	0	0
Heap Leach Facility	15	6.8	26.7	33.5
Infrastructure	24.4	15.3	0	15.3
Acid Plant & CoGEN	24.7	25.6	17.7	43.3
Process Facilities	26.0	61.1	79.8	140.9
Contracted Indirects	23.6	17.8	10.2	28
Other Indirects	27.5	6.1	6.5	12.6
Owner's Cost	20	2	0	2
Total		134.7	140.9	275.6

18.8 OPERATING COST ESTIMATION

18.8.1 Operating Cost Summary

The estimated Project operating costs are shown in Table 18.12.

Table 18.12: Yerington Copper Project Operating Costs - Life of Mine
Area	Life of Mine ($/t moved)	Life of Mine ($/t process feed)	Life of Mine ($/lb copper payable)
Open Pit Mining	2.55	3.35	1.18
Processing	1.42	1.87	0.66
G&A	0.19	0.24	0.09
Total Operating Cost	4.16	5.47	1.92

General data sources and assumptions used as the basis for estimating the process operating costs include:

  process design criteria in Section 14.0
  nominal production rate of 34 Mtpa for the Nuton circuit
  labor requirements as developed by AGP and SE
  unit cost of electrical energy of $0.065/kWhr
  unit cost of diesel fuel of $3.03/gal
  taxes are excluded from the G&A but are applied to the financial model

18.8.2 Mine Operating Costs

Mine operating costs are estimated from base principles. Key inputs to the mine costs are fuel, electricity, and labor. The fuel cost is estimated using local vendor quotations for fuel delivered to the site. A value of $3.03/gallon is used in this estimate. For electricity, a price of $0.065/kWhr has been used.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 338 of 392

18.8.2.1 Open Pit Mine Operating Cost Estimate

Labor cost estimates were based on queries to other operations and recent salary surveys for Nevada.  Shift schedules are 12-hour shifts with a 4 days on/4 days off schedule.  Management will be on a 5x2 shift pattern. A burden rate of 30% was applied to all rates.  Mine positions and salaries are shown in Table 18.13.

Table 18.13: Open Pit Mine Staffing Requirements and Annual Salaries (Year 5)
Staff Position	Employees	Full Load Annual Salary ($/a)
Mine Maintenance
Maintenance Shift Foremen	8	150,000
Maintenance Planner/Contract Admin	3	121,000
Clerk	1	74,000
Subtotal	12
Mine Operations
Mine Operations General Foreman	1	162,000
Mine Shift Foreman - Senior	4	150,000
Mine Shift Foreman - Junior	4	130,000
Road Crew/Services Foreman	1	150,000
Clerk	1	74,000
Subtotal	11
Mine Engineering
Chief Engineer	1	158,000
Senior Engineer	1	136,000
Open Pit Planning Engineer	2	113,000
Blasting Engineer	1	113,000
Blasting/Geotech Technician	1	83,000
Dispatch Technician	4	91,000
Surveyor/Mining Technician	1	98,000
Surveyor/Mine Technician Helper	2	83,000
Subtotal	13
Geology
Chief Geologist	1	158,000
Senior Geologist	1	136,000
Grade Control Geologist/Modeler	2	113,000
Sampling/Geology Technician	4	98,000
Clerk	1	74,000
Subtotal	9
Total Mine Staff	45

Mine staff labor is lower during the initial two years, coinciding with MacArthur being the primary active pit with minor activity at Yerington in Year 2. As Year 3 marks the commencement of full-scale mining operations at Yerington, additional support in mine operations in the form of Junior Shift foremen, additional mine planning engineer and grade control geologists.  Additional maintenance supervision is added in Year 3 with one more maintenance planner.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 339 of 392

From Year 7 through Year 12, the staff level remains steady at around thirty-one individuals before the mine is complete.

The hourly employee labor force in both the mine operations and maintenance departments fluctuates in response to production requirements. Table 18.14 provides a snapshot of the labor composition for Year 5.

Table 18.14: Hourly Labor Requirements and Annual Salary (Year 5)
Hourly Position	Employees	Full Load Annual Salary ($/a)
Mine General
General Equipment Operator	8	118,000
Road/Pump Crew	4	116,000
General Mine Laborer	8	116,000
Light Duty Mechanic	3	123,000
Tire Repair	4	135,000
Lube Truck Driver	8	123,000
Subtotal	35
Mine Operations
Driller	48	130,000
Blaster	2	130,000
Blaster's Helper	4	116,000
Loader Operator	20	130,000
Hydraulic Shovel Operator	24	130,000
Haul Truck Driver	180	118,000
Dozer Operator	16	124,000
Grader Operator	9	124,000
Transfer Loader	3	130,000
Water Truck	14	116,000
Subtotal	320
Mine Maintenance
Heavy Duty Mechanic	78	135,000
Welder	44	135,000
Electrician	4	135,000
Apprentice	11	123,000
Subtotal	137
Total Hourly	492
Labor costs are computed based on an owner-operated model, with Lion CG assuming responsibility for equipment maintenance through its in-house staff.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 340 of 392

Supervising various mine departments, including operations, engineering, and geology, is the Mine General Foreman. Reporting to the Mine General Foreman are the Mine Maintenance Shift Foremen, Chief Engineer, and Chief Geologist.  Mine General Foreman reports to the Mine General Manager.

Directly under the purview of the Mine General Foreman are the shift foremen. The mine maintains four mine operations crews on rotation. Upon the initiation of full-scale operations at Yerington in Year 3, an additional shift foreman is added. A Road Crew/Services Foreman, responsible for roads, drainage, and pumping around the mine, also serves as a backup Mine Shift Foreman. The Mine Operations department features its own clerk.

In the engineering department, the Chief Engineer supervises one Senior Engineer and two open-pit engineers. These open-pit engineers handle blasting, short-range, and long-term planning tasks. The short-range planning group in engineering includes two surveyor/mine technicians and two surveyors/mine helpers who assist in field activities like staking, surveying, and sample collection, collaborating closely with the geology group and participating in blast pattern design.

Within the Geology department, the Chief Geologist leads one Senior Geologist. Additionally, two grade control geologists/modellers contribute-one in short-range and grade control drilling and the other in long-range/reserves. Four grade control geologists (one per mine operations crew) and one clerk/administrative assistant complete the team.

The Mine Maintenance Shift Foremen report directly to the Mine General Foreman. Three maintenance planners/contract administrators and a clerk support maintenance operations.

Hourly labor positions include light-duty mechanics, tire repair technicians, and lube truck drivers, each with one position per crew. Upon Yerington's commencement, an extra light-duty mechanic, two tire technicians, and four lube truck drivers join the team. General mine labor comprises two laborers per crew and trainees (one per crew until Year 4).

The drilling labor force is structured with one operator per drill, per crew, totaling an average of twelve drillers per crew. Shovel and loader operators peak at forty-eight in Year 6 before gradually decreasing. Haulage truck drivers reach two hundred in Year 6 and then taper off toward the end of the mine's life.

Maintenance staffing levels are determined using maintenance factors based on the number of drill operators. The calculation equates to 0.25 mechanics required for each drill operator, 0.25 welders per drill operator, and 0.05 electricians per drill operator. This approach for estimating maintenance requirements is consistently applied across each category of mine operating cost, as summarized in Table 18.15.

Table 18.15: Maintenance Labor Factors (Maintenance per Operator)
Maintenance Job Class	Drilling	Loading	Hauling	Mine Operations Support
Heavy Duty Mechanic	0.25	0.25	0.25	0.25
Welder	0.250	0.25	0.25	0.25
Electrician	0.05	0.01	-	-
Apprentice	-	-	-	0.25

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 341 of 392

The estimation of loader, truck, and support equipment operators is based on projected equipment operating hours, with a maximum of four employees per unit to align with the mine crews.

The vendors provided repair and maintenance (R&M) costs for each piece of equipment as part of the cost quotations. Fuel consumption rates were also estimated for the anticipated conditions at Yerington and are factored into the detailed costs for the mine equipment. These R&M costs are represented in a $/h format.

The costs associated with different tire sizes, to be utilized during the project, were provided by various suppliers. Tire life estimates were derived from AGP's experience and discussions with mine operators. The operating cost of haulage truck tires is expressed in $/h. Haulage truck tires are expected to have a life of 5,500 hours per tire with proper rotation from front to back. Given that each tire for the haulage trucks costs $13,400, the tire cost per hour amounts to $14.62/h for trucks, factoring in the use of six tires in the calculation.

Ground Engaging Tool (GET) costs were estimated based on data from previous projects and conversations with personnel at other operations. This is an area of cost expected to undergo refinement during mine operations.

The estimation of drill consumables was conducted by considering a complete drill string, utilizing the parts list and component lifespans provided by the vendor. Drill productivity was projected to be 81.4 ft/h for the 5.5-inch drill and 79.4 ft/h for the 6.75-inch drill. Equipment costs used in the estimate can be found in Table 18.16.

Table 18.16: Major Equipment Operating Costs - no labor ($/h)
Equipment	Fuel/ Power	Lube/Oil	Tires	Under- Carriage	Repair & Maintenance	GET/ Consumables	Total
Support Drill (5.5 inch)	48.03	4.80	-	3.00	70.00	111.49	237.32
Electric Drill (6.75 inch)	30.36	-	-	6.00	70.00	184.47	290.83
Production Loader (15 yd3)	68.85	6.88	29.76	-	68.69	10.00	184.18
Electric Hydraulic Shovel (21 yd3)	46.22	-	-	50.00	120.75	35.00	251.97
Haulage Truck - 102 t	48.03	4.80	14.62	-	66.09	3.00	136.54
Crusher Loader	68.85	6.88	29.76	-	68.69	10.00	184.18
Track Dozer	47.23	4.72	-	15.00	77.37	7.00	151.32
Grader	12.01	1.20	2.53	-	29.58	2.00	47.32

Open pit drilling operations will employ conventional down-the-hole (DTH) blasthole rigs equipped with 5.5 and 6.75-inch drill bits. The blast patterns for both heap feed and waste materials remain consistent, considering the rock's competence. A finer material size is chosen to enhance productivity and minimize maintenance costs within the crushing and sizing circuits. Details regarding the drill pattern parameters can be found in Table 18.17.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 342 of 392

Table 18.17: Drill Pattern Specification
Specification	Unit	Heap Feed/Waste (5.5 inch)	Heap Feed/Waste (6.75 inch)
Bench Height	ft	25	25
Sub-Drill	ft	3.9	4.3
Blasthole Diameter	inch	5.5	6.75
Pattern Spacing - Staggered	ft	15.1	17.7
Pattern Burden - Staggered	ft	13.1	15.4
Hole Depth	ft	28.9	29.3

The inclusion of a sub-drill is essential to accommodate hole caving in weaker zones, preventing the need for hole re-drilling or short holes that could negatively impact bench floor conditions, ultimately leading to increased tire and overall maintenance costs.

For reference, the parameters utilized to estimate drill productivity are provided in Table 18.18. The electric drill is configured for single pass drilling of the blasthole, while the smaller drill requires steel breaking to complete the hole.

Table 18.18: Drill Productivity Criteria
Drill Activity	Unit	Heap Feed/Waste (5.5 inch)	Heap Feed/Waste (6.75 inch)
Pure Penetration Rate	ft/min	1.8	1.6
Hole Depth	ft	28.9	29.3
Drill Time	min	16.73	21.09
Move, Spot, and Collar Blasthole	min	3.00	3.00
Level Drill	min	0.50	0.50
Add Steel	min	0.50	0.00
Pull Drill Rods	min	1.50	1.00
Total Setup/Breakdown Time	min	5.50	4.50
Total Drill Time per Hole	min	22.2	23.1
Drill Productivity	ft/h	81.5	79.3

An emulsion product will be employed for blasting to ensure water protection when required, although the predominant explosive used will be ANFO, constituting 80% of the total explosive usage. The specific powder factors utilized for the explosive calculation are outlined in Table 18.19.

Table 18.19: Design Powder Factors
	Unit	Heap Feed/Waste (5.5 inch)	Heap Feed/Waste (6.75 inch)
Powder Factor	lb/yd3	1.03	1.05
Powder Factor	lb/t	0.48	0.49

The blasting cost estimation is derived from quotations obtained from a local vendor. The pricing for emulsion explosives stands at $820 per ton, while ANFO explosives are priced at $650 per ton. The mine assumes responsibility for overseeing the loading process, encompassing the placement of boosters/Nonels, stemming, and the firing of the shot.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 343 of 392

Additionally, a monthly cost is incurred for the delivery of explosives to the hole, which includes expenses for the vendor's pickup trucks, pumps, and labor, covering the cost of the explosives plant. It's worth noting that the explosives vendor also leases the explosives and accessories magazines to Lion CG as part of this cost.

Regarding the loading of mill feed and waste, this is primarily carried out by front-end loaders and hydraulic shovels, with the shovels being the primary excavation equipment for mill feed and waste. Front-end loaders serve as a backup. Table 18.20 provides the average percentage breakdown of material types handled by these loading units, emphasizing the prominent role of the shovels over the loaders.

Table 18.20: Loading Parameters - Year 5
	Unit	Front-End Loader	Hydraulic Shovel
Bucket Capacity	yd3	15	21
Waste Tonnage Loaded	%	35	65
Heap Feed Tonnage Mined	%	33	67
Bucket Fill Factor	%	88	79
Cycle Time	sec	40	35
Trucks Present at the Loading Unit	%	80	80
Loading Time	min	3.4	2.5

The shovel's standard bucket is not ideally matched to the 100-ton trucks, and future studies will explore optimizing bucket sizes to better accommodate different material densities. For the current estimate, fill factors were utilized to ensure that trucks reached their 102-ton capacity.

The term "trucks present at the loading unit" signifies the percentage of time a truck is available for loading. To enhance truck productivity and reduce operating costs, it is more efficient to slightly undersize the truck fleet compared to the loader or shovel capacity. This approach helps minimize the standby time that shovels often experience due to a shortage of available trucks. The choice of 80% value is informed by the typical standby time observed in shovels due to truck shortages.

Haulage profiles were developed for each pit phase, considering destinations such as the primary crusher or waste rock management facility. To estimate haulage costs, cycle times were calculated based on the tonnage, destination, and phase. It's important to note that trucks' maximum speed is limited to 30 mph, primarily to extend tire life and ensure safety. Table 18.21 provides details on the calculated speeds for various segments.

Table 18.21: Haulage Cycle Speeds
	Flat (0%) on surface	Flat (0%) Inpit, Crusher, Dump	Slope Up (8%)	Slope Up (10%)	Slope Down (8%)	Slope Down (10%)	Acceleration or Deceleration
Loaded (mph)	30	25	10	7.5	19	19	12.5
Empty (mph)	30	25	22	15.5	22	22	12.5

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 344 of 392

Support equipment hours and costs are determined using the percentages shown in Table 18.22.

Table 18.22: Support Equipment Operating Factors
Mine Equipment	Factor	Factor Units
Track Dozer	25%	Of haulage hours to a maximum of 6 dozers
Grader	10%	Of haulage hours to a maximum of 3 graders
Crusher Loader	35%	Of loading hours to maximum of 1 loader
Support Backhoe	20%	Of loading hours to maximum of 1 backhoe
Water Truck	20%	Of haulage hours to a maximum of 4 trucks
Lube/Fuel Truck	6	h/d
Mechanic's Truck	12	h/d
Welding Truck	8	h/d
Blasting Loader	8	h/d
Blaster's Truck	8	h/d
Integrated Tool Carrier	4	h/d
Compactor	1	h/d
Lighting Plants	12	h/d
Pickup Trucks	10	h/d
Dump Truck - 20 ton	2	h/d

Based on these percentages, the operational requirements call for six track dozers, three graders, and one support backhoe. This allocation is partly influenced by the dispersed layout of the various pit areas, which can at times restrict equipment movement. The roles of these machines encompass tasks such as clearing loader faces, maintaining roads, managing dumps, and addressing blast patterns.

The graders will be responsible for the upkeep of routes used for heap feed and waste hauling. Additionally, water trucks will play a crucial role in monitoring haul roads and controlling fugitive dust, a measure taken for both safety and environmental considerations. The support backhoe will assist in dilution control during heap feed/waste separation. A smaller backhoe will handle maintenance and operational support for water management facilities, in conjunction with two small dump trucks.

These equipment hours are factored into the individual operating costs for each piece of equipment. It's worth noting that some of these units are categorized as support equipment, and as such, no direct labor force is allocated to them, given their specialized functions.

18.8.2.2 Grade Control

Grade control will be conducted using blasthole cuttings collected from the existing drill fleet. Given the deposit's characteristics, this approach should prove sufficient for segregating heap feed material from waste. There is no need for a separate fleet of reverse circulation (RC) drill rigs.

The anticipated cost for grade control is expected to average $1.3 million per year, with a peak of $1.79 million in Year 7. This translates to approximately $0.02 per ton moved over the mine's operational lifespan.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 345 of 392

18.8.2.3 Dewatering

Efficient and cost-effective dewatering will be a pivotal aspect of the Yerington Copper Project's development, potentially allowing for a reduction in the strip ratio by enabling steeper inter-ramp angles, which inherently enhance safety.

The infrastructure capital already encompasses deep dewatering wells, strategically positioned at the eastern end of the Yerington pit. These wells will aid in managing seepage from the Walker River and groundwater sources, with pumped water being centralized for potential treatment and reuse in the processing circuit.

The dewatering system encompasses pumps, sumps, and pipelines responsible for transporting water from the pit to designated discharge points. Labor costs for this aspect are already incorporated into the General and Mine Engineering category of the mine operating cost, complete with a dedicated pump crew and pump crew foreman.

The cost estimate also includes an approximately $0.01 per ton moved allowance for operating the dewatering system after the pit lake has been fully drained.

18.8.2.4 Financing

Financing of the mine fleet is considered a viable option to reduce initial capital.  Various vendors offer this as an option to help select their equipment.

Indicative terms for leasing provided by the vendors are:

Down payment = 20% of equipment cost

Term Length = 3-5 years (depending on equipment)

Interest Rate = SOFR plus a percentage

Residual = $0

The proposed interest rate is used to calculate the required annual finance payment on the equipment.  The support equipment fleet is calculated in the same manner as the major mining equipment.

All major mine equipment, and most of the support equipment where it was considered reasonable, was financed. If the equipment has a life greater than the finance term length, then the following years onward of the term do not have a finance payment applied. In the case of the mine trucks, with an approximate 10-year working life, the financing would be complete, and the trucks would simply incur operating costs after that time. For this reason, the operating cost would vary annually depending on the equipment replacement schedule and timing of the financing.

Utilizing the leasing option adds $0.33/t moved to the mine operating cost over the life of the mine. On a cost per tonne of feed basis, it was $0.43/t of heap feed.

18.8.2.5 Total Open Pit Mine Costs

The total life of mine operating costs per ton of material moved and per ton of heap feed processed are shown in Table 18.23 and Table 18.24.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 346 of 392

Table 18.23: Open Pit Mine Operating Cost ($/t Total Material)
Open Pit Operating Category	Unit	Year 1	Year 5	LOM Average Cost
General Mine and Engineering	$/t	0.29	0.14	0.17
Drilling	$/t	0.34	0.30	0.30
Blasting	$/t	0.26	0.23	0.23
Loading	$/t	0.27	0.27	0.28
Hauling	$/t	0.70	0.77	0.85
Support	$/t	0.62	0.21	0.30
Grade Control	$/t	0.02	0.02	0.02
Finance Cost	$/t	0.93	0.28	0.33
Dewatering	$/t	0.13	0.04	0.07
Total	$/t	3.57	2.26	2.55

Table 18.24: Open Pit Mine Operating Cost ($/t Heap Feed)
Open Pit Operating Category	Unit	Year 1	Year 5	LOM Average Cost
General Mine and Engineering	$/t heap feed	0.33	0.22	0.23
Drilling	$/t heap feed	0.39	0.47	0.40
Blasting	$/t heap feed	0.30	0.36	0.31
Loading	$/t heap feed	0.31	0.42	0.36
Hauling	$/t heap feed	0.80	1.20	1.11
Support	$/t heap feed	0.70	0.33	0.40
Grade Control	$/t heap feed	0.03	0.03	0.03
Finance Cost	$/t heap feed	1.06	0.44	0.43
Dewatering	$/t heap feed	0.15	0.06	0.09
Total	$/t heap feed	4.07	3.53	3.35

18.9 PROCESS OPERATING COSTS

The operating costs for the process plant have been established based on a designed processing rate of 95,900 tons per day for the Nuton Technology process and 141,500 tons per day for MacArthur Oxide heap leaching. This equates to 35 million tons per annum at Yerington and 51.7 million tons per annum at MacArthur for the feed material. All cost estimates are provided with an accuracy range of +25% to -25%.

Lion CG will pay a license fee to Nuton LLC, a Rio Tinto venture, to use the Nuton Technology, which will be negotiated at a later date.

These process operating costs adhere to industry norms for a copper heap leach and SX-EW processing plant. Quantities and cost information have been compiled from diverse sources, encompassing:

  metallurgical test work

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 347 of 392

  consumable prices from suppliers
  Woods internal data
  first principal calculations

The estimation of process operating costs encompasses the following major categories:

  operating consumables (reagents, steel, fuel, tools, and safety supplies)
  plant maintenance costs
  power
  labor (operations and maintenance)
  laboratory costs
Table 18.25: Process Operating Cost (MacArthur)
Operating Cost Summary
Operations Labor	$/t feed	0.45
Reagents/Supplies	$/t feed	0.94
Maintenance	$/t feed	0.10
Power	$/t feed	0.08
TOTAL - Operating	$/t feed	1.57

Table 18.26: Consumables and Reagents (MacArthur)
Supplies	Units	Usage	Unit Cost ($/t)
Crusher Liners	n/a	n/a	n/a
Sulfuric Acid	lb/t	28
Sulfur	lb/t	9.3	0.47
Diluent	gal/t Cu	7.49	0.04
Extractant	gal/t Cu	1.87	0.08
Drip Line	$/t	0.02	0.05
Additive Supplies (Nuton)		n/a	n/a
Electrowinning Supplies			0.07
Total Reagents			0.94

Table 18.27: Process Operating Cost (Oxide)
Operating Cost Summary
Operations Labor	$/t feed	0.40
Reagents/Supplies	$/t feed	0.71
Maintenance	$/t feed	0.07
Power	$/t feed	0.13
TOTAL - Operating	$/t feed	1.31

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 348 of 392

Table 18.28: Consumables and Reagents (Oxide)
Supplies	Units	Usage	Unit Cost ($/t)
Crusher Liners	n/a	n/a	n/a
Sulfuric Acid	lb/t	16.3
Sulfur	lb/t	5.4	0.28
Diluent	gal/t Cu	6.23	0.04
Extractant	gal/t Cu	1.56	0.07
Drip Line	$/t	0.02	0.05
Additive Supplies (Nuton)			n/a
Electrowinning Supplies			0.07
Total Reagents			0.71

Table 18.29: Process Operating Cost (Nuton)
Operating Cost Summary
Operations Labor	$/t feed	0.73
Reagents/Supplies	$/t feed	1.22
Maintenance	$/t feed	0.47
Power	$/t feed	0.70
TOTAL - Operating	$/t feed	3.12

Table 18.30: Consumables and Reagents (Nuton)
Supplies	Units	Usage	Unit Cost ($/t)
Crusher Liners	lb/t	0.03	0.10
Sulfuric Acid	lb/t	26.1
Sulfur	lb/t	8.7	0.44
Diluent	gal/t Cu	6.23	0.07
Extractant	gal/t Cu	1.56	0.13
Drip Line	$/t	0.02	0.05
Additive Supplies (Nuton)			0.36
Electrowinning Supplies			0.07
Total Reagents			1.22

18.9.1 Operating Consumables

The consumables category encompasses a variety of items, including reagents, fuel, and operational consumables like wear iron, conveyor belting, screen panels, lubricants, solvent extraction reagents, and cathode production consumables. It's important to note that this category excludes general maintenance consumables such as greases, lubricants, equipment spare parts, and pump wear parts, which are accounted for in maintenance costs. The estimation of consumption rates and pricing for consumables and reagents was carried out as follows:

  Consumption rates for comminution consumables, such as crusher wear iron, were projected based on factors like the material bond abrasion index and crusher power consumption

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 349 of 392

  Reagent consumption figures were derived from metallurgical test work and established operational practices
  Fuel consumption for mobile equipment was calculated using standard fuel consumption rates and equipment utilization data
  Reagent prices were determined through supplier quotations or sourced from the Woods database, which includes recent project data and market studies

18.9.2 Maintenance

Maintenance costs, excluding labor and consumable expenses, were estimated as a percentage of capital equipment costs. Specifically, a 5% factor was applied.

18.9.3 Power

The power consumption of the process plant was calculated based on the installed motor size of individual equipment units, excluding standby equipment. This value was adjusted using efficiency, load, and utilization factors to obtain an annual average power draw. The result was then multiplied by the total annual operating hours and the electricity price to determine the overall power cost. The process plant is expected to consume an average of 64 MW, operating for 7,884 hours annually, with a total annual power cost estimated at $14 million.

18.9.4 Labor

Operating and maintenance labor costs for the process plant were determined from first principles, taking into account a typical organizational structure and labor rates sourced from the AGP project database. Labor for the process plant comprises a combination of day and shift work. A summary of the labor complement is provided below in Table 18.31.

Table 18.31: Process Labor
Location	Number of Employees
Operations	66
Maintenance	49
Laboratory	13
Total	128

The following shift rotations are assumed:

  professional employees and management - 5 days on/2 days off operations and maintenance staff - 12-hour shifts, 4 days on, 4 days off rotation

18.9.5 Laboratory Costs

Laboratory costs cover necessary plant samples for monitoring metallurgical performance, including sample preparation, digestion, size analysis, and chemical analyses of production samples. Grade control costs are not included here and fall under mining expenses. The average laboratory cost is approximately $0.02 per ton of material processed.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 350 of 392

18.10 GENERAL AND ADMINISTRATIVE OPERATING COSTS

General and administrative costs were estimated for each year of the project schedule. No camp facilities are required due to the proximity to the city of Yerington. G&A costs are $10.4 million per year and remain at that level until Year 12 then gradually decreasing until Year 13. Although mining ceases in Year 12, G&A costs are extended for an additional year to cover all closure-related activities. Wages for staff and hourly personnel in the G&A area total $5.1 million per year. The life-of-mine average G&A cost amounts to $0.30 per ton of feed or a total of $134.0 million over the entire mine life.

Project Lion C&G Yerinton PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 351 of 392

19.0 ECONOMIC ANALYSIS

19.1 CAUTIONARY STATEMENT

Certain information and statements contained in this section and in the Report are "forward looking" in nature. Forward-looking statements include, but are not limited to, statements with respect to the economic and study parameters of the Project; Mineral Resource estimates; the cost and timing of any development of the Project; the proposed mine plan and mining methods; dilution and extraction recoveries; processing method and rates and production rates; projected metallurgical recovery rates; infrastructure requirements; capital, operating and sustaining cost estimates; the projected life of mine and other expected attributes of the Project; the net present value (NPV) and internal rate of return (IRR after-tax) and payback period of capital; capital; future metal prices; the timing of the environmental assessment process; changes to the Project configuration that may be requested as a result of stakeholder or government input to the environmental assessment process; government regulations and permitting timelines; estimates of reclamation obligations; requirements for additional capital; environmental risks; and general business and economic conditions.

All forward-looking statements in this Report are necessarily based on opinions and estimates made as of the date such statements are made and are subject to important risk factors and uncertainties, many of which cannot be controlled or predicted. Material assumptions regarding forward-looking statements are discussed in this Report, where applicable. In addition to, and subject to, such specific assumptions discussed in more detail elsewhere in this Report, the forward-looking statements in this Report are subject to the following assumptions:

  There being no significant disruptions affecting the development and operation of the Project
  The availability of certain consumables and services and the prices for power and other key supplies being approximately consistent with assumptions in the Report
  Labor and materials costs being approximately consistent with the assumptions in the Report
  Permitting and arrangements with stakeholders being consistent with current expectations as outlined in the Report
  All environmental approvals, required permits, licenses and authorizations will be obtained from the relevant governments and other relevant stakeholders
  Certain tax rates, including the allocation of certain tax attributes, being applicable to the Project
  The availability of financing for the planned development activities
  The timelines for exploration and development activities on the Project
  Assumptions made in Mineral Resource estimate and the financial analysis based on that estimate, including, but not limited to, geological interpretation, grades, commodity price assumptions, extraction and mining recovery rates, hydrological and hydrogeological assumptions, capital and operating cost estimates, and general marketing, political, business, and economic conditions

The production schedules and financial analysis annualized cash flow table are presented with conceptual years shown. Years shown in these tables are for illustrative purposes only. This Pre-Feasibility Study (PFS) supports a Mineral Reserve declaration, with the mine plan and financial analysis based on Proven and Probable Mineral Reserves as defined under S-K 1300 standards. The PFS provides a higher level of confidence than previous studies, but like all forward-looking information, there is no guarantee that results, estimates, or projections will be realized as anticipated. Methodology Used

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 352 of 392

19.2 METHODOLOGY USED

Samuel Engineering conducted a discount cash flow analysis for the Yerington Copper Project. The economic analysis of the Yerington Copper Project is reliant on the project schedule, mine schedule, capital, and operating costs discussed in the previous sections of this report. The technical and cost inputs were developed by Samuel Engineering, AGP Mining Consultants and Newfields with specific data provided by Lion CG. These inputs were reviewed in detail and deemed reasonable.

The analysis was performed on a stand-alone project basis, using annual cash flows discounted at 7% on an end-of-year basis. The economic evaluation was conducted as of the start of construction (Year -3), based on Q1 2025 US dollars.

Sunk costs (expenditures incurred before construction) are excluded from the economic analysis. The accuracy of this evaluation aligns with the capital cost estimate, with an expected range of -25% to +25%.

19.3 FINANCIAL MODEL PARAMETERS

Technical-economic parameters used in the model are summarized in the following sections. Table 19.1 presents the model input used in the economic analysis based on the first quarter, 2025 US dollars. Two scenarios are included in the economic analysis. The first scenario includes two acid plants, in which excess sulfuric acid not needed for the copper production is sold to the market for a duration of 20 years. The second scenario considers only the acid required for copper production with no excess sales. Scenario 2 includes only one sulfuric acid plant, with sulfuric acid being purchased from a third party in years 3 through 7 to meet the needs of the copper production.

Table 19.1: Economic Model Parameters
Description	Values
Construction Period (years)	3
Mine Life (years)	12
Operating Life (years)	14
Discount Rate	7%
Closure Duration	MacArthur, 2 years starting in Year 9 Yerington, 2 years beginning in Year 15 Acid Plants, 1 year beginning in Year 20
Copper Production
Tons Processed (ktons)	506,551
Tons Waste Mined (ktons)	159,783
Strip Ratio	0.32
Copper Production - LOM Cu Cathodes (klbs)	1,442,704
Sulfuric Acid Production
Excess 95% Sulfuric Acid Production (ktons) Scenario 1	14,239
Metal & Sulfuric Acid Pricing
Copper Price ($/lb)	$4.30
Copper Premium ($/lb)	$0.16
Sulfuric Acid Price ($/ton)	$121

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 353 of 392

Table 19.1: Economic Model Parameters
Cost Criteria
Estimate Basis	First Quarter 2025
Inflation	None
Leverage	100% Equity
Royalties
Yerington Production Royalty	2%, capped at $7.5 million
MacArthur Production Royalty	1% with $1 million buydown
Taxes
Lyon County Property Tax	1.86%
Nevada State Tax	5%
Federal Tax	21%

19.4 CAPITAL COSTS

The initial capital cost is estimated at $724 million and is the same for both Scenarios 1 and 2 as shown in Table 19.2. Sustaining and working capital for Scenario 1 is estimated at 1.09 billion and 884 million for Scenario 2 as shown in Table 19.3.

Table 19.2: Initial Capital Cost Summary
Description	Cost ($000s)
DIRECT COSTS
Site Prep and Access Roads	25,777
Truck Shop and Admin	15,475
Warehouse and Maintenance Facilities	4,200
Rail	35,514
MacArthur Heap Leach	54,782
Yerington Leach Pad	16,845
MacArthur SX	37,032
Yerington SX/EW	75,990
MacArthur Water	3,533
MacArthur Utilities	1,018
Yerington Water	35,178
Yerington Utilities	10,704
Acid Plant	130,240
INDIRECT COSTS
Contractor Indirects & Equipment	24,276
Third Party Surveying, Testing & QA/QC	2,207
Construction Camp	7,500
EPCM	20,931
Pre-Operational Testing & Vendor Reps	5,879
Process Facilities Spare Parts	4,902
Initial Fills	519
Plant Mobile Equipment	2,053
Mine Equipment	22,823

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 354 of 392

Table 19.2: Initial Capital Cost Summary
Preproduction Dewatering	7,331
Freight	22,114
Owner's Cost	9,890
Bond Payment	12,669
Contingency	134,681
TOTAL INITIAL CAPITAL	724,063

Table 19.3: Sustaining and Working Capital Cost Summary
Description	Scenario 1 Excess Acid Sales Cost ($000s)	Scenario 2 No Acid Sales Cost ($000s)
Mining	40,680	40,680
Dewatering	16,613	16,613
Acid Plant #1	23,070	15,380
Acid Plant #2	120,177	0
Process Plant	396,085	396,085
Infrastructure (Includes HLF)	285,431	285,431
Indirects	125,693	125,693
Total Sustaining Capital	1,007,749	879,882
Working Capital	1,563	3,618
Total Working & Sustaining Capital	1,009,312	883,500

19.5 OPERATING COSTS

Table 19.4 shows the total LOM operating cost is estimated at $3.5 billion for Scenario 1 and includes 20 years of operational costs for the portion of acid sold to the market. Table 19.5 shows the total LOM operating cost is estimated at $2.9 billion for Scenario 2. Figure 19.1 and Figure 19.2 shows the OPEX split for both Scenario 1 and 2.

Table 19.4: Scenario 1 Excess Acid Sales Life of Mine Operating Cost Summary
Description	LOM Cost ($000s)	LOM Cost/ton Mineralized Material ($)	LOM Cost/lb. Cu ($)
Mining	1,698,302	3.35	1.18
Processing	946,511	1.87	0.66
General & Administrative	124,026	0.24	0.09
Excess Sulfuric Acid	725,633	N/A	N/A
LOM Operating Cost	3,494,471	5.47	1.92

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 355 of 392

Figure 19.1: Scenario 1 Excess Acid Sales OPEX Split

Table 19.5: Scenario 2 No Acid Sales Life of Mine Operating Cost Summary
Description	LOM Cost ($000s)	LOM Cost/ton Mineralized Material ($)	LOM Cost/lb. Cu ($)
Mining	1,698,302	3.35	1.18
Processing	1,129,136	2.23	0.78
General & Administrative	124,026	0.24	0.09
Excess Sulfuric Acid	0	N/A	N/A
LOM Operating Cost	2,951,464	5.83	2.05

Figure 19.2: Scenario 2 No Acid Sales OPEX Split

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 356 of 392

19.6 ROYALTIES

The MacArthur royalty payments are based on a 2.0% royalty to North Exploration which can be reduced to 1% with a $1 million buydown. The $1 million buydown has been assumed to occur in Year 1.

Arimetco has a 2% royalty on the Yerington Property with a cap of $7.5 million on total cumulative payments. Payments begin in Year 3 with the $7.5 million cap met by Year 4.

The estimated royalty payments for life of mine total $23 million.

19.7 TAXES, DEPRECIATION AND DEPLETION

The Yerington Copper Project is subject to local Nevada and Federal Taxes. The relevant taxes and fiscal benefits by level of government are summarized below. Two types of depreciation are utilized in the tax calculations as shown in Table 19.6 below.

Table 19.6: Depreciation Methods
Depreciation Item	Nevada		Federal
	Type	Years	Type	Years
Mining	Straight Line	7	MACRS	7
Process	Straight Line	7	MACRS	7
Infrastructure	Straight Line	39	MACRS	39
Dewatering	Straight Line	5	MACRS	5
Acid Plant	Straight Line	5	MACRS	5
Indirects	Straight Line	10	MACRS	10

19.7.1 Property Tax - Lyon County

The Lyon County tax is calculated at 1.86% of the estimated assessed value, factoring in depreciation. To determine the tax levy, a rate of 35% is first applied to the assessed value.

19.7.2 Nevada State Tax

The Nevada State tax calculation considers revenue in relation to operating costs, Lyon County property tax, Federal depreciation, and Depletion, which is set at the standard rate of 15% for copper projects. A tax rate of 5% is used for the Nevada State Tax.

19.7.3 Federal Tax

Federal tax liability is determined by applying a rate of 21% to the net income before taxes, following deductions for the Nevada Net Proceeds tax.

19.7.4 Federal Tax Credits

The Advanced Manufacturing Tax Credit under the Inflation Reduction Act of 2022 allows for 10% credit of production costs to produce/sell copper as it relates to federal income taxes. Starting in 2030, the phase out percentages are 75 percent, 50 percent and 25 percent each year until 2032. Federal taxes for the Yerington Copper Project are not scheduled to be paid until conceptual year 5, which is beyond the phase out of 2032 if the project began today. Therefore, no credit has been applied. The One Big Beautiful Bill Act signed into law on July 4, 2025, has several tax benefits in relation to the Yerington Copper Project including bonus depreciation and an increase of the Advanced Manufacturing Tax Credit. Changes based on that law have not been included and further tax opportunities may exist.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 357 of 392

Table 19.7 summarizes the total taxes paid for Scenario 1 and Scenario 2.

Table 19.7: LOM Taxes
Description	Scenario 1 Excess Acid Sales Tax ($000s)	Scenario 2 No Acid Sales Tax ($000s)
Lyon County Property Tax	70,871	59,076
Nevada State Tax	111,428	77,417
Federal Tax	416,920	280,850
LOM Taxes Paid	599,219	417,343

19.8 ECONOMIC RESULTS

The results of the economic analysis are provided in Table 19.8 for both scenarios. Table 19.9 and Table 19.10 show the cash flow summary for each scenario.

Table 19.8: Economic Model Results
Description	Scenario 1 Excess Acid Sales	Scenario 2 No Acid Sales
Pre Tax Economics
IRR	16.9%	13.8%
Cashflow (Undiscounted) ($000's)	2,914,325	1,854,544
NPV 7% Discount Rate ($000's)	975,426	554,070
Payback (years)	6.4	6.9
After Tax Results
IRR	14.6%	11.6%
Cashflow (Undiscounted) ($000's)	2,315,107	1,437,201
NPV 7% Discount Rate ($000's)	694,265	347,312
Payback (years)	6.7	7.2

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 358 of 392

Table 19.9: Scenario 1 Excess Acid Sales Cash Flow Summary
$ Values in Millions	Total	Year -3	Year -2	Year -1	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12	Year 13	Year 14	Year 15-20
Copper Cathodes & Acid Sold
Yerington Oxide (Million lbs)	231.9	0.0	0.0	0.0	0.0	0.0	10.0	51.9	64.3	39.3	51.2	15.0	0.2	0.0	0.0	0.0	0.0	0.0	0.0
Yerington Sulfide (Million lbs)	887.6	0.0	0.0	0.0	0.0	0.0	16.5	9.8	30.0	100.1	119.5	125.2	139.3	140.7	132.4	59.8	13.1	1.1	0.0
MacArthur Oxide (Million lbs)	323.2	0.0	0.0	0.0	40.9	70.6	97.6	65.7	27.0	17.2	4.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Excess Acid Production (ktons)	14238.5	0.0	0.0	0.0	258.7	669.3	479.5	357.9	383.2	363.5	424.7	602.0	648.1	650.4	663.0	899.3	1069.5	1132.2	5637.1
Revenue
Yerington Oxide	1034.4	0.0	0.0	0.0	0.0	0.0	44.5	231.6	286.7	175.4	228.3	66.7	1.0	0.1	0.0	0.0	0.0	0.0	0.0
Yerington Sulfide	3958.5	0.0	0.0	0.0	0.0	0.0	73.5	43.8	133.7	446.5	533.1	558.6	621.3	627.5	590.5	266.8	58.2	4.9	0.0
MacArthur Oxide	1441.6	0.0	0.0	0.0	182.6	315.0	435.2	293.1	120.4	76.5	18.7	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Excess Acid Production	1722.9	0.0	0.0	0.0	31.3	81.0	58.0	43.3	46.4	44.0	51.4	72.8	78.4	78.7	80.2	108.8	129.4	137.0	136.7
Deductions
Yerington Royalty	7.5	0.0	0.0	0.0	0.0	0.0	2.4	5.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
MacArthur Royalty	15.4	0.0	0.0	0.0	2.8	3.2	4.4	2.9	1.2	0.8	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Net Income	8134.4	0.0	0.0	0.0	211.1	392.8	604.5	603.8	586.0	741.6	831.3	698.1	700.8	706.3	670.8	375.6	187.6	141.9	682.1

Operating Costs
Mining, Processing, G&A	2768.8	0.0	0.0	0.0	134.1	205.3	263.6	288.3	293.9	319.2	298.6	212.2	209.2	209.0	211.6	102.5	21.0	0.2	0.0
Acid Plants	725.6	0.0	0.0	0.0	12.8	33.2	25.1	18.8	20.1	19.0	22.3	31.6	34.0	34.1	34.8	44.4	52.8	57.4	285.1

EBITA	4639.9	0.0	0.0	0.0	64.1	154.4	315.7	296.8	272.0	403.4	510.4	454.2	457.6	463.2	424.4	228.7	113.8	84.3	79.6
Initial Capital	724.1	50.8	278.9	394.3	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Sustaining Capital	1007.7	0.0	0.0	0.0	255.3	445.7	7.6	61.1	141.1	43.1	4.6	0.2	23.1	5.1	0.3	5.0	3.8	0.0	11.5
Working Capital	1.6	0.0	0.0	0.0	0.8	3.7	11.4	(2.3)	(2.4)	9.9	9.6	(1.5)	0.3	0.5	(3.4)	(12.2)	(6.5)	(1.8)	(4.6)
Closure Bond & Closure Costs	(7.8)	0.0	0.0	0.0	0.4	0.4	0.4	0.4	0.4	0.4	3.1	0.4	6.7	6.6	0.4	0.4	3.9	0.4	(32.0)

Before Tax Cash Flow	2914.3	(50.8)	(278.9)	(394.3)	(192.4)	(295.4)	296.4	237.6	132.9	349.9	492.9	455.1	427.5	451.1	427.0	235.5	112.5	85.7	422.1
Cumlative Before Tax Cash Flow	2914.3	(50.8)	(329.7)	(724.1)	(916.4)	(1211.8)	(915.5)	(677.8)	(544.9)	(195.0)	297.9	753.0	1180.5	1631.6	2058.5	2294.0	2406.5	2492.2	2914.3

After Tax Cash Flow	2315.1	(50.8)	(278.9)	(394.3)	(198.6)	(303.9)	284.4	228.4	122.8	305.5	418.6	385.1	350.1	370.3	353.1	196.3	94.1	72.8	360.3
Cumulative After Tax Cash Flow	2315.1	(50.8)	(329.7)	(724.1)	(922.7)	(1226.6)	(942.2)	(713.8)	(591.0)	(285.5)	133.0	518.2	868.3	1238.6	1591.7	1788.0	1882.1	1954.8	2315.1

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 359 of 392

Table 19.10: Scenario 2 No Acid Sales Cash Flow Summary
$ Values in Millions	Total	Year -3	Year -2	Year -1	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12	Year 13	Year 14	Year 15-20 (Each Year)
Copper Cathodes & Acid Sold
Yerington Oxide (Million lbs)	231.9	0.0	0.0	0.0	0.0	0.0	10.0	51.9	64.3	39.3	51.2	15.0	0.2	0.0	0.0	0.0	0.0	0.0	0.0
Yerington Sulfide (Million lbs)	887.6	0.0	0.0	0.0	0.0	0.0	16.5	9.8	30.0	100.1	119.5	125.2	139.3	140.7	132.4	59.8	13.1	1.1	0.0
MacArthur Oxide (Million lbs)	323.2	0.0	0.0	0.0	40.9	70.6	97.6	65.7	27.0	17.2	4.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Excess Acid Production (ktons)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Revenue
Yerington Oxide	1034.4	0.0	0.0	0.0	0.0	0.0	44.5	231.6	286.7	175.4	228.3	66.7	1.0	0.1	0.0	0.0	0.0	0.0	0.0
Yerington Sulfide	3958.5	0.0	0.0	0.0	0.0	0.0	73.5	43.8	133.7	446.5	533.1	558.6	621.3	627.5	590.5	266.8	58.2	4.9	0.0
MacArthur Oxide	1441.6	0.0	0.0	0.0	182.6	315.0	435.2	293.1	120.4	76.5	18.7	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Excess Acid Production	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Deductions
Yerington Royalty	7.5	0.0	0.0	0.0	0.0	0.0	2.4	5.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
MacArthur Royalty	15.4	0.0	0.0	0.0	2.8	3.2	4.4	2.9	1.2	0.8	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Net Income	6411.5	0.0	0.0	0.0	179.8	311.9	546.5	560.5	539.6	697.6	779.9	625.3	622.4	627.6	590.5	266.8	58.2	4.9	0.0

Operating Costs
Mining, Processing, G&A	2951.5	0.0	0.0	0.0	134.3	206.2	281.9	321.4	325.3	353.4	323.0	219.5	217.0	216.8	219.5	110.2	22.6	0.3	0.0
Acid Plants	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

EBITA	3460.1	0.0	0.0	0.0	45.5	105.7	264.6	239.1	214.4	344.2	456.9	405.8	405.4	410.8	371.0	156.6	35.6	4.6	0.0
Initial Capital	724.1	50.8	278.9	394.3	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Sustaining Capital	879.9	0.0	0.0	0.0	154.4	445.7	7.6	57.2	141.1	43.1	0.8	0.2	23.1	1.2	0.3	5.0	0.0	0.0	0.0
Working Capital	3.6	0.0	0.0	0.0	1.8	2.0	10.1	(3.8)	(2.2)	9.6	10.7	0.1	0.1	0.5	(3.4)	(13.3)	(6.4)	(1.7)	(0.4)
Closure Bond & Closure Costs	(2.0)	0.0	0.0	0.0	0.4	0.4	0.4	0.4	0.4	0.4	3.1	0.4	6.7	6.6	0.4	0.4	3.9	0.4	(26.3)

Before Tax Cash Flow	1854.5	(50.8)	(278.9)	(394.3)	(111.1)	(342.5)	246.5	185.2	75.1	291.0	442.3	405.1	375.5	402.5	373.7	164.5	38.1	5.8	26.7
Cumlative Before Tax Cash Flow	1854.5	(50.8)	(329.7)	(724.1)	(835.2)	(1177.6)	(931.1)	(745.9)	(670.8)	(379.7)	62.5	467.7	843.2	1245.7	1619.4	1783.9	1822.0	1827.9	1854.5

After Tax Cash Flow	1437.2	(50.8)	(278.9)	(394.3)	(116.4)	(349.8)	236.3	176.9	68.4	270.2	379.1	344.2	308.0	331.6	309.7	139.0	33.8	3.6	26.7
Cumulative After Tax Cash Flow	1437.2	(50.8)	(329.7)	(724.1)	(840.4)	(1190.3)	(953.9)	(777.1)	(708.7)	(438.5)	(59.4)	284.7	592.7	924.3	1234.0	1373.1	1406.9	1410.5	1437.2

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 360 of 392

19.9 SENSITIVITY ANALYSIS

Table 19.11 through Table 19.13 and Figure 19.3 through Figure 19.8 show the relative sensitivity of NPV and IRR as capital and operating costs and copper price change in the Scenario 1 Excess Acid Sales economic model.

The sensitivity analysis shows that the Project is the most sensitive to copper price changes. Operating and capital cost changes have a lower impact on Project NPV than the former variable.

Table 19.11: Copper Price Sensitivity - Scenario 1 Excess Acid Sales
Sensitivity (%)/Item	Copper Price	Pre-Tax			Post-Tax
		NPV	IRR	Payback	NPV	IRR	Payback
	$/lb	$M	%	Years	$M	%	Years
-50%	$2.15	($754)	-1.2%	N/A	($794)	-1.6%	N/A
-45%	$2.37	($581)	0.7%	17.78	($621)	0.3%	18.69
-40%	$2.58	($408)	2.6%	13.94	($459)	1.9%	14.67
-35%	$2.80	($235)	4.5%	10.96	($309)	3.5%	11.49
-30%	$3.01	($62)	6.3%	9.82	($164)	5.2%	10.19
-25%	$3.23	$111	8.2%	8.96	($21)	6.8%	9.34
-20%	$3.44	$284	10.0%	8.20	$122	8.4%	8.60
-15%	$3.66	$457	11.8%	7.61	$266	10.0%	7.95
-10%	$3.87	$629	13.5%	7.12	$410	11.6%	7.45
-5%	$4.09	$802	15.3%	6.73	$553	13.1%	7.02
0%	$4.30	$975	16.9%	6.40	$694	14.6%	6.68
5%	$4.52	$1,148	18.6%	6.11	$836	16.1%	6.39
10%	$4.73	$1,321	20.2%	5.82	$976	17.5%	6.13
15%	$4.95	$1,494	21.7%	5.53	$1,116	18.9%	5.87
20%	$5.16	$1,667	23.3%	5.28	$1,254	20.3%	5.61
25%	$5.38	$1,840	24.8%	5.06	$1,390	21.5%	5.39
30%	$5.59	$2,013	26.3%	4.75	$1,525	22.8%	5.20
35%	$5.81	$2,186	27.7%	4.45	$1,662	24.1%	5.02
40%	$6.02	$2,359	29.1%	4.19	$1,800	25.3%	4.75
45%	$6.24	$2,532	30.5%	3.98	$1,938	26.5%	4.49
50%	$6.45	$2,705	31.9%	3.83	$2,077	27.8%	4.27

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 361 of 392

Figure 19.3: Copper Price per Pound Sensitivity on NPV 7% (Pre-tax, Scenario 1 Excess Acid Sales)

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 362 of 392

Figure 19.4: Copper Price per Pound Sensitivity on IRR (Pre-tax, Scenario 1 Excess Acid Sales)

Table 19.12: CAPEX Sensitivity (Initial + Sustaining) - Scenario 1 Excess Acid Sales
Sensitivity (%) / Item	CAPEX Value	Pre-Tax			Post-Tax
		NPV	IRR	Payback	NPV	IRR	Payback
	$M	$M	%	Years	$M	%	Years
-25%	$1,299	$1,322	23%	5.38	$1,006	20%	5.69
-20%	$1,385	$1,253	22%	5.61	$944	19%	5.94
-15%	$1,472	$1,183	20%	5.84	$882	18%	6.14
-10%	$1,559	$1,114	19%	6.06	$819	17%	6.32
-5%	$1,645	$1,045	18%	6.23	$757	16%	6.50
0	$1,732	$975	17%	6.40	$694	15%	6.68
5%	$1,818	$906	16%	6.57	$631	14%	6.86
10%	$1,905	$837	15%	6.74	$569	13%	7.05
15%	$1,992	$768	14%	6.91	$506	12%	7.24
20%	$2,078	$698	13%	7.08	$443	11%	7.43
25%	$2,165	$629	13%	7.27	$380	11%	7.63

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 363 of 392

Table 19.13: OPEX Sensitivity - Scenario 1 Excess Acid Sales
Sensitivity (%) Item	OPEX Value	Pre-Tax			Post-Tax
		NPV	IRR	Payback	NPV	IRR	Payback
	$M	$M	%	Years	$M	%	Years
-25%	$2,077	$1,457	22%	5.51	$1,074	19%	5.89
-20%	$2,215	$1,361	21%	5.69	$1,000	18%	6.05
-15%	$2,354	$1,264	20%	5.88	$925	17%	6.19
-10%	$2,492	$1,168	19%	6.06	$848	16%	6.34
-5%	$2,630	$1,072	18%	6.22	$771	15%	6.51
0	$2,769	$975	17%	6.40	$694	15%	6.68
5%	$2,907	$879	16%	6.58	$617	14%	6.87
10%	$3,046	$783	15%	6.78	$539	13%	7.07
15%	$3,184	$687	14%	6.99	$462	12%	7.29
20%	$3,323	$590	13%	7.23	$382	11%	7.53
25%	$3,461	$494	12%	7.48	$303	10%	7.79

Figure 19.5: Multiple % Sensitivity on NPV @ 7% (Pre-tax, Scenario 1 Excess Acid Sales)

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 364 of 392

Figure 19.6: Multiple % Sensitivity on NPV @ 7% (Post-tax, Scenario 1 Excess Acid Sales)

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 365 of 392

Figure 19.7: Multiple % Sensitivity on IRR (Pre-tax, Scenario 1 Excess Acid Sales)

Figure 19.8: Multiple % Sensitivity on IRR (Post-tax, Scenario 1 Excess Acid Sales)

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 366 of 392

20.0 ADJACENT PROPERTIES

20.1 MASON PROJECT

The Mason Project, which is held by Hudbay Minerals Inc. (Hudbay) is located approximately 3 miles (5 km) west of the Yerington pit. The Mason Project is a typical copper-molybdenum porphyry system hosted within a Jurassic quartz monzonite. The mineralization is described as being closely associated with the quartz monzonite porphyry dikes. The QP was not able to independently verify the information Hudbay (2023) provided. The mineralization for the Mason Project is not necessarily indicative of the mineralization present at the Yerington Copper project.

The current mineral resource estimate for the Mason Project is summarized in Table 20.1.

Table 20.1: Mason Project Mineral Resource (Hudbay, 2023)
Category	Tonnes (000s)	Cu (%)	Mo (g/t)	Au (g/t)	Ag (g/t)
Measured	1,417,000	0.29	59	0.031	0.66
Indicated	801,000	0.30	80	0.025	0.57
Measured and Indicated	2,219,000	0.29	67	0.029	0.63
Inferred	237,000	0.24	78	0.033	0.73

Note: Totals may not add up correctly due to rounding.

1. Mineral resource estimates that are not mineral reserves do not have demonstrated economic viability.

2. Mineral resource estimates do not include factors for mining recovery or dilution.

3. Metal prices of $3.10 per pound copper, $11.00 per pound molybdenum, $1,500 per ounce gold, and $18.00 per ounce silver were used to estimate mineral resources.

4. Mineral resources are estimated using a minimum NSR cut-off of $6.25 per tonne.

5. Mineral resources are based on resource pit designs containing measured, indicated, and inferred mineral resources.

20.2 PUMPKIN HOLLOW PROJECT

The Pumpkin Hollow Project, which is held by Southwest Critical Minerals, previously permitted and operated by Nevada Copper, is located about 10 miles southeast of the Yerington pit. The Pumpkin Hollow Project is dominantly a copper and magnetite skarn, forming from Jurassic quartz monzonite and quartz monzonite porphyries intruding the limestones of the Triassic Mason Valley Formation and calcareous argillites and siliceous shales, siltstones, and limestones of the Trassic Gardnerville Formation. The QP was not able to independently verify the information Nevada Copper (2019) provided. The mineralization for the Pumpkin Hollow project does not necessarily indicate the mineralization present at the Yerington Copper project.

The current mineral resource estimate for the Pumpkin Hollow project is summarized in Table 20.2 and Table 20.3 for underground and open pit mineral resources, respectively.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 367 of 392

Table 20.2: Pumpkin Hollow Project, Underground Mineral Resource (2019)
Category	Cutoff Grade Cu (%)	Tons (millions)	Cu (%)	Au (oz/t)	Ag (oz/t)
Measured	0.75	12.1	1.60	0.006	0.127
Indicated	0.75	41.9	1.33	0.005	0.112
Measured and Indicated	0.75	54.1	1.39	0.005	0.116
Inferred	0.75	29.2	1.09	0.003	0.064

Notes: Totals may not add up correctly due to rounding.

1. Includes East and E2 deposits.

2. Measured and Indicated Resources are stated as inclusive of reserves.

3. Resources are constrained by a 0.5% Cu mineralized interpretation.

4. Effective date for the Underground Mineral Resource is April 15, 2015.

5. Mineral resource estimates that are not mineral reserves do not have demonstrated economic viability.

Table 20.3: Pumpkin Hollow Project, Open Pit Mineral Resource (2019)
Category	Cutoff Grade Cu (%)	Tons (millions)	Cu (%)	Au (oz/t)	Ag (oz/t)
Measured	0.12	134.0	0.561	0.002	0.064
Indicated	0.12	419.0	0.417	0.001	0.051
Measured and Indicated	0.12	553.0	0.452	0.002	0.054
Inferred	0.12	28.0	0.358	0.001	0.040

Notes: Totals may not add up correctly due to rounding.

1. Cut-off grades are based on a price of US3.75/lb Cu, US$1,343/oz Au and US$19.86/oz Ag.

2. Metallurgical recoveries of 90% were used for the North Pit and 88% for the South Pit.

3. Measured and Indicated Resources are stated as inclusive of reserves.

4. Effective date for the Open Pit Mineral Resource is January 21, 2019.

5. Mineral resource estimates that are not mineral reserves do not have demonstrated economic viability.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 368 of 392

21.0 OTHER RELEVANT DATA AND INFORMATION

This section discusses additional environmental and stakeholder engagement activities related to the Yerington Copper Project (the Project). These topics are often referred to using a variety of terms such as Environmental/Social/Governance (ESG), Sustainability, Social Responsibility, License to Operate and other similar terms. Simply put, a commitment to ESG means that the project development will take into account the environmental and social context in which it operates, striving to minimize its footprint and amplify the opportunities to achieve positive outcomes for the communities in the vicinity of the Project. This has been a central consideration for Lion CG since the project was envisioned, and it remains the foundation of the Company's operating principles. The current partnership with Nuton as a technology provider and an investor further supports the Project's ambition to be a force for good in the Mason Valley area.

21.1 ENVIRONMENTAL FOOTPRINT AND BENCHMARKING

Copper is designated as a critical material by the Department of Energy and as the world transitions to a low-carbon future to address global climate change and moves toward electrification and renewable energy sources. The Project aspires to produce copper to support this global transition, while creatively utilizing the latest technologies to minimize its own environmental footprint.

Guiding principles for setting Lion CG's environmental stewardship goals were developed to significantly reduce the environmental footprint of the mining operations, including lowering energy and water consumption, minimizing operational land disturbed, addressing greenhouse gas emissions and reducing waste. Lion CG has committed to achieving these goals by applying environmentally responsible technologies and processes during the entire lifecycle of the proposed mine and through mine closure. The Project is also seeking to have long-term positive impacts on the greater Mason Valley area and the people who live in nearby communities, while contributing positively to the local economy.

21.2 ENVIRONMENTAL OPTIMIZATIONS DUE TO NUTON TECHNOLOGY

One of the key considerations of any mining project is the selection of an appropriate processing technology for the ore under consideration. This decision is informed by the characteristics of the resource, the economics of the project and increasingly by the environmental impacts of the technology in question. In this case, the Yerington Copper Project consists of oxide, transition and primary sulfide copper resources. Primary sulfide copper resources are traditionally processed through a concentrator, smelter, and refinery in order to produce refined copper. This is a water, land, and power intensive process, often involving complex supply-chain logistics across borders and large capital expense. At the Project, processing of the primary sulfide resources takes advantage of Nuton Technology, a suite of proprietary catalytic bio-heap leaching technologies. Nuton is able to process sulfide copper ores with market-leading copper recoveries, unlocking primary copper resources more economically, with lower environmental impact and with the benefit of producing copper cathode on-site that will be available to domestic consumers. Application of the Nuton Technology also eliminates the need to permit, build and manage a tailing storage facility, and eliminates risks associated with it.

Given the host of environmental and economic benefits of Nuton Technology over the traditional route to process sulfides, this is the project's preferred path for the PFS. Nuton has successfully completed extensive laboratory-level and pilot scale testing and has developed proprietary modeling techniques to simulate results suitable for a PFS.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 369 of 392

21.3 STAKEHOLDER ENGAGEMENT

Lion CG developed a Stakeholder Outreach Strategy (SOS) that identifies stakeholders that may have an interest in or will be affected by the Project. The SOS is used to guide Lion CG's engagement efforts with the local Communities, Lyon County, Indian Tribes, Regulatory Agencies and Elected Officials. Stakeholder engagement will continue to be an important element of the Company's ESG program going forward. Our goal is to advance this important project with full community and stakeholder input and build a project with the end in mind.

Lion CG is committed to transparent and ongoing communication with all stakeholders that will be affected by the Yerington Copper Project. Effectively communicating a clear narrative about the Project is essential. Lion CG will continue to provide details of the project as they are developed, so that key stakeholders can formulate fact-based perceptions about the Project. The following key messages are guiding ongoing public communications and stakeholder outreach regarding the Project.

21.3.1 Reclaiming 100 Years of Mining History

The long history of mining at the Yerington Copper Project location is well-known. The boom times of the active Anaconda mine brought jobs and growth to the region, but left legacy contamination and ongoing challenges for the communities near the mine. Lion CG is committed to operate the best of modern mining technologies to extract the unrealized value of the mine and, in doing so, fully reclaim the mine following the completion of operations.

21.3.2 Delivering a World-Class Mining Operation

Lion CG's goal is to deliver a world-class mining operation that leverages the most advanced modern technologies in the world and is designed with the highest environmental standards. By partnering with Nuton LLC, a Rio Tinto venture which is, a global company with some of the most advanced mining technologies in the world, as well as other experts and consultants, Lion CG is designing this project with the end in mind. Emphasis on a robust closure plan and an adequately funded reclamation bond will ensure safe closure of the mine at the end of operations. By utilizing technology that did not exist when the mine was previously active, LION CG will be able to enhance current remediation efforts.

21.3.3 Local Prosperity through Local Control

Lion CG believes this project has the potential to deliver economic benefits for the people of Yerington and northern Nevada in the form direct and indirect employment opportunities, wider economic benefits for the region, and support for local aquifers and water resources. While there have been previous attempts to restart mining operations at this mine, Lion CG believes that the changes in regulatory oversight of the project and advancements in mining technology and the global market will result in a viable, thriving project that will generate decades of domestic copper cathode production in Yerington, Nevada.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 370 of 392

22.0 INTERPRETATION AND CONCLUSIONS

22.1 YERINGTON COPPER PROJECT

22.1.1 Yerington Property

AGP updated the Yerington Copper Project Mineral Resource estimate consisting of pit constrained Measured, Indicated, and Inferred Resources. This Yerington MRE used validated historic drill hole data generated by Anaconda and current drilling results by SPS in 2011, 2017, 2022 and 2024.

Historic and current drilling indicate that limits to the mineralization at the Yerington Mine have not yet been found, both horizontally and vertically, and additional exploration and in-fill drilling are warranted and are expected to both expand and upgrade the current S-K 1300 compliant copper resources.

Historic resources in the residuals which are part of the Yerington Copper Project reflect a potential to be evaluated to bring those resources into S-K 1300 standards. Mineral Resources were reported for the surficial deposit composed of Vat Leach Tails.

The updated Mineral Resources for the Yerington Deposit are: Measured Resources of 121.7 MTons at 0.27 TCu%; Indicated Resources of 323.3 MTons at 0.21 TCu%; and Inferred Resources of 108.5 MTons at 0.15 TCu%.  The cutoff grade used for Measured, Indicated and Inferred Oxide Resources is 0.04 TCu%.  The Sulfide Resource cutoff grade for Measured, Indicated and Inferred material is 0.08 TCu%.  The effective date of the Yerington Deposit Mineral Resources is March 17, 2025.

The VLT Mineral Resource amenable to open pit extraction was reported at 0.03 TCu% cut-off grade. The Indicated VLT Mineral Resource is 36.5 MTons at 0.09 TCu% and Inferred VLT Mineral Resource is 26.4 million tons at 0.09 TCu%.  The effective date of the VTL Mineral Resource estimate is March 17, 2025.

22.1.2 MacArthur Property

It is the opinion of IMC that the MacArthur Project Mineral Resource presented in this report has been completed in accordance with all requirements of S-K 1300 and has the potential to be expanded with additional drilling.

The Mineral Resource is updated with the drilling and geological interpretations current through the end of 2024. The reported Mineral Resource is pit shell constrained. A pit-constrained resource has a higher probability of converting a larger percentage of the mineral resource to a future mineral reserve when compared to an unconstrained mineral resource.

The cutoff grade for all material types is 0.05 TCu% in the MacArthur pit area, 0.06 TCu% in North Ridge, and 0.07 TCu% in Gallagher. The Mineral Resources for the MacArthur Project are: Measured Resources of 163.3 MTons at 0.177 TCu%; Indicated Resources of 155.1 MTons at 0.152 TCu%; and Inferred Resources of 23.2 MTons at 0.147 TCu%. The Mineral Resource at MacArthur includes overburden, leach cap, oxide and mixed materials and does not include any sulfide material.  The effective date of the Mineral Resource is March 17, 2025.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 371 of 392

22.2 PROCESS, INFRASTRUCTURE

The two phases of Nuton test work have confirmed the initial benchtop modeling, which predicted that Yerington sulfide ore could achieve copper recoveries exceeding 70% with implementation of Nuton leaching technologies. Optimizing the combination of leach additives and operational pH targets enhances the leach kinetics and reduces acid consumption. Air and hydraulic conductivity of Yerington sulfide ore is suitable for the planned irrigation rates.

Preliminary indications are that Yerington and Macarthur oxide materials are well-suited for ROM heap leaching. Yerington oxide is expected to achieve a total copper extraction of 68%.  Macarthur oxide is expected to achieve a total copper extraction of 59%.

Portions of the MacArthur North Ridge and Gallagher "oxide" zones contain 20-30% transitional copper minerals which led to comparatively reduced empirical recovery historically.

22.3 MINING

Mineral resources were converted to reserves for use in the Yerington Copper Project. These include reserves from various areas of the Project, including the Yerington deposit, VLT stockpile, and the MacArthur deposits (MacArthur, Gallagher, and North Ridge). Open pit mining offers the most reasonable approach for development of the deposits based on the size of the resource, tenor of the grade, grade distribution and proximity to topography for the deposits.

The mine schedule for open pit mining totals 506.6 Mt of Proven and Probable heap leach feed grading 0.21% copper over a mine life of 12 years. Open pit waste tonnages from the various areas total 159.8 Mt and will be placed into waste storage areas adjacent to the open pits. The overall open pit strip ratio is 0.32:1 (waste: feed).

Three heap leach facilities will provide copper solution for the SX-EW facility. One process stream will utilize the Nuton Technology for the leaching of sulfide feed from the Yerington pit. The other process stream will employ conventional oxide copper leaching technology for the run-of-mine (ROM) feed from the MacArthur pits, Yerington oxide, and VLT stockpile. The Nuton facility will have a peak feed rate of 34 Mtpa through a crushing plant. The Yerington pit is the only supply of sulfide material for the PFS.

The current mine plan includes minimal prestripping as the bottom of the existing Yerington and MacArthur pits still contains material suitable for placement on an HLF with conventional leaching and using the Nuton process for the sulfide materials. Mining starts in the MacArthur pit, immediately providing ore for the heap facility. Mining starts in the Yerington pit in waste in Year 2 to advance mining, but as the water level in the Yerington pit recedes, ore is also immediately available. This is expected in Year 3.

22.4 HLF

For this study, the HLFs and associated structures have been designed to meet regulatory requirements and industry-accepted standards and practices, and are suitable for a PFS-level design.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 372 of 392

Three HLFs are planned for the Project: Yerington West, Yerington East, and MacArthur. The 166 million dry tons of oxide ore generated from mining activities at the MacArthur pit will be stacked and leached on the MacArthur HLF. The sulfide ore generated from mining activities in the Yerington pit will be stacked and leached on the Yerington West HLF, capable of accommodating 234 million dry tons. The 140 million dry tons of oxide ore generated from mining activities at the Yerington pit and from reprocessing the legacy VLT will be stacked and leached on the Yerington East HLF.

For HLFs located on native soils, the geotechnical investigations showed that the native alluvium will form a suitable subgrade for HLF construction. The Yerington East HLF was sited toward the southern half of the existing sulfide tailings facility, where tailings are generally less than 40 ft thick based on the geotechnical investigations. Geotechnical evaluations completed for this PFS indicated additional foundation treatment is required in an isolated area on the north side of the HLF to meet the minimum recommended slope stability factor of safety values prescribed by the Nevada Division of Environmental Protection Bureau of Mining Regulation and Reclamation (NDEP-BMRR, 2021). The Yerington East HLF design includes a combination of a stability key and rock buttress along the northern portion of the facility.

HLF construction will consist of the following:

  Bulk grading to achieve suitable drainage of the pads toward their respective process solution ponds
  Limited foundation treatment
  Constructing 12 inches of low-permeability compacted soil
  Installing an 80-mil HDPE geomembrane liner
  Installing a series of perforated pipes surrounded by free-draining gravel (overliner) over the geomembrane to convey process solution to the process ponds located at each HLF. The perforated pipes and overliner are incorporated into the design to meet regulatory requirements, minimize hydraulic head on the lining system, and to facilitate more rapid recovery of pregnant solution for processing

In compliance with the Nevada Administrative Code, each process pond will have an associated emergency or overflow pond to be used in conditions when the process pond capacity is exceeded. Ponds will be lined with a dual layer of 80-mil HDPE liner, separated by a layer of geonet with a leak detection and return system.

Additional investigations, evaluations, and analyses will be required at subsequent design phases to confirm assumptions and reduce the risk of encountering unforeseen conditions during construction.

22.5 ENVIRONMENTAL STUDIES, PERMITTING AND SOCIAL OR COMMUNITY IMPACT

The project will use NutonTM technology to process sulfide copper ores. NutonTM unlocks primary copper resources more economically and with lower environmental impact than a traditional mill/concentrator processing method. It also produces copper cathode on-site that will be available to domestic consumers.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 373 of 392

Water is a critical natural resource that is required to support the local agriculture, mining, municipal, commercial, and conservation needs in Mason Valley. Groundwater permits in Mason Valley are over-appropriated and could be subject to curtailment in the future; however, curtailment orders, if issued, based on previous Mason Valley curtailment orders, generally exclude mining water rights from such orders, given the continuous nature of pit dewatering and processing operations. Furthermore, pit dewatering will occur primarily within the bedrock groundwater system, which is poorly connected hydraulically to the alluvial groundwater system used by local irrigators (Piteau, 2025). Water conservation is a key metric for the success of the Project. NutonTM processes consume substantially less water per produced copper unit than a traditional mill/concentrator utilizing standard tailings storage facilities. Application of NutonTM technology eliminates the need to permit, build, and manage a tailing storage facility, eliminating the associated risks of tailings storage. The project's power needs are significantly reduced by utilizing the NutonTM bio-heap leach technology and eliminating the need for a mill/concentrator and smelter/refinery. On-site power will also be generated from the co-gen unit at the acid production facility.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 374 of 392

23.0 RECOMMENDATIONS

The QPs recommend that Lion Copper and Gold Corp. advance to a Feasibility level of study (FS) as an integral component of the Yerington Copper Project's development strategy. In this regard, the QPs have presented recommendations and accompanying budgetary allocations to ensure the availability of adequate information for the Project's ongoing progression.

While certain costs associated with completing a Feasibility study are incorporated within the study's framework, additional expenses related to supporting studies or fieldwork are itemized in the relevant sections. For detailed cost estimates categorized by area, please refer to Table 23.1.

Table 23.1: Recommended Definitive Feasibility Study Budgets
Area of Study	Approximate Cost ($USD)
Geology	$2,800,000
Geotechnical	$4,000,000
Mining	$500,000
Metallurgy	$1,500,000
Infrastructure	$1,500,000
Environmental	$1,000,000
Feasibility Study	$8,500,000
TOTAL	$19,800,000

23.1 GEOLOGY

To further advance the resource development for the Project, the following recommendations are made:

  Drilling to upgrade the Mineral Resource classification for VLT and W-3 and to support a Mineral Resource estimate for S-23 - $2,000,000
  Fresh core for metallurgical testing - $500,000
  Sterilization drilling for HLP locations - $300,000

The cost of geology fieldwork is estimated to be $2.8 million during the FS.

23.2 GEOTECHNICAL

Additional geotechnical fieldwork and studies are required across the Yerington Copper Project to characterize subsurface conditions, provide parameters for geotechnical evaluations and analyses, and inform project designs (mine and infrastructure).

The following investigations are recommended to progress the mine designs to an FS level:

Mine Geotechnical

  Yerington Pit Area

o Pit slope analysis, which includes:

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 375 of 392

  Analysis of the wall slope configuration adjacent to Highway 339 and the Walker River
  Final slope analysis in the Yerington pit
  Waste dump stability analysis of the Yerington Pit Waste Rock Storage Facility
  MacArthur Pit Area

o MacArthur, Gallagher, and North Ridge final slope analysis

o MacArthur waste rock storage facility stability analysis

To complete those tasks, the following fieldwork, subsequent geotechnical evaluations, and laboratory analyses will be conducted, encompassing:

  Geotechnical Drilling - $3,000,000
  Geotechnical Fieldwork - $300,000
  Laboratory analysis of material and field samples - $500,000
  Geotechnical evaluations/analyses - $200,000

The cost of the mine geotechnical investigations and analysis is estimated to be $4.0 million during the FS.

23.3 MINING

In addition to the standard analysis and design elements essential for a FS Mine design, the following mining activities are recommended:

  Mine Equipment Selection:

o Conventional equipment selection

  Detailed quotes from vendors
  Continuous Miner Evaluation:

o Examination of the use of Wirtgen to

  reduce blasting needs
  size material to potentially reduce crushing capital for sulfide material potential increase in recovery with smaller material for ROM heap leach facilities
  Blasting Analysis:

o Detailed blasting analysis for areas adjacent to existing infrastructure

  Waste Rock Storage Facility Optimization:

o Optimizing the design of waste storage facilities.

  Contract Mining Comparison:

o Conducting a comprehensive assessment of contract mining options suitable for each pit area

The cost of mining analysis and optimization is estimated to be $0.50 million during the FS.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 376 of 392

23.4 METALLURGY AND MINERAL PROCESSING

The QP recommended that Lion Copper and Gold Corp. perform an additional metallurgical test work program to further advance the process design criteria.  The test work program will incorporate the following:

  All existing geological, mining, and metallurgical information should be compiled into an integrated geo-metallurgical model and incorporated into the feasibility level block model
  Confirm acid consumption of Yerington oxide material to determine the root cause of the high acid consumption anomaly identified during PFS
  Expand the ore hardness and crusher work index database to confirm final crusher design parameters
  Test additional material that has potential to convert from resource to reserves in the FS study
  The cost of the metallurgical test work is estimated to be $1.5 million for the FS

23.5 INFRASTRUCTURE

The following work is recommended to refine the cost estimate to FS level for site infrastructure:

  Rail Spur design and costing for the proposed rail line and accompanying rail spurs at site.  Include all equipment or facilities needed for offloading sulfur and pyrite deliveries
  Ancillary facilities design and costing. Further refine the cost estimate from PFS to include fit-for-purpose building options and assess current site buildings for remodel and upgrades for refinement to FS standard
  Overland conveyor designs to refine costing based on designed conveyor profiles
  Borrow material location sourcing: Identifying suitable sources for borrow materials

23.6 HLF

23.6.1 Geotechnical Investigations and Testing

  Complete additional investigations such as geophysics, drilling, sampling, and test pitting within the footprint of the HLFs and associated ponds, surface water management infrastructure, and other process-related infrastructure. The investigations should be developed to further define foundation/subsurface conditions, determine if excavated soils will be a suitable fill source during cut-to-fill pad construction, and define the extent and characteristics of fine-grained sulfide tailings beneath the Yerington East HLF
  Further define the quality and quantity of the potential construction material borrow sources, particularly the borrow sources for the low permeability soil liner (underliner) and for overliner. Laboratory testing to define the quality of the material would include geochemical sampling on potential construction material borrow sources and quantifying the potential processing required to generate materials that can meet the technical requirements
  Perform geophysical testing in the footprint of the proposed HLFs to characterize shear wave velocity and refine seismic site classification for each location
  Complete specialized laboratory testing on the legacy sulfide tailings to further evaluate liquefaction potential
  Complete ore geotechnical characterization, to include laboratory testing such as strength and permeability testing

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 377 of 392

  Complete liner interface testing and liner puncture testing with proposed design materials, including soil borrow materials (low permeability soil and overliner), geosynthetics, ore, and representative subsurface materials (as appropriate)

23.6.2 Geotechnical Evaluations

  Perform a site-specific hazard response analysis to evaluate the seismic hazard and develop a surface response spectrum based on local ground motions at the Yerington Property. Site-specific ground motions will modify earthquake demands used in stability and liquefaction evaluations to reflect local subsurface conditions
  Refine to revise liquefaction, slope stability, and settlement evaluations based on the results of additional investigations and laboratory testing
  Complete a deformation evaluation to evaluate the effects of vibration-induced shaking on the HLF caused by a proposed rail line between Yerington West and Yerington East HLFs

The cost of geotechnical investigations and analyses during the FS is estimated to be $1.5 million.

23.6.3 Heap Leach Facilities and Surface Water Management Designs

  Refine the earthwork grading and phasing of the HLFs
  At the Yerington East HLF, explore additional design optimizations at the stability key/buttress on the north toe of the facility
  Refine operational parameters for pond sizing and pond configurations
  Site-specific evaluations should be completed to verify the design storm event determination and water balance model development
  Confirm, through site reconnaissance, that conditions assumed in the hydrologic models are accurate to existing conditions
  Refine the designs for stormwater diversions, sediment control structures, and other stormwater management features already in place.

The cost of HLF and stormwater management design work is estimated to be $0.5 million during the FS.

23.7 ENVIRONMENTAL

Further environmental investigations are recommended to advance the permitting process and provide essential data for design work. The scope of these environmental tasks is diverse, and the following activities are advised:

  Refine numerical groundwater model incorporating the MacArthur Pit based on data from new groundwater monitoring boreholes and long-term pumping tests
  Advance the geochemical characterization program, including sample collection and static testing. Conduct humidity cell tests and quarterly groundwater sampling to determine MacArthur Pit Lake water quality
  Further assess existing Yerington Pit Lake water quality data against anticipated standards that would be included in an NPDES for discharge in the Walker River. In the feasibility stage, the need to actively manage the pit lake chemistry in recovery should also be evaluated

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 378 of 392

  Schedule pre-application meetings with Federal (i.e., BLM) and State agencies (i.e., BMRR, BWPC, and BCA) to introduce the PFS-level Project and associated proposed development plans
  Develop a stakeholder engagement strategy to discharge treated pit lake water on land for irrigation and/or in the WRID system with major irrigators and the WRID

23.8 FEASIBILITY STUDY

A consortium of qualified firms, each specialized in their respective fields, will be engaged to carry out the typical design activities for an FS. The typical expenses for the FS study encompass their fees, site visits, and collaborative design efforts. The management of these teams is also included in the customary costs of an FS.

The overall estimated expenditure, covering the various groups and associated expenses linked to the FS, is estimated to be $9.9M.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 379 of 392

24.0 REFERENCES

24.1 PROCESS, INFRASTRUCTURE

Gantumur, Natska, 2012a: Metallurgical Study on Anaconda Vat Leach Tailings (Dry Sonic Drilling Samples). Prepared by Metcon Research, Tucson, Az. 144p.

Gantumur, Natska, 2012b: Metallurgical Study on Anaconda Vat Leach Tailings. Prepared by Metcon Research, Tucson, Az. 296p.

Johnson, David Barrie et al., 2023: Biomining Technologies, Extracting and Recovering Metals from Ore and Wastes. 177-190 p.

J. M. Ekenes C. A. Caro Improving Leaching Recovery of Copper from Low-Grade Chalcopyrite Ores. Society for Mining, Metallurgy & Exploration, 2015.

J. O. Marsden M. M. Botz Heap Leach Modeling - A Review of Approaches to Metal Production Forecasting. Society for Mining, Metallurgy & Exploration, 2017.

Nuton, 2024.  Lion CG Phase 1 Column Test Results Report & Presentation

Nuton, 2024.  Lion CG Phase 1 Hydrodynamic - Stacking Tests Summary.

Nuton, 2024.  Lion CG Phase 2 Hydrodynamic - Stacking Tests Summary.

Nuton, 2025.  Lion CG Phase 2 Column Test Results Interim Report & Presentation

Nuton, 2025.  Lion CG Phase 2 - Copper Model Prediction PFS Study

Water Tectonics, 2024. Lion CG Water Treatment 2024 Evaluation Report

Piteau Associates, 2025. Yerington Project Prefeasibility Hydrogeology Assessment.

24.2 GEOLOGY AND MINE

AGP Mining Consultants inc., 2024: Preliminary Economic Assessment of the Yerington Copper Project, Yerington, Nevada. NI 43-101 Technical Report prepared for Lion Copper and Gold Corp.

Anaconda Collection - American Heritage Center, University of Wyoming, Laramie, Wyoming.

Bonsall, T., 2012a: South Dump Report. Internal Memo. Prepared for Singatse Peak Services, LLC. 19 p.

Bonsall, T., 2012b: Tetratech - SPS Meeting Notes, August 1, 2012.

Bryan, Rex. C., 2012: NI 43-101 Technical Report, Mineral Resource. Yerington Copper Project, Lyon Count, Nevada. Prepared by Tetra Tech Inc. for Singatse Peak Services, LLC. 152 p.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 380 of 392

Bryan, Rex C., 2014: NI 43-101 Technical Report, Mineral Resource Update. Yerington Copper Project, Lyon Count, Nevada. Prepared by Tetra Tech Inc. for Singatse Peak Services, LLC. 118 p.

Carten, Richard B., 1986: Sodium-Calcium Metasomatism: Chemical, Temporal, and Spatial Relationships at the Yerington Nevada Porphyry Copper Deposit: Economic Geology, Vol 81, pp. 1495-1519.

Dilles, J.H. and Proffett, J.M., 1995: Porphyry Copper Deposits of the American Cordillera: Arizona Geological Society Digest 20, p.306-315.

EDCON-PRJ, Inc., 2008: Acquisition and Processing of a Detailed Aeromagnetic Survey, Yerington Project. Prepared for Quaterra Alaska Inc. 12 p

Einaudi M.T, 1970: Final Report Deep Drilling Project Yerington Mine: unpublished private report for The Anaconda Company, 9p.

Gantumur, Natska, 2012a: Metallurgical Study on Anaconda Vat Leach Tailings (Dry Sonic Drilling Samples). Prepared by METCON Research, Tucson, Az. 144p.

Gantumur, Natska, 2012b: Metallurgical Study on Anaconda Vat Leach Tailings. Prepared by METCON Research, Tucson, Az. 296p.

Hart, V. A., 1915: Report Montana-Yerington Prospect and Adjoining Properties near Yerington, Nevada: unpublished private report for International Smelting Company: Anaconda Collection - American Heritage Center, University of Wyoming, 11p.

Howard, Jr., K. L., 1979: Geological Reserves - Yerington District: unpublished private report for The Anaconda Company: Anaconda Collection - American Heritage Center, University of Wyoming, 4p.

Hudbay Minerals Incl, 2023: Hudbay Provides Annual Reserve and Resource Update. News Release 2023 No. 3.

Independent Mining Consultants, Inc., 2022: MacArthur Copper Project, Mason Valley, Nevada, USA. NI 43-101 Technical Report, Mineral Resource Estimate.

Knopf, Adolph, 1918: Geology and ore deposits of the Yerington district, Nevada: U.S. Geol. Survey Professional Paper 114, 68p.

Koehler, Henry, 2008: Unpublished private letter from Anaconda Chief Chemist. Yerington, NV.

Lion Copper & Gold Corp., 2024: Lion Copper and Gold Announces Yerington Bear Deposit Diamond Drill Results. News Release, August 21, 2024. http://www.lioncg.com

MacLeod, I. N., Ellis, R. G., 2013: Magnetic Vector Inversion, a simple approach to the challenge of varying direction of rock magnetization; ASEG Forum on the Application of Remanent Magnetization, 2013 ASEG general meeting.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 381 of 392

McClelland Laboratories: Column Leach Testing-MacArthur Project Drill Core Composites: August 31, 2023: McClelland Laboratories Inc.: Report on Column Leach Testing - MacArthur Drill Core Composites MLI Job No 4735, August 31, 2023.

METCON Research, Dec. 2011a: Column Leach Study on Anaconda Vat Leach Tailins. Prepared for Singatse Peak Services LLC. Prepared by METCON Research, Tucson, AZ. 127 p.

METCON Research, Dec. 2011b: MacArthur Project Preliminary Column Leach Study Report (Volumes I, II 7 III), Prepared by METCON Research, Tucson, AZ.

METCON Research, July 2012: Ceritificate of Analysis. Metcon Project Number M916-01A.

Moore, James G., 1969: Geology and Mineral Deposits of Lyon, Douglas, and Ormsby Counties, Nevada: Nevada Bureau of Mines and Geology, Bulletin 75, 45p.

Nelson, P.H. and Van Voorhis, G.D., 1983: Estimation of sulfide content from induced polarization data, GEOPHYSICS, V.48, No. 1, pp. 62-75.

Nesbitt, M., 1971: Unpublished private report, The Anaconda Company.

Nevada Administrative Code (NAC), 2022. Chapter 445A - Water Controls. Revised Date: 5-22.

Nevada Copper Corp., 2019: Pumpkin Hollow Project, Open Pit and Underground Mine Prefeasibility Study, Nevada U.S.A.

Nuton Update November 2023: Charles Abbey, internal email Nov. 27, 2023: 231121 Lion CG Columns Dashboard.xlsx Spread Sheet, Prepared by Nuton.

Proffett, Jr., J. M., and Dilles, J. H., 1984: Geologic Map of the Yerington District, Nevada: Nevada Bureau of Mines and Geology, Map 77.

Proffett, J.M. and Proffett, B.H., 1976: Stratigraphy of the Tertiary Ash-Flow Tuffs in the Yerington District, Nevada: Nevada Bureau of Mines and Geology, Report 27.

Sales, Reno H., 1915: Report on the Montana Yerington mine, Yerington, Nevada: unpublished private report for Anaconda Copper Mining Company: Anaconda Collection - American Heritage Center, University of Wyoming, 7p.

Sawyer, Joe, 2011: Arimetco Production history summary: private report. Prepared by Nevada Division of Environmental Production. 7p.

Schmidt, R., 1996: Copper Mineralogy of Four Samples: Hazen Research, Inc.: unpublished private report for Arimetco, Inc., 10p.

Souviron, Alavaro, 1976: Exploration Possibilities of the Yerington Mine, unpublished report, Anaconda Collection - American Heritage Center, University of Wyoming, 11p.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 382 of 392

SRK Consulting (U.S.), Inc., 2005: Scoping Study to Evaluate the Processing of Leach Tailings & Low-Grade Ore Stockpile at the Yerington Mine, Lyon County, Nevada. Prepared for Atlantic Richfield Company. 48 p.

SRK Consulting (U.S.), Inc., 2012: Scoping Study for the Re-mining and Processing of Residual Ore Stockpiles and Tailings, Yerington Copper Mine, Lyon County, Nevada. Report prepared for Singatse Peak Services, LLC. 78 p.

Tingley, J.V., Horton, R.C., and Lincoln, F.C., 1993: Outline of Nevada Mining History: Nevada Bureau of Mines and Geology, Special Publication 15, 48p.

Turner, Tom, 2015:  McLeod Geology. Unpublished Memo - Word document.

USEPA, 2008: Public Review Draft, Remedial Investigation Report, Arimetco Facilities Operable Unit 8, Anaconda Copper Yerington Mine, pp. 170-172.

USEPA, 2010a: Data Summary Report for the Characterization of Vat Leach Tailings (VLT) Using X-Ray Fluorescence (XRF) - Yerington Mine Site. Prepared by Atlantic Richfield Company. 607 p.

USEPA, 2010b: Historical Summary Report - Anaconda-Yerington Mine Site - Yerington, NV. Prepared by CH2M Hill, Inc. 112 p.

USEPA, 2011a: Data Summary Report for the Characterization of Potential Cover Materials - Yerington Mine Site. Prepared by Atlantic Richfield Company. 48 p.

USEPA, 2011b: Supplemental Remedial Investigation Report, Arimetco Facilities Operable Unit 8, Anaconda Copper Yerington Mine, Yerington, NV.

USEPA, 2021: Final Combined Operable Units 4b, 5, and 6 Remedial Investigation Report - Anaconda PCopper Mine Site - Lyon County, Nevada. Prepared by Atlantic Richfield Company. 110 p.

Ware, G. H., 1979: In-situ induced-polarization and magnetic susceptibility measurements - Yerington mine, GEOPHYSICS, V. 44, No. 8, pp.1417-1428.

Wesnousky, S.G., 2005: The San Andreas and Walker Lane fault systems, western North America: transpression, transtension, cumulative slip and the structural evolution of a major transform plate boundary: Journal of Structural Geology, v. 27, no. 8, p. 1505-1512.

Wood Environmental & Infrastructure Solutions, Inc., 2020: Operable Unit 8 Peripheral Areas Remedial Investigation, Risk Characterization, and Feasibility Study. Anaconda Copper Mine Site, Lyon County, NV. Prepared for Atlantic Richfield Company. 108 p.

WSP, 2023: Heap Regrading and Capping Record of Construction Summary Report ROD 1/1A, Anaconda Copper Mine Site, Lyon County, Nevada. Prepared for Atlantic Richfield Company. May 10, 2023.

Zonge International Inc., 2017: Induced Polarization Survey, YMD IP Project. Lyon County, Nevada. Prepared for Singatse Peak Services, LLC. 55p

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 383 of 392

24.3 HLF

NDEP-BMRR (2021). Stability Requirements for Heap Leach Pads.

Bonnin, Geoffrey M., et. al. (2011). "NOAA Atlas 14 Precipitation-Frequency Atlas of the United States, Volume 1 Version 5.0: Semiarid Southwest (Arizona, Southeast California, Nevada, New Mexico, Utah)." Revised 2011. https://hdsc.nws.noaa.gov/pfds/pfds_map_cont.html?bkmrk=nv

NDEP-BMRR (2021). Stability Requirements for Heap Leach Pads.

Nevada Administrative Code (2023). Chapter 445A - Water Controls. https://www.leg.state.nv.us/NAC/nac-534.html, accessed June 9, 2025.

Proffett, J.M. and Dilles, J.H., (1984). Geologic Map of the Yerington District, Nevada Bureau of Mines and Geology, Map 77, Scale 1:24,000.

United States Department of Commerce, National Oceanic and Atmospheric Administration (2011). "NOAA Atlas 14 Precipitation-Frequency Atlas of the United States Volume 1 Version 5.0" https://hdsc.nws.noaa.gov/pfds/pfds_map_cont.html?bkmrk=nv

24.4 ENVIRONMENTAL

Bureau of Land Management (BLM), 2013. Rock Characterization Resources and Water Analysis Guidance for Mining Activities.

Johnson, Frank W., 1989. A Cultural Resources Survey of Approximately 800 acres at the MacArthur Project in Lyon County, Nevada. April. To: Doug Stiles, VP, Sustainability & Environment, Lion Copper and Gold Corp. (Lion CG). November 25, 2024.

Nevada Division of Environmental Protection (NDEP) Bureau of Corrective Actions (BCA), 2025. Official Schedule Estimate, Anaconda Copper Mine Site, Atlantic Richfield Company Deliverables, and Nevada Division of Environmental Protection Responsibilities. January 2025

Nevada Division of Environmental Protection (NDEP) Bureau of Mining Regulation and Reclamation (BMRR), 2020. Guidance Document Pit Lake Water Quality Characterization Program NDEP Profile III. https://ndep.nv.gov/uploads/land-mining-regs-guidance-docs/20210824_GuidanceDoc_PitLakeSamplg_Profile3_ADA.pdf accessed on 05/20/2025.

____, 2021. Table of Profile I Constituents. https://ndep.nv.gov/uploads/land-mining-regs-guidance-docs/20210830_NDEP_Profile1_List_ADA.pdf.

____, 2025. Guidance Document Waste Rock, Overburden, and Ore Characterization and Evaluation. 6 January 2025.

Piteau Associates (Piteau), 2025. Yerington Prefeasibility Hydrogeology Assessment. May.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 384 of 392

Wildlife Resource Consultants LLC (WRC), 2022. MacArthur Project 2022 Golden Eagle and Raptor Nesting Survey.

____, 2023. MacArthur Project 2023 Golden Eagle and Raptor Nesting Survey. October 17, 2023.

____, 2024. Yerington Copper Project 2024 Golden Eagle and Raptor Nesting Survey. July 2, 2024.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 385 of 392

25.0 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT

This report section has been prepared for Lion CG by the respective QPs referred to in Table 2.1. The information, conclusions, opinions, and estimates contained herein are based on:

  Information available to the QPs at the time of preparation of this report.
  Assumptions, conditions, and qualifications as set forth in this report.
  Data, reports, and other information supplied by Lion CG.

For this report, the QPs have relied on property ownership information provided by Lion CG.  Samuel Engineering has not independently researched property title or mineral rights for the Yerington property and expresses no independent opinion as to the ownership status of the property.

Metal pricing assumptions are derived from information provided by S&P Global and Intratec.

Lion CG has provided the basis of the calculations for all associated royalties and taxes.

A draft copy of the Report has been reviewed for factual errors by Lion CG. Any representations, statements and opinions expressed in this document are given in good faith and in the belief that such statements and opinions are not false or misleading at the date of this Report.

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 386 of 392

26.0 APPENDICES

26.1 APPENDIX A - UNITS OF MEASURE AND ABBREVIATIONS AND ACRONYMS

26.1.1 Units of Measure

Table 26.1: Units of Measure
Above Mean Sea Level	- amsl
Ampere	- A
Amperes per Square Meter	- ASM
Annum (Year)	- a
Argentine Peso	- AR$
Billion	- B
British Thermal Unit	- BTU
Centimeter	- cm
Cubic Centimeter	- cm3
Cubic Feet Per Minute	- cfm
Cubic Feet Per Second	- ft3/s
Cubic Foot	- ft3
Cubic Inch	- in3
Cubic Meter	- m3
Cubic Yard	- yd3
Coefficients Of Variation	- CVs
Day	- d
Days Per Week	- d/wk
Days Per Year (Annum)	- d/a
Dead Weight Tonnes	- DWT
Decibel Adjusted	- dBa
Decibel	- dB
Degree	- °
Degrees Celsius	- °C
Diameter	- ø
Dollar (American)	- US$
Dollar (Canadian)	- CDN$
Dry Metric Ton	- dmt
Foot	- ft
Gallon (US)	- gal
Gallons Per Minute (US)	- gpm
Gigajoule	- GJ
Gigapascal	- GPa
Gigawatt	- GW
Gram	- g
Grams Per Litre	- g/L

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 387 of 392

Table 26.1: Units of Measure
Grams Per Tonne	- g/t
Greater Than	- >
Hectare (10,000 M2)	- ha
Hertz	- Hz
Horsepower	- hp
Hour	- h
Hours Per Day	- h/d
Hours Per Week	- h/wk
Hours Per Year	- h/a
Inch	- in
Kilo (Thousand)	- k
Kilogram	- kg
Kilograms Per Cubic Meter	- kg/m3
Kilograms Per Hour	- kg/h
Kilograms Per Square Meter	- kg/m2
Kilometer	- km
Kilometers Per Hour	- km/h
Kilopascal	- kPa
Kiloton (1,000 Tonnes)	- kt
Kilovolt	- kV
Kilovolt-Ampere	- kVA
Kilovolts	- kV
Kilowatt	- kW
Kilowatt Hour	- kWh
Kilowatt Hours Per Tonne	- kWh/t
Kilowatt Hours Per Year	- kWh/a
Less Than	- <
Liter	- L
Liters Per Minute	- L/m
Liters Per Second	- L/s
Megabytes Per Second	- Mb/s
Megapascal	- MPa
Megavolt-Ampere	- MVA
Megawatt	- MW
Meter	- m
Meters Above Sea Level	- masl
Meters Per Minute	- m/min
Meters Per Second	- m/s
Micron	- μm
Milligram	- mg
Milligrams Per Liter	- mg/L
Milliliter	- mL

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 388 of 392

Table 26.1: Units of Measure
Millimeter	- mm
Million	- M
Million Bank Cubic Meters	- Mbm3
Million Bank Cubic Meters Per Annum	- Mbm3/a
Million Tonnes	- Mt
Minute (Plane Angle)	- '
Minute (Time)	- min
Month	- mo
Ounce	- oz
Pascal	- Pa
Centipoise (MPa·S)	- cP
Parts Per Million	- ppm
Parts Per Billion	- ppb
Percent	- %
Pound(S)	- lb
Pounds Per Square Inch	- psi
Revolutions Per Minute	- rpm
Second (Plane Angle)	- "
Second (Time)	- s
Short Ton (2,000 Lb)	- st
Short Tons Per Day	- st/d
Short Tons Per Year	- st/y
Specific Gravity	- SG
Square Centimetre	- cm2
Square Foot	- ft2
Square Inch	- in2
Square Kilometre	- km2
Square Metre	- m2
Three-Dimensional	- 3D
Tonne (1,000 Kg) (Metric Ton)	- t
Tonnes Per Day	- t/d
Tonnes Per Hour	- t/h
Tonnes per annum	- t/a
Tonnes Seconds Per Hour Metre Cubed	- ts/hm3
United States Dollar	- USD
Volt	- V
Week	- wk
Weight/Weight	- w/w
Wet Metric Ton	- wmt
Year	- yr

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 389 of 392

26.1.2 Abbreviations and Acronyms

Table 26.2: Abbreviations and Acronyms
Acid Generating	- AG
Acid Rock Drainage	- ARD
Alternating Current	- AC
Ammonium Nitrate Fuel Oil	- ANFO
Association for the Advancement of Cost Engineering	- AACE
Andes Corporación Minera S.A.	- ACMSA
Autogenous/Ball Mill/Crushing	- ABC
Battle Mountain Gold	- BMG
Bond Ball Mill Work Index	- BWi
Inductively Coupled Plasma	- ICP
Canadian Institute of Mining, Metallurgy and Petroleum	- CIM
Certificate Of Approval	- CofA
Close-Circuit Fully Autogenous Grinding Milling	- FAC
Conceptual Closure and Rehabilitation Plan	- CRP
Construction Quality Assurance	- CQA
Direct Current	- DC
Diorite (Pre-Mineral Pluton)	- DIO / PMP
Enrichment Ratio	- ER
Environmental Impact Assessment	- EIA
Environmental Impact Review	- EIR
Environment, Social & Government	- ESG
Exploratory Data Analysis	- EDA
Early Mineral Porphyry	- EMP
Ground Engaging Tools	- GET
Hydrothermal Breccia	- HBX
Hypogene (Primary Zone)	- HYP
Induced Polarization	- IP
Internal Rate of Return	- IRR
International Organization for Standardization	- ISO
In-The-Hole	- ITH
Inverse Distance-Weighted	- ID
Inter Mineral Porphyry	- IMP
Leach Zone	- LIX
Lerchs-Grossman	- LG
Life-Of-Mine	- LOM
Load-Haul-Dump	- LHD

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 390 of 392

Table 26.2: Abbreviations and Acronyms
Magmatic Hydrothermal Breccia	- MAG HYD BX
Magneto Telluric	- MT
Million Years Ago	- Mya
Mine Block Intrusion	- MBI
Minera Andes S.A.	- MASA
Minimum Environmental Protection Standard Laws	- MEPSL
Mount Isa Mines	- MIM
Canadian National Instrument 43-101	- S-K 1300
Nearest Neighbor	- NN
Net Acid Generating/Generation	- NAG
Net Present Value	- NPV
Net Smelter Return	- NSR
New York Stock Exchange	- NYSE
Ordinary Kriging	- OK
Overburden Zone	- OVB
Portable Infrared Spectrometer	- Pima
Preliminary Economic Assessment	- PEA
Primary Zone	- PR
Qualified Persons	- QP's
Quality Assurance	- QA
Quality Control	- QC
Relative Bulk Strength	- RBS
Reverse Circulation	- RC
Rock Quality Designation	- RQD
Run-Of-Mine	- ROM
Selective Mining Unit	- SMU
Semi-Autogenous	- SAG
Semi-Autogenous/Ball Mill/Crushing	- SABC
SGS Lakefield Research Ltd.	- SGS
Solitario Argentina S.A.	- SASA
Specific Gravity	- SG
Standard Reference Material	- SRM
Supergene Zone	- SS
Tailings Storage Facility	- TSF
Toronto Stock Exchange	- TSX
Unidirectional Solidification Texture	- UST
United Nations Development Program	- UNDP
Volcanics	- VOLCS

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 391 of 392

Table 26.2: Abbreviations and Acronyms
Waste Rock Storage Facility	- WRSF
World Meteorological Organization	- WMO

Project Lion C&G Yerington PFS – S-K 1300 Technical Report Summary	Project No.: 23348-01	Page 392 of 392